SUBJECT TO COMPLETION, DATED DECEMBER 10, 2001

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 10, 2001

                                 $
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK6
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                              mortgage loan sellers
                                ---------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of a segregated pool of commercial and multifamily mortgage loans. The trust fund will issue 22 classes of certificates, six (6) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in January 2002. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of __% of the total initial principal balance of the offered certificates plus accrued interest from December 1, 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-35 OF THIS PROSPECTUS SUPPLEMENT.


                                  APPROXIMATE       INITIAL
                                 TOTAL INITIAL    PASS-THROUGH    ASSUMED FINAL       RATED FINAL     EXPECTED RATINGS
        OFFERED CLASS          PRINCIPAL BALANCE      RATE      DISTRIBUTION DATE  DISTRIBUTION DATE     MOODY'S/S&P
-----------------------------  -----------------  ------------  -----------------  -----------------  ----------------
Class A-1....................  $                              %                         August 2036          Aaa/AAA
Class A-2....................  $                              %                         August 2036          Aaa/AAA
Class B......................  $                              %                         August 2036          Aa2/AA
Class C......................  $                              %                         August 2036          Aa3/AA-
Class D......................  $                              %                         August 2036           A2/A
Class E......................  $                              %                         August 2036           A3/A-


     Delivery of the offered certificates, in book-entry form only, will be made on or about December __, 2001.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON
                              MCDONALD INVESTMENTS
                                A KeyCorp Company
                                                            SALOMON SMITH BARNEY


         The date of this prospectus supplement is December __, 2001.


The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                                  [MAP OMITTED]

                                [PHOTOS OMITTED]

                                [PHOTO OMITTED]

                                TABLE OF CONTENTS
                                -----------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------


Important Notice about Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus ................     S-4
Notice to Residents of the United Kingdom ..............................     S-4
Summary of Prospectus Supplement .......................................     S-5
Risk Factors ...........................................................    S-35
Capitalized Terms Used in This Prospectus Supplement ...................    S-54
Forward-Looking Statements .............................................    S-54
Description of the Underlying Mortgage Loans ...........................    S-54
Description of the Offered Certificates ................................   S-105
Yield and Maturity Considerations ......................................   S-130
The Pooling and Servicing Agreement ....................................   S-134
Federal Income Tax Consequences ........................................   S-163
ERISA Considerations ...................................................   S-166
Legal Investment .......................................................   S-169
Use of Proceeds ........................................................   S-170
Underwriting ...........................................................   S-170
Legal Matters ..........................................................   S-171
Rating .................................................................   S-171
Glossary ...............................................................   S-173


                        EXHIBITS TO PROSPECTUS SUPPLEMENT
                        ---------------------------------

Exhibit A-1   --   Characteristics of the Underlying Mortgage Loans and the
                     Related Mortgaged Real Properties

Exhibit A-2   --   Mortgage Pool Information

Exhibit B     --   Form of Trustee Report

Exhibit C     --   Decrement Tables for the Offered Certificates

Exhibit D     --   Global Clearance, Settlement and Tax Documentation Procedures


                                   PROSPECTUS
                                   ----------

Important Notice About the Information Presented in this Prospectus ......     3
Available Information; Incorporation by Reference ........................     3
Summary of Prospectus ....................................................     4
Risk Factors .............................................................    11
Capitalized Terms Used in this Prospectus ................................    27
Credit Suisse First Boston Mortgage Securities Corp. .....................    27
Use of Proceeds ..........................................................    28
Description of the Trust Assets ..........................................    28
Yield and Maturity Considerations ........................................    51
Description of the Certificates ..........................................    56
Description of the Governing Documents ...................................    64
Description of Credit Support ............................................    73
Legal Aspects of Mortgage Loans ..........................................    75
Federal Income Tax Consequences ..........................................    86
State and Other Tax Consequences .........................................   119
ERISA Considerations .....................................................   119
Legal Investment .........................................................   122
Plan of Distribution .....................................................   123
Legal Matters ............................................................   125
Financial Information ....................................................   125
Rating ...................................................................   125
Glossary .................................................................   127

                                 --------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION
                      -------------------------------------

     UNTIL MARCH , 2002 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Each underwriter has represented and agreed that: (a) it has not offered or sold and, prior to the date six months after the date of issue of the offered certificates, will not offer or sell any of the offered certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation Act 1995 (as amended); (b) it has complied and will comply with all applicable provisions for the Financial Services Act 1986 with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the offered certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW
                              --------------------

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-CK6 Commercial Mortgage Pass-Through Certificates. The series 2001-CK6 certificates will consist of 22 classes. The table below identifies and specifies various characteristics for 20 of those classes.


                          INITIAL    APPROXIMATE
                           TOTAL         % OF                                            ASSUMED
                         PRINCIPAL      TOTAL                                            WEIGHTED               ASSUMED
             EXPECTED    BALANCE OR    INITIAL   APPROXIMATE  PASS-THROUGH     INITIAL    AVERAGE    ASSUMED      FINAL
             RATINGS      NOTIONAL    PRINCIPAL    CREDIT         RATE      PASS-THROUGH    LIFE   PRINCIPAL  DISTRIBUTION
  CLASS    MOODY'S/S&P     AMOUNT      BALANCE     SUPPORT    DESCRIPTION       RATE      (YEARS)    WINDOW       DATE
---------  -----------  -----------   ---------- -----------  -----------   -----------  --------  ---------  ------------
   A-1       Aaa/AAA    $                 %           %                            %
   A-2       Aaa/AAA    $                 %           %                            %
    B        Aa2/AA     $                 %           %                            %
    C        Aa3/AA-    $                 %           %                            %
    D         A2/A      $                 %           %                            %
    E         A3/A-     $                 %           %                            %
    F        Baa1/BBB+  $                 %           %                            %
    G        Baa2/BBB   $                 %           %                            %
    H        Baa3/BBB-  $                 %           %                            %
    J         Ba1/BB+   $                 %           %                            %
    K         Ba2/BB    $                 %           %                            %
    L         Ba3/BB-   $                 %           %                            %
    M          B1/B+    $                 %           %                            %
    N          B2/B     $                 %           %                            %
    O          B3/B-    $                 %           %                            %
    P          NR/NR    $                 %           %                            %
  NW-SUB       NR/NR    $                 %           %                            %
   GT2         NR/NR    $                 %           %                            %
   A-X        Aaa/AAA   $                 %           %                            %
  A-CP        Aaa/AAA   $                 %           %                            %

-------------------

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, B, C, D and E certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in August 2036. That is the first distribution date that is at least three (3) years after the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of the issuance of the offered certificates.

     o All of the classes identified in the foregoing table, except the class A-X and A-CP certificates, will have principal balances.

     o Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of all the other classes of series 2001-CK6 certificates identified in the foregoing table, except for the class GT2 certificates. The total principal balance of each of those other classes of series 2001-CK6 certificates identified in the table on page S-5, exclusive of the class GT2 certificates, will constitute a separate component (or, solely in the case of the class certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class ___ certificates in excess of $ ___ ; and (b) the second consisting of that portion of the total principal balance of the class ___ certificates equal to the lesser of $ ___ and the entire such total principal balance of the class ___ certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of ___ components.

     o Solely for the calculation of interest, the class A-CP certificates will have a total notional amount that is--

          1. as of any date of determination through and including the distribution date in ___ , equal to the sum of (a) the lesser of $___ and the then total principal balance of the class ___ certificates, and (b) the then total principal balance of the class ___ , ___ , and ___ certificates, and

          2. as of any date of determination after the distribution date in ___ , equal to $0.

     o The total principal balance of, or portion of the total principal balance of, each of the classes of series 2001-CK6 certificates referred to in clause 1. of the prior sentence constitutes a separate component of the initial total notional amount of the class A-CP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-CP certificates will consist of components.

     o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     o The class GT2 certificates will represent an interest solely in the pooled mortgage loan secured by a lien on the portfolio of mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Bel Alliance GT 2 Portfolio. The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates collectively represent the remaining interests (that is, the non-class GT2 interests) in that mortgage loan. The pass-through rate for the class GT2 certificates will equal the mortgage interest rate for the Bel Alliance GT 2 Portfolio pooled mortgage loan as of the date of initial issuance of the series 2001-CK6 certificates, reduced by the annual rates at which the related master servicing fee and the trustee fee are calculated, except that, for some interest accrual periods, that rate will be adjusted to a 30/360 equivalent rate.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table. See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates). See "Description of the Offered Certificates-- Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          1. the initial pass-through rate shown for that class in that table, and

          2. a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates).

     See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     o The pass-through rate for the class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

          1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class ____, ____, ____, ____, ____, ____, ____, ____, ____, ____, and ___ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over the particular pass-through rate for the corresponding class of principal and interest certificates;

          2. for purposes of accruing interest during the period from and including the December 2001 interest accrual period through and including the ____ interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $____ and the total principal balance of the class ____ certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

               (a) a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over

               (b)   ____% per annum;

          3. for purposes of accruing interest during the period from and including the December 2001 interest accrual period through and including the ____ interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class ____ certificates over $ ____ , the applicable class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over the pass-through rate for the class ___ certificates;

          4. for purposes of accruing interest during the period after the ____ interest accrual period on the components of the related total notional amount described in the immediately preceding clauses 2. and 3., collectively constituting the total principal balance of the class ____ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over the pass-through rate for the class ____ certificates;

          5. for purposes of accruing interest during the period from and including the December 2001 interest accrual period through and including the ____ interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class

               ____, ____, and certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over ____% per annum; and

          6. for purposes of accruing interest during the period after the ____ interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class ____, ____, ___ and ____ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

               (a) a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over

               (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

          See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o The pass-through rate for the class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-CP strip rates, are as follows:

          A. for purposes of accruing interest during the period from and including the December 2001 interest accrual period through and including the ____ interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $____ and the total principal balance of the class ____ certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

               (1) the lesser of (a) ____% per annum, and (b) a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over

               (2)  the pass-through rate for the class ____ certificates; and

          B. for purposes of accruing interest during the period from and including the December 2001 interest accrual period through and including the ____ interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class ____, ____, ____ and ___ certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

               (1) the lesser of (a) ____% per annum, and (b) a weighted average coupon derived from net interest rates on some or all of the underlying mortgage loans (without regard to the portion of the Bel Alliance GT 2 pooled mortgage loan represented by the class GT2 certificates), over

               (2) the particular pass-through rate for the corresponding class of principal and interest certificates.

          The class A-CP certificates will cease accruing interest after the ____ interest accrual period.

          See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. 14 of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The series 2001-CK6 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

     For purposes of calculating distributions on the respective classes of series 2001-CK6 certificates identified in the table on page S-5, the pool of mortgage loans backing the offered certificates will be divided into a sub-pool no. 1 and a sub-pool no. 2. Sub-pool no. 2 will consist of all of the mortgage loans backing the series 2001-CK6 certificates that were originated by, and acquired by one of our affiliates from, NW Funding, L.L.C. Sub-pool no. 1 will consist of all of the other mortgage loans backing the series 2001-CK6 certificates.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in December 2001. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

Initial mortgage pool balance ...................................   $992,557,380
Initial net mortgage pool balance ...............................   $982,557,380
Number of mortgage loans ........................................            252
Number of mortgaged real properties .............................            272

Largest cut-off date principal balance ..........................    $71,712,508
Smallest cut-off date principal balance .........................        $84,237
Average cut-off date principal balance ..........................     $3,899,037

Highest mortgage interest rate ..................................       10.7500%
Lowest mortgage interest ........................................        6.7500%
Weighted average mortgage interest rate .........................        7.5577%

Longest original term to maturity or anticipated
  repayment date ................................................       240 mos.
Shortest original term to maturity or anticipated
  repayment date ................................................        60 mos.
Weighted average original term to maturity or
  anticipated repayment date ....................................       121 mos.

Longest remaining term to maturity or anticipated
  repayment date ....................................................   201 mos.
Shortest remaining term to maturity or anticipated
  repayment date ....................................................    21 mos.
Weighted average remaining term to maturity or
  anticipated repayment date ........................................   114 mos.

Highest debt service coverage ratio, based on
  underwritten net cash flow ........................................      6.04x
Lowest debt service coverage ratio, based on
  underwritten net cash flow ........................................      1.20x
Weighted average debt service coverage ratio,
   based on underwritten net cash flow ..............................      1.40x

Highest cut-off date loan-to-value ratio ............................      80.5%
Lowest cut-off date loan-to-value ratio .............................      12.6%
Weighted average cut-off date loan-to-value ratio ...................      72.2%

     In reviewing the foregoing table, please note that:

     o References to initial net mortgage pool balance mean the initial mortgage pool balance, exclusive of the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan that is represented by the class GT2 certificates.

     o Loan-to-value and debt service coverage ratios are being presented as if the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan represented by the class GT2 certificates is a separate subordinated mortgage loan with a 8.5400% per annum mortgage interest rate and a $77,175 monthly debt service payment, that is not included in the trust fund. The cut-off date loan-to-value ratio and the underwritten debt service coverage for the Bel Alliance GT 2 Portfolio pooled mortgage loan, including the portion represented by the class GT2 certificates, is 75.3% and 1.34x, respectively.

     o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either sub-pool no. 1 or sub-pool no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of sub-pool no. 1 and sub-pool no. 2. The general characteristics of each such sub-pool should also be analyzed when making an investment decision. See "--The Underlying Mortgage Loans--Additional Statistical Information" below.

     The document that will govern the issuance of the series 2001-CK6 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 11, 2001, between us, as depositor, and a trustee, a master servicer and a special servicer.

                              RELEVANT PARTIES
                              ----------------

TRUST FUND................... CSFB Commercial Mortgage Trust 2001-CK6, a New
                              York common law trust, will issue the series
                              2001-CK6 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR.................... Credit Suisse First Boston Mortgage Securities
                              Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER AND SPECIAL
SERVICER..................... Midland Loan Services, Inc., a Delaware
                              corporation. Midland's primary servicing offices are located at 210 West Tenth Street, 6th Floor, Kansas City, Missouri 64105. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

TRUSTEE...................... Wells Fargo Bank Minnesota, N.A., a national banking association. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASSES OF SERIES
2001-CK6 CERTIFICATEHOLDERS.. At any time of determination, the holders of the most subordinate of the following classes of series 2001-CK6 certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2001-CK6 certificates with respect to sub-pool no. 1: A-1 and A-2 considered as a single class; B; C; D; E; F; G; H; J; K; L; M; N; O; and P. However, if none of those classes of series 2001-CK6 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-CK6 certificateholders with respect to sub-pool no. 1 will be the holders of the most subordinate of those classes of series 2001-CK6 certificates that has a total principal balance greater than zero. See "The Pooling and Servicing Agreement--The Series 2001-CK6 Controlling Class Representatives" in this prospectus supplement.

                              At any time of determination, the holders of the most subordinate of the following classes of series 2001-CK6 certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2001-CK6 certificates with respect to sub-pool no. 2: A-1 and A-2, considered as a single class; B; C; D; E; F; G; H; and NW-SUB. However, if none of those classes of series 2001-CK6 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-CK6 certificateholders with respect to sub-pool no. 2 will be the holders of the most subordinate of those classes of series 2001-CK6 certificates that has a total principal balance greater than zero. See "The Pooling and Servicing Agreement--The Series 2001-CK6 Controlling Class Representatives" in this prospectus supplement.

                              If any specially serviced mortgage loan in the trust fund becomes 90 days' delinquent as to any balloon payment, becomes 60 days' delinquent as to any other monthly debt service payment or is accelerated in connection with any other material default, then any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2001-CK6 controlling class for the applicable sub-pool may, at its or their option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

SERIES 2001-CK6 CONTROLLING
CLASS REPRESENTATIVES........ The holders of certificates representing a majority interest in the controlling class of the series 2001-CK6 certificates with respect to each of sub-pool no. 1 and sub-pool no. 2 will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing Agreement--The Series 2001-CK6 Controlling Class Representatives" and "--Replacement of the Special Servicer" in this prospectus supplement, may--

                              o direct the special servicer with respect to various special servicing matters involving the mortgage loans in sub-pool no. 1 or sub-pool no. 2, as applicable, and

                              o solely in the case of the controlling class representative with respect to sub-pool no. 1, terminate and replace the special servicer.

CLASS GT 2 DIRECTING
CERTIFICATEHOLDER............ The holders of certificates representing a majority interest in the class GT2 certificates will be entitled, subject to the discussion under "The Pooling and Servicing Agreement--The Class GT 2 Directing Certificateholder" in this prospectus supplement, to--

                              o purchase the Bel Alliance GT 2 Portfolio pooled mortgage loan following a default,

                              o    cure defaults with respect to the Bel
                                   Alliance GT 2 Portfolio pooled mortgage loan, and

                              o advise, but not direct, the special servicer with respect to various special servicing matters regarding the Bel Alliance GT 2 Portfolio pooled mortgage loan.

UNDERWRITERS................. Credit Suisse First Boston Corporation, McDonald
                              Investments Inc. and Salomon Smith Barney Inc. are the underwriters with respect to this offering. Credit Suisse First Boston Corporation will be lead and book running manager. McDonald Investments Inc. and Salomon Smith Barney Inc. will be co-managers. Credit Suisse First Boston Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers.

MORTGAGE LOAN SELLERS........ We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers:

                              o    Column Financial, Inc., a Delaware
                                   corporation and an affiliate of us and one of the underwriters. Column maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                              o KeyBank National Association, a national banking association and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                              See "Description of the Underlying Mortgage
                              Loans--The Mortgage Loan Sellers and the
                              Originators" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS


CUT-OFF DATE................. The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in December 2001. All payments and collections received on each of the underlying mortgage loans after its due date in December 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in December 2001 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE................... The date of initial issuance for the series
                              2001-CK6 certificates will be on or about
                              December ___, 2001.

DUE DATES.................... Subject, in some cases, to a next business day convention, the dates on which monthly
                              installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                               % OF INITIAL
                                                NUMBER OF      MORTGAGE POOL
                                 DUE DATE    MORTGAGE LOANS       BALANCE
                                 --------    --------------    -------------
                                    1st            168             35.8%
                                   11th             84             64.2%

DETERMINATION DATE........... The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2001-CK6 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with January 2002, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE............ Distributions on the series 2001-CK6 certificates are scheduled to occur monthly, commencing in January 2002. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.................. The record date for each monthly distribution on a series 2001-CK6 certificate will be the last business day of the prior calendar month. The registered holders of the series 2001-CK6 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution on any offered certificate will only be made upon presentation and surrender of that certificate.

COLLECTION PERIOD............ Amounts available for distribution on the series
                              2001-CK6 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                              o will relate to a particular distribution date,

                              o will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                              o will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD...... The amount of interest payable with respect to the interest-bearing classes of the series 2001-CK6 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES
                            ------------------------

GENERAL...................... The series 2001-CK6 certificates offered by this prospectus supplement are the class A-1, A-2, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. GENERAL................... Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B. PRIORITY OF DISTRIBUTIONS. The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2001-CK6 certificateholders, in the following order:

                                DISTRIBUTION ORDER                CLASS
                                ------------------       ----------------------
                                        1st              A-1, A-2, A-X and A-CP
                                        2nd                         B
                                        3rd                         C
                                        4th                         D
                                        5th                         E
                                    Thereafter            The Other Non-Offered
                                                          Classes, Exclusive of
                                                              R, V and GT2

                              Allocation of interest distributions among the class A-1, A-2, A-X and A-CP certificates will be pro rata based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the class A-1 and A-2 certificates is described under "--Distributions--Principal Distributions" below.
                              The class A-X and A-CP certificates do not have principal balances and do not entitle holders to distributions of principal.

                              As described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Bel Alliance GT 2 Portfolio Loan" and "Description of the Offered Certificates--Distributions" in this prospectus supplement, the class GT2 certificates will represent a subordinated right to receive out of payments and other collections, or advances in lieu thereof, on the Bel Alliance GT 2 Portfolio pooled mortgage loan, monthly payments of: interest at the related pass-through rate; and, except in certain default scenarios, a proportionate share (initially 16.95%) of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                              See "Description of the Offered
                              Certificates--Distributions--Priority of
                              Distributions" in this prospectus supplement.

C. INTEREST DISTRIBUTIONS.... Each class of series 2001-CK6 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2001-CK6 certificates, that interest will accrue during each interest accrual period based upon:

                              o the pass-through rate with respect to that class for that interest accrual period;

                              o    the total principal balance or notional
                                   amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                              o the assumption that each year consists of twelve 30-day months;

                              provided that the class A-CP certificates will not accrue interest beyond the ___ interest accrual period.

                              A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates.

                              On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                              See "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. PRINCIPAL DISTRIBUTIONS... Subject to--

                              o    available funds,

                              o the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                              o    the reductions to principal balances
                                   described under "--Reductions of Certificate
                                   Principal Balances in Connection with Losses and Expenses" below,

                              the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                              The trustee must make principal distributions in a specified sequential order to ensure that:

                              o no principal distributions will be made to the holders of the class J, K, L, M, N, O and/or P certificates until the holders of the offered certificates and the class F, G and H certificates have received total principal distributions attributable to sub-pool no. 1 in an amount approximately equal to $___;

                              o no principal distributions will be made to the holders of the class NW-SUB certificates until the holders of the offered certificates and the class F, G and H certificates have received total principal distributions attributable to sub-pool no. 2 in an amount approximately equal to $___;

                              o no principal distributions will be made to the holders of the class F, G or H certificates until the total principal balance of the offered certificates is reduced to zero;

                              o no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                              o    except as described in the following
                                   paragraph, no principal distributions will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                              Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, or the total principal balance of the class B, C, D, E, F, G, H and NW-SUB certificates, could, in either case, be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the respective total principal balances of those classes outstanding at the time of the distribution.

                              The total distributions of principal to be made on the series 2001-CK6 certificates on any distribution date will be a function of--

                              o the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                              o the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                              Except in certain default scenarios, the holders of the class GT2 certificates would be entitled to a proportionate share (initially 16.95%) of the amounts described in the first and second bullets of the preceding sentence that are allocable to the Bel Alliance GT 2 Portfolio pooled mortgage loan.

                              The class A-X, A-CP, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                              See "Description of the Offered Certificates-- Distributions--Principal Distributions" and
                              "--Distributions--Priority of Distributions" in this prospectus supplement.

E. DISTRIBUTIONS OF STATIC
   PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE CHARGES. Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates, the class GT2 certificates (but only if the prepaid mortgage loan was the Bel Alliance GT 2 Portfolio pooled mortgage loan) and/or any holders of class A-1, A-2, B, C, D, E, F, G or H certificates that are then entitled to receive a portion of the subject principal prepayment.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES..................... As and to the extent described under "Description of the Offered Certificates--Reductions of
                              Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans in sub-pool no. 1 will, in general, be allocated to reduce the principal balances of the following classes of series 2001-CK6 certificates in the following order:

                                     REDUCTION ORDER             CLASS
                                     --------------           -----------
                                           1st                     P
                                           2nd                     O
                                           3rd                     N
                                           4th                     M
                                           5th                     L
                                           6th                     K
                                           7th                     J
                                           8th                     H
                                           9th                     G
                                           10th                    F
                                           11th                    E
                                           12th                    D
                                           13th                    C
                                           14th                    B
                                           15th               A-1 and A-2

                              Notwithstanding the foregoing, losses on and/or default-related or other unanticipated trust fund expenses with respect to the Bel Alliance GT 2 Portfolio pooled mortgage loan will, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, be allocated to reduce the total principal balance of the class GT2 certificates, prior to being allocated to reduce the total principal balance of any class identified in the foregoing table.

                              As and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans in sub-pool no. 2 will be allocated to reduce the principal balances of the following classes of series 2001-CK6 certificates in the following order:

                                   REDUCTION ORDER           CLASS
                                   ---------------        -----------
                                         1ST                NW-SUB
                                         2nd                   H
                                         3rd                   G
                                         4th                   F
                                         5th                   E
                                         6th                   D
                                         7th                   C
                                         8th                   B
                                         9th              A-1 and A-2

                              Any reduction of the principal balances of the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                              Notwithstanding the foregoing, if losses and/or shortfalls relating to sub-pool no. 2 exceed amounts payable out of collections on sub-pool no. 2, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class J, K, L, M, N, O and P certificateholders. Likewise, if losses and/or shortfalls relating to sub-pool no. 1 exceed amounts payable out of collections on sub-pool no. 1, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class NW-SUB certificateholders.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS..................... Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                              Neither the master servicer nor the trustee will advance master servicing fees or workout fees.

                              Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                              In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, unless the series 2001-CK6 controlling class representative for the applicable sub-pool permits otherwise, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                              o    the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                              o    an amount equal to--

                                   1.   90% of the new estimated value of that
                                        real property, minus

                                   2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                   3.   the amount of certain related escrow
                                        payments, reserve funds and letters of
                                        credit,

                              then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2001-CK6 certificates outstanding that represents an interest in the related sub-pool.

                              See "Description of the Offered
                              Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS........... On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2001-CK6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                              You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                              See "Description of the Offered
                              Certificates--Reports to Certificateholders;
                              Available Information" in this prospectus supplement.


OPTIONAL TERMINATION......... The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2001-CK6 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2001-CK6 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                              o any single holder or group of holders of certificates of the series 2001-CK6 controlling class for sub-pool no. 1 (but only if any of the remaining mortgage loans are part of sub-pool no. 1);

                              o    the master servicer; and

                              o    the special servicer.

                              In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                              Following the date on which the total principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2001-CK6 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.


DENOMINATIONS................ The offered certificates will be issuable in registered form, in the following denominations:

                                                        MULTIPLES IN EXCESS
                                            MINIMUM         OF MINIMUM
                                 CLASS   DENOMINATION      DENOMINATION
                                 -----   ------------   -------------------
                                  A-1       $10,000             $1
                                  A-2       $10,000             $1
                                   B        $10,000             $1
                                   C        $10,000             $1
                                   D        $10,000             $1
                                   E        $10,000             $1

CLEARANCE AND SETTLEMENT..... You will initially hold your offered certificates through The Depository Trust Company, in the
                              United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                              Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX
CONSEQUENCES................. The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as five (5) separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those five (5) REMICs are as follows:

                              o a single loan REMIC, the primary asset of which will consist of the pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Granite Portfolio, together with any of those mortgaged real properties that may be acquired by the trust following a borrower default;

                              o REMIC I, which will consist of, among other things--

                                   1.   the regular interest in the single loan
                                        REMIC,

                                   2.   the other pooled mortgage loans, and

                                   3.   any mortgaged real properties that may
                                        be acquired by the trust fund following
                                        a borrower default under any of those
                                        other pooled mortgage loans,

                                   but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                              o    REMIC II, which will hold the regular
                                   interests in REMIC I;

                              o    REMIC III, which will hold the regular
                                   interests in REMIC II; and

                              o    REMIC IV, which will hold the regular
                                   interest in REMIC III.

                              Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                              The offered certificates will be treated as regular interests in REMIC IV. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                              The class certificates will, and the other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount.

                              When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                              o    the underlying mortgage loans with
                                   anticipated repayment dates will, in each case, be paid in full on that anticipated repayment date,

                              o no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                              o there will be no extension of maturity for any underlying mortgage loan.

                              However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                              For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS......... The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                              We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              o    Title I of ERISA, or

                              o    Section 4975 of the Internal Revenue Code,

                              will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston Corporation by the U.S. Department of Labor.

                              If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............. The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS
                          -----------------------------

GENERAL...................... We intend to include the 252 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                              o    "Description of the Underlying Mortgage
                                   Loans,"

                              o    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans,"

                              o    Exhibit A-1--Characteristics of the
                                   Underlying Mortgage Loans and the Related
                                   Mortgaged Real Properties, and

                              o    Exhibit A-2--Mortgage Pool Information.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                              o    All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                              o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                              o In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                   1.   all scheduled payments of principal
                                        and/or interest due on the mortgage
                                        loans on or before their respective due
                                        dates in December 2001 are timely made,
                                        and

                                   2.   there are no prepayments or other
                                        unscheduled collections of principal
                                        with respect to any of the mortgage
                                        loans during the period from its due
                                        date in November 2001 up to and
                                        including its due date in December 2001.

                              o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                              o    Some of the mortgage loans are
                                   cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                              o In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                   1.   relative appraised values,

                                   2.   relative underwritten net cash flow, or

                                   3.   prior allocations reflected in the
                                        related loan documents.

                              o If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                              o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                              o    Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS............... We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. Each of the mortgage loans that will comprise sub-pool no. 1 was originated by--

                              o the related mortgage loan seller from whom we are acquiring the mortgage loan,

                              o an affiliate of the related mortgage loan seller, or

                              o a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                              Each of the mortgage loans that will comprise sub-pool no. 2 was originated by, and acquired by one of our affiliates from, NW Funding, L.L.C.

                              The following table sets forth the number of underlying mortgage loans, and the percentage of initial net mortgage pool balance, that we will have acquired from each of the mortgage loan sellers:


                                                                        NUMBER OF   % OF INITIAL
                                                                        MORTGAGE    NET MORTGAGE
                                       MORTGAGE LOAN SELLER               LOANS     POOL BALANCE
                              ---------------------------------------   ---------   ------------
                              1. Column Financial, Inc...............      212           75.1%
                              2. KeyBank National Association........       40           24.9%

PAYMENT AND OTHER TERMS...... Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                              Except for one (1) mortgage loan in sub-pool no. 1, that represents 0.9% of the initial net mortgage pool balance, and except for substantially all of the mortgage loans in sub-pool no. 2, most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, however, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, fully recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                              None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS................ Two hundred thirty-two (232) of the mortgage loans that we intend to include in the trust fund, representing 87.9% of the initial net mortgage pool balance, are balloon loans that provide for:

                              o    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity; and

                              o in either case above, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES.............. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial net mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                              o    Commencing on the related anticipated
                                   repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                   1.   be deferred,

                                   2.   in some cases, compound,

                                   3.   be payable only after the outstanding
                                        principal balance of the mortgage loan
                                        is paid in full; and

                                   4.   be payable only to the holders of the
                                        class V certificates, which are not
                                        offered by this prospectus supplement.

                              o    Commencing no later than the related
                                   anticipated repayment date, the subject
                                   mortgage loan may be freely prepaid.

                              o    Commencing no later than the related
                                   anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                              o    Commencing on the related anticipated
                                   repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS....... Six (6) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the initial net mortgage pool balance, have in each case a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. None of those six (6) mortgage loans, however, has any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INTEREST ONLY
PERIODS...................... Five (5) of the mortgage loans, representing 8.1%
                              of the initial mortgage pool balance, provide for payments of interest only for a period of between 12 and 120 months.

CROSSED LOANS................ The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted within each such group. The table below identifies those crossed loans.


                                                                         % OF INITIAL
                                                             NUMBER OF   NET MORTGAGE
                                      LOAN NAMES            PROPERTIES   POOL BALANCE
                              ---------------------------   ----------   ------------
                              1.  Bel Air Village                2           1.7%
                                  Laguna Park Village

                              2.  Scottsdale Airpark III-
                                    15610 Bldg.
                                  Scottsdale Airpark III-        2           0.4%
                                    15953 Bldg.

                              3.  Pinecreek Apartments
                                  Pinewood Apartments            2           0.2%

                              4.  501 N. Kenmore
                                    & 4529 Rosewood
                                  5427 Romaine Street            2           0.1%

                              In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
                              Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS......... The trust fund will include six (6) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.


                                                                                % OF INITIAL
                                                                   NUMBER OF    NET MORTGAGE
                                          LOAN NAMES               PROPERTIES   POOL BALANCE
                              ----------------------------------   ----------   ------------
                              Bel Alliance GT 2 Portfolio              7            5.0%
                              Parker Metropolitan Portfolio PERM       8            1.7%
                              Granite Portfolio                        3            1.0%
                              Florida Eckerd Portfolio                 3            0.6%
                              Glenwood Portfolio                       3            0.5%
                              University Village Portfolio             2            0.5%

                              In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
                              Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS............. One hundred fourteen (114) of the mortgage loans that we intend to include in the trust fund, representing 90.7% of the initial net mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS.. Eleven (11) mortgage loans, representing 10.4% of the initial net mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

                              o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; or

                              o will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS................ Thirty (30) mortgage loans that we intend to include in the trust fund, representing 44.6% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                              HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                              SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                              o a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                              o a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                              o a failure to meet a specified debt service coverage ratio; or

                              o    an event of default under the mortgage.

                              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower upon the occurrence of the triggering event.

                              The above-referenced 30 mortgage loans provide for the following types of lockbox accounts:

                                                                 % OF INITIAL
                                                   NUMBER OF     NET MORTGAGE
                              TYPE OF LOCKBOX   MORTGAGE LOANS   POOL BALANCE
                              ---------------   --------------   ------------
                              Springing               20             35.2%
                              Hard                    10              9.5%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS........ Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                              o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                              o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                              o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                              However, as described under "--Additional
                              Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                              As of the cut-off date, 245 of the mortgage loans that we intend to include in the trust fund, representing 98.8% of the initial net mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods was 105.2 months. Some of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.



DELINQUENCY STATUS........... None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                              o as of the related due date in December 2001, or

                              o    at any time during the 12-month period
                                   preceding the related due date in December
                                   2001.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS... The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in December 2001:


                              Initial mortgage pool balance................   $992,557,380
                              Initial net mortgage pool balance............   $982,557,380
                              Number of mortgage loans.....................            252
                              Number of mortgaged real properties..........            272

                              Largest cut-off date principal balance.......    $71,712,508
                              Smallest cut-off date principal balance......        $84,237
                              Average cut-off date principal balance.......     $3,899,037

                              Highest mortgage interest rate...............       10.7500%
                              Lowest mortgage interest rate................        6.7500%
                              Weighted average mortgage interest rate......        7.5577%

                              Longest original term to maturity or
                                   anticipated repayment date..............       240 mos.
                              Shortest original term to maturity or
                                   anticipated repayment date..............        60 mos.
                              Weighted average original term to maturity
                                   or anticipated repayment date...........       121 mos.

                              Longest remaining term to maturity or
                                   anticipated repayment date..............       201 mos.
                              Shortest remaining term to maturity or
                                   anticipated repayment date..............        21 mos.
                              Weighted average remaining term to maturity
                                   or anticipated repayment date...........       114 mos.

                              Highest debt service coverage ratio, based
                                   on underwritten net cash flow...........          6.04x
                              Lowest debt service coverage ratio, based on
                                   underwritten net cash flow..............          1.20x
                              Weighted average debt service coverage
                                   ratio, based on underwritten net cash
                                   flow....................................          1.40x

                              Highest cut-off date loan-to-value ratio.....          80.5%
                              Lowest cut-off date loan-to-value ratio......          12.6%
                              Weighted average cut-off date loan-to-value
                                   ratio...................................          72.2%

                              In reviewing the foregoing table, please note that:

                              o Initial net mortgage pool balance refers to the initial mortgage pool balance, exclusive of the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan represented by the class GT2 certificates.

                              o Unless expressly indicated otherwise, all statistical information, including loan-to-value and debt service coverage ratios are being presented as if the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan represented by the class GT2 certificates is a separate subordinated mortgage loan with a 8.5400% per annum mortgage interest rate and a $77,175 monthly debt service payment, that is not included in the trust fund. The cut-off date loan-to-value ratio and debt service coverage ratio for the Bel Alliance GT 2 Portfolio pooled mortgage loan, including the portion represented by the class GT2 certificates, is 75.3% and 1.34x, respectively.


                              Initial sub-pool no. 1 balance................   $942,355,734
                              Initial net sub-pool no. 1 balance............   $932,355,734
                              Number of mortgage loans......................            126
                              Number of mortgaged real properties...........            146

                              Largest cut-off date principal balance........    $71,712,508
                              Smallest cut-off date principal balance.......       $821,355
                              Average cut-off date principal balance........     $7,399,649

                              Highest mortgage interest rate................        8.8100%
                              Lowest mortgage interest rate.................        6.7500%
                              Weighted average mortgage interest rate.......        7.4739%

                              Longest original term to maturity or
                                   anticipated repayment date...............       240 mos.
                              Shortest original term to maturity or
                                   anticipated repayment date...............        60 mos.
                              Weighted average original term to maturity or
                                   anticipated repayment date...............       121 mos.

                              Longest remaining term to maturity or
                                   anticipated repayment date...............       201 mos.
                              Shortest remaining term to maturity or
                                   anticipated repayment date...............        56 mos.
                              Weighted average remaining term to maturity
                                   or anticipated repayment date............       115 mos.

                              Highest debt service coverage ratio, based on
                                   underwritten net cash flow...............          6.04x
                              Lowest debt service coverage ratio, based on
                                   underwritten net cash flow...............          1.20x
                              Weighted average debt service coverage ratio,
                                   based on underwritten net cash flow......          1.39x

                              Highest cut-off date loan-to-value ratio......          80.5%
                              Lowest cut-off date loan-to-value ratio.......          12.6%
                              Weighted average cut-off date loan-to-value
                                   ratio....................................          72.5%

                              In reviewing the foregoing table, please note that:

                              o Initial net sub-pool no. 1 balance refers to the initial sub-pool no. 1 balance, exclusive of the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan represented by the class GT2 certificates.

                              o Unless expressly indicated otherwise, all statistical information, including loan-to-value and debt service coverage ratios are being presented as if the portion of the Bel Alliance GT 2 Portfolio pooled mortgage loan represented by the class GT2 certificates is a separate subordinated mortgage loan with a 8.5400% per annum mortgage interest rate and a $77,175 monthly debt service payment, that is not included in the trust fund. The cut-off date loan-to-value ratio and debt service coverage ratio for the Bel Alliance GT 2 Portfolio pooled mortgage loan, including the portion represented by the class GT2 certificates, is 75.3% and 1.34x, respectively.


                              Initial sub-pool no. 2 balance.................   $50,201,646
                              Number of mortgage loans.......................           126
                              Number of mortgaged real properties............           126

                              Largest cut-off date principal balance.........    $1,550,693
                              Smallest cut-off date principal balance........       $84,237
                              Average cut-off date principal balance.........      $398,426

                              Highest mortgage interest rate.................      10.7500%
                              Lowest mortgage interest rate..................         7.25%
                              Weighted average mortgage interest rate........       9.1136%

                              Longest original term to maturity or
                                   anticipated repayment date................      180 mos.
                              Shortest original term to maturity or
                                   anticipated repayment date................       60 mos.
                              Weighted average original term to maturity or
                                   anticipated repayment date................      119 mos.

                              Longest remaining term to maturity or
                                   anticipated repayment date................      157 mos.
                              Shortest remaining term to maturity or
                                   anticipated repayment date................       21 mos.
                              Weighted average remaining term to maturity or
                                   anticipated repayment date................       89 mos.

                              Highest debt service coverage ratio, based on
                                   underwritten net cash flow................         3.69x
                              Lowest debt service coverage ratio, based on
                                   underwritten net cash flow................         1.20x
                              Weighted average debt service coverage ratio,
                                   based on underwritten net cash flow.......         1.56x

                              Highest cut-off date loan-to-value ratio.......         78.9%
                              Lowest cut-off date loan-to-value ratio........         27.5%
                              Weighted average cut-off date loan-to-value
                                   ratio.....................................         66.5%

B. GEOGRAPHIC CONCENTRATION.. The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                  % OF INITIAL
                                                      NUMBER OF   NET MORTGAGE
                                     STATE           PROPERTIES   POOL BALANCE
                              --------------------   ----------   ------------
                              California                 54           13.0%
                              Texas                      31           12.1%
                              North Carolina             14            9.1%
                              Florida                    22            8.7%
                              Connecticut                 1            7.3%
                              Nevada                      8            5.8%
                              District of Columbia        2            5.0%

                              The remaining mortgaged real properties with respect to the mortgage pool are located throughout 31 other states. No more than 5% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular pooled mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

C. PROPERTY TYPES............ The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                  % OF INITIAL
                                                     NUMBER OF    NET MORTGAGE
                                  PROPERTY TYPE      PROPERTIES   POOL BALANCE
                              --------------------   ----------   ------------
                              Retail                     60           37.3%
                              Multifamily               141           34.9%
                              Office                     20           10.3%
                              Mixed Use                  21            9.0%
                              Industrial                 19            5.5%
                              Self-Storage                5            1.3%
                              Hotel                       1            0.9%
                              Manufactured Housing        5            0.7%

D. ENCUMBERED INTERESTS...... The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:


                                                                        % OF INITIAL
                              ENCUMBERED INTEREST IN THE    NUMBER OF   NET MORTGAGE
                                MORTGAGED REAL PROPERTY    PROPERTIES   POOL BALANCE
                              --------------------------   ----------   ------------
                              Fee                              270          99.1%
                              Leasehold                          2           0.9%

                              In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
   LOANS..................... The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                              o cut-off date principal balances that range from $17,939,980 to $71,712,508, and

                              o a total cut-off date principal balance of $332,566,004, which represents 33.8% of the initial mortgage pool balance.

                              See "Description of the Underlying Mortgage
                              Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o    multifamily properties;

     o    anchored, including shadow anchored, and unanchored retail properties;

     o    office properties;

     o    industrial properties;

     o    full service and limited service hotel properties;

     o    manufactured housing properties;

     o    mixed use properties; and

     o    self-storage properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    either mortgage loan seller;

     o    the master servicer;

     o    the special servicer;

     o    any sub-servicer of the master servicer or the special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

     o    the net operating income of the related mortgaged real property;

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Two hundred thirty-two (232) of the mortgage loans that we intend to include in the trust fund, representing 87.9% of the initial net mortgage pool balance, are balloon loans; and 14 of the mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial net mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred eight (108) of these mortgage loans, representing 82.3% of the initial net mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from November 1, 2010 to November 30, 2011. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o    national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Sixty (60) mortgaged real properties, securing mortgage loans that represent 37.3% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

     We consider 32 of the subject retail properties, securing 28.3% of the initial net mortgage pool balance, to be anchored, including shadow anchored, and 28 of the subject retail properties, securing 9.1% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES. One hundred forty-one (141) mortgaged real properties, securing mortgage loans that represent 34.9% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o    the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o    local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

     o compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service", the property owner must make an irrevocable election of one of two set-aside rules: either--

     o at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     o at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period", which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty (20) mortgaged real properties, securing mortgage loans that represent 10.3% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Sixteen (16) mortgaged real properties, securing 6.6% of the initial net mortgage pool balance, are leased by a single tenant. In addition, 46 other mortgaged real properties, securing 27.8% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                              % OF INITIAL
                                           CUT-OFF DATE       NET MORTGAGE
  PROPERTY/PORTFOLIO NAME               PRINCIPAL BALANCE     POOL BALANCE
------------------------------          -----------------     ------------
Avalon Pavilions Apartments              $   71,712,508           7.3%
Bel Alliance GT 2 Portfolio              $   58,981,566(1)        5.0%
Washington Design Center                 $   48,959,437           5.0%
Rockland Center                          $   27,578,682           2.8%
Ashland Town Center                      $   26,967,967           2.7%
Biltmore Square Mall                     $   26,000,000           2.6%
Belmont Apartments                       $   23,379,853           2.4%
Horizon Pointe Shopping Center           $   20,546,010           2.1%
IBM Building                             $   20,500,000           2.1%
Key Landing Apartments                   $   17,939,980           1.8%

-----------

(1) Full loan. Senior, non-class GT2 portion has cut-off date principal balance of $48,981,566.


     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial net mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                            % OF INITIAL
                                          CUT-OFF DATE      NET MORTGAGE
LOAN NO.    PROPERTY/PORTFOLIO NAME     PRINCIPAL BALANCE   POOL BALANCE
--------   --------------------------   ----------------    ------------
   29      Ogden Corporate Center        $    9,680,530
   42      Christmas Tree Shops Plaza    $    6,982,158
                                         --------------
                                         $   16,662,688         1.7%
                                         ==============         ===

   11      Bel Air Village               $   11,900,000
   12      Laguna Park Village           $    4,700,000
                                         --------------
                                         $   16,600,000         1.7%
                                         ==============         ===

   24      Gateway Center                $   11,235,863
   78      Albertson's Plaza             $    3,126,067
                                         --------------
                                         $   14,361,930         1.5%
                                         ==============         ===

   52      North Hills Terrace           $    5,389,110
   94      Bethlehem Woods Apartments    $    2,294,123
   75      Wellongate Apartments         $    3,416,248
                                         --------------
                                         $   11,099,481         1.1%
                                         ==============         ===

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 9.3% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     Four (4) of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund entitle each of the related borrower(s) to a release of one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or payment of a release price generally ranging from 110% to 125% of the amount of the loan allocated to the related mortgaged real property.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, two (2) of the cross-collateralized mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 5.5% of the initial net mortgage pool balance, are secured by mortgaged real properties located in two or more different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of pooled mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited in their business activities. For example, KeyBank National Association generally does not require the borrowers under mortgage loans of less than $10,000,000 to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     THE OPERATION OF A MORTGAGED REAL PROPERTY UPON FORECLOSURE OF AN UNDERLYING MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND ADVERSELY AFFECT THE OFFERED CERTIFICATES. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2001-CK6 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 37 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                    NUMBER OF                % OF INITIAL
                                  MORTGAGED REAL             NET MORTGAGE
      STATE                         PROPERTIES               POOL BALANCE
--------------------              --------------             ------------
California                              54                      13.0%
Texas                                   31                      12.1%
North Carolina                          14                       9.1%
Florida                                 22                       8.7%
Connecticut                              1                       7.3%
Nevada                                   8                       5.8%
District of Columbia                     2                       5.0%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of a mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, other than the mortgaged real properties securing the mortgage loans in sub-pool no. 2 (as to which environmental insurance has been obtained). In the case of 117 mortgaged real properties, securing 83.4% of the initial net mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on December 1, 2001. In the case of eight (8) mortgaged real properties, securing 7.6% of the initial net mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 7-month period ending on December 1, 2000. In the case of 21 mortgaged real properties, securing 3.9% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1985 and for radon gas only in the case of a multifamily property.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 21 mortgaged real properties, securing mortgage loans in sub-pool no. 1 that represent 3.9% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 21 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 21 mortgaged real properties are covered by a blanket secured creditor impaired property policy. In addition, three (3) other mortgaged real properties securing mortgage loans in sub-pool no. 1 that represent 3.7% of the initial net mortgage pool balance, together with all of the mortgaged real properties securing the mortgage loans in sub-pool no. 2, are also covered by secured creditor impaired property policies. However, those policies have coverage limits. Furthermore, those policies do not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.9% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, the pooled mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in sub-pool no. 1 were inspected by engineers. However, in the case of nine (9) of those mortgaged real properties, securing 7.5% of the initial net mortgage pool balance, those inspections were conducted more than 12 months prior to December 1, 2001. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 80 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections. We cannot confirm if and when property inspections were last conducted by an engineer with respect to mortgaged real properties securing the mortgage loans in sub-pool no. 2.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. We are aware that in the case of four (4) mortgage loans that we intend to include in the trust fund, representing 2.2% of the initial net mortgage pool balance, the related borrower, or a principal in the related borrower, or a guarantor has been a debtor in prior bankruptcy proceedings within the 10-year period preceding December 1, 2001.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.2% of the initial net mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as D.R. Commons & Taft Center, there is a pending governmental taking of a portion of a right-of-way with an estimated value of $50,000, for which a reserve was not required.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage those mortgaged real properties. Net income from such operation and management that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2001-CK6 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. The pooling and servicing agreement permits a special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2001-CK6 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1 AND A-2 CERTIFICATES. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     In addition, if losses and/or shortfalls relating to sub-pool no. 2 exceed amounts payable out of collections on sub-pool no. 2, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class J, K, L, M, N, O and P certificateholders. Likewise, if losses and/or shortfalls relating to sub-pool no. 1 exceed amounts payable out of collections on sub-pool no. 1, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class NW-SUB certificateholders.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2001-CK6 certificates,

     o the order in which the principal balances of the respective classes of the series 2001-CK6 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2001-CK6 certificates, and

     o    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or static prepayment penalty provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2001-CK6 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2001-CK6 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2001-CK6 CERTIFICATES. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2001-CK6 certificates. The purchase of series 2001-CK6 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2001-CK6 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2001-CK6 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties, without regard to any series 2001-CK6 certificates owned by it.

     THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2001-CK6 CONTROLLING CLASS FOR EACH SUB-POOL MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2001-CK6 certificates for each of sub-pool no. 1 and sub-pool no. 2 will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2001-CK6 Controlling Class Representatives" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2001-CK6 controlling class representative for sub-pool no. 1 may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2001-CK6 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2001-CK6 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2001-CK6 Controlling Class Representatives", the series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 can direct various servicing actions by the special servicer with respect to mortgage loans in that sub-pool. You should expect that the series 2001-CK6 controlling class representative with respect to each of sub-pool no. 1 and sub-pool no. 2 will exercise its rights and powers on behalf of the series 2001-CK6 controlling class certificateholders with respect to that sub-pool, and it will not be liable to any other class of series 2001-CK6 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans in either sub-pool no. 1 or sub-pool no. 2, the series 2001-CK6 controlling class for each of sub-pool no. 1 and sub-pool no. 2 will be a non-offered class of series 2001-CK6 certificates. The holders of certificates of the series 2001-CK6 controlling class for each of sub-pool no. 1 and sub-pool no. 2 are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2001-CK6 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2001-CK6 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2001-CK6 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the pooled mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2001-CK6 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 252 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $992,557,380. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in December 2001, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     For purposes of calculating distributions on the series 2001-CK6 certificates, the mortgage pool will be divided into sub-pool no. 1 and sub-pool no. 2. Sub-pool no. 2 will consist of all the mortgage loans in the trust fund that were originated by, and acquired by one of our affiliates from, NW Funding. Sub-pool no. 1 will consist of all of the other mortgage loans in the trust fund. The total cut-off date principal balance of the mortgage loans in sub-pool no. 1 will constitute the initial sub-pool no. 1 balance and is expected to be approximately $942,355,734. The total cut-off date principal balance of the mortgage loans in sub-pool no. 2 will constitute the initial sub-pool no. 2 balance and is expected to be approximately $50,201,646. The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either sub-pool no. 1 or sub-pool no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of sub-pool no. 1 and sub-pool no. 2. The general characteristics of each such sub-pool should also be analyzed when making an investment decision.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     The Bel Alliance GT 2 Portfolio Loan has a cut-off date principal balance of $58,981,566. In connection with the issuance of the series 2001-CK6 certificates, the Bel Alliance GT 2 Portfolio Loan has been divided into two (2) portions, which we refer to as the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion, respectively. The Bel Alliance GT 2 Portfolio Senior Portion consists of $48,981,566 of the entire cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan. The Bel Alliance GT 2 Portfolio Junior Portion consists of the remaining $10,000,000 of the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan. The class GT2 certificates represent beneficial ownership of the Bel Alliance GT 2 Portfolio Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Bel Alliance GT 2 Portfolio Loan that are allocable to the Bel Alliance GT 2 Portfolio Junior Portion. The holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled to receive collections of principal and interest on the Bel Alliance GT 2 Portfolio Loan that are allocable to the Bel Alliance GT 2 Portfolio Senior Portion. As and to the extent described under "--Significant Mortgage Loans--The Bel Alliance GT 2 Portfolio Loan" below, the rights of the holders of the class GT2 certificates to receive payments with respect to the Bel Alliance GT 2 Portfolio Junior Portion will be subordinated to the rights of the holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates to receive payments with respect to the Bel Alliance GT 2 Portfolio Senior Portion, in certain default scenarios. "Initial net mortgage pool balance" and "initial net sub-pool no. 1 balance" mean the initial mortgage pool balance or the initial sub-pool no. 1 balance, as the case may be, exclusive of the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in December 2001 are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in November 2001 up to and including its due date in December 2001.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include fourteen (14) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.


                                                                      NUMBER OF
                                                                    STATES WHERE     % OF INITIAL
                                                                   THE PROPERTIES    NET MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                      ARE LOCATED     POOL BALANCE
---------------------------------------------------------------    --------------    ------------
1.   Bel Air Village/Laguna Park Village                                  1              1.7%

2.   Scottsdale Airpark III-15610 Bldg./Scottsdale Airpark III-
        15953 Bldg.                                                       1              0.4%

3.   Pinewood Apartments/Pinecreek Apartments                             1              0.2%

4.   5427 Romaine Street/501 N. Kenmore & 4529 Rosewood                   1              0.1%


     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                         NUMBER OF
                                        STATES WHERE     % OF INITIAL
                                       THE PROPERTIES    NET MORTGAGE
    PROPERTY/PORTFOLIO NAMES            ARE LOCATED      POOL BALANCE
----------------------------------     --------------    ------------
Bel Alliance GT 2 Portfolio                  5               5.0%
Parker Metropolitan Portfolio PERM           1               1.7%
Granite Portfolio                            1               1.0%
Florida Eckerd Portfolio                     1               0.6%
Glenwood Portfolio                           2               0.5%
University Village Portfolio                 1               0.5%

     The cross-collateralized mortgage loans and the multi-property mortgage loans generally entitle the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 110% to 125% of the amount of the loan allocated to the related mortgaged real property.

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.


                                                               NUMBER OF
                                                              STATES WHERE       % OF INITIAL
                                                             THE PROPERTIES      NET MORTGAGE
                PROPERTY/PORTFOLIO NAMES                      ARE LOCATED        POOL BALANCE
------------------------------------------------------       --------------      ------------
1.   Ogden Corporate Center/Christmas Tree Shops Plaza             2                 1.7%
                                                                   1                 1.7%
2.   Bel Air Village/Laguna Park Village

3.   Gateway Center/Albertson's Plaza                              2                 1.5%

4.   North Hills Terrace/Bethlehem Woods Apartments/
     Wellongate Apartments                                         1                 1.1%


PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Best Buy-Benton Harbor, representing 0.3% of the initial net mortgage pool balance, the borrower may obtain a release of an unimproved portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including compliance with zoning, satisfactory evidence of separation of tax parcels, creation of any necessary easements and satisfactory evidence that the mortgage loan remains a "qualified mortgage" under Section 860G(a)(3) of the Internal Revenue Code.

     In the case of one (1) multi-property mortgage loan that we intend to include in the trust fund, representing 0.6% of the initial net mortgage pool balance and secured by the mortgaged real properties that are identified on Exhibit A-1 to this prospectus supplement as Florida Eckerd Portfolio, the borrower may obtain the release of a portion of one of the mortgaged real properties without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the compliance with zoning, providing an endorsement to the title policy and a revised survey along with additional standard criteria for partial releases.

     In the case of one (1) multi-property mortgage loan that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Glenwood Portfolio, the borrower may obtain a release of a portion of the mortgaged real property which is subject to a ground lease and option held by one or more unrelated persons in the event that the option holder exercises the option, in which event the related borrower may either (a) make a $120,000 prepayment of the mortgage loan, along with an amount equal to the required yield maintenance premium (not to exceed $12,000), in which event monthly payments of principal and interest under the mortgage loan will be re-computed, or (b) submit an appraisal demonstrating that the remaining mortgaged real property has a loan-to-value ratio of no greater than 70% and a debt service coverage ratio of at least 1.35:1.00.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 1.8% of the initial net mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Key Landing Apartments, the borrower may obtain a release of a vacant, unimproved portion of the related mortgaged real property without a partial defeasance or payment of a release price in connection with a conveyance to a person other than the borrower upon satisfaction of various legal criteria, so long as the remaining mortgaged real property has a certain debt service coverage ratio and the related borrower includes in the deed transferring the released mortgaged real property a restriction that the unimproved parcel may not be used for multi-family housing so long as the remaining mortgaged real property is used for that same purpose.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                            % OF INITIAL
                                     NUMBER OF              NET MORTGAGE
           DUE DATE               MORTGAGE LOANS            POOL BALANCE
           --------               --------------            ------------
              1st                       168                     35.8%
             11th                        84                     64.2%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.7500% per annum to 10.7500% per annum, and the weighted average of those mortgage interest rates was 7.5577% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred twenty-four (124) of the mortgage loans that we intend to include in the trust fund, representing 94.2% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. One hundred twenty-eight (128) of the mortgage loans that we intend to include in the trust fund, representing 5.8% of the initial net mortgage pool balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. Two hundred thirty-two (232) of the mortgage loans that we intend to include in the trust fund, representing 87.9% of the initial net mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial net mortgage pool balance, are characterized by the following features:

     o A maturity date that is generally 17 to 32 years following origination.

     o The designation of an anticipated repayment date that is generally 10 to 12 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally one (1) to six (6) months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the initial net mortgage pool balance, are each characterized by:

     o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Five (5) mortgage loans, representing 8.1% of the initial net mortgage pool balance, provide for an initial interest only period of between 12 and 120 months.

     Some of the pooled mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     o 113 of the mortgage loans that we intend to include in the trust fund, representing 90.0% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

          2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

          3. with limited exception, an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o 121 of the mortgage loans that we intend to include in the trust fund, representing 8.1% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

          2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o ten (10) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, provided for--

          1. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.03% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

          2. a Static Prepayment Premium Period during which voluntary principal prepayments may be made if accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial net mortgage pool balance, provided for--

          1. a Static Prepayment Premium Period during which voluntary principal prepayments may be made if accompanied by a Static Prepayment Premium, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the initial net mortgage pool balance, provided for--

          1. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

          2. a Static Prepayment Premium Period during which voluntary principal prepayments may be made if accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     Notwithstanding the foregoing, the Bel Alliance GT 2 Portfolio Loan, which is included among the mortgage loans described in the first bullet of the prior sentence, provides for a one-month period during what would otherwise be its prepayment lock-out period during which the related borrower may prepay that mortgage loan with a Yield Maintenance Charge.

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as R.E. Michel Company, Inc., representing 0.7% of the initial net mortgage pool balance and not included in any of the descriptions of prepayment provisions set forth above, provides for--

     1. a prepayment lock-out period, during which voluntary principal prepayments are prohibited, but no defeasance is permitted, followed by

     2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

     3. a further prepayment lock-out period beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates during which voluntary principal prepayments are prohibited although the mortgage loan may be defeased, followed by

     4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.


     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.


     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement --

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Static Prepayment Premium or Yield Maintenance Charge.


     PREPAYMENT LOCK-OUT PERIODS. Two hundred forty-five (245) of the mortgage loans that we intend to include in the trust fund, representing 98.8% of the initial net mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in December 2001. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in December 2001 is 138 months;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in December 2001 is two (2) months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in December 2001 is 105.2 months.


     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     PREPAYMENT CONSIDERATION PERIODS. One hundred twenty-nine (129) of the mortgage loans that we intend to include in the trust fund, representing 9.5% of the initial net mortgage pool balance (but excluding the Bel Alliance GT 2 Portfolio Loan), provide for a Prepayment Consideration Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period and/or a prepayment lock-out/defeasance period. In the case of 126 of those mortgage loans, representing 9.3% of the initial net mortgage pool balance and consisting of mortgage loans being sold to us by KeyBank and mortgage loans included in sub-pool no. 2, that Prepayment Consideration Period is entirely or, in one such case, partially a Yield Maintenance Period.

     In the case of 13 of the mortgage loans with Yield Maintenance Periods, representing 4.8% of the initial net mortgage pool balance, all of which were originated or acquired by KeyBank, the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid (except in the case of the R.E. Michel Company pooled mortgage loan), and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     One hundred thirteen (113) of the mortgage loans with Yield Maintenance Periods, representing 4.5% of the initial net mortgage pool balance, are part of sub-pool no. 2. Although there is some variation as to how the related Yield Maintenance Charge would be calculated, in the case of most of those mortgage loans, that Yield Maintenance Charge will equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the product obtained by multiplying (a) the amount of principal being prepaid, by (b) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate, by (c) the Present Value Factor. The "Monthly Note Rate" is defined as one-twelfth (1/12) of the annual interest rate of the mortgage loan, expressed as a decimal calculated to five digits. The "Assumed Reinvestment Rate" is one-twelfth (1/12) of the yield rate as of the date 5 business days before the date of prepayment, on the "Reference U.S. Treasury". The "Reference U.S. Treasury" shall be the non-callable U.S. Treasury Security that has a maturity date nearest the scheduled maturity on the loan being prepaid, with the lowest yield published in The Wall Street Journal as of the applicable date. The "Present Value Factor" is the factor that discounts to present value the costs resulting to the lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

               (  1  )n
             1-|-----|
               (1+ARR)
             ----------
                 ARR

          where

          n = number of months remaining in Yield Maintenance Period; and

          ARR = Assumed Reinvestment Rate.

     The Bel Alliance GT 2 Portfolio Loan has a one-month Yield Maintenance Period during what would otherwise be its prepayment lock-out period.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the pooled mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are in excess of a specified amount or a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Eleven (11) mortgage loans, representing 10.4% of the initial net mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

     o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; or

     o will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $3,386,000.

     DEFEASANCE LOANS. One hundred fourteen (114) of the mortgage loans that we intend to include in the trust fund, representing 90.7% of the initial net mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     LOCKBOXES. Thirty (30) of the mortgage loans that we intend to include in the trust fund, representing approximately 44.6% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 30 mortgage loans referred to above provide for lockbox accounts as follows:

                                                     % OF INITIAL
                                NUMBER OF            NET MORTGAGE
    TYPE OF LOCKBOX          MORTGAGE LOANS          POOL BALANCE
-----------------------      --------------          ------------
Springing                          20                     35.2%
Hard                               10                      9.5%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer. In the case of most of the pooled mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX AND INSURANCE ESCROWS. In the case of 194 of the mortgage loans that we intend to include in the trust fund, representing 90.5% of the initial net mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     o    one-twelfth of the annual real estate taxes and assessments, and

     o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable pooled mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a pooled mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Other Financing" below, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2001-CK6 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons, entities or types of persons or entities;

     o issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities and those mortgage loans in sub-pool no. 2, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates as determined by the controlling class representative for the applicable sub-pool, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other pooled mortgage loans with express provisions governing such matters.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property, or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2001-CK6 controlling class representative for the applicable sub-pool), as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the pooled mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in December 2001, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the pooled mortgage loans--

     o Sixty-eight (68) of the mortgaged real properties, securing 38.8% of the initial net mortgage pool balance, are, in each case, either a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

     o Twenty-two (22) of the mortgaged real properties referred to in the prior bullet, securing 10.0% of the initial net mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Fifteen
          (15) of the mortgaged real properties referred to in the prior bullet, securing 8.7% of the initial net mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     o A number of companies are Largest Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Largest Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     o The borrower under the pooled mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Regency Park Shopping Center is obligated, if a particular tenant at the property so elects, to construct a building expanding that tenant's premises. At such tenant's election, the building shall be constructed by the tenant or by the landlord/borrower (with the borrower's obligation being limited to construction of a shell building at an expense to borrower not to exceed $800,000). In the event the lender becomes the owner of the property by foreclosure or deed in lieu of foreclosure, the lender would not be bound by the obligation to construct a building. However, any successor thereafter acquiring the property from the lender would be so bound.

     GROUND LEASES. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.9% of the initial net mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately 30 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     o in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     OTHER FINANCING. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Glenwood Portfolio, the borrower is permitted to incur up to $500,000 of additional debt for any of borrower's business purposes at such terms and conditions as the managers of borrower may approve in the ordinary course of business. The holder of such additional debt shall be any one or more of its members or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the mortgage loan. In the event such amount exceeds $120,000, each holder of such indebtedness shall execute a subordination and standstill agreement in the form attached to the security instrument for the mortgage loan.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 1.2% of the initial net mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Southridge Plaza, the grantee of the borrower pursuant to a sale of the mortgaged real property permitted under the loan documents is permitted to incur secondary financing which may be in the form of mezzanine debt limited in amount so that the aggregate amount of the outstanding principal of the loan plus the principal amount of the secondary financing is not greater than 80% of the lesser of the then appraised fair market value of the mortgaged real property or the purchase price of the mortgaged real property paid by the grantee. The conditions to the incurrence of the secondary financing are such that (a) the financing shall be fully subordinate to such mortgage loan, (b) it shall be evidenced by standard documentation for secondary financing in which the mortgage loan is placed in a securitization, including, but not limited to, delivery of a non-consolidation opinion and rating agency confirmation letter and (c) the grantor must be the holder of such financing which shall not be assignable.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.7% of the initial net mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Ashland Town Center, in addition to trade payables, the borrower is permitted to incur indebtedness for assets related to the operation of the mortgaged real property provided: (a) the combined amount of each indebtedness shall be no more than $50,000 per annum; (b) such indebtedness shall be unsecured; and (c) such indebtedness must at all times be a "non-recourse" obligation of the borrower, and if at any time the additional indebtedness becomes a "recourse" obligation of the borrower, the debt secured by the related mortgage loan shall automatically become a "recourse" obligation of the borrower.

     Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Richardson Heights Village Shopping Center, representing 1.7% of the initial net mortgage pool balance, the related loan documents permit future mezzanine financing only upon lender's prior written consent and satisfaction of specified criteria, including a specified debt service coverage ratio, execution of an intercreditor and subordination agreement, rating agency confirmation and the establishment of a lockbox account. Alternatively, but not in addition to any mezzanine financing, lender shall not unreasonably withhold its consent to the encumbrance of the related mortgaged real property with a subordinate lien securing additional financing provided that specified criteria are satisfied, including a limit on the combined amount of indebtedness, a specified debt service coverage ratio, the subordinate loan being non-recourse and fully amortizing, execution of a subordination agreement satisfactory to the lender and rating agency confirmation being obtained with respect to the ratings on the series 2001-CK6 certificates.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ashland Town Center, representing 2.7% of the initial mortgage pool balance, the mortgaged real property is subject to an easement for a culvert through which water overflow from a creek running off the Ohio River passes under the improved portion of the mortgaged real property. The borrower is responsible for the maintenance and repair of the culvert under the direction and supervision of the Army Corps of Engineers, which oversaw the construction of the culvert. Any damage or loss to the mortgaged real property or the interest of the mortgagee in the mortgage loan resulting from the existence or failure of the culvert is the responsibility of the borrower and the key principal guarantor pursuant to the non-recourse carve out provisions of the related mortgage note and a carve out guaranty agreement, respectively.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. An independent third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, other than the mortgaged real properties securing the mortgage loans in sub-pool no. 2 (as to which environmental insurance was obtained). In the case of 117 mortgaged real properties, securing 83.4% of the initial net mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on December 1, 2001. In the case of eight (8) mortgaged real properties, securing 7.6% of the initial net mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 7-month period ending on December 1, 2000. In the case of 21 mortgaged real properties, securing 3.9% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

     In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and generally deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o a person responsible for remediation, other than the related borrower, had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 21 mortgaged real properties, securing mortgage loans in sub-pool no. 1 that represent 3.9% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 21 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 21 mortgaged real properties are covered by a blanket secured creditor impaired property policy. In addition, the mortgaged real properties securing three (3) other sub-pool no. 1 mortgage loans, representing 3.7% of the initial net mortgage pool balance, together with all of the mortgaged real properties securing the sub-pool no. 2 mortgage loans, are covered by secured creditor impaired property policies. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing pooled mortgage loans (including all of the mortgaged real properties securing the mortgage loans in sub-pool no. 2) will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, if required to be obtained by the lender to address environmental issues raised in the environmental investigation conducted in connection with the origination of the related mortgage loan, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A. M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing mortgage loans in sub-pool no. 1 were inspected by engineers. However, in the case of nine (9) of those mortgaged real properties, securing 7.5% of the initial net mortgage pool balance, those inspections were conducted more than 12 months prior to December 1, 2001. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action. We cannot confirm if and when the mortgaged real properties securing the mortgage loans in sub-pool no. 2 were last inspected by an engineer.

     APPRAISALS AND MARKET STUDIES. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of 136 mortgaged real properties, securing 85.6% of the initial net mortgage pool balance, those appraisals were conducted within the 12-month period preceding December 2, 2001.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of 14 mortgage loans, representing 8.8% of the initial mortgage pool balance, appraisals were obtained subsequent to the origination of the mortgage loans and those appraisals were used as the basis for the Most Recent Appraised Values of the related mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     In the case of those pooled mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

          1.   satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, each of Column, NW Funding and KeyBank generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column or KeyBank, as the case may be, relies for its standard conduit loans;

     o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property;

     o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans; and

     o other than for Column, the related mortgage loan documents provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

     In addition, in the case of each loan originated by KeyBank under its "small balance loan" program, the related mortgage loan documents usually do not require unsolicited annual operating statements with respect to the related mortgaged real property but require the related borrower, upon request of the mortgagee, to provide those operating statements on a quarterly basis.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.


-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENTAGE OF
                                                            INITIAL NET
                                                              MORTGAGE                             MORTGAGE             CUT-OFF
                              PROPERTY     CUT-OFF DATE         POOL         SF/      LOAN PER     INTEREST      U/W    DATE LTV
  #         LOAN NAME           TYPE     PRINCIPAL BALANCE    BALANCE       UNITS      SF/UNIT       RATE       DSCR      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
  1     Avalon Pavilions    Multifamily  $   71,712,508        7.3%          932       $76,945      7.45%       1.30x     78.8%
           Apartments
-----------------------------------------------------------------------------------------------------------------------------------
  2     Bel Alliance GT 2   Multifamily  $   58,981,566(1)     5.0%         1,997      $24,528      8.54%       1.62x     62.5%
            Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
  3     Washington Design    Mixed Use   $   48,959,437        5.0%        387,518      $126        6.95%       1.56x     66.8%
             Center
-----------------------------------------------------------------------------------------------------------------------------------
  4      Rockland Center       Retail    $   27,578,682        2.8%        259,244      $106        7.30%       1.31x     79.9%
-----------------------------------------------------------------------------------------------------------------------------------
  5    Ashland Town Center     Retail    $   26,967,967        2.7%        442,404       $61        7.25%       1.38x     65.8%
-----------------------------------------------------------------------------------------------------------------------------------
  6   Biltmore Square Mall     Retail    $   26,000,000        2.6%        335,025       $78        7.95%       1.38x     63.9%
-----------------------------------------------------------------------------------------------------------------------------------
  7    Belmont Apartments   Multifamily  $   23,379,853        2.4%          348       $67,183      6.75%       1.27x     79.9%
-----------------------------------------------------------------------------------------------------------------------------------
  8      Horizon Pointe        Retail    $   20,546,010        2.1%        133,748      $154        7.43%       1.31x     78.1%
         Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
  9       IBM Building         Office    $   20,500,000        2.1%        160,000      $128        7.25%       1.71x     60.3%
-----------------------------------------------------------------------------------------------------------------------------------
 10        Key Landing      Multifamily  $   17,939,980        1.8%          503       $35,666      7.25%       1.32x     77.4%
           Apartments
-----------------------------------------------------------------------------------------------------------------------------------
        Total / Wtd. Avg.                $  332,566,004        33.8%                                7.47%       1.42x     71.2%
-----------------------------------------------------------------------------------------------------------------------------------


-------------------

(1) Full loan. Bel Alliance GT 2 Portfolio Senior Portion has a cut-off date principal balance of $48,981,566.


------------------------------------------------------------------------------------------------------------------------------------
                                                 AVALON PAVILIONS APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------       ---------------------------------------------------------------
                      LOAN INFORMATION                                                 PROPERTY INFORMATION
--------------------------------------------------------------       ---------------------------------------------------------------
Cut-Off Date Principal Balance: $71,712,508                          Single Asset/Portfolio:           Single Asset

First Payment Date:             September 11, 2001                   Property Type:                    Multifamily

Interest Rate:                  7.45% per annum                      Location:                         Manchester, Connecticut

Amortization Term:              360 months                           Year Built/Renovated:             1992

Maturity Date:                  August 11, 2011                      Units:                            932

Maturity/ARD Balance:           $63,433,752                          Occupancy at U/W:                 96%(5)

Borrower:                       Northland Pavilions, LLC             Fee or Leasehold:                 Fee

Interest Calculation:           Actual/360                           Property Management:              Northland Investment Corp.

Call Protection:                Lockout/defeasance until after       U/W NCF:                          $7,801,250
                                the date six months prior to
                                maturity
                                                                    Appraised Value:                   $91,000,000
Loan per Unit(1):               $76,945
                                                                    Cut-off Date LTV Ratio:            78.8%
Up-Front Reserves:              Engineering Reserve $44,375(2)
                                                                    Maturity/ARD LTV Ratio:            69.7%
Ongoing Reserves:               Replacement Reserve        (3)
                                Tax and Insurance          (4)      U/W DSCR:                          1.30x

Lockbox:                        Springing
--------------------------------------------------------------       ---------------------------------------------------------------


(1)  Based on the cut-off date principal balance.

(2) The engineering reserve was established to fund immediate reserves at the Avalon Pavilions Apartments Property.

(3) The borrower is required to deposit $19,417 per month ($250 per unit per year) into a replacement reserve.

(4) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5)  Occupancy is based on the October 22, 2001 rent roll.


     THE BORROWER. The borrower under the Avalon Pavilions Apartments Loan is Northland Pavilions, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Northland Pavilions Limited Partnership is the sole member of the borrower. The sponsor, Northland Investment Corp., was founded in 1970 and has developed and managed over 20 million square feet of commercial and multifamily real estate assets throughout the United States.

     THE AVALON PAVILIONS APARTMENTS PROPERTY. The Avalon Pavilions Apartments Property is a multifamily apartment complex located at and commonly known as 345 Buckland Hills Drive, Manchester, Connecticut. The building contains 932 residential apartment units. The building provides two swimming pools, with a cabana and spa, two fitness centers, an indoor basketball court, an aerobics studio, three racquetball courts, a library and two clubhouses with a lounge area for tenants' enjoyment.

     PROPERTY MANAGEMENT. The Avalon Pavilions Apartments Property is managed by Northland Investment Corp., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Avalon Pavilions Apartments Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with borrower approved by lender for so long as borrower or said affiliated entity is managing the property in a first class manner; or (b) a professional property management company approved by lender. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of lender. In the event that (x) a default occurs under the deed of trust or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (y) a change in control (50% or more) of the ownership of property manager occurs or (z) the property manager provides cause for termination, the lender may terminate, or direct the borrower to terminate, such management agreement at any time and, in any such event of termination of the management contract, to retain, or to direct the borrower to retain, a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must be a reputable management company having a senior executive with at least 7 years' experience in the management of apartment/residential properties in the State of Connecticut, must be the property manager of at least 5 projects comparable to the property and must be reasonably acceptable to the lender. The borrower has further agreed that it will require the property manager (or any successor property managers) to maintain at all times during the term of the loan, worker's compensation insurance as required by governmental authorities or legal requirements. Northland Investment Corp. manages 41 multifamily properties comprising over 13,000 units. Northland Investment Corp. is headquartered in Newton, Massachusetts.

     CASH MANAGEMENT/LOCKBOX. Income is collected by the borrower and deposited into rent account to which the borrower has access until the occurrence of a triggering event, which includes (a) failure to deliver a commitment for refinance three months prior to maturity, (b) if net operating income, less debt service payment and capital expenses, is less than zero for three consecutive months, (c) the occurrence of an event of default or (d) failure to receive the property manager's certificate as required. Following the occurrence of such a triggering event, a lockbox is to be put into effect, from which the borrower will have operating expenses disbursed pursuant to annual budget, and the borrower will not have access to funds in the rent account.


----------------------------------------------------------------------------------------------------------------------------------
                                                 BEL ALLIANCE GT 2 PORTFOLIO
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------       ----------------------------------------------------------
                       LOAN INFORMATION                                                   PROPERTY INFORMATION
-----------------------------------------------------------------       ----------------------------------------------------------
Cut-Off Date Principal Balance: $58,981,566(1)                          Single Asset/Portfolio:         Portfolio of Seven
                                                                                                        Multifamily Assets
First Payment Date:             November 1, 2000
                                                                        Property Type:                  Multifamily
Interest Rate:                  8.54% per annum
                                                                        Location:                       Various
Amortization Term:              360 months
                                                                        Year Built/Renovated:           Various
Maturity Date:                  October 1, 2010
                                                                        Units:                          1,997 (total)
Maturity/ARD Balance:           $44,584,052
                                                                        Occupancy at U/W:               92%(8)
Borrower:                       Alliance GT 2 Limited Partnership
                                                                        Fee or Leasehold:               Fee
Interest Calculation:           Actual/360
                                                                        Property Management:            Alliance Residential
                                                                                                        Management, L.L.C.
Call Protection(2):             Lockout/defeasance until after
                                the date six months prior to
                                maturity                                U/W NCF:                        $7,393,948

Loan per Unit(3):               $24,528                                 Appraised Value:                $78,350,000


Up-Front Reserves:              Engineering Reserve   $1,102,751(4)     Cut-off Date LTV Ratio
                                Capital Expenditure                     (Senior Portion):               62.5%
                                   Reserve            $1,626,120
                                Environmental Reserve $2,814
                                                                        Cut-off Date LTV Ratio
                                                                        (Full Loan):                    75.3%
Ongoing Reserves:               Replacement Reserve         (5)
                                Tax Reserve                 (6)
                                Insurance Reserve           (7)         Maturity/ARD LTV Ratio
                                                                        (Senior Portion):               56.9%
Lockbox:                        Springing
                                                                        Maturity/ARD LTV Ratio
                                                                        (Full Loan):                    68.7%

                                                                        U/W DSCR (Senior Portion):      1.62x

                                                                        U/W DSCR (Full Loan):           1.34x

-----------------------------------------------------------------    -------------------------------------------------------------


(1)  Bel Alliance GT 2 Portfolio Senior Portion is $48,981,566.

(2)  Does not reflect one-month Yield Maintenance Period.

(3)  Based on cut-off date principal balance.

(4) The engineering reserve was established to cover the costs of certain maintenance, repairs and/or remedial or corrective work. At closing, the borrower also deposited $1,626,120 into a capital expenditure reserve for repairs and improvements to be completed within 18 months.

(5) The borrower is required to deposit $41,604 per month into a replacement reserve.

(6) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

(7) The borrower is required to make monthly payments into an insurance escrow fund to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies.

(8) Occupancy based on weighted average of rent rolls dated October 19, 2001 through October 22, 2001.


     THE BORROWER. Alliance GT 2 Limited Partnership is the borrower under the Bel Alliance GT 2 Portfolio Loan. It is--

     o a single-purpose limited partnership formed under the laws of the State of Delaware,

     o owned by Alliance GT 2 GP, Inc., its general partner, and Bel Alliance Apartments, LLC, its limited partner, and

     o controlled through an affiliate of Alliance Holdings, LLC by Andrew Schor and Steven Ivankovich.

     The borrower is owned by affiliates of Alliance Holdings, LLC and Eaton Vance Corp. Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, own interests in and manage approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida. Eaton Vance Corp. indirectly owns a 63% interest in Bel Alliance Apartments, LLC and manages over $49.2 billion in assets in over 70 mutual funds, as well as managing individual and institutional accounts for retirement plans, pension funds and endowments.

     THE BEL ALLIANCE GT 2 PORTFOLIO PROPERTIES. The Bel Alliance GT 2 Portfolio Properties are comprised of seven (7) multifamily rental properties. The buildings contain a total of 1,997 residential apartment units. The following table identifies the properties and sets forth the specified information with respect to each such property.


--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
                                                                Allocated
                                                                  Loan           Year Built/
            Property                    Location                 Amount           Renovated       Occupancy        Units
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
      Nob Hill Apartments              Dallas, TX          $    14,416,043          1987            91%             486
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
   Driscoll Place Apartments           Houston, TX         $    13,550,328       1982/1998          97%             488
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
     Crystal Bay Apartments            Webster, TX         $    10,576,784       1982/1996          96%             320
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
     Rollingwood Apartments           Richmond, VA         $     8,393,675       1978/1998          88%             278
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
      Foxcroft Apartments               Tampa, FL          $     5,683,610       1972/1999          88%             192
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
      Maple Run Apartments            Charlotte, NC        $     3,387,582       1972/1999          88%             103
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
   Hampton Forest Apartments         Greenville, SC        $     2,973,544       1968/1999          92%             130
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------
        Total/Wtd. Avg.                                    $    58,981,566                          92%           1,997
--------------------------------- ---------------------- --------------------- --------------- -------------- --------------

     PROPERTY MANAGEMENT. The Bel Alliance GT 2 Portfolio Properties are subject to a single property management agreement between the borrower and Alliance Residential Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to the Bel Alliance GT 2 Portfolio Loan. Alliance Residential Management, L.L.C. manages 167 properties comprising over 47,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas. If there is an operating shortfall for six (6) consecutive months, lender can cause the property manager to be replaced with a reputable independent property manager.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Bel Alliance GT 2 Portfolio Loan must cause all rents from the Bel Alliance GT 2 Portfolio Properties to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default or other trigger event under the cash management agreement occurs under the Bel Alliance GT 2 Portfolio Loan, the borrower will have access to those funds.

     PROPERTY RELEASES. The borrower under the Bel Alliance GT 2 Portfolio Loan may obtain a release of any of the Bel Alliance GT 2 Portfolio Properties by partially defeasing the loan in an amount equal to 125% of the allocated loan amount for the property to be released, subject to satisfaction of certain other conditions in the mortgage loan documents, including, but not limited to, satisfaction of the debt service coverage ratio and the loan-to-value requirements.

     ALLOCATION OF PAYMENTS BETWEEN THE BEL ALLIANCE GT 2 PORTFOLIO SENIOR PORTION AND THE BEL ALLIANCE GT 2 PORTFOLIO JUNIOR PORTION. In connection with the issuance of the series 2001-CK6 certificates, the Bel Alliance GT 2 Portfolio Loan has been divided into two (2) portions, which we refer to as the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion, respectively. The Bel Alliance GT 2 Portfolio Senior Portion consists of $48,981,566 of the entire cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan. The Bel Alliance GT 2 Portfolio Junior Portion consists of the remaining $10,000,000 of the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan. The class GT2 certificates represent beneficial ownership of the Bel Alliance GT 2 Portfolio Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Bel Alliance GT 2 Portfolio Loan that are allocable to the Bel Alliance GT 2 Portfolio Junior Portion. The holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled to receive collections of principal and interest on the Bel Alliance GT 2 Portfolio Loan that are allocable to the Bel Alliance GT 2 Portfolio Senior Portion.

     On or prior to each distribution date, amounts received during the related collection period with respect to the Bel Alliance GT 2 Portfolio Loan, including any amounts advanced with respect to it, any Cure Payments made by the holders of the class GT2 certificates with respect to it and any proceeds received in connection with a sale of it, exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Bel Alliance GT 2 Portfolio Loan under the pooling and servicing agreement, will be applied as follows:

     o FIRST, for inclusion in the Standard Available P&I Funds, as interest with respect to the Bel Alliance GT 2 Portfolio Senior Portion accrued at the related pass-through rate on the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Senior Portion through but not including the then-most recent due date for the Bel Alliance GT 2 Portfolio Loan, to the extent not previously received or advanced;

     o SECOND, for inclusion in the Standard Available P&I Funds, as principal of the Bel Alliance GT 2 Portfolio Senior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Bel Alliance GT 2 Portfolio Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2001-CK6 certificates, the Bel Alliance GT 2 Portfolio Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Bel Alliance GT 2 Portfolio Loan, or (b) if a Bel Alliance GT 2 Portfolio Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2001-CK6 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Bel Alliance GT 2 Portfolio Loan;

     o THIRD, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Bel Alliance GT 2 Portfolio Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Bel Alliance GT 2 Portfolio Loan that were not otherwise borne by the holders of the class GT2 certificates and that have not been previously reimbursed;

     o FOURTH, for inclusion in the Class GT2 Available P&I Funds, as interest with respect to the Bel Alliance GT 2 Portfolio Junior Portion accrued at the related pass-through rate on the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion through but not including the then-most recent due date for the Bel Alliance GT 2 Portfolio Loan, to the extent not previously received or advanced;

     o FIFTH, for inclusion in the Class GT2 Available P&I Funds, as principal of the Bel Alliance GT 2 Portfolio Junior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Bel Alliance GT 2 Portfolio Loan, over (b) the payments of principal to be made with respect to the Bel Alliance GT 2 Portfolio Senior Portion on that distribution date in accordance with clause second above;

     o SIXTH, for inclusion in the Class GT2 Available P&I Funds, as a reimbursement with respect to the Bel Alliance GT 2 Portfolio Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Bel Alliance GT 2 Portfolio Loan that were borne by the holders of the class GT2 certificates and that have not been previously reimbursed; and

     o SEVENTH, to reimburse the holders of the class GT2 certificates for any unreimbursed Cure Payments previously made.


----------------------------------------------------------------------------------------------------------------------------------
                                                   WASHINGTON DESIGN CENTER
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------       -----------------------------------------------------------
                      LOAN INFORMATION                                                    PROPERTY INFORMATION
----------------------------------------------------------------       -----------------------------------------------------------
Cut-off Date Principal Balance:   $48,959,437                          Single Asset/Portfolio:         Single Asset

First Payment Date:               December 11, 2001                    Property Type:                  Mixed Use

Interest Rate:                    6.95% per annum                      Property Sub-type:              Office/Retail

Amortization Term:                360 months                           Location:                       Washington, D.C.

Maturity Date:                    November 11, 2011                    Year Built/Renovated:           1919/1982

Maturity/ARD Balance:             $42,665,559                          Leasable Square Footage:        387,518

Borrowers:                        Washington Design Center             Occupancy at U/W:               97%(5)
                                  Subsidiary L.L.C. (Leasehold
                                  Owner) and Design Center Owner
                                  (D.C.) L.L.C. (Fee Owner)            Fee or Leasehold:               Fee

Interest Calculation:             Actual/360                           Property Management:            Merchandise Mart
                                                                                                       Properties, Inc.
Call Protection:                  Lockout/defeasance until after
                                  the date three months prior to       U/W NCF:                        $6,063,315
                                  maturity
                                                                       Appraised Value:                $73,300,000
Loan per SF(1):                   $126
                                                                       Cut-off Date LTV Ratio:         66.8%
Up-Front Reserves:                None
                                                                       Maturity/ARD LTV Ratio:         58.2%
Ongoing Reserves:                 TI/LC Reserve          (2)
                                  Tax and Insurance      (3)
                                  Replacement Reserve    (4)           U/W DSCR:                       1.56x

Lockbox:                          Springing
----------------------------------------------------------------       -----------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2)  During a "Reserve Period" in which debt service coverage ratio falls below
     1.20 to 1.00, the borrower is required to make monthly deposits of $56,250 into a TI/LC reserve account and the borrower is required to escrow early lease termination payments. Monthly payments are waived so long as the escrow equals or exceeds $675,000; provided that the borrower must continue to escrow all early lease termination payments.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(4) During a "Reserve Period" in which DSCR falls below 1.20 to 1.00, the borrower is required to deposit $8,074 per month into a replacement reserve account.

(5)  Occupancy is based on the July 31, 2001 rent roll.


     THE BORROWERS. Washington Design Center Subsidiary L.L.C. ("LEASEHOLD OWNER") and Design Center Owner (D.C.) L.L.C. ("FEE OWNER") are the borrowers under the Washington Design Center Loan.

     Leasehold Owner is:

     o a limited liability company organized under the laws of the State of Delaware,

     o owned by Washington Design Center L.L.C., which is owned by Vornado Realty L.P.,

     o    controlled through Vornado Realty L.P. by Vornado Realty Trust, and

     o is a single-member limited liability company with two (2) special members acting as independent directors.

     Washington Design Center L.L.C. is a Delaware limited liability company that:

     o    is a 100% member of the Leasehold Owner,

     o    is the manager of the Leasehold Owner, and

     o is a single-member limited liability company with two (2) special members acting as independent directors.

     Vornado Realty L.P. is a Delaware limited partnership that:

     o    is a 100% member of Washington Design Center L.L.C., and

     o    is the manager of Washington Design Center L.L.C.

     Fee Owner is:

     o a limited liability company organized under the laws of the State of Delaware,

     o    owned by Vornado Realty L.P.,

     o    controlled through Vornado Realty L.P. by Vornado Realty Trust, and

     o is a single-member limited liability company with two (2) special members acting as independent directors.

     Vornado Realty L.P. is a Delaware limited partnership that:

     o    is a 100% member of the Fee Owner, and

     o    is the manager of the Fee Owner.

     Vornado Realty Trust (S&P: BBB+), a publicly traded REIT, is a full service real estate investment trust based in New York, New York, involved in the development, management and leasing of shopping centers, office buildings and multifamily properties. The company owns and manages approximately 66 million square feet of real estate.

     THE WASHINGTON DESIGN CENTER PROPERTY. The Washington Design Center Property is an eight-story showroom/office building located at 300 D Street, S.W. in Washington, D.C., which is one of the major business corridors in the Washington, D.C. metropolitan area. The building was originally built in 1919 and expanded and renovated in 1982. The Washington Design Center Property is predominately an interior design showroom facility that specializes in high-end furnishings.

     PROPERTY MANAGEMENT. The Washington Design Center Property is subject to a management agreement between Leasehold Owner and Merchandise Mart Properties, Inc. The management agreement generally provides for a management fee of 3% of showroom rents and 1.5% of office and retail rents, which is subordinated to the Washington Design Center Loan. The lender under the Washington Design Center Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Washington Design Center Loan.

     CASH MANAGEMENT/LOCKBOX. The borrowers under the Washington Design Center Loan must deposit, or cause the property manager to deposit, rents received from the Washington Design Center Property into a rent account to which the borrowers and lender's servicer have access, provided that after an event of default occurs, or if the property manager does not provide certifications on a monthly basis that operating expenses are being currently paid, the lender may direct the rent account bank to block the borrowers' access to the rent account, and to transfer on a daily basis to a central account controlled by lender all deposits into the rent account.

     ENVIRONMENTAL INSURANCE. A Phase I environmental site assessment confirmed that the Washington Design Center Property has an underground storage tank. The lender required the Washington Design Center Property to be covered by a secured creditor impaired property policy issued by AIG, insuring losses in an amount equal to $1,000,000, with a $0 deductible.

     GROUND LEASE. The Washington Design Center Property is subject to a ground lease pursuant to which Design Center Owner (D.C.) L.L.C. leases the Washington Design Center Property to Washington Design Center Subsidiary L.L.C. Since Design Center Owner (D.C.) L.L.C. and Washington Design Center Subsidiary L.L.C. are both ultimately owned by Vornado Realty L.P., the borrowers granted the lender both a fee and leasehold mortgage on the Washington Design Center Property.


---------------------------------------------------------------------------------------------------------------------------------
                                                       ROCKLAND CENTER
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------      ----------------------------------------------------------
                      LOAN INFORMATION                                                   PROPERTY INFORMATION
-----------------------------------------------------------------      ----------------------------------------------------------
Cut-off Date Principal Balance:   $27,578,682                          Single Asset/Portfolio:         Single Asset

First Payment Date:               December 11, 2001                    Property Type:                  Retail

Interest Rate:                    7.30% per annum                      Location:                       Nanuet, New York

Amortization Term:                360 months                           Year Built/Renovated:           1960/1983

Maturity Date:                    November 11, 2011                    Leasable Square Footage:        259,244

Maturity/ARD Balance:             $24,252,514                          Occupancy at U/W:               100%(5)

Borrower:                         Rockland Center Associates, LLC      Fee or Leasehold:               Fee

Interest Calculation:             Actual/360                                                             % of
                                                                       Largest Tenants          NRSF     NRSF    Lease Expiration
                                                                       ---------------         ------   -----    -----------------
Call Protection:                  Lockout/defeasance until after
                                  the date six months prior to         PathMark Stores, Inc.   63,699   24.6%    November 30, 2010
                                  maturity
                                                                       National Wholesale
                                                                         Liquidators           50,642   19.5%    February 28, 2004
Loan per SF(1):                   $106                                 Office Depot(6)         32,650   12.6%    May 31, 2008

Up-Front Reserves:                Engineering Reserve   $53,563        Property Management:            American Continental
                                                                                                       Properties, Inc.
Ongoing Reserves:                 TI/LC Reserve             (2)
                                  Tax and Insurance         (3)        U/W NCF:                        $2,977,490
                                  Replacement Reserve       (4)
                                                                       Appraised Value:                $34,500,000
Lockbox:                          Hard
                                                                       Cut-off Date LTV Ratio:         79.9%

                                                                       Maturity/ARD LTV Ratio:         70.3%

                                                                       U/W DSCR:                       1.31x
-----------------------------------------------------------------      ----------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to make monthly deposits of $7,288 into a TI/LC reserve and the borrower is required to escrow early lease termination payments.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(4) The borrower is required to deposit $3,241 per month into a replacement reserve.

(5)  Occupancy is based on the April 1, 2001 rent roll.

(6)  Office Depot is rated Baa3 and BBB- by Moody's and S&P.

     THE BORROWER. Rockland Center Associates, LLC is the borrower under the Rockland Center Loan. It is:

     o a limited liability company organized under the laws of the State of New York,

     o    indirectly owned by ACP Holdings, Inc., and

     o    controlled through ACP Rockland Corp. by Roy Kievet, an individual.

     ACP Rockland Corp. is the managing member of the borrower. It is a New York corporation that:

     o    is a 99% member of the borrower; and

     o    has an independent director.

     ACP Holdings, Inc., the parent company of Rockland Center Associates, LLC and ACP Rockland Corp., is a full service real estate company based in New York, New York involved in the development, management and leasing of shopping centers. The retail portion of the company has been in operation since 1978 and it currently owns and manages more than 2,000,000 square feet of retail space in nine (9) centers throughout New York, New Jersey and Georgia.

     THE ROCKLAND CENTER PROPERTY. The Rockland Center Property is a retail center situated in Nanuet, New York. It was originally built in 1960 and substantially renovated in 1983. The Rockland Center Property is located directly on 205 East Route 59, which is one of the major commerce corridors in the Nanuet metropolitan area. Some national tenants at the Rockland Center Property include Pathmark, National Wholesale Liquidators, Kids R Us, The Wiz and Office Depot.

     PROPERTY MANAGEMENT. The Rockland Center Property is subject to a management agreement between the borrower and American Continental Properties, Inc., a Delaware corporation and an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross collections, which is subordinated to the Rockland Center Loan. The lender under the Rockland Center Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Rockland Center Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Rockland Center Loan must cause the tenants at the Rockland Center Property to deposit their rental payments into a bank account controlled by the lender.

================================================================================
                               ASHLAND TOWN CENTER
================================================================================


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $26,967,967

FIRST PAYMENT DATE:                December 1, 2001

INTEREST RATE:                     7.25% per annum

AMORTIZATION TERM:                 300 months

MATURITY DATE:                     November 1, 2011

MATURITY/ARD BALANCE:              $21,758,340

BORROWER:                          Glimcher Ashland Venture, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except during the
                                   last 90 days prior to maturity

LOAN PER SF(1):                    $61

UP-FRONT RESERVES:                 Estoppel Reserve               $150,000(2)
                                   Engineering Reserve            $ 18,750(3)

ONGOING RESERVES:                  TI/LC Reserve                          (4)
                                   Replacement Reserve                    (5)
                                   Tax Reserve                            (6)

LOCKBOX:                           Springing


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Ashland, Kentucky

YEAR BUILT/RENOVATED:              1989/1999

LEASABLE SQUARE FOOTAGE:           442,404

OCCUPANCY AT U/W:                  96%(7)

FEE OR LEASEHOLD:                  Fee

                                   % OF
LARGEST TENANTS         NRSF       NRSF      LEASE EXPIRATION
---------------         ----       ----      ----------------
Wal-Mart(8)             110,580    25.0%     November 10, 2009
Proffitt's(8)            65,000    14.7%     January 31, 2010
JCPenney(8)              51,282    11.6%     October 31, 2004

PROPERTY MANAGEMENT:               Glimcher Properties Limited Partnership

U/W NCF:                           $3,233,416

APPRAISED VALUE:                   $41,000,000

APPRAISAL DATE:                    October 4, 2001

CUT-OFF DATE LTV RATIO:            65.8%

MATURITY/ARD LTV RATIO:            53.1%

U/W DSCR:                          1.38x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower was required to deposit $25,000 into a reserve account to be disbursed to the borrower if it delivers to lender a satisfactory tenant estoppel certificate from J.C. Penney, Inc. confirming that certain air conditioning repairs have been satisfactorily completed.

     The borrower was required to deposit $125,000 into a reserve account to be disbursed to the borrower if it delivers to lender satisfactory tenant estoppel certificates from Wal-Mart Stores, Inc. and Parisian, Inc. confirming that certain roof repairs have been satisfactorily completed.

(3) The borrower was required to deposit $18,750 into an engineering reserve for cleanup and repair to a parapet wall, and a warranty roof inspection that must be completed no later than 90 days after the closing of the Ashland Town Center Loan.

(4) The borrower is required to make monthly deposits of $20,833 into a TI/LC reserve until the amount in escrow equals or exceeds $1,500,000.

(5) The borrower is required to make monthly deposits of $12,666 for the term of the loan into a replacement reserve.

(6) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes, with the exception of the Goody's and Wal-Mart parcels (which tenants pay the taxes directly), prior to their respective due dates.

(7)  Occupancy is based on the October 10, 2001 rent roll.

(8) Wal-Mart is rated Aa2/AA/AA by Moody's/S & P/Fitch; Proffitt's is owned by Saks Incorporated, rated Ba3/BB/BB by Moody's/S & P/Fitch; and JCPenney is rated Ba2/BBB- by Moody's/S&P.

     The Borrower. Glimcher Ashland Venture, LLC is the borrower under the Ashland Town Center Loan. It:

     o is a single-purpose limited liability company organized under the laws of the State of Delaware which has a board of managers that includes two (2) independent managers whose votes are required for dissolution or bankruptcy and who also become "springing members" upon the dissolution of the sole member,

     o has Glimcher Properties Limited Partnership, a Delaware limited partnership, as its sole member, and

     o is controlled by Glimcher Properties Corporation through Glimcher Properties Limited Partnership.

     Glimcher Properties Limited Partnership is the operating partnership of Glimcher Realty Trust ("GRT"). GRT is a fully-integrated, self-administered, and self-managed Maryland Real Estate Investment Trust which was formed on September 1, 1993 to continue the business of The Glimcher Company, and its affiliates, of owning, leasing, acquiring, developing and operating a portfolio of retail properties consisting of regional and super regional malls (including, most recently, value-oriented super-regional malls) and community shopping centers (including single tenant retail properties). As of December 31, 2000, GRT managed and leased a total of 111 properties located in 26 states. Eighty-nine
(89) of the properties are community centers (including nine (9) single tenant retail properties) ranging in size from 17,000 square feet to 490,000 square feet of gross leasable area.

      The Ashland Town Center Property. The Ashland Town Center Property is a regional anchored retail mall containing an aggregate of 442,404 net rentable square feet situated on two (2) parcels of land totaling 44.09 acres in Ashland, Kentucky. The mall was originally built in 1989 and renovated in 1999. The mall is located on 500 Winchester Avenue. Some national tenants at the Ashland Town Center Property include Wal-Mart, Proffitt's, and JCPenney.

      The Ashland Town Center Property is subject to an easement for a culvert through which water overflow from a creek running off the Ohio River passes under the portion of the property on which the retail mall is located. Glimcher Ashland Venture, LLC is responsible for the maintenance and repair of the culvert under the direction and supervision of the Army Corps of Engineers, which oversaw the construction of the culvert. Any damage or loss to the Ashland Town Center Property or the interest of the mortgagee in the Ashland Town Center Loan resulting from the existence or failure of the culvert is the responsibility of Glimcher Ashland Venture, LLC pursuant to the non-recourse carve out provisions of the related mortgage note and Glimcher Properties Limited Partnership pursuant to a carve out guaranty agreement.

      Property Management. The Ashland Town Center Property is subject to a management agreement between the borrower and Glimcher Properties Limited Partnership, the sole member of the borrower. The management agreement generally provides for a management fee of 4.5% of gross collected income, which is subordinated to the Ashland Town Center Loan. The Ashland Town Center Property is also subject to a leasing agreement between the borrower and Glimcher Development Corporation, an affiliate of the borrower. The lender under the Ashland Town Center Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Ashland Town Center Loan.

      Cash Management/Lockbox. A lockbox is required if any of Wal-Mart, Goody's, JCPenney or Proffitt's (a) fails to timely renew its lease on acceptable terms; (b) delivers notice of its intent to not renew its lease, or
(c) vacates its premises. The lockbox arrangement will not commence or it will be suspended if a new tenant acceptable to the lender executes a new lease acceptable to lender demising the respective premises and certain other conditions are satisfied.

      Additional Unsecured Debt. The borrower may incur indebtedness in addition to (1) the Ashland Town Center Loan and (2) trade payables due and payable within 30 days, provided that:

     (a) such additional indebtedness is incurred for assets related to the operation of the property;

     (b) the combined amount of such additional indebtedness shall be no more than $100,000 or require lease payments of no more than $50,000 per annum;

     (c) such additional indebtedness shall not create a lien on the Ashland Town Center Property; and

     (d) such additional indebtedness must at all times be a non-recourse obligation of the borrower, and if at any time the additional indebtedness becomes a recourse obligation, the Ashland Town Center Loan shall automatically become the recourse obligation of the borrower.

      Environmental Insurance. Prior to being developed as a retail center, the Ashland Town Center property had been used for industrial purposes since 1907. To mitigate any environmental risks from previous uses on the site, as well from the historical uses of adjacent sites, environmental insurance was obtained. A secured creditor's impaired policy issued by AIG

Environmental was obtained, insuring losses in an amount equal to 125% of the original principal balance with a $0 deductible.

================================================================================
                              BILTMORE SQUARE MALL
================================================================================


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $26,000,000

FIRST PAYMENT DATE:                January 11, 2001

INTEREST RATE:                     7.95% per annum

AMORTIZATION TERM(1):              324 Months

ANTICIPATED REPAYMENT DATE:        December 11, 2010

MATURITY/ARD BALANCE:              $24,490,958

MATURITY DATE:                     December 11, 2032

BORROWER:                          Biltmore Square Mall LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after the
                                   date four months prior to maturity

LOAN PER SF(2):                    $78

UP-FRONT RESERVES:                 United Artists Lease Reserve           (3)

ONGOING RESERVES:                  TI/LC Reserve                          (4)
                                   Replacement Reserve                    (5)
                                   Tax Reserve                            (6)

LOCKBOX:                           Springing


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Asheville, North Carolina

YEAR BUILT/RENOVATED:              1989

LEASABLE SQUARE FOOTAGE:           335,025

OCCUPANCY AT U/W:                  82%(7)

FEE OR LEASEHOLD:                  Fee

                                                % OF
LARGEST TENANTS                    NRSF         NRSF        LEASE EXPIRATION
---------------                    ----         ----        ----------------
Belk                               82,245       24.5%       April 16, 2011
Dillard's (Not Collateral)(8)      80,000       N/A         N/A
Proffit's (Not Collateral)         80,331       N/A         N/A

PROPERTY MANAGEMENT:           Simon Property Group, L.P.

U/W NCF:                       $3,241,652

APPRAISED VALUE:               $40,700,000

CUT-OFF DATE LTV RATIO:        63.9%

MATURITY/ARD LTV RATIO:        60.2%

U/W DSCR:                      1.38x

--------------------------------------------------------------------------------

(1)  Interest only through the December 11, 2005 payment; amortizing thereafter.

(2)  Based on the cut-off date principal balance.

(3) The borrower has deposited $270,000 with the lender. This amount will be returned to the borrower if, on or before December 6, 2003, United Artists has assumed the lease under which it is operating and has not filed for bankruptcy.

(4) The borrower is required to make monthly payments into a TI/LC reserve in the amount of $16,250. To the extent the balance of the TI/LC reserve should equal or exceed $585,000, the borrower's obligation for monthly deposits will be suspended. However, the borrower's obligation for monthly deposits will be reinstated to the extent the balance of the TI/LC reserve should fall below $585,000. The borrower is also required to make monthly deposits into reserves for taxes and insurance. However, the obligation to make deposits for insurance premiums is suspended so long as the borrower maintains a blanket policy, Simon Property Group has a rating of Investment Grade and there are no events of default.

(5) The borrower is required to make monthly payments into a replacement reserve in the amount of $4,192.

(6) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

(7)  Occupancy is based on the September 5, 2001 rent roll.

(8)  Subsidiary of Saks Incorporated, rated Ba3/BB by Moody's/S&P.


     The Borrower. The borrower under the Biltmore Square Mall Loan is Biltmore Square Mall LLC. Biltmore Square Mall LLC is

     o a single-purpose limited liability company organized under the laws of the State of Delaware, and

     o    wholly-owned by Biltmore Square Associates, and

     o    ultimately controlled by Simon Property Group, Inc.

     Simon Property Group, Inc. is the largest publicly traded retail real estate company in North America with a total market capitalization on November 30, 2001 of approximately $5 billion and rated "BBB+" by S&P.

     The Biltmore Square Mall Property. The Biltmore Square Mall Property is an anchored shopping mall located on 46 acres in Asheville, North Carolina. The Biltmore Square Mall Property is anchored by Dillard's, Proffitt's and Belks. The space occupied by Dillard's and Proffitt's is not owned by the borrower and is not collateral for the Biltmore Square Mall Loan. The Biltmore Square Mall Property is comprised of a one-story retail building, was developed in 1989, and currently contains more than 60 specialty stores. The Biltmore Square Mall Property has 3,161 parking spots.

     Property Management. The Biltmore Square Mall Property is subject to a management agreement between the borrower and Simon Property Group, L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 2.5% of rental income, which is subordinated to the Biltmore Square Mall Loan. The lender can terminate the management agreement upon an Event of Default under the mortgage loan or a default under the management agreement beyond applicable grace periods.

      Cash Management/Lockbox. Subsequent to either (i) an event of default under the Biltmore Square Mall Loan, (ii) the debt service coverage ratio on the Biltmore Square Mall Loan falling below 1.10:1.00 or (iii) 30 days prior to the anticipated repayment date, the borrower under the Biltmore Square Mall Loan must cause all rents from the Biltmore Square Mall Property to be deposited into a rent account under the control of the lender.

================================================================================
                                 BELMONT APARTMENTS
================================================================================

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $23,379,85

FIRST PAYMENT DATE:                December 1, 2001

INTEREST RATE:                     6.75% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     November 1, 2011

MATURITY/ARD BALANCE:              $20,265,791

BORROWER:                          Belmont 10,000, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except during the
                                   last 90 days prior to maturity

LOAN PER UNIT(1):                  $67,183

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  Replacement Reserve (2)
                                   Taxes and Insurance (3)

LOCKBOX:                           None

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

LOCATION:                          Las Vegas, Nevada

YEAR BUILT/RENOVATED:              2000

UNITS:                             348

OCCUPANCY AT U/W:                  93%(4)

FEE OR LEASEHOLD:                  Fee

PROPERTY MANAGEMENT:               Picerne Real Estate Group

U/W NCF:                           $2,309,316

APPRAISED VALUE:                   $29,250,000

APPRAISAL DATE:                    September 19, 2001

CUT-OFF DATE LTV RATIO:            79.9%

MATURITY/ARD LTV RATIO:            69.3%

U/W DSCR:                          1.27x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to deposit a total amount of $4,350 per month for the term of the loan into a replacement reserve.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(4)  Occupancy is based on the September 20, 2001 rent roll.

     The Borrower. Belmont 10,000, LLC is the borrower under the Belmont Apartments Loan. It is:

     o a single-purpose, limited liability company organized under the laws of the State of Nevada, whose managing member is a special purpose corporation with a board of directors which includes an independent director,

     o controlled by Gerald Niznick through BizNiz, LLC and Belmont 10,000 Management Corp., and

     o managed by Belmont 10,000 Management Corp., with Gerald Niznick as President.

     Belmont 10,000 Management Corp. is a Nevada corporation that:

     o    is the managing member of the borrower, and

     o has a board of directors which includes an independent director whose vote is necessary for bankruptcy or dissolution of the borrower. Dr. Gerald Niznick is the primary member of Belmont 10,000 LLC. Dr. Niznick's partners are officers of Belmont 10,000 Management Corp.

     The Belmont Apartments Property. The Belmont Apartments Property is a multifamily property situated on 17.77 acres of land located at and commonly known as 10000 South Maryland Parkway, Las Vegas, Nevada. The improvements were constructed in 2000 and consist of (a) 28, two-story buildings that contain 348 residential apartment units, (b) a clubhouse with a fitness center and media room, and (c) a building which contains a leasing office, four model apartments, and an area where residents can utilize computers and fax machines.

     Property Management. The Belmont Apartments Property is subject to a management agreement between the borrower and Picerne Real Estate Group. The management agreement provides for a management fee of 3% of gross collected income, which is subordinated to the Belmont Apartments Loan. The lender under the Belmont Apartments Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Belmont Apartments Loan.

================================================================================
                            HORIZON POINTE SHOPPING CENTER
================================================================================


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $20,546.010

FIRST PAYMENT DATE:                September 11, 2001

INTEREST RATE:                     7.43% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     August 11, 2011

MATURITY/ARD BALANCE:              $18,165,155

BORROWER:                          WPI-Eastern/Horizon, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after the date
                                   three months prior to maturity

LOAN PER SF(1):                    $154

ONGOING RESERVES:                  Tax Reserve (2)

LOCKBOX:                           None


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

LOCATION:                     Henderson, Nevada

YEAR BUILT/RENOVATED:         1999

LEASABLE SQUARE FOOTAGE:      133,748

OCCUPANCY AT U/W:             96%(3)

FEE OR LEASEHOLD:             Fee

                              % OF
LARGEST TENANTS               NRSF        NRSF        LEASE EXPIRATION
---------------               ----        ----        ----------------
Albertsons(4)                 59,796      44.7%       December 1, 2024
Sav-On                        15,058      11.3%       October 1, 2024

PROPERTY MANAGEMENT:          Excel Management, Inc.

U/W NCF:                      $2,251,169

APPRAISED VALUE:              $26,300,000

CUT-OFF DATE LTV RATIO:       78.1%

MATURITY/ARD LTV RATIO:       69.1%

U/W DSCR:                     1.31x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

(3)  Occupancy is based on the April 1, 2001 rent roll.

(4)  Rated BBB+ by S&P.

     The Borrower. WPI Eastern/Horizon, LLC is the borrower under the Horizon Pointe Shopping Center Loan. It is:

     o a limited liability company organized under the laws of the State of Nevada,

     o owned by World Premier Investments-Warm Springs LLC, and Director, LLC (although Director, LLC may withdraw as a member anytime after November 1, 2001), and

     o controlled through World Premier Investments-Warm Springs LLC by Andrew Sun and John Young, managing members of World Premier Investments-Warm Springs LLC.

     World Premier Investments-Warm Springs LLC is a Nevada limited liability company that:

     o is a 99% member of the borrower (which shall become 100% in the event Director, LLC withdraws as a member),

     o    is the manager of the borrower, and

     o    is controlled by Andrew Sun and John Young.

     Andrew Sun and John Young are involved in the development, management and leasing of shopping centers, office buildings and multifamily properties. Mr. Young has developed real estate since 1960, and Mr. Sun is a CPA with 13 years of real estate experience.

     The Horizon Pointe Shopping Center Property. The Horizon Pointe Shopping Center is a regional mall situated on 12.23 acres in Henderson, Nevada. The mall was originally built in 1999. The Horizon Pointe Shopping Center Property is anchored by Albertsons and Sav-On. The mall is located directly on 2630-2662 Horizon Ridge Parkway, which is one of the major commerce corridors in the Henderson metropolitan area.

     Property Management. The Horizon Pointe Shopping Center Property is subject to a management agreement between the borrower and Excel Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross monthly collections, which is subordinated to the Horizon Pointe Shopping Center Loan. The lender under the Horizon Pointe Shopping Center Loan may require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Horizon Pointe Shopping Center Loan.

================================================================================
                                  IBM BUILDING
================================================================================


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $20,500,000

FIRST PAYMENT DATE:                November 11, 2001

INTEREST RATE:                     7.25% per annum

AMORTIZATION TERM:                 0 months(1)

MATURITY DATE:                     October 11, 2011

MATURITY/ARD BALANCE:              $20,500,000

BORROWER:                          Beacon Owner Corp.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except during
                                   the last three months prior to maturity

LOAN PER SF(2):                    $128

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  Replacement Reserve (3)
                                   TI/LC Reserve       (4)

LOCKBOX:                           Hard


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

LOCATION:                          Boca Raton, Florida

YEAR BUILT/RENOVATED:              2001

LEASABLE SQUARE FOOTAGE:           160,000

OCCUPANCY AT U/W:                  100%

FEE OR LEASEHOLD:                  Fee

                                                 % OF
LARGEST TENANT                     NRSF          NRSF       LEASE EXPIRATION
--------------                     ----          ----       ----------------
International Business
   Machines(5)                     160,000       100%       September 30, 2011

PROPERTY MANAGEMENT:                        Codina Real Estate Management, Inc.

U/W NCF:                                    $ 2,581,710

APPRAISED VALUE:                            $34,000,000

CUT-OFF DATE LTV RATIO:                      60.3%

MATURITY/ARD LTV RATIO:                      60.3%

U/W DSCR:                                    1.71x

--------------------------------------------------------------------------------

(1)  The IBM Building Loan is structured as interest-only.

(2)  Based on the cut-off date principal balance.

(3) The borrower is required to deposit $2,667 per month into a replacement reserve.

(4) In the event of a notice of termination of the lease, a cash trap will spring into effect nine (9) months prior to expiration, which will fund a reserve with an expected balance of approximately $1.2 million by lease expiration.

(5)  Rated A1/A+/AA- by Moody's/S&P/Fitch.

     The Borrower. Beacon Owner Corp. is the borrower under the IBM Building Loan. It is a single-purpose corporation organized under the laws of the State of Delaware. The board of directors of the borrower contains an independent director. A nonconsolidation opinion covering each member was rendered.

     The IBM Building Property. The IBM Building Property consists of a 12.4 acre property located in Boca Raton, Florida. It is improved by a building comprised of 160,000 net rentable square feet of office space.

     Property Management. The IBM Building Property is subject to a management agreement between the borrower and Codina Real Estate Management, Inc. The management agreement generally provides for a management fee of the greater of $2,500 per month or 3% of gross collections, which is subordinated to the IBM Building Loan. The IBM Building Property is also subject to an asset management agreement between the borrower and Falcon Real Estate Investment Company, Ltd. The asset management agreement generally provides for (a) a management fee in an amount equal to 1% of gross collections and (b) a leasing fee in an amount equal to 1.25% of gross collections, which is subordinated to the IBM Building Loan.

     Cash Management. The borrower under the IBM Building Loan must cause the primary tenant and each other tenant at the IBM Building Property to deposit their rental payments into a bank account controlled by the lender. The lender is entitled to receive funds from the account sufficient to cover all required payments under the IBM Building Loan.

================================================================================
                             KEY LANDING APARTMENTS
================================================================================


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $17,939,980

FIRST PAYMENT DATE:                August 11, 2001

INTEREST RATE:                     7.25% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     July 11, 2011

MATURITY/ARD BALANCE:              $15,802,075

BORROWER:                          Hidden Cove Apartments, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after the
                                   date six months prior to maturity

LOAN PER UNIT(1):                  $35,666

ONGOING RESERVES:                  Tax and Insurance   (2)
                                   Replacement Reserve (3)

LOCKBOX:                           Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

LOCATION:                          Baltimore, Maryland

YEAR BUILT/RENOVATED:              1965/2001

UNITS:                             503

OCCUPANCY AT U/W:                  98%(4)

FEE OR LEASEHOLD:                  Fee

PROPERTY MANAGEMENT:               Southern Management Corporation

U/W NCF:                           $1,944,370

APPRAISED VALUE:                   $24,100,000

CUT-OFF DATE LTV RATIO:            77.4%

MATURITY/ARD LTV RATIO:            65.6%

U/W DSCR:                          1.32x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(3) The borrower is required to deposit $10,500 per month into a replacement reserve.

(4)  Occupancy is based on the October 9, 2001 rent roll.

     The Borrower. Hidden Cove Apartments, LLC is the borrower under the Key Landing Apartments Loan. It is:

     o a single-purpose limited liability company formed under the laws of the State of Maryland,

     o owned 1% by Key Landing Apartments Corporation, a Maryland corporation, as managing member, and 99% by various membership interest holders, and

     o    controlled through Key Landings Corporation by David H. Hillman.

     David H. Hillman is a real estate investor, developer and financier concentrating in the multifamily housing business. David H. Hillman owns (directly or indirectly) and operates approximately 22,300 multifamily units throughout Maryland, and along the eastern seaboard.

     The Key Landing Apartments Property. The Key Landing Apartments Property is a multifamily rental property. The building contains 503 residential apartment units.

     Property Management. The Key Landing Apartments Property is subject to a property management agreement between the borrower and Southern Management Corporation, an affiliate of the borrower. The property management agreement generally provides for a management fee of 4% of gross collections, which is subordinated to the Key Landing Apartments Loan. Southern Management Corporation manages 22,500 units. Southern Management Corporation is a Maryland corporation, and maintains offices in Vienna, Virginia.

     Cash Management/Lockbox. The borrower under the Key Landing Apartments Loan must cause all rents from the Key Landing Apartments Property to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default or other trigger event under the cash management agreement occurs under the Key Landing Apartments Loan, the borrower will have access to those funds.

     Property Releases. The borrower under the Key Landing Apartments Loan may obtain a release of the lien and security interests of the Deed of Trust from such portions of the Key Landing Apartments Property consisting of vacant, unimproved land, subject to satisfaction of certain other conditions in the loan documents, including, but not limited to, satisfaction of the debt service coverage ratio and the loan-to-value requirements.

THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column Financial, Inc.--212 mortgage loans, representing 75.1% of the initial net mortgage pool balance; and

     o KeyBank National Association--40 mortgage loans, representing 24.9% of the initial net mortgage pool balance.

     Column acquired 139 of the mortgage loans that it is selling to us, representing 21.6% of the initial net mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated or purchased each of those 139 mortgage loans. Credit Suisse First Boston Mortgage Capital LLC acquired 126 of those mortgage loans, representing 5.1% of the initial net mortgage pool balance, from NW Funding, L.L.C., which originated or purchased each of those 126 mortgage loans. Column acquired 12 of the mortgage loans that it is selling to us, representing 7.3% of the initial net mortgage pool balance, from Union Capital Investments, LLC, which originated each of those 12 mortgage loans. Column originated each of the other mortgage loans that it is selling to us.

     KeyBank acquired four (4) of the mortgage loans that it is selling to us, representing 1.2% of the initial net mortgage pool balance, from its wholly-owned subsidiary, KRECM, which originated each of those four (4) mortgage loans. KeyBank originated each of the other mortgage loans that it is selling to us.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,800 commercial and multifamily rental mortgage loans totaling approximately $16 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

      KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2001, KeyBank had total assets of approximately $73.9 billion, total liabilities of approximately $67.8 billion and approximately $5.3 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

     NW FUNDING, L.L.C. NW Funding is a limited liability company formed under the laws of Nevada. NW Funding was organized in 1998 to originate, underwrite and close first mortgage loans and has recently wound down its origination business. NW Funding was primarily involved in small balance commercial and multifamily lending throughout the United States.

     KEYCORP REAL ESTATE CAPITAL MARKETS, INC. KRECM is a corporation organized under the laws of Ohio. Its principal offices are in Cleveland, Ohio. KRECM is a wholly-owned subsidiary of KeyBank, which is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters. KRECM formerly was the original lender for KeyCorp's conduit loan origination program. KeyBank now serves as the conduit loan originator and KRECM's loan origination activities focus on Fannie Mae and Freddie Mac loans.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2001-CK6 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of any series 2001-CK6 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then the omission or defect will constitute a material document defect as to which the series 2001-CK6 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each pooled mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical. However, the representations and warranties to be made by each mortgage loan seller will generally include--

     o The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in December 2001. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in January 2002,

          4. the mortgage interest rate as of the related due date in December 2001, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     o Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     o The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the executing party, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the executing party in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o It has not received notice and has no actual knowledge, as of the related due date in December 2001, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, then a trustee, duly qualified under applicable law, has been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     o If the mortgaged real property is covered by a secured creditor impaired property policy, then the subject mortgage loan seller has:

          1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the subject mortgage loan seller's possession or are otherwise known to the subject mortgage loan seller; or

          2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

     o that breach materially and adversely affects the value of, or the interests of any series 2001-CK6 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then that breach will be a material breach of the representation and warranty. The rights of the series 2001-CK6 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     o cure the material breach or the material document defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of the mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. any unpaid interest on any and all advances with respect to that mortgage loan then owing to the party or parties that made those advances, plus

          5. all special servicing fees and, to the extent not otherwise reflected in the immediately preceding clause 4., other Additional Trust Fund Expenses related to that mortgage loan, whether paid or then owing, plus

          6.   any costs incurred in enforcing the repurchase obligation, plus

          7. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended), any applicable workout fee or liquidation fee payable from the purchase price; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or S&P to the series 2001-CK6 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2001-CK6 controlling class representative for the applicable sub-pool in its sole discretion.

     If either mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     o the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     Notwithstanding the discussion above, on or after a specified date in June 2003, if--

     o any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that was sold to us for inclusion in the trust fund, and

     o that material document defect results from the trustee's not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above and as more fully described in the pooling and servicing agreement, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2001-CK6 controlling class representative for the applicable sub-pool, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the master servicer either cash or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash or draw on that letter of credit to cover expenses and/or losses resulting from that material document defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the applicable special servicer. The master servicer will return the unused portion of that cash or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the trust fund.

     The cure/repurchase/substitution obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section, will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2001-CK6 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan sold by that mortgage loan seller to us for inclusion in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of either mortgage loan seller.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that either Column or KeyBank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, and if the cross-collateralization can be actually terminated without any adverse tax consequence for the trust fund, then the related mortgage loan seller will be permitted, with the consent of the series 2001-CK6 controlling class representative for the applicable sub-pool, to repurchase or replace only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of determining the materiality of the subject breach or document defect and for purposes of the application of the repurchase/substitution remedies.

REPURCHASE OF THE GRANITE PORTFOLIO MORTGAGE LOAN

     The mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Granite Portfolio, provides for property releases in connection with, among other things, the delivery of cash collateral. In the event that those property releases would ever cause that mortgage loan to no longer be a "qualified mortgage" for a REMIC, the related mortgage loan seller is required to repurchase that mortgage loan at a price generally equal to the price at which it would repurchase a pooled mortgage loan for a material breach of representation and warranty or a material document defect.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2001. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-CK6 certificates will be issued, on or about December __, 2001, under a pooling and servicing agreement to be dated as of December 11, 2001, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after their respective due dates in December 2001, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2001-CK6 certificates will include the following classes:

     o the A-1, A-2, B, C, D and E classes, which are the classes of series 2001-CK6 certificates that are offered by this prospectus supplement; and

     o the A-X, A-CP, F, G, H, J, K, L, M, N, O, P, NW-SUB, GT2, R and V classes, which are the classes of series 2001-CK6 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     Each class of series 2001-CK6 certificates, other than the class A-X, A-CP, R and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-CP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal.

     Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and NW-SUB certificates. The total principal balance of each of the A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and NW-SUB classes will constitute a separate component (or, solely in the case of the class __ certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class __ certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class __ certificates in excess of $__________; and (b) the second consisting of that portion of the total principal balance of the class __ certificates equal to the lesser of $__________ and the entire such total principal balance of the class __ certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of components.

     Solely for the calculation of interest, the class A-CP certificates will have a total notional amount that is--

     1. as of any date of determination through and including the distribution date in __________, equal to the sum of (a) the lesser of $__________ and the then total principal balance of the class __ certificates, and
          (b) the then total principal balance of the class __, __, and certificates, and

     2. as of any date of determination after the distribution date in __________, equal to $0.

     The total principal balance of, or portion of the total principal balance of, each of the classes of series 2001-CK6 certificates referred to in clause 1. of the prior sentence constitutes a separate component of the initial total notional amount of the class A-CP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-CP certificates will consist of __ components.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2001-CK6 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

      DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2001-CK6 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-CK6 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     o Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis (or, with respect to the Bel Alliance GT 2 Portfolio Loan, just with respect to the Bel Alliance GT 2 Portfolio Senior Portion).

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2002, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis (or, with respect to the Bel Alliance GT 2 Portfolio Loan, just with respect to the Bel Alliance GT 2 Portfolio Senior Portion); and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2001-CK6 certificates.

     For any distribution date, the Total Available Funds will consist of four separate components:

     o the portion of those funds that represent Static Prepayment Premiums and/or Yield Maintenance Charges collected on the pooled mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates and/or any holders of class A-1, A-2, B, C, D, E, F, G or H certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

     o the portion of those funds allocable to the Bel Alliance GT 2 Portfolio Junior Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Bel Alliance GT 2 Portfolio Loan--Allocation of Payments Between the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class GT2 Available P&I Funds, which will be paid to the holders of the class GT2 certificates, as described under "--Distributions--Distributions on the Class GT2 Certificates" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2001-CK6 certificates, other than the class V and GT2 certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February, of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrues interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

     For purposes of the foregoing, however, the interest reserve amount with respect to the Bel Alliance GT 2 Portfolio Loan will relate solely to the Bel Alliance GT 2 Portfolio Senior Portion.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2001-CK6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2001-CK6 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2001-CK6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2001-CK6 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2001-CK6 certificates, that interest will accrue during each interest accrual period based upon:

     o the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-CP certificates following the __________ interest accrual period.

     On each distribution date, subject to the Standard Available P&I Funds-- or, in the case of the class GT2 certificates, the Class GT2 Available P&I Funds --for that date and the distribution priorities described under "--Distributions --Priority of Distributions" below, the holders of each interest-bearing class of the series 2001-CK6 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2001-CK6 certificates.

     If the holders of any interest-bearing class of the series 2001-CK6 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall that is allocable to any particular interest-bearing class of series 2001-CK6 certificates will equal:

     o    in the case of the GT2 class, the product of--

          1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is allocable to the Bel Alliance GT 2 Portfolio Loan, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the GT2 class, and the denominator of which is the total amount of interest (adjusted to the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate) on the Bel Alliance GT 2 Portfolio Loan during the most recently ended interest accrual period for that loan; and

     o in the case of the A-X, A-CP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O or P class, the product of--

          1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is allocable to sub-pool no. 1 (exclusive of any portion thereof allocable to the GT2 class in accordance with the preceding bullet), multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class (or, in the case of the A-X, A-CP, A-1, A-2, B, C, D, E, F, G or H class, the portion of that interest that is attributable to sub-pool no. 1), and the denominator of which is 1/12 of the product of (a) the total stated principal balance of sub-pool no. 1 (net of the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion) immediately prior to the subject distribution date, multiplied by (b) the Weighted Average Sub-Pool No. 1 Pass-Through Rate for the subject distribution date; and

     o in the case of the A-X, A-CP, A-1, A-2, B, C, D, E, F, G, H or NW-SUB class, the product of--

          1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is allocable to sub-pool no. 2, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class (or, in the case of the A-X, A-CP, A-1, A-2, B, C, D, E, F, G or H class, the portion of that interest that is attributable to sub-pool no. 2), and the denominator of which is 1/12 of the product of (a) the total stated principal balance of sub-pool no. 2 immediately prior to the subject distribution date, multiplied by (b) the Weighted Average Sub-Pool No. 2 Pass-Through Rate for the subject distribution date.

     For purposes of the foregoing paragraph, the portion of the interest accrued with respect to any of the A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H classes during any interest accrual period that is attributable to either sub-pool shall be calculated taking into account (a) the relative sizes of the Senior Portions of the respective total Stated Principal Balances of the two sub-pools immediately prior to the related distribution date, (b) the Weighted Average Sub-Pool No. 1 Pass-Through Rate for the related distribution date and
(c) the Weighted Average Sub-Pool No. 2 Pass-Through Rate for the related distribution date.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2001-CK6 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates for the class __, __ and __ certificates for each interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

     The pass-through rates for the class __, __ and __ certificates for each interest accrual period will, in the case of each of those classes, will equal the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date.

     The pass-through rates for the class __, __ and __ certificates for each interest accrual period will, in the case of each of those classes, will equal the lesser of (a) the pass-through rate applicable to the subject class for the initial accrual period and (b) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date.

     The pass-through rates for the class __, __ and __ certificates for each interest accrual period will, in the case of each of those classes, will equal the lesser of (a) the pass-through rate applicable to the subject class for the initial accrual period and (b) the Weighted Average Sub-Pool No. 1 Pass-Through Rate for the related distribution date.

     The pass-through rates for the class __, __ and __ certificates for each interest accrual period will, in the case of each of those classes, will equal the lesser of (a) the pass-through rate applicable to the subject class for the initial accrual period and (b) the Weighted Average Sub-Pool No. 2 Pass-Through Rate for the related distribution date.

     The pass-through rate for the class GT2 certificates for each interest accrual period will equal the product of (a) the mortgage interest rate for the Bel Alliance GT 2 Portfolio pooled mortgage loan as of the date of initial issuance of the series 2001-CK6 certificates, reduced by the annual rates at which the related master servicing fee and the trustee fee are calculated, multiplied by (b) a fraction, the numerator of which is equal to the number of days in that interest accrual period, and the denominator of which is equal to 30.

     The pass-through rate for the class A-X certificates for each interest accrual period will equal the weighted average of the various class A-X strip rates for that interest accrual period, weighted on the basis of the respective components of the total notional amount of the class A-X certificates to which each of those class A-X strip rates relates. The class A-X strip rates are calculated as follows:

     1. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class __, __, __ and __ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of
          (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

     2. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class __, __, __, __, __, __ and __ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Sub-Pool No. 1 Pass-Through Rate for the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

     3. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class NW-SUB certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Sub-Pool No. 2 Pass-Through Rate for the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

     4. for purposes of accruing interest during any interest accrual period from and including the __________ December 2001 interest accrual period through and including the interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the lesser of $__________ and the total principal balance of the class __ certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

          (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over

          (b)  ___% per annum;

     5. for purposes of accruing interest during any interest accrual period from and including the December 2001 interest accrual period through and including the __________ interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the excess, if any, of the total principal balance of the class __ certificates over $__________, the applicable class A-X strip rate for that component will equal the excess, if any, of (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over (b) the pass-through rate for the class __ certificates for that interest accrual period;

     6. for purposes of accruing interest during any interest accrual period after the __________ interest accrual period on the components of the total notional amount of the class A-X certificates described in the immediately preceding clauses 3. and 4., collectively constituting the total principal balance of the class __ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over (b) the pass-through rate for the class __ certificates for that interest accrual period;

     7. for purposes of accruing interest during any interest accrual period from and including the December 2001 interest accrual period through and including the __________ interest accrual period on those components of the total notional amount of the class A-X certificates described in the immediately preceding clauses 3. and 4., collectively constituting consisting of the respective total principal balances of the class __, __, __ and __ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of
          (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over (b) ___% per annum; and

     8. for purposes of accruing interest during any interest accrual period after the __________ interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class __, __, __ and __ certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

          (a) the weighted average of (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

     The pass-through rate for the class A-CP certificates for each interest accrual period will equal the weighted average of the various class A-CP strip rates for that interest accrual period, weighted on the basis of the respective components of the class A-CP certificates to which each of those class A-CP strip rates relate. The class A-CP strip rates are calculated as follows:

     A. for purposes of accruing interest during any interest accrual period from and including the December 2001 interest accrual period through and including the __________ interest accrual period on the component of the total notional amount of the class A-CP certificates consisting of an amount equal to the lesser of $__________ and the total principal balance of the class __ certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

          (1)  the lesser of (a) ___% per annum, and (b) the weighted average of
               (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over

          (2) the pass-through rate for the class __ certificates for that interest accrual period; and

     B. for purposes of accruing interest during any interest accrual period from and including the December 2001 interest accrual period through and including the interest accrual period on those components of the total notional amount of the class A-CP certificates consisting of the respective total principal balances of the class __, __, __ and __ certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

          (1)  the lesser of (a) ___% per annum, and (b) the weighted average of
               (i) the Weighted Average Sub-Pool No. 1 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the related distribution date, and (ii) the Weighted Average Sub-Pool No. 2 Pass-Through Rate, weighted on the basis of the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the related distribution date, over

          (2) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

The class A-CP certificates will cease accruing interest after the __________ interest accrual period.

     The calculation of the Weighted Average Sub-Pool No. 1 Pass-Through Rate and the Weighted Average Sub-Pool No. 2 Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds -- or, in the case of the class GT2 certificates, the Class GT2 Available P&I Funds -- and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2001-CK6 certificates, other than the class A-X, A-CP, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2, B, C, D, E, F, G and H certificates on each distribution date will equal the lesser of:

     o    the sum of--

          1. the lesser of (a) the portion of that Total Principal Distribution Amount, exclusive of the Class GT2 Principal Distribution Amount, that is attributable to sub-pool no. 1 and
               (b) the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the subject distribution date, plus

          2. the lesser of (a) the portion of that Total Principal Distribution Amount that is attributable to sub-pool no. 2 and
               (b) the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the subject distribution date; and

     o the total principal balance of the class A-1, A-2, B, C, D, E, F, G and H certificates immediately prior to the subject distribution date.

     In general, the portion of the Total Principal Distribution Amount for any distribution date that is allocable to the class A-1, A-2, B, C, D, E, F, G and H certificates, on a collective basis, will in turn generally be allocated among those classes of certificates sequentially in the following order until that portion of such Total Principal Distribution Amount has been allocated in its entirety:

     o FIRST, to the class A-1 certificates, up to the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date;

     o SECOND, to the class A-2 certificates, up to the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date;

     o THIRD, to the class B certificates, up to the total principal balance of the class B certificates outstanding immediately prior to the subject distribution date;

     o FOURTH, to the class C certificates, up to the total principal balance of the class C certificates outstanding immediately prior to the subject distribution date;

     o FIFTH, to the class D certificates, up to the total principal balance of the class D certificates outstanding immediately prior to the subject distribution date;

     o SIXTH, to the class E certificates, up to the total principal balance of the class E certificates outstanding immediately prior to the subject distribution date;

     o SEVENTH, to the class F certificates, up to the total principal balance of the class F certificates outstanding immediately prior to the subject distribution date;

     o EIGHTH, to the class G certificates, up to the total principal balance of the class G certificates outstanding immediately prior to the subject distribution date; and

     o NINTH, to the class H certificates, up to the total principal balance of the class H certificates outstanding immediately prior to the subject distribution date.

     However, if the A-1 and A-2 classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2001-CK6 certificates, then allocations between those classes on that distribution date and on any distribution date thereafter as described in the prior paragraph will be made between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     If (a) the portion of the Total Principal Distribution Amount for any distribution date that is attributable to sub-pool no. 1, exclusive of the Class GT2 Principal Distribution Amount for that distribution date, exceeds (b) the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to that distribution date, then such excess will be allocated among the following classes of certificates sequentially in the following order until such excess has been allocated in its entirety:

     o FIRST, to the class J certificates, up to the total principal balance of the class J certificates outstanding immediately prior to the subject distribution date;

     o SECOND, to the class K certificates, up to the total principal balance of the class K certificates outstanding immediately prior to the subject distribution date;

     o THIRD, to the class L certificates, up to the total principal balance of the class L certificates outstanding immediately prior to the subject distribution date;

     o FOURTH, to the class M certificates, up to the total principal balance of the class M certificates outstanding immediately prior to the subject distribution date;

     o FIFTH, to the class N certificates, up to the total principal balance of the class N certificates outstanding immediately prior to the subject distribution date;

     o SIXTH, to the class O certificates, up to the total principal balance of the class O certificates outstanding immediately prior to the subject distribution date; and

     o SEVENTH, to the class P certificates, up to the total principal balance of the class P certificates outstanding immediately prior to the subject distribution date.

     If (a) the portion of the Total Principal Distribution Amount for any distribution date that is attributable to sub-pool no. 2 exceeds (b) the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to that distribution date, then such excess will be allocated to the class NW-SUB certificates in its entirety.

     Subject to the Class GT2 Available P&I Funds, the total amount of principal payable with respect to the class GT2 certificates on each distribution date will equal the Class GT2 Principal Distribution Amount for that distribution date.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-CK6 certificates, other than the class A-X, A-CP, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2001-CK6 certificates, then, subject to the Standard Available P&I Funds -- or, in the case of the class GT2 certificates, the Class GT2 Available P&I Funds -- for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     ALLOCATION OF THE STANDARD AVAILABLE P&I FUNDS. The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates on any distribution date will equal the following:

     o    the lesser of--

          1. the portion of those Standard Available P&I Funds that are attributable to sub-pool no. 1, and

          2.   the sum of--

               (a) the portion of the interest distributable on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates on the subject distribution date that is attributable to the interests represented by those certificates in sub-pool no. 1, plus

               (b) the lesser of (i) that portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to sub-pool no. 1 and (ii) the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to the subject distribution date, plus

               (c) any reductions in the total principal balance of the class A-1, A-2, B, C, D, E, F, G and H certificates for which the holders of those certificates are entitled to reimbursement on the subject distribution date as described under "--Distributions--Loss Reimbursement Amounts" above, which reductions are attributable to sub-pool no. 1; and

     o    the lesser of--

          1. the portion of those Standard Available P&I Funds that are attributable to sub-pool no. 2, and

          2.   the sum of--

               (a) the portion of the interest distributable on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates on the subject distribution date that is attributable to the interests represented by those certificates in sub-pool no. 2, plus

               (b) the lesser of (i) that portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to sub-pool no. 2 and (ii) the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to the subject distribution date, plus

               (c) any reductions in the total principal balance of the class A-1, A-2, B, C, D, E, F, G and H certificates for which the holders of those certificates are entitled to reimbursement on the subject distribution date as described under "--Distributions--Loss Reimbursement Amounts" above, which reductions are attributable to sub-pool no. 2.

     For purposes of the foregoing paragraph, the interest distributable on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates on any distribution date that is attributable to the interest represented by those certificates in either sub-pool shall be calculated taking into account (a) the relative sizes of the Senior Portions of the respective total Stated Principal Balances of the two sub-pools from time to time, (b) the Weighted Average Sub-Pool No. 1 Pass-Through Rate from time to time and (c) the Weighted Average Sub-Pool No. 2 Pass-Through Rate from time to time.

     The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class J, K, L, M, N, O and P certificates on any distribution date will equal the amount, if any, by which--

     o the portion of those Standard Available P&I Funds that are attributable to sub-pool no. 1, exceeds

     o the portion of those Standard Available P&I Funds allocable to distributions of principal and interest on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates in accordance with the first bullet of the preceding paragraph.

     The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class NW-SUB certificates on any distribution date will equal the amount, if any, by which--

     o the portion of those Standard Available P&I Funds that are attributable to sub-pool no. 2, exceeds

     o the portion of those Standard Available P&I Funds allocable to distributions of principal and interest on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates in accordance with the second bullet of the second preceding paragraph.

     PRIORITY OF DISTRIBUTIONS. The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G and H certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

                RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     -------               -------------------------------
    1st        A-1, A-2,     Interest up to the total interest distributable on
              A-X and A-CP   those classes, pro rata based on the total interest
                             distributable on each class

    2nd       A-1 and A-2    Principal up to the total principal
                             distributable on those classes, allocable as between those classes as described immediately following this table

    3rd       A-1 and A-2    Reimbursement up to the loss reimbursement amounts
                             for those classes, pro rata based on the loss
                             reimbursement amount for each class
--------------------------------------------------------------------------------
    4th            B         Interest up to the total interest distributable on
                             that class

    5th            B         Principal up to the total principal distributable
                             on that class

    6th            B         Reimbursement up to the loss reimbursement amount
                             for that class
--------------------------------------------------------------------------------
    7th            C         Interest up to the total interest distributable on
                             that class

    8th            C         Principal up to the total principal distributable
                             on that class

    9th            C         Reimbursement up to the loss reimbursement amount
                             for that class
--------------------------------------------------------------------------------
   10th            D         Interest up to the total interest distributable on
                             that class

   11th            D         Principal up to the total principal distributable
                             on that class

   12th            D         Reimbursement up to the loss reimbursement amount
                             for that class
--------------------------------------------------------------------------------
   13th            E         Interest up to the total interest distributable on
                             that class

   14th            E         Principal up to the total principal distributable
                             on that class

   15th            E         Reimbursement up to the loss reimbursement amount
                             for that class
--------------------------------------------------------------------------------
   16th            F         Interest up to the total interest distributable on
                             that class

   17th            F         Principal up to the total principal distributable
                             on that class

   18th            F         Reimbursement up to the loss reimbursement amount
                             for that class
--------------------------------------------------------------------------------

                RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     -------               -------------------------------
   19th            G          Interest up to the total interest distributable on
                              that class

   20th            G          Principal up to the total principal distributable
                              on that class

   21st            G          Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
   22nd            H          Interest up to the total interest distributable on
                              that class

   23rd            H          Principal up to the total principal distributable
                              on that class

   24th            H          Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------

      In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2001-CK6 certificates, the trustee will make distributions of principal on the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

      References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CK6 certificates identified in the foregoing table, other than the class A-X and A-CP certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class J, K, L, M, N, O and P certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

                RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     -------               -------------------------------
    1st             J         Interest up to the total interest distributable on
                              that class

    2nd             J         Principal up to the total principal distributable
                              on that class

    3rd             J         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
    4th             K         Interest up to the total interest distributable on
                              that class

    5th             K         Principal up to the total principal distributable
                              on that class

    6th             K         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
    7th             L         Interest up to the total interest distributable on
                              that class

    8th             L         Principal up to the total principal distributable
                              on that class

    9th             L         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------

                RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     -------               -------------------------------
   10th             M         Interest up to the total interest distributable on
                              that class

   11th             M         Principal up to the total principal distributable
                              on that class

   12th             M         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
   13th             N         Interest up to the total interest distributable on
                              that class

   14th             N         Principal up to the total principal distributable
                              on that class

   15th             N         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
   16th             O         Interest up to the total interest distributable on
                              that class

   17th             O         Principal up to the total principal distributable
                              on that class

   18th             O         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
   19th             P         Interest up to the total interest distributable on
                              that class

   20th             P         Principal up to the total principal distributable
                              on that class

   21st             P         Reimbursement up to the loss reimbursement amount
                              for that class
--------------------------------------------------------------------------------
   22nd             R         Any remaining portion of the funds being
                               distributed
--------------------------------------------------------------------------------

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CK6 certificates identified in the foregoing table, other than the class R certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The portion of the Standard Available P&I Funds allocable to distributions of principal and interest on the class NW-SUB certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

               RECIPIENT
  ORDER OF     CLASS OR
DISTRIBUTION    CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------    -------               -------------------------------
    1st         NW-SUB      Interest up to the total interest distributable on
                            that class

    2nd         NW-SUB      Principal up to the total principal distributable
                            on that class

    3rd         NW-SUB      Reimbursement up to the loss reimbursement amount
                            for that class
--------------------------------------------------------------------------------
    4th           R         Any remaining portion of the funds being distributed
--------------------------------------------------------------------------------

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CK6 certificates identified in the foregoing table, other than the class R certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any pooled mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o if the prepaid mortgage loan as to which that Yield Maintenance Charge was received is the Bel Alliance GT 2 Portfolio Loan, the holders of the class GT2 certificates will be entitled to an amount equal to the product of--

          1.   the amount of that Yield Maintenance Charge, multiplied by

          2. a fraction, the numerator of which is the portion of the subject principal prepayment allocable to the Bel Alliance GT 2 Portfolio Junior Portion, and the denominator of which is the entire amount of the subject principal prepayment;

     o the holders of any class A-1, A-2, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of that Yield Maintenance Charge (exclusive of any portion thereof allocable to the class GT2 certificates), multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2001-CK6 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-CK6 certificates on that distribution date that are attributable to the sub-pool to which the prepaid mortgage loan belongs, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date that is attributable to the sub-pool to which the prepaid mortgage loan belongs (exclusive of the Class GT2 Principal Distribution Amount, in the event that the prepaid mortgage loan is the Bel Alliance GT 2 Portfolio Loan); and

     o any portion of the Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior two bullets will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any pooled mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1. 25% of the amount of that Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-CK6 certificates on that distribution date that are attributable to the sub-pool to which the prepaid mortgage loan belongs, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date that is attributable to the sub-pool to which the prepaid mortgage loan belongs (exclusive of the Class GT2 Principal Distribution Amount, in the event that the prepaid mortgage loan is the Bel Alliance GT 2 Portfolio Loan); and

     o any portion of the Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullet will be payable to the holders of the class A-X certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the pooled mortgage loans will be distributed to the holders of non-offered classes of the series 2001-CK6 certificates.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Static Prepayment Premiums and Yield Maintenance Charges. In such cases, the formulas described above for allocating any Static Prepayment Premium or Yield Maintenance Charge to any particular class of series 2001-CK6 certificates will be applied to the premium or charge in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the pooled mortgage loans requiring the payment of any prepayment consideration, or

     o    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Post-ARD Additional Interest).

      DISTRIBUTIONS ON THE CLASS GT2 CERTIFICATES. On each distribution date, the trustee will apply the Class GT2 Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class GT2 Available P&I Funds:

          FIRST, to make distributions of interest to the holders of the class GT2 certificates up to the total interest distributable on that class on that distribution date;

          SECOND, to make distributions of principal to the holders of the class GT2 certificates up to the Class GT2 Principal Distribution Amount for that distribution date;

          THIRD, to reimburse the holders of the class GT2 certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

          FOURTH, to distribute any remaining portion of the Class GT2 Available P&I Funds to the holders of the class R certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2001-CK6 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-CK6 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2001-CK6 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Sub-Pool No. 1 Pass-Through Rate or the Weighted Average Sub-Pool No. 2 Pass-Through Rate, as applicable, and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH
REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of sub-pool no. 1 (reduced by the Senior Portion thereof) may decline below the total principal balance of the class J, K, L, M, N, O, P and GT2 certificates. If this occurs following the distributions made to the 2001-CK6 certificateholders on any distribution date, then: (a) the total principal balance of the class GT2 certificates will be reduced until it equals the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion that will be outstanding immediately following that distribution date; and (b) the respective total principal balances of the following classes of the series 2001-CK6 certificates will be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-CK6 certificates equals the total Stated Principal Balance of sub-pool no. 1 (reduced by the Senior Portion thereof and by the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Junior Portion) that will be outstanding immediately following that distribution date.

                          ORDER OF
                         ALLOCATION             CLASS
                         ----------             -----
                            1st                   P
                            2nd                   O
                            3rd                   N
                            4th                   M
                            5th                   L
                            6th                   K
                            7th                   J

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of sub-pool no. 2 (reduced by the Senior Portion thereof) may decline below the total principal balance of the class NW-SUB certificates. If this occurs following the distributions made to the 2001-CK6 certificateholders on any distribution date, then the total principal balances of the class NW-SUB certificates is to be reduced, until the total principal balance of the class NW-SUB certificates equals the total Stated Principal Balance of sub-pool no. 2 (reduced by the Senior Portion thereof) that will be outstanding immediately following that distribution date.

     As a result of Realized Losses and Additional Trust Fund Expenses, the Senior Portion of the total Stated Principal Balance of sub-pool no. 1, together with the Senior Portion of the total Stated Principal Balance of sub-pool no. 2, may decline below the total principal balance of the class A-1, A-2, B, C, D, E, F, G and H certificates. If this occurs following the distributions made to the 2001-CK6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2001-CK6 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-CK6 certificates equals the sum of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 and the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 that will, in each case, be outstanding immediately following that distribution date.

                         ORDER OF
                        ALLOCATION              CLASS
                        ----------              -----
                            1st                   H
                            2nd                   G
                            3rd                   F
                            4th                   E
                            5th                   D
                            6th                   C
                            7th                   B
                            8th              A-1 and A-2,
                                          pro rata based on
                                           total principal
                                               balances

     The above-described reductions in the total principal balances of the respective classes of the series 2001-CK6 certificates identified in the foregoing three tables, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-CK6 certificates.

     Notwithstanding the foregoing, if losses and/or shortfalls relating to sub-pool no. 2 exceed amounts payable out of collections on sub-pool no. 2, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class J, K, L, M, N, O and P certificateholders. Likewise, if losses and/or shortfalls relating to sub-pool no. 1 exceed amounts payable out of collections on sub-pool no. 1, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G and H certificates is not sufficient, in any event prior to the class NW-SUB certificateholders.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances to the extent that such interest is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement,

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funds held in the master servicer's collection account that are not required to be paid on the series 2001-CK6 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes a monthly debt service advance with respect to any of the pooled mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans in, and any REO Properties related to, the applicable sub-pool on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance on a mortgage loan in either sub-pool no. 1 or sub-pool no. 2 will be payable--

     o FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account relating to that sub-pool.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-CK6 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

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REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2001-CK6 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2001-CK6 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in March 2002.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2001-CK6 certificateholders only those persons in whose names the series 2001-CK6 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of any certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-CK6 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property securing a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property securing a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, the master servicer and the special servicer shall promptly provide, during normal business hours, upon reasonable advance written notice, for review by the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 any additional information regarding that sub-pool in its possession that such series 2001-CK6 controlling class representative may reasonably request.

VOTING RIGHTS

     The voting rights for the series 2001-CK6 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, NW-SUB and GT2 certificates, in proportion to the respective total principal balances of those classes;

     o 1.0% of the voting rights will be allocated to the class A-X and A-CP certificates, in proportion to the respective total notional amounts of those classes; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2001-CK6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates applicable to the class __ and __ certificates will be variable and will be limited by the Weighted Average Sub-Pool No. 1 Pass-Through Rate, the Weighted Average Sub-Pool No. 2 Pass-Through Rate or a weighted average of those two weighted average rates from time to time. The Weighted Average Sub-Pool No. 1 Pass-Through Rate would decline if the rate of principal payments on pooled mortgage loans in sub-pool no. 1 with higher mortgage interest rates was faster than the rate of principal payments on pooled mortgage loans in sub-pool no. 1 with lower mortgage interest rates. Correspondingly, the Weighted Average Sub-Pool No. 2 Pass-Through Rate would decline if the rate of principal payments on pooled mortgage loans in sub-pool no. 2 with higher mortgage interest rates was faster than the rate of principal payments on pooled mortgage loans in sub-pool no. 2 with lower mortgage interest rates. Accordingly, the yield on the class __ and __ certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Pool Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December __, 2001 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount, exclusive of the Class GT2 Principal Distribution Amount, for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2001-CK6 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, B, C, D and E certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2001-CK6 certificates will be issued, the trust fund will be created and the pooled mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of December 11, 2001, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. will be the initial master servicer and the initial special servicer with respect to the mortgage pool. Midland, a wholly-owned subsidiary of PNC Bank, N.A., was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets.

     Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of September 30, 2001, Midland was servicing approximately 14,685 commercial and multifamily loans with a principal balance of approximately $66.2 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 10,768 of the loans, with a total principal balance of approximately $49.7 billion, pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     o    financial institutions,

     o    private investors, and

     o    issuers of commercial and multifamily mortgage-backed securities.

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     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor InsightSM that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2001-CK6 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor InsightSM through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor InsightSM. Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the pooled mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2001-CK6 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the pooled mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement,

     o    the express terms of the respective pooled mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any pooled mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the series 2001-CK6 controlling class representatives contained in the pooling and servicing agreement, the special servicer will be responsible for the

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servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     o    in the case of each mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.0525% per annum to 0.3725% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the series 2001-CK6 certificates, the weighted average master servicing fee for the mortgage pool will be 0.0665% per annum. For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

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     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, then the successor master servicer will pay to Midland or its designee, and the series 2001-CK6 certificateholders will not receive any portion of, the excess master servicing fee.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period (other than Prepayment Interest Shortfalls with respect to any specially serviced mortgage loan, as a result of the payment of insurance proceeds or condemnation proceeds, subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), pursuant to applicable law or a court order or at the request of or with the consent of the series 2001-CK6 controlling class representative for the applicable sub-pool), the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the excess, if any, of--

          1.   the total amount of those Prepayment Interest Shortfalls, over

          2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage pool during the subject collection period; and

     o    the sum of--

     1. any interest or other investment income earned on the subject principal prepayments while on deposit in the master servicer's collection account, and

     2. with respect to such of those Prepayment Interest Shortfalls incurred with respect to sub-pool no. 1, an amount no less than the portion of the master servicing fees collected during that collection period with respect to sub-pool no. 1 that, in the case of each mortgage loan in such sub-pool as to which a master servicing fee was collected during that collection period, is calculated at 0.01% per annum, and

     3. with respect to such of those Prepayment Interest Shortfalls incurred with respect to sub-pool no. 2, an amount no less than the portion of the master servicing fees collected during that collection period with respect to sub-pool no. 2 that, in the case of each mortgage loan in such sub-pool as to which a master servicing fee was collected during that collection period, is calculated at 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-CK6 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.


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     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o will be payable monthly from general collections on all the mortgage loans in, and any REO Properties related to, the applicable sub-pool, that are on deposit in the master servicer's collection account from time to time.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. A workout fee may also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out--or, in some cases, about to be worked out--during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-CK6 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, repurchase proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the


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trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses and exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and late payment charges.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

     o the repurchase of that mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Granite Portfolio, as described under "Description of the Underlying Mortgage Loans--Repurchase of the Granite Portfolio Mortgage Loan" in this prospectus supplement;

     o the purchase of the Bel Alliance GT 2 Portfolio Loan during the applicable Cure Period, as described under "--Class GT 2 Directing Certificateholder--Right to Purchase the Bel Alliance GT 2 Portfolio Loan" below;

     o the purchase of any Specially Designated Defaulted Mortgage Loan by the special servicer or any single certificateholder or group of certificateholders of the series 2001-CK6 controlling class for the applicable sub-pool, as described under "--Fair Value Purchase Option" below;

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-CK6 controlling class for sub-pool no. 1 in connection with the termination of the trust fund, as described under "--Termination" below; or

     o following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2001-CK6 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-CK6 certificateholders.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o any late payment charges and Default Interest actually collected and that are not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property;

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

     o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the master servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal from its own funds.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account, provided that the special servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-CK6 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

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     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten (10) days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three (3) more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes a servicing advance with respect to any pooled mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans in, and any REO Properties relating to, the applicable sub-pool on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses, directly out of general collections on the related sub-pool on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-CK6 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance on either sub-pool no. 1 or sub-pool no. 2 will be payable--

     o FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account relating to that sub-pool.

THE SERIES 2001-CK6 CONTROLLING CLASS REPRESENTATIVES

     ELECTION OF THE SERIES 2001-CK6 CONTROLLING CLASS REPRESENTATIVES. The holders of series 2001-CK6 certificates representing more than 50% of the total principal balance of the series 2001-CK6 controlling class for each of sub-pool no. 1 and sub-pool no. 2, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2001-CK6 Controlling Class Representatives--Rights and Powers of a Series 2001-CK6 Controlling Class Representative" below, or

     o replace an existing series 2001-CK6 controlling class representative with respect to that sub-pool.

     The trustee will be required to notify promptly all the certificateholders of the series 2001-CK6 controlling class for either sub-pool no. 1 or sub-pool no. 2 that they may select a series 2001-CK6 controlling class representative for that sub-pool upon:

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     o    the receipt by the trustee of written requests for the selection of a series 2001-CK6 controlling class representative for that sub-pool from the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK6 controlling class for that sub-pool;

     o the resignation or removal of the person acting as series 2001-CK6 controlling class representative for that sub-pool; or

     o a determination by the trustee that the controlling class of series 2001-CK6 certificateholders for that sub-pool has changed.

     The notice will explain the process for selecting a series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2. The appointment of any person as a series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2001-CK6 controlling class representative for that sub-pool is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK6 controlling class for that sub-pool; and

     o    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential all information received by it with respect to the trust fund,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     RESIGNATION AND REMOVAL OF A SERIES 2001-CK6 CONTROLLING CLASS REPRESENTATIVE. The series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 may at any time resign by giving written notice to the trustee, the master servicer, the special servicer and each series 2001-CK6 certificateholder of the series 2001-CK6 controlling class for that sub-pool. The holders of series 2001-CK6 certificates representing more than 50% of the total principal balance of the series 2001-CK6 controlling class for either sub-pool no. 1 or sub-pool no. 2 will be entitled to remove any existing series 2001-CK6 controlling class representative for that sub-pool by giving written notice to the trustee, the special servicer and that existing series 2001-CK6 controlling class representative.

     RIGHTS AND POWERS OF A SERIES 2001-CK6 CONTROLLING CLASS REPRESENTATIVE. The series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 will be entitled to advise each of the master servicer and the special servicer with respect to that party's taking any of the actions identified in clauses 1. through 9. of the following sentence with respect to that sub-pool. In addition, except as otherwise indicated below in this "--Rights and Powers of a Series 2001-CK6 Controlling Class Representative" subsection, neither the master servicer nor the special servicer may take any of the actions identified in clauses 1. to 9. below as to which the series 2001-CK6 controlling class representative for the applicable sub-pool has objected in writing within five (5) business days of having received a recommendation in writing regarding the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any proposed foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the trust fund;

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     3.   any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     4. any proposed sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     5. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     6. any release of material collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

     8. any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund; and

     9. any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2001-CK6 certificateholders, as a whole, that special servicer may take any such action without waiting for the response of the series 2001-CK6 controlling class representative for the applicable sub-pool.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of a Series 2001-CK6 Controlling Class Representative" subsection, the series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 may direct the special servicer to take, or to refrain from taking, such actions with respect to that sub-pool as that series 2001-CK6 controlling class representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2, as contemplated by the preceding paragraph, may:

     o require or cause the master servicer or the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o expose the trust fund, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     o expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The master servicer and the special servicer are each to disregard any advice, direction or objection given or made by the series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 discussed above could have on the actions of the master servicer and the special servicer.

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     LIABILITY TO BORROWERS. In general, any and all expenses of the series
2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 are to be borne by the holders of the series 2001-CK6 controlling class for that sub-pool, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, that series 2001-CK6 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer will assume the defense of the claim on behalf of and at the expense of the trust fund against that series 2001-CK6 controlling class representative, but only if--

     o the special servicer, the master servicer, the trustee or the trust fund are also named parties to the same action, and

     o    in the reasonable judgment of the special servicer,

          1. that series 2001-CK6 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no reasonable likelihood that the trust fund will be an adverse party in the action as regards that series 2001-CK6 controlling class representative.

     LIABILITY TO THE TRUST FUND AND CERTIFICATEHOLDERS. The series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-CK6 controlling class representative for each of sub-pool no. 1 and sub-pool no. 2 does not have any duties to the holders of any class of series 2001-CK6 certificates other than the controlling class for that sub-pool. It may act solely in the interests of the certificateholders of the series 2001-CK6 controlling class for that sub-pool and will have no liability to any other series 2001-CK6 certificateholders for having done so. No series 2001-CK6 certificateholder may take any action against the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 for its having acted solely in the interests of the certificateholders of the series 2001-CK6 controlling class for that sub-pool.

     BENEFICIAL OWNERS OF A CONTROLLING CLASS. If the controlling class of series 2001-CK6 certificates for either sub-pool no. 1 or sub-pool no. 2 is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described above under this "--The Series 2001-CK6 Controlling Class Representatives" section, and

     o to exercise directly all rights described above under this "--The Series 2001-CK6 Controlling Class Representatives" section,

that it otherwise would if it were the registered holder of certificates of that series 2001-CK6 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2001-CK6 controlling class representative for sub-pool no. 1 only may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2001-CK6 controlling class for that sub-pool. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-CK6 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest;

     o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     o continued rights to some or all workout fees and liquidation fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

CLASS GT 2 DIRECTING CERTIFICATEHOLDER

     CONSULTATION RIGHTS OF CLASS GT 2 DIRECTING CERTIFICATEHOLDER. Prior to taking any of the following actions with respect to the Bel Alliance GT 2 Portfolio Loan, the special servicer is required to notify the trustee, which will notify the holders of the class GT2 certificates and, if so requested within five (5) business days of providing that notice, to consult with the Class GT 2 Directing Certificateholder (although the special servicer may reject any advice or direction of the Class GT 2 Directing Certificateholder)--

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the Bel Alliance GT 2 Portfolio Property;

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any modification of a monetary term other than an extension of the original maturity date for two (2) years or less;

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any acceptance of a discounted payoff;

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any determination to bring the Bel Alliance GT 2 Portfolio Property into compliance with applicable environmental laws;

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any release of collateral (other than in accordance with the terms of, or upon satisfaction of, the Bel Alliance GT 2 Portfolio Loan);

     o if the Bel Alliance GT 2 Portfolio Loan becomes a specially serviced mortgage loan, any acceptance of substitute or additional collateral (other than in accordance with the terms of the Bel Alliance GT 2 Portfolio Loan);

     o    any waiver of a "due-on-sale" or due-on-encumbrance" clause; and

     o any acceptance of an assumption agreement releasing the related borrower from liability.

     The special servicer is required to provide all information which the special servicer considers to be material in connection with evaluating such action to the Class GT 2 Directing Certificateholder, who will then have ten days (to the extent such period does not delay the special servicer from taking any action that is in the best interests of the series 2001-CK6 certificateholders prior to the expiration of such period) within which to consult with and advise the special servicer regarding the proposed action. Notwithstanding the foregoing, the special servicer is under no obligation to comply with any advice or consultation provided by the Class GT 2 Directing Certificateholder.

     RIGHT TO PURCHASE THE BEL ALLIANCE GT 2 PORTFOLIO LOAN. Under the pooling and servicing agreement, the Class GT 2 Directing Certificateholder will have the right, by written notice to the master servicer and special servicer delivered (i) during any Cure Period for which the Class GT 2 Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the Bel Alliance GT 2 Portfolio Loan is a specially serviced mortgage loan, to purchase the Bel Alliance GT 2 Portfolio Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any liquidation fee). Such right will terminate upon the purchase of the Bel Alliance GT 2 Portfolio Loan pursuant to a purchase option described herein under "--Fair Value Purchase Option" below, but, prior to any such purchase, the Class GT 2 Directing Certificateholder's right to purchase the Bel Alliance GT 2 Portfolio Loan, if it is a specially serviced mortgage loan, at the relevant purchase price shall be prior to the purchase option. Upon the delivery of such notice to the master servicer and special servicer, the special servicer is required to cause the trust fund to sell, and the Class GT 2 Directing Certificateholder is required to purchase, the Bel Alliance GT 2 Portfolio Loan at the relevant purchase price, on a date not less than five (5) business days nor more than ten (10) business days after the date of the required notice, which will be established by the special servicer. The right of the Class GT 2 Directing Certificateholder to purchase the Bel Alliance GT 2 Portfolio Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class GT 2 Directing Certificateholder to purchase the Bel Alliance GT 2 Portfolio Loan under clause (ii) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     CURE RIGHTS OF THE CLASS GT 2 DIRECTING CERTIFICATEHOLDER. The master servicer or special servicer (depending on whether the Bel Alliance GT 2 Portfolio Loan is being specially serviced) will be required to deliver to the trustee, which will deliver same to the Class GT 2 Directing Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Bel Alliance GT 2 Portfolio Loan. Upon receipt of such notice, the Class GT 2 Directing Certificateholder will have the right to cure defaults with respect to the Bel Alliance GT 2 Portfolio Loan during the Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days. In the event that the Class GT 2 Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class GT 2 Directing Certificateholder is required to make such Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class GT 2 Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous advance made by the master servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Bel Alliance GT 2 Portfolio Loan.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     Subject to the discussion under "--The Series 2001-CK6 Controlling Class Representatives" above, the special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, in circumstances involving a mortgage loan that has or is part of a group of cross-collateralized mortgage loans that has a cut-off date principal balance in excess of $20,000,000, under any due-on-sale clause unless it has received written confirmation from each of Moody's and S&P, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-CK6 certificates. Furthermore, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges, Static Prepayment Premiums and Yield Maintenance Charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2001-CK6 Controlling Class Representatives", "--The Class GT 2 Directing Certificateholder" and "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

     o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion), the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-CK6 certificateholders, as a collective whole, on a present value basis than would liquidation.

     o The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   three (3) years prior to the rated final distribution date,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten (10) years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two (2) years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Internal Revenue Code,

          2. result in the imposition of any tax under the Internal Revenue Code on prohibited transactions of or contributions, after the applicable startup date to any REMIC created under the pooling and servicing agreement, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund other than in accordance with the terms of the subject mortgage loan, unless the special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of Moody's and S&P, as applicable, that the addition or substitution of collateral will not, in and of itself, result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-CK6 certificates.

     o With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the specific terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or a substantially similar plan, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2001-CK6 controlling class representative for the applicable sub-pool, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the trust fund, the series 2001-CK6 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest. Neither the master servicer nor the special servicer may waive any Default Interest or late payment charge without the consent of the series 2001-CK6 controlling class representative for the applicable sub-pool, to the extent that such Default Interest or late payment charges would otherwise be available to offset outstanding interest on advances or other Additional Trust Fund Expenses with respect to the related pooled mortgage loan.

     All modifications, amendments and material waivers entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, amendment or material waiver agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will, unless the series 2001-CK6 controlling class representative for the applicable sub-pool permits otherwise, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2001-CK6 controlling class representative for the applicable sub-pool will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the certificateholders of the series 2001-CK6 controlling class for the applicable sub-pool. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the pooled mortgage loans subsequent to the date of initial issuance of the offered certificates:

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including Default Interest and Post-ARD Additional Interest;

     o any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Class GT 2 Directing Certificateholder" above, or "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and/or "--Repurchase of the Granite Portfolio Mortgage Loan" in this prospectus supplement;

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     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o    any amount transferred by the special servicer from its REO account;
          and

     o    any amounts transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-CK6 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans in, and any REO Properties related to, the applicable sub-pool, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;


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     6.   to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans in, and any REO Properties relating to the related sub-pool, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

     8. to pay Additional Trust Fund Expenses -- other than interest on advances, which is covered by clause 7. above -- incurred with respect to any mortgage loan in the trust fund, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans in, and any REO Properties relating to, the related sub-pool, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     10. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     12. to pay, out of general collections on the mortgage loans in, and any REO Properties relating to, the related sub-pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans in, and any REO Properties relating to, the related sub-pool, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on the mortgage loans in, and any REO Properties in, the related sub-pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

     16.  to pay for the recording of the pooling and servicing agreement;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before their respective due dates in December 2001 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

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     19.  to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

     20. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

FAIR VALUE PURCHASE OPTION

     If any specially serviced mortgage loan in the trust fund has become a Specially Designated Defaulted Mortgage Loan, then the special servicer must so notify the trustee and the master servicer in writing, and the trustee must in turn so notify the holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool. In addition, the special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period), and report to the trustee and the master servicer, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. For so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the special servicer will be required, when it believes that there has been a material change in the relevant facts and circumstances, to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to the special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged real property as reflected in, the most recent appraisal or other valuation obtained or conducted by the special servicer with respect to that property), and report to the trustee and the master servicer, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. Upon its receipt of the special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan, the trustee must promptly notify the holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool of such determination.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2001-CK6 controlling class for the applicable sub-pool (other than us, the related mortgage loan seller or our or its respective affiliates and/or agents) may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee and the master servicer as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

     o    the Stated Principal Balance of that mortgage loan,

     o to the extent not previously advanced for the benefit of the holders of the series 2001-CK6 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

     o any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earlier of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (2) the date on which such mortgage loan is liquidated or the related mortgaged real property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the majority holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool or any assignee thereof within 30 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool will be required to assign such Purchase Option, for a 30-day period only, to the special servicer. During the 30-day period following the assignment of the Purchase Option to it, the special servicer will be entitled to exercise that Purchase Option or assign it to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents.

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If such Purchase Option is not exercised by the special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool.

      Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the master servicer and the special servicer--

     o written notice of its intention to purchase such mortgage loan at the Option Price, and

     o if such party is the assignee of the special servicer or the majority holder(s) of the series 2001-CK6 controlling class for the applicable sub-pool, evidence of its right to exercise such Purchase Option.

The pooling and servicing agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Mortgage Loan.

     Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the special servicer or any affiliate or assignee thereof, subject to the following paragraph, the master servicer must confirm and report to the trustee and the special servicer (or, if the master servicer and the special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the special servicer) that it believes that the special servicer's determination of the Fair Value of such mortgage loan reasonably reflects an amount no less than that which would, in the master servicer's (or, if applicable, the trustee's) judgment, be realized in connection with a sale of that mortgage loan if it were offered in a commercially reasonable manner and an open bid auction were conducted; provided that the special servicer may revise any such Fair Value determination that is rejected by the master servicer (or, if applicable, the trustee).

     Notwithstanding anything contained in the preceding paragraph to the contrary, if the master servicer or the trustee is required to confirm or reject the special servicer's Fair Value determination as contemplated by the preceding paragraph, the master servicer or the trustee, as the case may be, may designate an independent third party, with adequate experience in the trading of defaulted mortgage loans, to confirm that the special servicer's Fair Value determination as contemplated by the preceding paragraph. In the event that the master servicer or the trustee designates such a third party to make such determination, neither the master servicer nor the trustee will assume any responsibility for such third party's determination, and the master servicer and the trustee will be entitled to conclusively rely upon such third party's determination. The master servicer or the trustee, as the case may be, may pay such third party (or, if it confirms for itself the special servicer's Fair Value determination, may pay itself) a fee of up to $2,500, together with, subject the next sentence, the confirming party's related costs and expenses, out of the master servicer's collection account. The costs of all appraisals, inspection reports and broker opinions of value, incurred by the master servicer, the trustee or any such third party pursuant to this paragraph or the preceding paragraph are to be advanced by the master servicer and will constitute, and be reimbursable with interest as, servicing advances.

     There can be no assurance that the Fair Value of any Specially Designated Defaulted Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     In the event that a default on any mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2001-CK6 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     o the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     o    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2001-CK6 certificates, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2001-CK6 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

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     If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the master servicer, the special servicer and/or any other party in connection with the defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2001-CK6 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2001-CK6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund, the special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year), following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell any REO Property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property", the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Internal Revenue Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer, directly or through a wholly-owned limited liability company established to own the subject REO Property, or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

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     This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-CK6 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two (2) business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan.

Beginning in 2002, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     o any change in the property's condition or occupancy of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material, or

     o any waste committed on the property of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material.

     The master servicer and the special servicer will each be required to deliver to the trustee and the series 2001-CK6 controlling class representative for the applicable sub-pool a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or the special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended March 31, 2002, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, whether or not those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     o    the quarterly and annual financial statements of the borrower.

     The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee and the series 2001-CK6 controlling class representative for the applicable sub-pool copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and neither the master servicer nor the special servicer is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer or the special servicer, as applicable, by the respective mortgage loan sellers.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

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     o    the series 2001-CK6 controlling class representative for the applicable sub-pool,

     o    any series 2001-CK6 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three (3) business days following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three
          (3) business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to the master servicer or the

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          special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 or by certificateholders entitled to not less than 25% of the series 2001-CK6 voting rights;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-CK6 certificateholders, and that breach continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-CK6 controlling class representative for either sub-pool no. 1 or sub-pool no. 2 or by certificateholders entitled to not less than 25% of the series 2001-CK6 voting rights;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o Moody's places the rating of any class of the series 2001-CK6 certificates on a "watchlist" status for possible ratings downgrade or withdrawal, citing servicing concerns with respect to the master servicer or the special servicer as the sole or a contributory factor in such rating action, and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing concerns is no longer a contributory factor;

     o the trustee receives written notice from Moody's to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by Moody's to any class of the series 2001-CK6 certificates; and

     o the master servicer is removed from S&P's approved master servicer list or the special servicer is removed from S&P's approved special servicer list and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

     The pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last three bullets of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2001-CK6 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2001-CK6 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

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     o    appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2001-CK6 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2001-CK6 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2001-CK6 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2001-CK6 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2001-CK6 certificateholders entitled to not less than 25% of the series 2001-CK6 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2001-CK6 certificateholders, unless in the trustee's opinion, those series 2001-CK6 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-CK6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0025% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2001-CK6 controlling class for sub-pool no. 1 (provided that any of the remaining mortgage loans are part of sub-pool no. 1), the master servicer or the special servicer, in that order of preference, and

     3. if the total principal balance of the offered certificates has been reduced to zero, the acquisition of all of the mortgage loans and REO Properties remaining in the trust fund by the remaining series 2001-CK6 certificateholders in exchange for all the remaining series 2001-CK6 certificates.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-CK6 certificateholder. The final distribution with respect to each series 2001-CK6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-CK6 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single certificateholder or group of certificateholders of the series 2001-CK6 controlling class for sub-pool no. 1, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2001-CK6 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2001-CK6 controlling class for sub-pool no. 1, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-CK6 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2001-CK6 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the trust fund at the time of the exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     o the holders of the series 2001-CK6 certificates entitled to not less than 51% of the series 2001-CK6 voting rights, not taking into account series 2001-CK6 certificates held by us or any of our affiliates or agents, and

     o all of the series 2001-CK6 certificateholders that will be adversely affected by the amendment in any material respect.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, the single loan REMIC, REMIC I, REMIC II, REMIC III and REMIC IV, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of the single loan REMIC will primarily consist of the pooled mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Granite Portfolio, together with any of those mortgaged real properties that may be acquired by the trust following a borrower default;

     The assets of REMIC I will generally include--

     o    the regular interest in the single loan REMIC,

     o the pooled mortgage loans other than the Granite Portfolio pooled mortgage loan,

     o any REO Properties acquired on behalf of the series 2001-CK6 certificateholders with respect to those other pooled mortgage loans,

     o    the master servicer's collection account,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the separate non-certificated regular interests in REMIC III will be the regular interests in REMIC III and will be the assets of REMIC IV,

     o the class A-X, A-CP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, NW-SUB and GT2 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC IV,

     o the class R certificates will evidence a grantor trust, the assets of which will consist of the sole class of residual interests in each REMIC created under the pooling and servicing agreement, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates will not be issued with any original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the Trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Static Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premiums and Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2001-CK6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-CK6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2001-CK6 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. However, if the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 97-34 and PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     o THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o    prudent investor provisions,

     o    percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated December __, 2001, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

                               PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                               AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                               CLASS A-1      CLASS A-2       CLASS B        CLASS C        CLASS D
         UNDERWRITER          CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
         -----------          ------------   ------------   ------------   ------------   ------------
Credit Suisse First Boston
  Corporation..............   $              $              $              $              $
McDonald Investments Inc...   $              $              $              $              $
Salomon Smith Barney Inc...   $              $              $              $              $

                              ------------   ------------   ------------   ------------   ------------
Total......................   $              $              $              $              $
                              ============   ============   ============   ============   ============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately % of the total initial principal balance of the offered certificates, plus accrued interest from December __, 2001, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $__________.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     This prospectus supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this prospectus supplement may otherwise lawfully be issued or passed on.

     The trust fund described in this prospectus supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in

Section 76(2) of the Financial Services Act 1986 or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the business day following the date hereof (this settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                     CLASS         MOODY'S         S&P
                     -----         -------         ---
                      A-1            Aaa           AAA
                      A-2            Aaa           AAA
                       B             Aa2            AA
                       C             Aa3           AA-
                       D             A2             A
                       E             A3             A-

     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "AIG" means American International Group, Inc..

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss, and

     o is not covered by a servicing advance or a corresponding collection from the related borrower.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Allocated Principal Balance" means the portion of the Stated Principal Balance of the Bel Alliance GT 2 Portfolio Loan allocated to the Bel Alliance GT 2 Portfolio Senior Portion or the Bel Alliance GT 2 Portfolio Junior Portion, as the case may be, which portion, at any given time, will equal:

     o in the case of the Bel Alliance GT 2 Portfolio Senior Portion, the lesser of--

          1. the excess, if any, of (a) the percentage of the initial cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan that is the Bel Alliance GT 2 Portfolio Senior Portion, over (b) all collections and/or advances of principal with respect to the Bel Alliance GT 2 Portfolio Loan that have previously been allocated to the Bel Alliance GT 2 Portfolio Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Bel Alliance GT 2 Portfolio Loan--Allocation of Payments Between the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion" in this prospectus supplement, and

          2. the then Stated Principal Balance of the Bel Alliance GT 2 Portfolio Loan; and

     in the case of the Bel Alliance GT 2 Portfolio Junior Portion, the lesser of--

          1. the excess, if any, of (a) the percentage of the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan that is the Bel Alliance GT 2 Portfolio Junior Portion, over (b) all collections and/or advances of principal with respect to the Bel Alliance GT 2 Portfolio Loan that have previously been allocated to the Bel Alliance GT 2 Portfolio Junior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage

               Loans--Significant Mortgage Loans--Bel Alliance GT 2 Portfolio Loan--Allocation of Payments Between the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion" in this prospectus supplement, and

          2. the excess, if any, of (a) the then Stated Principal Balance of the Bel Alliance GT 2 Portfolio Loan, over (b) the then Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Senior Portion.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

               2. the date on which the relevant Appraisal Trigger Event occurred; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of the mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

               (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

          2.   "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

               (b) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

     If, however--

     o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events--

     o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 120 days beyond the date on which that monthly debt service payment was due or, with respect to a balloon payment for which the related borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period (not to exceed 150 days beyond the date on which that balloon payment was due) during which the refinancing would occur;

     o the passage of 60 days after the special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged property, provided that such receiver or similar official continues in that capacity at the end of such 60-day period;

     o the passage of 60 days after the special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period; and

     o the mortgaged real property securing the mortgage loan becomes an REO Property.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "Ashland Town Center Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Ashland Town Center Property.

     "Ashland Town Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ashland Town Center.

     "ASTM" means the American Society for Testing and Materials.

     "Available P&I Funds" means, with respect to any distribution date, the total of the Standard Available P&I Funds and the Class GT2 Available P&I Funds for that distribution date.

     "Avalon Pavilions Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Avalon Pavilions Property.

     "Avalon Pavilions Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Avalon Pavilions.

     "Bel Alliance GT 2 Portfolio Junior Portion" means the portion of the Bel Alliance GT 2 Portfolio Loan that consists of $10,000,000 of the entire cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan.

     "Bel Alliance GT 2 Portfolio Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Bel Alliance GT 2 Portfolio Property.

     "Bel Alliance GT 2 Portfolio Payment Trigger Event" means any of the following:

     (a)  an event of default under the Bel Alliance GT 2 Portfolio Loan;

     (b) a Servicing Transfer Event exists with respect to the Bel Alliance GT 2 Portfolio Loan;

     (c)  the Bel Alliance GT 2 Portfolio Property has become an REO Property;
          or

     (d) payments of principal and interest are being made with respect to the Bel Alliance GT 2 Portfolio Loan in accordance with a modification or forbearance agreement.

     "Bel Alliance GT 2 Portfolio Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Bel Alliance GT 2 Portfolio".

     "Bel Alliance GT 2 Portfolio Senior Portion" means the portion of the Bel Alliance GT 2 Portfolio Loan that consists of $48,981,566 of the entire cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan.

     "Belmont Apartments Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Belmont Apartments Property.

     "Belmont Apartments Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Belmont Apartments.

     "Biltmore Square Mall Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Biltmore Square Mall Property.

     "Biltmore Square Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Biltmore Square Mall.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Class GT2 Available P&I Funds" means that portion of the Total Available Funds, exclusive of Post-ARD Additional Interest, Static Prepayment Premiums and Yield Maintenance Charges, that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Bel Alliance GT 2 Portfolio Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Bel Alliance GT 2 Portfolio Loan--Allocation of Payments Between the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion" in this prospectus supplement.

     "Class GT 2 Directing Certificateholder" means the holder(s) of certificates representing more than 50% of the total principal balance of the class GT2 certificates.

     "Class GT2 Principal Distribution Amount" means, with respect to any distribution date, the amount of principal allocable to the Bel Alliance GT 2 Portfolio Junior Portion, without regard to available funds, in accordance with clause fifth under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Bel Alliance GT 2 Portfolio Loan--Allocation of Payments Between the Bel Alliance GT 2 Portfolio Senior Portion and the Bel Alliance GT 2 Portfolio Junior Portion" in this prospectus supplement.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Column" means Column Financial, Inc.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cure Payment" means any payment made by the Class GT 2 Directing Certificateholder to cure a default on the part of the related borrower under the Bel Alliance GT 2 Portfolio Loan.

     "Cure Period" means, in regards to the Bel Alliance GT 2 Portfolio Loan, the period within five (5) business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties; and

     o with respect to the Bel Alliance GT 2 Portfolio Senior Portion, the ratio of--

          1. the initial Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Senior Portion, to

          2. the Most Recent Appraised Value of the Bel Alliance GT 2 Portfolio Property.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

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     o    is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

          2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

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     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

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          3.   in the case of any other commercial property, the monthly
               contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues,

     o for hospitality properties, room, food and beverage, telephone and other revenues, and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Exemption-Favored Party" means any of the following--

     o    Credit Suisse First Boston Corporation,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Specially Designated Defaulted Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "Fitch" means Fitch, Inc.

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     "GAAP" means generally accepted accounting principles.

     "Horizon Pointe Shopping Center Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Horizon Pointe Shopping Center Property.

     "Horizon Pointe Shopping Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Horizon Pointe Shopping Center.

     "IBM Building Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the IBM Building Property.

     "IBM Building Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as IBM Building.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Initial Bel Alliance GT 2 Portfolio Junior Percentage" means a fraction, expressed as a percentage--

     o the numerator of which is the initial total principal balance of the class GT2 certificates, and

     o the denominator of which is the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan.

     "Initial Bel Alliance GT 2 Portfolio Senior Percentage" means a fraction, expressed as a percentage--

     o the numerator of which is the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan, reduced by the initial total principal balance of the class GT2 certificates, and

     o the denominator of which is the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan.

     "IRS" means the Internal Revenue Service.

     "Key Landing Apartments Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Key Landing Apartments Property.

     "Key Landing Apartments Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Key Landing Apartments.

     "KeyBank" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "Largest Tenant" means any one of the top three (3) tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property. Largest Tenants were excluded from the presentation regarding the mortgage loans in sub-pool no. 2.

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     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited.

      "Manager" means, with respect to any mortgaged real property securing a pooled mortgage loan, the property manager, except that, when no management agreement is in place, it is referred to as "owner managed". All of the sub-pool no. 2 mortgage loans are assumed to be owner managed.

     "Maturity/ARD Balance" means:

     o with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions; and

     o with respect to the Bel Alliance GT 2 Portfolio Senior Portion, the percentage of the initial Maturity/ARD Balance of the Bel Alliance GT 2 Portfolio Loan that is the Bel Alliance GT 2 Portfolio Senior Portion.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

     o with respect to the Bel Alliance GT 2 Portfolio Senior Portion, the ratio of--

          1. the Maturity/ARD Balance of the Bel Alliance GT 2 Portfolio Senior Portion, to

          2. the Most Recent Appraised Value of the Bel Alliance GT 2 Portfolio Property.

     "Midland" means Midland Loan Services, Inc.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2001-CK6 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $992,557,380;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2001-CK6 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2001-CK6 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or Yield Maintenance Period (and each of the Bel Alliance GT 2 Portfolio Loan and the pooled mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as R.E. Michel Company, Inc., is assumed to be locked out during its Yield Maintenance Period);

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

          (3)  received on the applicable due date of the relevant month;

     o generally, all Yield Maintenance Charges received will be calculated in accordance with the related mortgage loan documents;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" or "--Repurchase of the Granite Portfolio Mortgage Loan" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee and the master servicing fee;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in January 2002; and

     o    the offered certificates are settled on December __, 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in December 2001, minus the sum of the master servicing fee rate for that mortgage loan and the trustee fee rate; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in December 2001, minus the sum of the master servicing fee rate for that mortgage loan and the trustee fee rate, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month. Moreover, a Mortgage Pass-Through Rate will be calculated with respect to the Bel Alliance GT 2 Portfolio Senior Portion as if it was a separate pooled mortgage loan, and no Mortgage Pass-Through Rate will be calculated with respect to the Bel Alliance GT 2 Portfolio Junior Portion.

     "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o    the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o    an estimate by the individual appraiser,

     o    an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Operating Income for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in December 2001 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the total Most Recent Net Operating Income for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2001 or, in the case of any underlying mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     o with respect to the Bel Alliance GT 2 Portfolio Senior Portion, the ratio of--

          1. the Most Recent Net Operating Income for the Bel Alliance GT 2 Portfolio Property, to

          2. twelve times the Initial Bel Alliance GT 2 Portfolio Senior Percentage of the initial monthly debt service payment for the Bel Alliance GT 2 Portfolio Loan due on its due date in December 2001.

     "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     o    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property. With respect to the mortgaged real properties securing the mortgage loans in sub-pool no. 2, the Underwritten Net Operating Income is utilized.

     "Most Recent Operating Statement Date" means, with respect to each of the pooled mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

      "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NRSF" means net rentable square footage.

     "NW Funding" means NW Funding, L.L.C.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

     "Option Period" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Option Price" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     o    other matters to which like properties are commonly subject,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Consideration Period" means, with respect to any pooled mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Static Prepayment Premium and/or a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such form of prepayment consideration.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial voluntary prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicer,

     o    the special servicer,

     o    any sub-servicers,

     o    each of the mortgage loan sellers,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "Rockland Center Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Rockland Center Property.

     "Rockland Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Rockland Center.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Portion" means:

     o when used with respect to the total Stated Principal Balance of sub-pool no. 1, a principal amount that--

          1. will initially equal (a) the total cut-off date principal balance of the mortgage loans in sub-pool no. 1, reduced by (b) the sum of (i) the initial total principal balance of the class J, K, L, M, N, O and P certificates and (ii) the portion of the cut-off date principal balance of the Bel Alliance GT 2 Portfolio Loan that is allocable to the Bel Alliance GT 2 Portfolio Junior Portion, and

          2. will be adjusted immediately following each distribution date to equal the lesser of (a) the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 immediately prior to that distribution date, reduced by any distributions of principal made with respect to the class A-1, A-2, B, C, D, E, F, G and H certificates on that distribution date that are attributable to sub-pool no. 1 and (b) the total Stated Principal Balance of sub-pool no. 1 immediately following that distribution date, exclusive of the portion of the Stated Principal Balance of the Bel Alliance GT 2 Portfolio Loan that is allocable to the Bel Alliance GT 2 Portfolio Junior Portion; and

     o when used with respect to the total Stated Principal Balance of sub-pool no. 2, a principal amount that--

          1. will initially equal (a) the total cut-off date principal balance of the mortgage loans in sub-pool no. 2, reduced by (b) the initial total principal balance of the class NW-SUB certificates,

          2. will be adjusted immediately following each distribution date to equal the lesser of (a) the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 immediately prior to that distribution date, reduced by any distributions of principal made with respect to the class A-1, A-2, B, C, D, E, F, G and H certificates on that distribution date that are attributable to sub-pool no. 2 and (b) the total Stated Principal Balance of sub-pool no. 2 immediately following that distribution date.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1 and A-2 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     o the sum of the Senior Portion of the total Stated Principal Balance of sub-pool no. 1 and the Senior Portion of the total Stated Principal Balance of sub-pool no. 2 that, in each case, will be outstanding immediately following that distribution date; plus

     o    the lesser of--

          1. the portion of the Total Principal Distribution Amount for that distribution date allocable to the class A-1 and A-2 certificates, and

          2. the portion of the Standard Available P&I Funds for that distribution date allocable to making distributions of principal and interest on the class A-1, A-2, B, C, D, E, F, G and H certificates that will remain after all required distributions of interest on the class A-X, A-CP, A-1 and A-2 certificates have been made on that distribution date.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which that party is responsible:

     o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those pooled mortgage loans and REO Properties for which it is responsible under the pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the pooled mortgage loans;

     o    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all Static Prepayment Premiums and Yield Maintenance Charges that may become payable under those mortgage loans, and

          3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Static Prepayment Premiums and Yield Maintenance Charges, the maximization of the recovery on that defaulted mortgage loan to the series 2001-CK6 certificateholders, as a collective whole, on a present value basis; and

     o    without regard to--

          1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2001-CK6 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the master servicer to make advances,

          4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

          5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

          6. any obligation that the master servicer or special servicer, as the case may be, or any of its affiliates, may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan,

          7. the ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property, and

          8. the ownership by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the master servicer believes it will continue, unremedied--

          o except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

          o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     2. the master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

          o the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

          o the related borrower has requested a material modification of the payment terms of related mortgage loan;

     3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three (3) consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Designated Defaulted Mortgage Loan" means a specially serviced mortgage loan in the trust fund that is at least 90 days' delinquent as to its balloon payment or 60 days' delinquent as to any other monthly debt service payment or has been accelerated in connection with any other material default.

     "Standard Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds allocable to the Bel Alliance GT 2 Portfolio Junior Portion, and further exclusive of any portion of those funds that represents--

     o    Static Prepayment Premiums,

     o    Yield Maintenance Charges, or

     o    Post-ARD Additional Interest.

     The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2001-CK6 certificates on that date.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     o will initially equal its unpaid principal balance as of its due date in December 2001 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "Static Prepayment Premium Period" means, with respect to any pooled mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Static Prepayment Premium, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Static Prepayment Premium.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2001-CK6 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in December 2001 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in December 2001, and

          4. all advances of principal made with respect to the pooled mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in December 2001 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2001 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     o with respect to the Bel Alliance GT 2 Portfolio Senior Portion, the ratio of--

          1. the Underwritten Net Cash Flow for the Bel Alliance GT 2 Portfolio Property, to

          2. twelve times the Initial Bel Alliance GT 2 Portfolio Senior Percentage of the initial monthly debt service payment for the Bel Alliance GT 2 Portfolio Loan due on its due date in December 2001.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o    underwritten recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "Union Capital" means Union Capital Investments, LLC.

     "United States Person" means--

     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

      "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Washington Design Center Loan" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Washington Design Center Property.

     "Washington Design Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Washington Design Center.

     "Weighted Average Sub-Pool No. 1 Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans in sub-pool no. 1 (or, in the case of the Bel Alliance GT 2 Portfolio Loan, the Bel Alliance GT 2 Portfolio Senior Portion) for that distribution date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Bel Alliance GT 2 Portfolio Loan, the Allocated Principal Balance of the Bel Alliance GT 2 Portfolio Senior Portion) immediately prior to that distribution date.

     "Weighted Average Sub-Pool No. 2 Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans in sub-pool no. 2 for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. With respect to certain mortgaged real properties securing the mortgage loans in sub-pool no. 2, the Year Built is utilized.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "Yield Maintenance Period" means, with respect to any pooled mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                   Major Tenants of the Commercial Properties

             Engineering Reserves and Recurring Replacement Reserves

                              Multifamily Schedule



                                     A-1-1


                                 LOCATION AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES


                                                                                              CUT-OFF DATE
                                                                                                PRINCIPAL
  CROSSED        #       SUB-POOL      PROPERTY NAME                                           BALANCE (1)
  -------        -       --------      -------------                                           -----------
                 1      Sub-Pool 1     Avalon Pavilions                                        $71,712,508
                2A      Sub-Pool 1     Nob Hill Apartments                                      11,971,882
                2B      Sub-Pool 1     Driscoll Place Apartments                                11,252,944
                2C      Sub-Pool 1     Crystal Bay Apartments                                    8,783,548
                2D      Sub-Pool 1     Rollingwood Apartments                                    6,970,574
                2E      Sub-Pool 1     Foxcroft Apartments                                       4,719,985
                2F      Sub-Pool 1     Maple Run Apartments                                      2,813,236
                2G      Sub-Pool 1     Hampton Forest Apartments                                 2,469,396
                 3      Sub-Pool 1     Washington Design Center                                 48,959,437
                 4      Sub-Pool 1     Rockland Center                                          27,578,682
                 5      Sub-Pool 1     Ashland Town Center                                      26,967,967
                 6      Sub-Pool 1     Biltmore Square Mall                                     26,000,000
                 7      Sub-Pool 1     Belmont Apartments                                       23,379,853
                 8      Sub-Pool 1     Horizon Pointe Shopping Center                           20,546,010
                 9      Sub-Pool 1     IBM Building                                             20,500,000
                10      Sub-Pool 1     Key Landing Apartments                                   17,939,980
   ( A )        11      Sub-Pool 1     Bel Air Village                                          11,900,000
   ( A )        12      Sub-Pool 1     Laguna Park Village                                       4,700,000
                13A     Sub-Pool 1     4550 Spring Valley Road                                   6,406,761
                13B     Sub-Pool 1     13524 Welch Road                                          1,969,393
                13C     Sub-Pool 1     815 South Coppell Road                                    1,874,663
                13D     Sub-Pool 1     10351 Home Road                                           1,869,677
                13E     Sub-Pool 1     2601 Kingsley Road                                        1,346,168
                13F     Sub-Pool 1     4600 Simonton Road                                        1,266,395
                13G     Sub-Pool 1     1130 West Jackson Road                                    1,246,452
                13H     Sub-Pool 1     582 East Highway 121                                        573,368
                14      Sub-Pool 1     Richardson Heights Village Shopping Center               16,500,000
                15      Sub-Pool 1     Paces Commons Apartments                                 16,250,000
                16      Sub-Pool 1     North Pointe Center                                      15,270,777
                17      Sub-Pool 1     Centennial Plaza                                         14,980,069
                18      Sub-Pool 1     Park Ridge Office Center                                 13,617,700
                19      Sub-Pool 1     Lawndale Crossing Shopping Center                        13,563,451
                20      Sub-Pool 1     Toco Hills Promenade Shopping Center                     13,491,549
                21      Sub-Pool 1     Wells Fargo Building                                     13,466,546
                22      Sub-Pool 1     Harbor Club Downs                                        11,583,074
                23      Sub-Pool 1     Southridge Plaza                                         11,484,334
                24      Sub-Pool 1     Gateway Center                                           11,235,863
                25      Sub-Pool 1     Allied Plaza                                             10,976,599
                26      Sub-Pool 1     Country Walk Plaza                                       10,465,366
                27      Sub-Pool 1     Riverwalk Apartments                                      9,992,942
                28A     Sub-Pool 1     Adobe Creek Shopping Center                               5,234,006
                28B     Sub-Pool 1     Carillion Hills Shopping Center                           2,492,384
                28C     Sub-Pool 1     Marbach Shopping Center                                   2,243,145
                29      Sub-Pool 1     Ogden Corporate Center                                    9,680,530
                30      Sub-Pool 1     Ashley of Spring Valley Apartments                        9,659,264
                31      Sub-Pool 1     Main & LaVeta                                             9,340,271
                32      Sub-Pool 1     The Brighton Marketplace                                  9,185,182
                33      Sub-Pool 1     Holiday Inn Ontario                                       8,943,852
                34      Sub-Pool 1     Dulles Business and Cargo Center                          8,773,250
                35      Sub-Pool 1     Bremner Woods Apartments Phase III                        8,487,954
                36      Sub-Pool 1     Northtowne Plaza                                          8,080,236
                37      Sub-Pool 1     Kittery Outlet Center & Kittery Barn                      8,070,539
                38      Sub-Pool 1     C & T Warehouse                                           7,934,649
                39      Sub-Pool 1     Sierra Point Apartments                                   7,889,477
                40      Sub-Pool 1     Fleet Bank Building                                       7,494,032
                41      Sub-Pool 1     Northpointe Commons - Shops                               7,490,307
                42      Sub-Pool 1     Christmas Tree Shops Plaza                                6,982,158
                43      Sub-Pool 1     R.E. Michel Company, Inc.                                 6,860,453
                44      Sub-Pool 1     Richmond Center                                           6,652,593
                45      Sub-Pool 1     Eastgate Shopping Center                                  6,441,213
                46      Sub-Pool 1     Cass Plaza Shopping Center                                6,436,909
                47      Sub-Pool 1     Summer Trace Apartments                                   6,410,626
                48A     Sub-Pool 1     Eckerd Pharmacy - Daytona                                 2,176,562
                48B     Sub-Pool 1     Eckerd Pharmacy - Tavares                                 2,070,304
                48C     Sub-Pool 1     Eckerd Pharmacy - Inverness                               1,885,211
                49      Sub-Pool 1     1452 Third Street Promenade                               5,742,588
                50      Sub-Pool 1     Creek Crossing Shopping Center                            5,592,409
                51      Sub-Pool 1     Trolley Industrial Park                                 $ 5,392,234
                52      Sub-Pool 1     North Hills Terrace                                       5,389,110
                53      Sub-Pool 1     Country Oaks Apartments                                   5,292,780
                54A     Sub-Pool 1     Kester Mill Village                                       1,935,858
                54B     Sub-Pool 1     Lexington Crossing                                        1,690,153
                54C     Sub-Pool 1     Tri-Rivers Plaza                                          1,563,577
                55A     Sub-Pool 1     University Village Apartments                             4,307,587
                55B     Sub-Pool 1     Woodland Village Apartments                                 610,244
                56      Sub-Pool 1     Amherst Plaza                                             4,776,554
                57      Sub-Pool 1     Eastlake Village Apartments & Mini-Storage                4,630,481
                58      Sub-Pool 1     Best Buy-Brownsville                                      4,379,447
                59      Sub-Pool 1     Five Points Plaza                                         4,311,020
                60      Sub-Pool 1     Virginia Apartment Properties                             4,296,807
                61      Sub-Pool 1     Countryside Station                                       4,206,623
                62      Sub-Pool 1     Tanglewood                                                4,189,020
                63      Sub-Pool 1     Westin Centre                                             4,089,064
                64      Sub-Pool 1     Lake Crest Center Office Building                         4,037,992
                65      Sub-Pool 1     Best Buy-Lafayette                                        3,991,289
                66      Sub-Pool 1     The Broadway Building                                     3,983,303
                67      Sub-Pool 1     Greenville Business Center                                3,890,593
                68      Sub-Pool 1     Woodland Crossing Apartments                              3,789,349
                69      Sub-Pool 1     Tramway Crossings                                         3,690,131
   ( B )        70      Sub-Pool 1     Scottsdale Airpark III - 15610 Bldg                       1,977,600
   ( B )        71      Sub-Pool 1     Scottsdale Airpark III - 15953 Bldg                       1,643,006
                72      Sub-Pool 1     Riviera Estates Mobile Home Park                          3,586,913
                73      Sub-Pool 1     Office Depot/Mattress Giant Building                      3,545,164
                74      Sub-Pool 1     Hampton Village Apartments                                3,442,627
                75      Sub-Pool 1     Wellongate Apartments                                     3,416,248
                76      Sub-Pool 1     Birch Centre                                              3,289,969
                77      Sub-Pool 1     Puma Building                                             3,173,865
                78      Sub-Pool 1     Albertson's Plaza                                         3,126,067
                79      Sub-Pool 1     Lincoln Self Storage                                      3,043,359
                80      Sub-Pool 1     Office Depot-Memphis                                      3,017,644
                81      Sub-Pool 1     Aim All Storage IV                                        2,993,468
                82      Sub-Pool 1     Storage USA                                               2,928,403
                83      Sub-Pool 1     Best Buy-Benton Harbor                                    2,922,859
                84      Sub-Pool 1     100 North Brand Office Building                           2,893,832
                85      Sub-Pool 1     Residences at Bear Creek                                  2,891,467
                86      Sub-Pool 1     Cedarstone                                                2,794,287
                87      Sub-Pool 1     Tiburon View Apartments                                   2,793,564
                88      Sub-Pool 1     Regency Park Shopping Center                              2,744,878
                89      Sub-Pool 1     Richardson Drive Plaza                                    2,696,322
                90      Sub-Pool 1     Westwood Village Shopping Center                          2,594,595
                91      Sub-Pool 1     Southwestern Plaza Shopping Center                        2,524,111
                92      Sub-Pool 1     La Salle Distribution Center I & II                       2,500,000
                93      Sub-Pool 1     Ashgrove Apartments                                       2,491,554
                94      Sub-Pool 1     Bethlehem Woods Apartments                                2,294,123
                95      Sub-Pool 1     Sunset Plaza Office Complex                               2,245,257
                96      Sub-Pool 1     Tahoe Pine Ridge Plaza                                    2,224,474
                97      Sub-Pool 1     Laurel Food Lion                                          2,197,207
                98      Sub-Pool 1     Northlake Apartments                                      2,160,341
                99      Sub-Pool 1     Peoria Self-Storage                                       2,100,492
                100     Sub-Pool 1     Siboney Professional Building                             2,045,390
                101     Sub-Pool 1     Poplar Village Apartments                                 1,998,361
                102     Sub-Pool 1     D.R. Commons and Taft Center                              1,945,449
                103     Sub-Pool 1     A1A Self Storage                                          1,917,487
                104     Sub-Pool 1     Woodcreek Apartments                                      1,792,824
                105     Sub-Pool 1     Brynfield Court Apartments                                1,704,274
                106     Sub-Pool 1     Creekview Estates                                         1,689,536
                107     Sub-Pool 1     Virginia Avenue Plaza                                     1,686,762
   ( C )        108     Sub-Pool 2     Pinewood Apartments                                       1,052,834
   ( C )        109     Sub-Pool 2     Pinecreek Apartments                                        555,394
                110     Sub-Pool 1     Rosewalk Garden Homes                                     1,596,542
                111     Sub-Pool 2     London Square Apartments                                  1,550,693
                112     Sub-Pool 1     Fairview Arms Apartments                                  1,530,856
                113     Sub-Pool 1     Park Manor Apartments                                     1,496,772
                114     Sub-Pool 1     Albertson's-Shadow Shopping Center                        1,495,171
                115     Sub-Pool 1     Buckingham Townhomes                                    $ 1,468,926
                116     Sub-Pool 1     South Hills Mobile Home Estates                           1,445,436
                117     Sub-Pool 1     Lowe's Food Store                                         1,439,467
                118     Sub-Pool 2     Maple Court Apartments                                    1,386,097
                119     Sub-Pool 1     Quad 217 Corporate Center                                 1,293,407
                120     Sub-Pool 1     3115 Long Beach Road                                      1,272,713
                121     Sub-Pool 1     College Street Shopping Center                            1,271,298
                122     Sub-Pool 2     679 Ninth Avenue                                          1,266,848
                123     Sub-Pool 1     Riviera Palm Apartments                                   1,206,534
                124     Sub-Pool 1     2 Claire Road                                             1,196,949
                125     Sub-Pool 1     Kaysville Country Apartments                              1,173,928
                126     Sub-Pool 1     Alta Drive Apartments                                     1,172,118
                127     Sub-Pool 1     Powers Rentals Apartments                                 1,159,037
                128     Sub-Pool 2     Fairfield Apartments                                      1,130,605
                129     Sub-Pool 1     Wade Office Building                                      1,117,274
                130     Sub-Pool 2     361 Broadway                                              1,088,217
                131     Sub-Pool 1     Wynmawr Court Apartments                                  1,036,517
                132     Sub-Pool 2     Gleneagles Apartments                                     1,005,720
                133     Sub-Pool 2     Toni-Lynn Apartments                                        982,708
                134     Sub-Pool 2     Barcelona West Mobile Home Park                             952,838
                135     Sub-Pool 2     Roselle Apartments                                          932,623
                136     Sub-Pool 2     Laurel Garden Apartments                                    930,178
                137     Sub-Pool 2     Green Valley Mobile Home Park                               906,057
                138     Sub-Pool 2     Cathedral Park Apartments                                   874,189
                139     Sub-Pool 2     Glen Oaks Apartments                                        867,372
   ( D )        140     Sub-Pool 2     5427 Romaine Street                                         564,798
   ( D )        141     Sub-Pool 2     501 N. Kenmore & 4529 Rosewood                              299,677
                142     Sub-Pool 2     1510 S. St. Andrews Pl.                                     854,503
                143     Sub-Pool 2     1014-1018 N. Charles Street                                 852,169
                144     Sub-Pool 1     Oliver Hall Apartments                                      837,187
                145     Sub-Pool 1     Maryland Court Apartments                                   821,355
                146     Sub-Pool 2     1914-1926 Summer Breeze                                     821,335
                147     Sub-Pool 2     159-163 Marshall Street                                     704,728
                148     Sub-Pool 2     3423-3425 Bergenline Avenue                                 683,325
                149     Sub-Pool 2     30 Amherst, 1 &1 1/2 Oxford                                 630,813
                150     Sub-Pool 2     Greystone Apartments                                        630,700
                151     Sub-Pool 2     The Spincycle Shopping Center                               613,098
                152     Sub-Pool 2     241 South Arlington Avenue                                  584,517
                153     Sub-Pool 2     516-520 West 188th Street                                   580,827
                154     Sub-Pool 2     Dawn Lynn Apartments                                        561,993
                155     Sub-Pool 2     11027-37 S M.L. King Drive                                  541,784
                156     Sub-Pool 2     2923-2961 Ferncreek & 2930-2971 Martin                      531,247
                157     Sub-Pool 2     Whitehill Apartments                                        523,307
                158     Sub-Pool 2     6807 North 45th Avenue                                      512,561
                159     Sub-Pool 2     120-126 Market St. & 14-24 Hamilton St.                     478,941
                160     Sub-Pool 2     1276 Military Road                                          475,959
                161     Sub-Pool 2     3021 North 39th Street                                      475,032
                162     Sub-Pool 2     18 Burney Street                                            440,542
                163     Sub-Pool 2     Eastgate Garden Apartments                                  422,197
                164     Sub-Pool 2     Kym's Court Apartment Complex                               419,412
                165     Sub-Pool 2     1210 So. Nevada Street                                      418,995
                166     Sub-Pool 2     Country Time Mobile Home Park                               416,886
                167     Sub-Pool 2     111 South Ave. 63                                           416,883
                168     Sub-Pool 2     Riley Court                                                 414,567
                169     Sub-Pool 2     Home Video                                                  412,842
                170     Sub-Pool 2     Casa Linda Apartments                                       411,489
                171     Sub-Pool 2     Schuerman Law Firm                                          411,365
                172     Sub-Pool 2     9 Main Street                                               393,041
                173     Sub-Pool 2     The Elmira Apartments                                       380,045
                174     Sub-Pool 2     18-32 Colby Street                                          379,187
                175     Sub-Pool 2     2966 Wilshire Boulevard                                     372,803
                176     Sub-Pool 2     392 Montague Road                                           371,192
                177     Sub-Pool 2     110-13 55th Avenue                                          370,271
                178     Sub-Pool 2     2747 Newell Street                                          369,044
                179     Sub-Pool 2     The Greenbriar Apartments                                   355,262
                180     Sub-Pool 2     1320-1326 Foulkrod Street                                   349,926
                181     Sub-Pool 2     16021 S. Denker Avenue                                      349,675
                182     Sub-Pool 2     1240 S. Norton Avenue                                     $ 342,498
                183     Sub-Pool 2     914 N. Charles Street/913 Morton Street                     342,096
                184     Sub-Pool 2     Castle Raphael Apartments                                   340,292
                185     Sub-Pool 2     4151 3rd Avenue                                             319,428
                186     Sub-Pool 2     1352 N. Las Palmas Avenue                                   318,259
                187     Sub-Pool 2     439 East 135th Street                                       311,674
                188     Sub-Pool 2     3781 Martin Luther King Jr. Drive                           309,236
                189     Sub-Pool 2     1228 Jefferson Avenue                                       307,866
                190     Sub-Pool 2     517 S. Rampart Boulevard                                    303,290
                191     Sub-Pool 2     514-522 Snelling N. / 1567-1571 Sherburne                   300,240
                192     Sub-Pool 2     The Hillside Apartments                                     291,314
                193     Sub-Pool 2     461 Venus Avenue                                            291,123
                194     Sub-Pool 2     550 N. Western Avenue                                       279,507
                195     Sub-Pool 2     1650 Boston Street                                          278,097
                196     Sub-Pool 2     217 Van Brunt St                                            277,989
                197     Sub-Pool 2     126 Bowden Street                                           273,154
                198     Sub-Pool 2     Field Street Townhouses                                     272,917
                199     Sub-Pool 2     769 Tremont Street                                          269,870
                200     Sub-Pool 2     594-596 West Side Avenue                                    264,019
                201     Sub-Pool 2     5850 Stockton Boulevard                                     259,195
                202     Sub-Pool 2     613 S. Prairie Avenue                                       256,873
                203     Sub-Pool 2     5421-5431 Cypress Road                                      254,551
                204     Sub-Pool 2     Davis Apartments                                            254,016
                205     Sub-Pool 2     52, 62 & 72 North Wisconsin Street                          249,409
                206     Sub-Pool 2     226 East De La Guerra Street                                244,326
                207     Sub-Pool 2     2040 62nd Street                                            234,620
                208     Sub-Pool 2     3425 So. A Street                                           232,947
                209     Sub-Pool 2     149 High Street                                             229,927
                210     Sub-Pool 2     11055-11071 SE Bush Street                                  228,633
                211     Sub-Pool 2     Columbus Way Apartments                                     223,575
                212     Sub-Pool 2     Pierson Villas Apartments                                   216,514
                213     Sub-Pool 2     4213-15 Church Avenue                                       216,467
                214     Sub-Pool 2     2440 Athens Avenue                                          214,501
                215     Sub-Pool 2     110-112 Thornton Street                                     213,294
                216     Sub-Pool 2     574 Central Avenue                                          212,070
                217     Sub-Pool 2     921 and 931 NW 5th Street                                   207,107
                218     Sub-Pool 2     1020 W. 13th Street                                         206,860
                219     Sub-Pool 2     1045 S. Alma Street                                         202,459
                220     Sub-Pool 2     15685 W 10 Mile Rd                                          198,004
                221     Sub-Pool 2     9526-9530 1/2 Park Street                                   197,164
                222     Sub-Pool 2     251-255 A Street                                            193,296
                223     Sub-Pool 2     3984-86 Pennsylvania Avenue, S.E.                           190,285
                224     Sub-Pool 2     27-39 West Montauk Highway                                  187,238
                225     Sub-Pool 2     430 South Stanislaus Street                                 183,810
                226     Sub-Pool 2     Brighton Center                                             179,780
                227     Sub-Pool 2     5527 Barton Avenue                                          178,869
                228     Sub-Pool 2     11400 Dodson Street                                         176,771
                229     Sub-Pool 2     595 Autumn Avenue                                           173,353
                230     Sub-Pool 2     725-729 Warren Street                                       167,812
                231     Sub-Pool 2     3200 Traders Way                                            165,654
                232     Sub-Pool 2     2892 W. 11th Street                                         165,417
                233     Sub-Pool 2     Weepingbirch Apartments                                     164,144
                234     Sub-Pool 2     5 Grove Street                                              163,632
                235     Sub-Pool 2     1752 Rumrill Boulevard                                      163,524
                236     Sub-Pool 2     1034 East Laurel Drive                                      158,993
                237     Sub-Pool 2     1615 East Appleton Street                                   154,753
                238     Sub-Pool 2     727 Olive Avenue                                            146,412
                239     Sub-Pool 2     Genoa Restaurant                                            144,747
                240     Sub-Pool 2     6124 Pembroke Road                                          136,517
                241     Sub-Pool 2     2821 Federal Boulevard                                    $ 132,249
                242     Sub-Pool 2     3620 West 159th St./15901 West Park                         129,616
                243     Sub-Pool 2     3140 Pleasant Avenue South                                  114,305
                244     Sub-Pool 2     6600 Lincoln Place                                          111,726
                245     Sub-Pool 2     837-901 E. Turney Avenue                                    109,568
                246     Sub-Pool 2     457 W. 47th Street                                          103,026
                247     Sub-Pool 2     4467 Lee Rd                                                 102,813
                248     Sub-Pool 2     540 NE 149 St                                               102,763
                249     Sub-Pool 2     201-207 Lawrence Street                                     101,978
                250     Sub-Pool 2     6806 S. St. Lawrence                                         97,300
                251     Sub-Pool 2     1545 NE 123rd Street                                         92,365
                252     Sub-Pool 2     1100 E. 7th Street                                           84,237


                         MANAGEMENT
  CROSSED        #       COMPANY
  -------       --       -----------
                 1       Northland Investment Corp.
                2A       Alliance Residential Management, L.L.C.
                2B       Alliance Residential Management, L.L.C.
                2C       Alliance Residential Management, L.L.C.
                2D       Alliance Residential Management, L.L.C.
                2E       Alliance Residential Management, L.L.C.
                2F       Alliance Residential Management, L.L.C.
                2G       Alliance Residential Management, L.L.C.
                 3       Merchandise Mart Properties, Inc.
                 4       American Continental Properties, Inc.
                 5       Owner Managed
                 6       Simon Property Group, L.P.
                 7       Picerne Real Estate Group
                 8       Excel Management, Inc.
                 9       Codina Real Estate Management, Inc.
                10       Southern Management Corporation
   ( A )        11       GRE Management Services
   ( A )        12       GRE Management Services
                13A      Parker (Texas) Equities, Inc
                13B      Parker (Texas) Equities, Inc
                13C      Parker (Texas) Equities, Inc.
                13D      Parker (Texas) Equities, Inc
                13E      Parker (Texas) Equities, Inc
                13F      Parker (Texas) Equities, Inc.
                13G      Parker (Texas) Equities, Inc
                13H      Parker (Texas) Equities, Inc.
                14       Owner Managed
                15       BNP Residential Properties Limited Partnership
                16       Pacific Central Management Corporation
                17       Owner Managed
                18       SP Realty Partners, Ltd.
                19       Weaver, Grubar, Tyler & Black Management Company
                20       Brandywine Real Estate Management Services Corporation
                21       Felton Management Corporation
                22       Owner Managed
                23       Coreland Carlson
                24       Westwood Financial Corp.
                25       H.F.H., Ltd.
                26       Saglo Development Corp.
                27       Owner Managed
                28A      Rohde Realty, Inc., dba Rohde Realty Corp.
                28B      Rohde Realty, Inc., dba Rohde Realty Corp.
                28C      Rohde Realty, Inc., dba Rohde Realty Corp.
                29       MPR Manangement
                30       CNC Investments, Inc.
                31       Independent Development Co.
                32       SullivanHayes
                33       Suite Hospitality Management, Inc.
                34       Owner Managed
                35       Weinstein Management Co., Inc.
                36       Letter & Associates, Inc.
                37       Newmarket Properties Ltd.
                38       Levco Development Corp.
                39       DMJ Management, Inc.
                40       CB Richard Ellis
                41       Wyatt Development Co., Inc.
                42       The Richmond Company, Inc.
                43       Owner Managed
                44       Owner Managed
                45       Owner Managed
                46       The Hamstra Group
                47       LEDIC Management Group, Inc.
                48A      Owner Managed
                48B      Owner Managed
                48C      Owner Managed
                49       Tucker Investment Group, Inc.
                50       Lone Star Properties, Inc.
                51       Lewis Management, LLC
                52       Owner Managed
                53       EMES Management Corp.
                54A      Glenwood Development Company, L.L.C.
                54B      Glenwood Development Company, L.L.C.
                54C      Glenwood Development Company, L.L.C.
                55A      Campus Rental Properties, LLC
                55B      Campus Rental Properties, LLC
                56       Park City Realty Corp.
                57       National Property Mgt. Asoc. Inc.
                58       Owner Managed
                59       Owner Managed
                60       Owner Managed
                61       Owner Managed
                62       Owner Managed
                63       Security Management, Inc.
                64       Solomon Brothers Realty Company
                65       Owner Managed
                66       P.N. Eklund Interests
                67       Owner Managed
                68       DEL Management Corporation
                69       Security Management, Inc.
   ( B )        70       Owner Managed
   ( B )        71       Owner Managed
                72       ARC Investments
                73       Owner Managed
                74       Simmons & Harris, Inc.
                75       Owner Managed
                76       Kaylor Accountancy Corporation
                77       Owner Managed
                78       Westwood Financial Corp.
                79       Gainer Associates
                80       Owner Managed
                81       Owner Managed
                82       Storage USA
                83       Owner Managed
                84       100 N Brand, Inc.
                85       Owner Managed
                86       Owner Managed
                87       Fisher Corporation
                88       Plaza Associates, Inc.
                89       Harkinson Investment Corporation
                90       Lat Purser & Associates Inc.
                91       World Group, LLC
                92       Owner Managed
                93       Owner Managed
                94       Owner Managed
                95       Owner Managed
                96       Owner Managed
                97       Owner Managed
                98       Owner Managed
                99       BPI Capital
                100      Owner Managed
                101      Freeman Webb Company
                102      Trevor Melville, Inc.
                103      A1A Self Storage
                104      Owner Managed
                105      Owner Managed
                106      Owner Managed
                107      Owner Managed
   ( C )        108      Owner Managed
   ( C )        109      Owner Managed
                110      Turtle Creek Management, Inc.
                111      Owner Managed
                112      Owner Managed
                113      Owner Managed
                114      Owner Managed
                115      Owner Managed
                116      Owner Managed
                117      Tri Properties, Inc.
                118      Owner Managed
                119      Wyse Investments
                120      Owner Managed
                121      Owner Managed
                122      Owner Managed
                123      Gold Crown
                124      Owner Managed
                125      Owner Managed
                126      Marling Management, Inc.
                127      Owner Managed
                128      Owner Managed
                129      Wade Interests, Inc.
                130      Owner Managed
                131      Owner managed
                132      Owner Managed
                133      Owner Managed
                134      Owner Managed
                135      Owner Managed
                136      Owner Managed
                137      Owner Managed
                138      Owner Managed
                139      Owner Managed
   ( D )        140      Owner Managed
   ( D )        141      Owner Managed
                142      Owner Managed
                143      Owner Managed
                144      Owner Managed
                145      Owner Managed
                146      Owner Managed
                147      Owner Managed
                148      Owner Managed
                149      Owner Managed
                150      Owner Managed
                151      Owner Managed
                152      Owner Managed
                153      Owner Managed
                154      Owner Managed
                155      Owner Managed
                156      Owner Managed
                157      Owner Managed
                158      Owner Managed
                159      Owner Managed
                160      Owner Managed
                161      Owner Managed
                162      Owner Managed
                163      Owner Managed
                164      Owner Managed
                165      Owner Managed
                166      Owner Managed
                167      Owner Managed
                168      Owner Managed
                169      Owner Managed
                170      Owner Managed
                171      Owner Managed
                172      Owner Managed
                173      Owner Managed
                174      Owner Managed
                175      Owner Managed
                176      Owner Managed
                177      Owner Managed
                178      Owner Managed
                179      Owner Managed
                180      Owner Managed
                181      Owner Managed
                182      Owner Managed
                183      Owner Managed
                184      Owner Managed
                185      Owner Managed
                186      Owner Managed
                187      Owner Managed
                188      Owner Managed
                189      Owner Managed
                190      Owner Managed
                191      Owner Managed
                192      Owner Managed
                193      Owner Managed
                194      Owner Managed
                195      Owner Managed
                196      Owner Managed
                197      Owner Managed
                198      Owner Managed
                199      Owner Managed
                200      Owner Managed
                201      Owner Managed
                202      Owner Managed
                203      Owner Managed
                204      Owner Managed
                205      Owner Managed
                206      Owner Managed
                207      Owner Managed
                208      Owner Managed
                209      Owner Managed
                210      Owner Managed
                211      Owner Managed
                212      Owner Managed
                213      Owner Managed
                214      Owner Managed
                215      Owner Managed
                216      Owner Managed
                217      Owner Managed
                218      Owner Managed
                219      Owner Managed
                220      Owner Managed
                221      Owner Managed
                222      Owner Managed
                223      Owner Managed
                224      Owner Managed
                225      Owner Managed
                226      Owner Managed
                227      Owner Managed
                228      Owner Managed
                229      Owner Managed
                230      Owner Managed
                231      Owner Managed
                232      Owner Managed
                233      Owner Managed
                234      Owner Managed
                235      Owner Managed
                236      Owner Managed
                237      Owner Managed
                238      Owner Managed
                239      Owner Managed
                240      Owner Managed
                241      Owner Managed
                242      Owner Managed
                243      Owner Managed
                244      Owner Managed
                245      Owner Managed
                246      Owner Managed
                247      Owner Managed
                248      Owner Managed
                249      Owner Managed
                250      Owner Managed
                251      Owner Managed
                252      Owner Managed


  CROSSED        #        ADDRESS
  -------       --        -------
                 1        345 Buckland Hills Drive
                2A        9900 Adleta Boulvard
                2B        1303 Gears Road
                2C        2323 West Bay Area Boulevard
                2D        6300 Pewter Avenue
                2E        8702 North Dale Mabry Highway
                2F        2003-7 Canterwood Drive
                2G        2207 Wade Hampton Boulevard
                 3        300 D Street, SW
                 4        Route 59
                 5        500 Winchester Avenue
                 6        800 Brevard Road, Route 5
                 7        10000 South Maryland Parkway
                 8        2634, 2642, 2646, 2650, 2654, and 2662 Horizon Ridge Parkway
                 9        8051 Congress Avenue
                10        2019 Paulette Road
   ( A )        11        8401-8447 Elk Grove-Florin Road
   ( A )        12        6608-6704 Laguna Boulevard
                13A       4550 Spring Valley Road
                13B       13524 Welch Road
                13C       815 South Coppell Road
                13D       10351 Home Road
                13E       2601 West Kingsley Road
                13F       4600 Simonton Road
                13G       1130 West Jackson Road
                13H       582 East Highway 121
                14        100 S. Central Expressway
                15        10501 Paces Avenue
                16        6715-6795 North Palm Avenue
                17        1885, 1887, 1901 South Yale Avenue
                18        1460, 1480 Renaissance Drive and 1550 Northwest Highway
                19        2600 Lawndale Drive
                20        2851 North Druid Hills
                21        18700 North West Walker Road
                22        455 Alternate U.S. Highway 19 South
                23        11613-11683 Cherry Avenue
                24        23692-24042 Alicia Parkway
                25        7777-7787 Alvarado Road
                26        13707-89 Southwest 152nd Street
                27        1714 North Ninth Street
                28A       2800-2864 Thousand Oaks Drive
                28B       5805-5891 Babcock Road
                28C       1745 Southwest Loop 410
                29        801-815 Ogden Avenue
                30        693 South Wymore Road
                31        402-480 South Main Street
                32        Southeast Corner of Bromley Lane and Sable Boulevard
                33        3400 Shelby Street
                34        403 and 405  Glenn Drive
                35        4501-A Sprenkle Lane
                36        2950, 2970 and 2990 Northtowne Lane
                37        340 & 350 US Route One
                38        50 Independence Drive
                39        3800 Portland Street
                40        One Bethlehem Plaza
                41        10050 Two Notch Road
                42        490 Payne Road
                43        One Skywater Way
                44        1050 Industries Road
                45        4810-4898 E. Kings Canyon Road
                46        3300 US Highway 24 East
                47        6015 Summer Trace Drive
                48A       1350 Beville Road
                48B       550 West Burleigh Boulevard
                48C       602 West Main Street
                49        1452-1456 Third Street Promenade
                50        1919-1935 Faithon P. Lucas Drive
                51        21100-21150 Trolley Drive
                52        4115 Camelot Drive
                53        2913 Mustang Drive
                54A       1559 Hanes Mall Boulevard
                54B       1209-1227 North Lee Highway
                54C       3549 Old Halifax Road
                55A       201 Simpson Avenue
                55B       401-5 Woodland Avenue
                56        1915 Cooper Foster Park Road
                57        12901 South  Western Avenue
                58        2901 Pablo Kisel Blvd.
                59        7350 Oxford Avenue
                60        2110 Richmond St., 1900 Warren Ave., 700 N. 21st St., 600 East Broadway
                61        3820 South Nova Road
                62        6522 54th Avenue North
                63        9535 Cliffdale Road
                64        945-951 Hornet Drive
                65        5635 Johnston Street
                66        1200-1206 Pearl Street
                67        888 South Greenville Avenue
                68        2021 Highridge Drive
                69        2244 Jefferson Davis Highway
   ( B )        70        15610 North 83rd Way
   ( B )        71        15953 North Greenway-Hayden Loop
                72        29141 U.S. Highway 19 North
                73        101 State Road 7
                74        2451 Hurt Road
                75        3430 Sunset Avenue
                76        20151 Southwest Birch Street
                77        856 Market Street
                78        6340 South Rural Road
                79        910 Lincoln Avenue
                80        785 Union Avenue
                81        10005 Arrow Route
                82        9831 Montgomery Boulevard NE
                83        1550 Orchard Xing
                84        100 North Brand Avenue
                85        5501 Sayle Street
                86        1544 Sawdust Road
                87        16895 Oakmont Drive
                88        2101 South Tarboro Street
                89        1475-1485 Richardson Drive
                90        2448 Lewisville-Clemmons Road
                91        4251 South 144th Street
                92        290 E. Cole Road & 291 Avenida Campillo
                93        480 and 481 Hambrick Road
                94        150 Moye Court
                95        3481 East Sunset Road
                96        917 Tahoe Boulevard
                97        410 Sandy Spring Road
                98        310 Northlake Drive
                99        7590 West Olive Avenue
                100       5122 Katella Avenue
                101       1414 Poplar Avenue
                102       59-61 Broadway Avenue
                103       3209 A1A/SR 200
                104       4690 Log Cabin Drive
                105       5050 Wynnefield Avenue
                106       6215- 6221 Tonawanda Creek Road
                107       800 Virginia Avenue
   ( C )        108       1150, 1200 20th Street N.E.
   ( C )        109       749 20th Street S.E.
                110       401-420 Appaloosa Trail
                111       5569 Gasmer Drive
                112       5201-5219 Wynnefield Avenue
                113       9766-9846 Rose Hill Road
                114       250 South FM 270
                115       9930 Buckingham Road
                116       842 East Alosta Avenue
                117       2900 Wake Forest Road
                118       4809-4815 122nd Street SW
                119       9640-9705 SW Sunshine Court
                120       3115 Long Beach Road
                121       3695-3779 College Street
                122       679 Ninth Avenue
                123       914 East Lemon Street
                124       2 Claire Road
                125       270 South 50 West
                126       355-375 Alta Drive
                127       1237-1251 Parkway Place
                128       343, 353 and 363 Kenrick Lane
                129       12950 Country Parkway
                130       361 Broadway
                131       5001-5019 Gainor Road
                132       125 Cleveland Avenue
                133       499 W. Progress Ave
                134       4141 Barcelona Road SW
                135       248-252 East 1st Avenue
                136       333 North Ash Street
                137       9660 4th Street NW
                138       8820 Ivanhoe St./ 8833 N Sycamore St.
                139       1432 Parkway Drive
   ( D )        140       5427 Romaine Street
   ( D )        141       501 N. Kenmore Ave & 4529 Rosewood Avenue
                142       1414, 1510, 1522, 1541, 1823 S. St. Andrews Pl., 1546 S. Wilton Pl., and 220 6th Ave.
                143       1014-1018 N. Charles Street
                144       6100 McCallum Street
                145       8000 - 8012 South Maryland Avenue
                146       1914, 1916, 1918, 1920, 1922, 1924 and 1926 Summer Breeze
                147       159-163 Marshall St
                148       3423-3425 Bergenline Avenue
                149       30 Amherst, 1 &1 1/2 Oxford
                150       811 N. Main Street
                151       8017 Old Spanish Trail
                152       241 South Arlington Avenue
                153       516-520 W. 188th St
                154       3600 S. Fox St.
                155       11027-37 S M.L. King Drive
                156       2923-2961 Ferncreek Ave & 2930-2971 Martin St.
                157       11333 Whittier
                158       6807 North 45th Avenue
                159       120-126 Market St. & 14-24 Hamilton St.
                160       1276 Military Road
                161       3021 North 39th Street
                162       18 Burney Street
                163       424 S. Chestnut Ave. and 423 and 441 S. Dearing Ave.
                164       1400 South Casino Center Boulevard
                165       1210 So. Nevada Street
                166       22591 Ford Road
                167       111 South Ave. 63
                168       307 West Tague
                169       3522 Satellite Boulevard
                170       502 S. 1st Ave
                171       507 N. Walnut Street
                172       9 Main Street
                173       2846 Federal Boulevard
                174       18-32 Colby Street
                175       2966 Wilshire Boulevard
                176       392 Montague Road
                177       110-13 55th Avenue
                178       2747 Newell Street
                179       22280 Euclid Avenue
                180       1320-1326 Foulkrod Street
                181       16021 S. Denker Avenue
                182       1240 S. Norton Avenue
                183       914 N Charles Street/913 Morton Street
                184       1411-1415 Vine Street
                185       4151 3rd Avenue
                186       1352 N. Las Palmas Avenue
                187       439 East 135th Street
                188       3781 Martin Luther King Jr. Drive
                189       1228 Jefferson Avenue
                190       517 S. Rampart Boulevard
                191       514-522 Snelling Avenue N. / 1567-1571 Sherburne Avenue
                192       22650 Euclid Avenue
                193       461 Venus Avenue
                194       550 N. Western Avenue
                195       1650 Boston Street
                196       217 Van Brunt St
                197       126 Bowden Street
                198       436-450 Field Street
                199       769 Tremont Street
                200       594-596 West Side Avenue
                201       5850 Stockton Boulevard
                202       613 S. Prairie Avenue
                203       5421-5431 Cypress Road
                204       65 South 400 West
                205       52, 62 & 72 North Wisconsin Street
                206       226 East De La Guerra Street
                207       2040 62nd Street
                208       3425 So. A Street
                209       149 High street
                210       11055-11071 SE Bush Street
                211       5820 Columbus Way
                212       605 West Pierson Street
                213       4213-15 Church Avenue
                214       2440 Athens Avenue
                215       110-112 Thornton Street
                216       574 Central Avenue
                217       921 and 931 NW 5th Street
                218       1020 W. 13th Street
                219       1045 S. Alma Street
                220       15685 W 10 Mile Rd
                221       9526-9530 1/2 Park Street
                222       251-255 A Street
                223       3984-86 Pennsylvania Avenue, S.E.
                224       27-39 West Montauk Highway
                225       430 South Stanislaus Street
                226       6655-6675 Brighton Boulevard
                227       5527 Barton Avenue
                228       11400 Dodson Street
                229       595 Autumn Avenue
                230       725-729 Warren Street
                231       3200 Traders Way
                232       2892 W. 11th Street
                233       20221 Weeping Birch Avenue
                234       5 Grove Street
                235       1752 Rumrill Boulevard
                236       1034 East Laurel Drive
                237       1615 East Appleton Street
                238       727 Olive Avenue
                239       2832 SE Belmont Street
                240       6124 Pembroke Road
                241       2821 Federal Boulevard
                242       3620 West 159th St./15901 West Park
                243       3140 Pleasant Avenue South
                244       6600 Lincoln Place
                245       837-901 E. Turney Avenue
                246       457 W. 47th Street
                247       4467 Lee Rd
                248       541 NE 149 ST
                249       201-207 Lawrence Street
                250       6806 S. St. Lawrence
                251       1545 NE 123rd Street
                252       1100 E. 7th Street


  CROSSED        #          CITY                          COUNTY                 STATE       ZIP CODE
  -------       --          ----------                    --------               -----       --------
                 1          Manchester                    Hartford                 CT         06040
                2A          Dallas                        Dallas                   TX         75243
                2B          Houston                       Harris                   TX         77067
                2C          Webster                       Harris                   TX         77598
                2D          Richmond                      Chesterfield             VA         23224
                2E          Tampa                         Hillsborough             FL         33614
                2F          Charlotte                     Mecklenburg              NC         28213
                2G          Greenville                    Greenville               SC         29615
                 3          Washington                    District of Columbia     DC         20024
                 4          Nanuet                        Rockland                 NY         10954
                 5          Ashland                       Boyd                     KY         41101
                 6          Asheville                     Buncombe                 NC         28806
                 7          Las Vegas                     Clark                    NV         89123
                 8          Henderson                     Clark                    NV         89123
                 9          Boca Raton                    Palm Beach               FL         33487
                10          Baltimore                     Baltimore                MD         21222
   ( A )        11          Elk Grove                     Sacramento               CA         95624
   ( A )        12          Elk Grove                     Sacramento               CA         95758
                13A         Farmers Branch                Dallas                   TX         75244
                13B         Farmers Branch                Dallas                   TX         75244
                13C         Coppell                       Dallas                   TX         75019
                13D         Frisco                        Collin                   TX         75034
                13E         Garland                       Dallas                   TX         75041
                13F         Farmers Branch                Dallas                   TX         75244
                13G         Carrollton                    Dallas                   TX         75006
                13H         Lewisville                    Denton                   TX         75057
                14          Richardson                    Dallas                   TX         75080
                15          Matthews                      Mecklenburg              NC         28105
                16          Fresno                        Fresno                   CA         93704
                17          Tulsa                         Tulsa                    OK         74112
                18          Park Ridge                    Cook                     IL         60068
                19          Greensboro                    Guilford                 NC         27408
                20          Atlanta                       Dekalb                   GA         30329
                21          Hillsboro                     Washington               OR         97006
                22           Palm Harbor                  Pinellas                 FL         34683
                23          Fontana                       San Bernardino           CA         92337
                24          Mission Viejo                 Orange                   CA         92691
                25          La Mesa                       San Diego                CA         91941
                26          Miami                         Dade                     FL         33186
                27          Lafayette                     Tippecanoe               IN         47904
                28A         San Antonio                   Bexar                    TX         78232
                28B         San Antonio                   Bexar                    TX         78240
                28C         San Antonio                   Bexar                    TX         78227
                29          Lisle                         Dupage                   IL         60534
                30          Altamonte Springs             Seminole                 FL         32714
                31          Orange                        Orange                   CA         92868
                32          Brighton                      Adams                    CO         80601
                33          Ontario                       San Bernadino            CA         91764
                34          Sterling                      Loudoun                  VA         20164
                35          Richmond                      Henrico                  VA         23228
                36          Reno                          Washoe                   NV         89512
                37          Kittery                       York                     ME         03904
                38          Ayer                          Worcester                MA         01432
                39          Irving                        Dallas                   TX         75038
                40          Bethlehem                     Northhampton             PA         18018
                41          Columbia                      Richland                 SC         29223
                42          Scarborough                   Cumberland               ME         04074
                43          Glen Burnie                   Anne Arundel             MD         21060
                44          Richmond                      Wayne                    IN         46220
                45          Fresno                        Fresno                   CA         93727
                46          Logansport                    Cass                     IN         46392
                47          Memphis                       Shelby                   TN         38134
                48A         Daytona Beach                 Volunsia                 FL         32114
                48B         Tavares                       Lake                     FL         32778
                48C         Inverness                     Citrus                   FL         34450
                49          Santa Monica                  Los Angeles              CA         90401
                50          Mesquite                      Dallas                   TX         75181
                51          Taylor                        Wayne                    MI         48180
                52          Raleigh                       Wake                     NC         27609
                53          Grapevine                     Tarrant                  TX         76051
                54A         Winston-Salem                 Forsyth                  NC         27103
                54B         Lexington                     Rockbridge               VA         24450
                54C         South Boston                  Halifax                  VA         24592
                55A         Lexington                     Fayette                  KY         40504
                55B         Lexington                     Fayette                  KY         40508
                56          Amherst                       Lorain                   OH         44001
                57          Oklahoma City                 Cleveland                OK         73139
                58          Brownsville                   Cameron                  TX         78526
                59          Philadelphia                  Philadelphia             PA         19111
                60          Hopewell                      Prince George            VA         23860
                61          Port Orange                   Volusia                  FL         32127
                62          Saint Petersburg              Pinellas                 FL         33709
                63          Fayetteville                  Cumberland               NC         28304
                64          Hazelwood                     St. Louis                MO         63042
                65          Lafayette                     Lafayette                LA         70503
                66          Boulder                       Boulder                  CO         80302
                67          Richardson                    Dallas                   TX         75081
                68          Huntsville                    Madison                  AL         35802
                69          Sanford                       Lee                      NC         27330
   ( B )        70          Scottsdale                    Maricopa                 AZ         85260
   ( B )        71          Scottsdale                    Maricopa                 AZ         85260
                72          Clearwater                    Pinellas                 FL         33761
                73          Royal Palm Beach              Palm Beach               FL         33414
                74          Rocky Mount                   Nash                     NC         27804
                75          Rocky Mount                   Nash                     NC         27804
                76          Newport Beach                 Orange                   CA         92660
                77          San Francisco                 San Francisco            CA         94102
                78          Tempe                         Maricopa                 AZ         85283
                79          San Jose                      Santa Clara              CA         95126
                80          Memphis                       Shelby                   TN         38103
                81          Rancho Cucamonga              San Bernardino           CA         91730
                82          Albuquerque                   Bernadillo               NM         87111
                83          Benton Township               Berrien                  MI         49022
                84          Glendale                      Los Angeles              CA         91203
                85          Greenville                    Hunt                     TX         75402
                86          Woodlands                     Montgomery               TX         77380
                87          Omaha                         Sarpy                    NE         68136
                88          Wilson                        Wilson                   NC         27893
                89          Richardson                    Dallas                   TX         75080
                90          Clemmons                      Forsyth                  NC         27012
                91          Omaha                         Douglas                  NE         68137
                92          Calexico                      Imperial                 CA         92231
                93          Stone Mountain                DeKalb                   GA         30083
                94          Rocky Mount                   Nash                     NC         27803
                95          Las Vegas                     Clark                    NV         89120
                96          Incline Village               Washoe                   NV         89451
                97          Laurel                        Prince George's          MD         20707
                98          Warner Robins                 Houston                  GA         31093
                99          Peoria                        Maricopa                 AZ         85035
                100         Los Alamitos                  Orange                   CA         90720
                101         Murfreesboro                  Rutherford               TN         37129
                102         Dry Ridge                     Grant                    KY         41035
                103         Yulee                         Nassau                   FL         32097
                104         Macon                         Bibb                     GA         31204
                105         Philadelphia                  Philadelphia             PA         19131
                106         Lockport                      Niagara                  NY         14094
                107         Fort Pierce                   St. Lucie                FL         34982
   ( C )        108         Cleveland                     Bradley                  TN         37311
   ( C )        109         Cleveland                     Bradley                  TN         37311
                110         Lafayette                     Tippecanoe               IN         47905
                111         Houston                       Harris                   TX         77035
                112         Philadelphia                  Philadelphia             PA         19131
                113         Berrien Springs               Berrien                  MI         49103
                114         League City                   Galveston                TX         77573
                115         Dallas                        Dallas                   TX         75243
                116         Glendora                      Los Angeles              CA         91740
                117         Raleigh                       Wake                     NC         27609
                118         Lakewood                      Pierce                   WA         98499
                119         Beaverton                     Washington               OR         97005
                120         Oceanside                     Nassau                   NY         11572
                121         Beaumont                      Jefferson                TX         77701
                122         New York                      NY                       NY         10019
                123         Tempe                         Maricopa                 AZ         85281
                124         East Brunswick                Middlesex                NJ         08816
                125         Kaysville                     Davis                    UT         84037
                126         Grayslake                     Lake                     IL         60030
                127         Clarksville                   Montgomery               TN         37040
                128         Front Royal                   Warren                   VA         22630
                129         San Antonio                   Bexar                    TX         78216
                130         Chelsea                       Suffolk                  MA         02150
                131         Philadelphia                  Philadelphia             PA         19131
                132         Cocoa Beach                   Brevard                  FL         32931
                133         Littleton                     Arapahoe                 CO         80120
                134         Albuquerque                   Bernalillo               NM         87121
                135         Roselle                       Union                    NJ         07203
                136         Casper                        Natrona                  WY         82601
                137         Albuquerque                   Bernalillo               NM         87114
                138         Portland                      Mulnomah                 OR         97718
                139         Melbourne                     Brevard                  FL         32935
   ( D )        140         Los Angeles                   Los Angeles              CA         90038
   ( D )        141         Los Angeles                   Los Angeles              CA         90004
                142         Los Angeles                   Los Angeles              CA         90019
                143         Baltimore                     Baltimore City           MD         21201
                144         Philadelphia                  Philadelphia             PA         19144
                145         Chicago                       Cook                     IL         60619
                146         Mission                       Hidalgo                  TX         78572
                147         Syracus                       Onondaga                 NY         13202
                148         Union City                    Hudson                   NJ         07087
                149         Pueblo                        Pueblo                   CO         81005
                150         Independence                  Polk                     OR         97351
                151         Houston                       Harris                   TX         77054
                152         East Orange                   Essex                    NJ         07019
                153         New York                      NY                       NY         10040
                154         Englewood                     Arapahoe                 CO         80110
                155         Chicago                       Cook                     IL         60827
                156         Orlando                       Orange                   FL         32806
                157         Detroit                       Wayne                    MI         48224
                158         Glendale                      Maricopa                 AZ         85301
                159         Paterson                      Passaic                  NJ         07505
                160         Tonawanda                     Erie                     NY         14217
                161         Phoenix                       Maricopa                 AZ         85018
                162         Boston                        Suffolk                  MA         02120
                163         Fresno                        Fresno                   CA         93702
                164         Las Vegas                     Clark                    NV         89104
                165         Oceanside                     San Diego                CA         92054
                166         Porter                        Montgomery               TX         77365
                167         Los Angeles                   Los Angeles              CA         90042
                168         Greenfield                    Hancock                  IN         46140
                169         Atlanta                       Gwinnett                 GA         30136
                170         Yuma                          Yuma                     AZ         85364
                171         Batesville                    Ripley                   IN         47006
                172         Chester                       Morris                   NJ         07930
                173         Denver                        Denver                   CO         80211
                174         Manchester                    Hillsborough             NH         03103
                175         Los Angeles                   Los Angeles              CA         90010
                176         Sunderland                    Franklin                 MA         01375
                177         Corona                        Queens                   NY         11368
                178         Los Angeles                   Los Angeles              CA         90255
                179         Euclid                        Cuyahoga                 OH         44117
                180         Philadelphia                  Philadelphia             PA         19124
                181         Gardena                       Los Angles               CA         90247
                182         Los Angeles                   Los Angeles              CA         90020
                183         Baltimore City                Baltimore                MD         21201
                184         Denver                        Denver                   CO         80206
                185         Los Angeles                   Los Angeles              CA         90008
                186         Los Angeles                   Los Angeles              CA         90028
                187         Bronx                         Bronx                    NY         10454
                188         Atlanta                       Fulton                   GA         30331
                189         Clovis                        Fresno                   CA         93612
                190         Los Angeles                   Los Angeles              CA         90057
                191         St. Paul                      Ramsey                   MN         55104
                192         Euclid                        Cuyahoga                 OH         44117
                193         Juno Beach                    Palm Beach               FL         33408
                194         Los Angeles                   Los Angeles              CA         90004
                195         Aurora                        Adams                    CO         80010
                196         Brooklyn                      Kings                    NY         11231
                197         Lowell                        Middlesex                MA         01852
                198         Sparks                        Washoe                   NV         89431
                199         Boston                        Suffolk                  MA         02116
                200         Jersey City                   Hudson                   NJ         07304
                201         Sacramento                    Sacramento               CA         95824
                202         Inglewood                     Los Angeles              CA         90301
                203         Oxnard                        Ventura                  CA         93033
                204         Payson                        Utah                     UT         84651
                205         Porterville                   Tulare                   CA         93257
                206         Santa Barbara                 Santa Barbara            CA         93101
                207         Brooklyn                      Kings                    NY         11204
                208         Ventura                       Oxnard                   CA         93030
                209         Somersworth                   Strafford                NH         03878
                210         Portland                      Multnomah                OR         97266
                211         Wasilla                       Moa                      AK         99654
                212         Phoenix                       Maricopa                 AZ         85013
                213         Brooklyn                      Kings                    NY         11203
                214         Redding                       Shasta                   CA         96001
                215         Revere                        Suffolk                  MA         02151
                216         Albany                        Albany                   NY         12206
                217         Miami                         Dade                     FL         33128
                218         San Pedro                     Los Angeles              CA         90731
                219         Los Angeles(San Pedro)        Los Angeles              CA         90731
                220         Southfield                    Oakland                  MI         48037
                221         Bellflower                    Los Angeles              CA         90706
                222         Hayward                       Alameda                  CA         94541
                223         Washington                    N/A                      DC         20020
                224         Lindenhurst                   Suffolk                  NY         11721
                225         Stockton                      San Joaquin              CA         95203
                226         Commerce City                 Adams                    CO         80022
                227         Los Angeles                   Los Angeles              CA         90038
                228         El Monte                      Los Angeles              CA         91732
                229         Brooklyn                      Kings                    NY         11208
                230         Hudson                        Columbia                 NY         12534
                231         Winnemucca                    Humboldt                 NV         89445
                232         Los Angeles                   Los Angeles              CA         90006
                233         Chugiak                       Moa                      AK         99567
                234         Hopkinton                     Middlesex                MA         01748
                235         San Pablo                     Contra Costa             CA         94806
                236         Salinas                       Monterey                 CA         93905
                237         Long Beach                    Los Angeles              CA         90802
                238         Long Beach                    Los Angeles              CA         90813
                239         Portland                      Multnomah                OR         97214
                240         Miramar                       Broward                  FL         33023
                241         Denver                        Denver                   CO         80211
                242         Cleveland                     Cuyahoga                 OH         44111
                243         Minneapolis                   Hennepin                 MN         55408
                244         West New York                 Hudson                   NJ         07093
                245         Phoenix                       Maricopa                 AZ         85014
                246         Los Angeles                   Los Angeles              CA         90037
                247         Cleveland                     Cuyahoga                 OH         44128
                248         N. Miami                      Dade                     FL         33160
                249         Lawrence                      Essex                    MA         01841
                250         Chicago                       Cook                     IL         60637
                251         North Miami                   Dade                     FL         33161
                252         Long Beach                    Los Angeles              CA         90813

(A) The Underlying Mortgage Loans secured by Bel Air Village and Laguna Park Village are cross-collateralized and cross-defaulted, respectively.

(B) The Underlying Mortgage Loans secured by Scottsdale Airpark III - 15610 Bldg and Scottsdale Airpark III - 15953 Bldg are cross-collateralized and cross-defaulted, respectively.

(C) The Underlying Mortgage Loans secured by Pinewood Apartments and Pinecreek Apartments are cross-collateralized and cross-defaulted, respectively.

(D) The Underlying Mortgage Loans secured by 5427 Romaine Street and 501 N. Kenmore & 4529 Rosewood are cross-collateralized and cross-defaulted, respectively.

(1)  Based on a December 2001 Cut-Off Date


                                              DESCRIPTION OF MORTGAGED REAL PROPERTIES


                                                                  CUT-OFF DATE
                                                                    PRINCIPAL                                    PROPERTY
 CROSSED   #    PROPERTY NAME                                      BALANCE (1) PROPERTY TYPE                     SUB-TYPE
 -------   -    -------------                                      ----------- -------------                     --------

           1    Avalon Pavilions                                 $ 71,712,508  Multifamily
           2A   Nob Hill Apartments                                11,971,882  Multifamily
           2B   Driscoll Place Apartments                          11,252,944  Multifamily
           2C   Crystal Bay Apartments                              8,783,548  Multifamily
           2D   Rollingwood Apartments                              6,970,574  Multifamily
           2E   Foxcroft Apartments                                 4,719,985  Multifamily
           2F   Maple Run Apartments                                2,813,236  Multifamily
           2G   Hampton Forest Apartments                           2,469,396  Multifamily
           3    Washington Design Center                           48,959,437  Mixed Use                      Office/Retail
           4    Rockland Center                                    27,578,682  Retail                            Anchored
           5    Ashland Town Center                                26,967,967  Retail                            Anchored
           6    Biltmore Square Mall                               26,000,000  Retail                            Anchored
           7    Belmont Apartments                                 23,379,853  Multifamily
           8    Horizon Pointe Shopping Center                     20,546,010  Retail                            Anchored
           9    IBM Building                                       20,500,000  Office
           10   Key Landing Apartments                             17,939,980  Multifamily
  ( A )    11   Bel Air Village                                    11,900,000  Retail                            Anchored
  ( A )    12   Laguna Park Village                                 4,700,000  Retail                           Unanchored
          13A   4550 Spring Valley Road                             6,406,761  Industrial
          13B   13524 Welch Road                                    1,969,393  Industrial
          13C   815 South Coppell Road                              1,874,663  Industrial
          13D   10351 Home Road                                     1,869,677  Industrial
          13E   2601 Kingsley Road                                  1,346,168  Industrial
          13F   4600 Simonton Road                                  1,266,395  Industrial
          13G   1130 West Jackson Road                              1,246,452  Industrial
          13H   582 East Highway 121                                  573,368  Industrial
           14   Richardson Heights Village Shopping Center         16,500,000  Retail                            Anchored
           15   Paces Commons Apartments                           16,250,000  Multifamily
           16   North Pointe Center                                15,270,777  Mixed Use                      Office/Retail
           17   Centennial Plaza                                   14,980,069  Retail                            Anchored
           18   Park Ridge Office Center                           13,617,700  Office
           19   Lawndale Crossing Shopping Center                  13,563,451  Retail                            Anchored
           20   Toco Hills Promenade Shopping Center               13,491,549  Retail                            Anchored
           21   Wells Fargo Building                               13,466,546  Office
           22   Harbor Club Downs                                  11,583,074  Multifamily
           23   Southridge Plaza                                   11,484,334  Retail                            Anchored
           24   Gateway Center                                     11,235,863  Retail                           Unanchored
           25   Allied Plaza                                       10,976,599  Office
           26   Country Walk Plaza                                 10,465,366  Retail                            Anchored
           27   Riverwalk Apartments                                9,992,942  Multifamily
          28A   Adobe Creek Shopping Center                         5,234,006  Retail                           Unanchored
          28B   Carillion Hills Shopping Center                     2,492,384  Retail                           Unanchored
          28C   Marbach Shopping Center                             2,243,145  Retail                           Unanchored
           29   Ogden Corporate Center                              9,680,530  Office
           30   Ashley of Spring Valley Apartments                  9,659,264  Multifamily
           31   Main & LaVeta                                       9,340,271  Retail                           Unanchored
           32   The Brighton Marketplace                            9,185,182  Retail                            Anchored
           33   Holiday Inn Ontario                                 8,943,852  Hotel                           Full Service
           34   Dulles Business and Cargo Center                    8,773,250  Mixed Use
           35   Bremner Woods Apartments Phase III                  8,487,954  Multifamily
           36   Northtowne Plaza                                    8,080,236  Retail                            Anchored
           37   Kittery Outlet Center & Kittery Barn                8,070,539  Retail                           Unanchored
           38   C & T Warehouse                                     7,934,649  Industrial
           39   Sierra Point Apartments                             7,889,477  Multifamily
           40   Fleet Bank Building                                 7,494,032  Office
           41   Northpointe Commons - Shops                         7,490,307  Retail                            Anchored
           42   Christmas Tree Shops Plaza                          6,982,158  Retail                           Unanchored
           43   R.E. Michel Company, Inc.                           6,860,453  Industrial
           44   Richmond Center                                     6,652,593  Industrial
           45   Eastgate Shopping Center                            6,441,213  Retail                            Anchored
           46   Cass Plaza Shopping Center                          6,436,909  Retail                            Anchored
           47   Summer Trace Apartments                             6,410,626  Multifamily
          48A   Eckerd Pharmacy - Daytona                           2,176,562  Retail                            Anchored
          48B   Eckerd Pharmacy - Tavares                           2,070,304  Retail                            Anchored
          48C   Eckerd Pharmacy - Inverness                         1,885,211  Retail                            Anchored
           49   1452 Third Street Promenade                         5,742,588  Mixed Use                      Office/Retail
           50   Creek Crossing Shopping Center                      5,592,409  Retail                           Unanchored
           51   Trolley Industrial Park                             5,392,234  Industrial
           52   North Hills Terrace                                 5,389,110  Multifamily
           53   Country Oaks Apartments                             5,292,780  Multifamily
          54A   Kester Mill Village                                 1,935,858  Retail                           Unanchored
          54B   Lexington Crossing                                  1,690,153  Retail                           Unanchored
          54C   Tri-Rivers Plaza                                    1,563,577  Retail                           Unanchored
          55A   University Village Apartments                       4,307,587  Multifamily
          55B   Woodland Village Apartments                           610,244  Multifamily
           56   Amherst Plaza                                     $ 4,776,554  Retail                           Unanchored
           57   Eastlake Village Apartments & Mini-Storage          4,630,481  Multifamily
           58   Best Buy-Brownsville                                4,379,447  Retail                            Anchored
           59   Five Points Plaza                                   4,311,020  Retail                            Anchored
           60   Virginia Apartment Properties                       4,296,807  Multifamily
           61   Countryside Station                                 4,206,623  Retail                           Unanchored
           62   Tanglewood                                          4,189,020  Multifamily
           63   Westin Centre                                       4,089,064  Retail                            Anchored
           64   Lake Crest Center Office Building                   4,037,992  Office
           65   Best Buy-Lafayette                                  3,991,289  Retail                            Anchored
           66   The Broadway Building                               3,983,303  Retail                           Unanchored
           67   Greenville Business Center                          3,890,593  Office
           68   Woodland Crossing Apartments                        3,789,349  Multifamily
           69   Tramway Crossings                                   3,690,131  Retail                            Anchored
  ( B )    70   Scottsdale Airpark III - 15610 Bldg                 1,977,600  Industrial
  ( B )    71   Scottsdale Airpark III - 15953 Bldg                 1,643,006  Industrial
           72   Riviera Estates Mobile Home Park                    3,586,913  Manufactured Housing
           73   Office Depot/Mattress Giant Building                3,545,164  Retail                            Anchored
           74   Hampton Village Apartments                          3,442,627  Multifamily
           75   Wellongate Apartments                               3,416,248  Multifamily
           76   Birch Centre                                        3,289,969  Office
           77   Puma Building                                       3,173,865  Retail                           Unanchored
           78   Albertson's Plaza                                   3,126,067  Retail                           Unanchored
           79   Lincoln Self Storage                                3,043,359  Self Storage
           80   Office Depot-Memphis                                3,017,644  Retail                            Anchored
           81   Aim All Storage IV                                  2,993,468  Self Storage
           82   Storage USA                                         2,928,403  Self Storage
           83   Best Buy-Benton Harbor                              2,922,859  Retail                            Anchored
           84   100 North Brand Office Building                     2,893,832  Office
           85   Residences at Bear Creek                            2,891,467  Multifamily
           86   Cedarstone                                          2,794,287  Industrial
           87   Tiburon View Apartments                             2,793,564  Multifamily
           88   Regency Park Shopping Center                        2,744,878  Retail                            Anchored
           89   Richardson Drive Plaza                              2,696,322  Office
           90   Westwood Village Shopping Center                    2,594,595  Retail                            Anchored
           91   Southwestern Plaza Shopping Center                  2,524,111  Retail                           Unanchored
           92   La Salle Distribution Center I & II                 2,500,000  Industrial
           93   Ashgrove Apartments                                 2,491,554  Multifamily
           94   Bethlehem Woods Apartments                          2,294,123  Multifamily
           95   Sunset Plaza Office Complex                         2,245,257  Office
           96   Tahoe Pine Ridge Plaza                              2,224,474  Office
           97   Laurel Food Lion                                    2,197,207  Retail                            Anchored
           98   Northlake Apartments                                2,160,341  Multifamily
           99   Peoria Self-Storage                                 2,100,492  Self Storage
          100   Siboney Professional Building                       2,045,390  Office
          101   Poplar Village Apartments                           1,998,361  Multifamily
          102   D.R. Commons and Taft Center                        1,945,449  Retail                           Unanchored
          103   A1A Self Storage                                    1,917,487  Self Storage
          104   Woodcreek Apartments                                1,792,824  Multifamily
          105   Brynfield Court Apartments                          1,704,274  Multifamily
          106   Creekview Estates                                   1,689,536  Multifamily
          107   Virginia Avenue Plaza                               1,686,762  Mixed Use                      Office/Retail
  ( C )   108   Pinewood Apartments                                 1,052,834  Multifamily
  ( C )   109   Pinecreek Apartments                                  555,394  Multifamily
          110   Rosewalk Garden Homes                               1,596,542  Multifamily
          111   London Square Apartments                            1,550,693  Multifamily
          112   Fairview Arms Apartments                            1,530,856  Multifamily
          113   Park Manor Apartments                               1,496,772  Multifamily
          114   Albertson's-Shadow Shopping Center                  1,495,171  Retail                            Anchored
          115   Buckingham Townhomes                                1,468,926  Multifamily
          116   South Hills Mobile Home Estates                     1,445,436  Manufactured Housing
          117   Lowe's Food Store                                   1,439,467  Retail                            Anchored
          118   Maple Court Apartments                              1,386,097  Multifamily
          119   Quad 217 Corporate Center                           1,293,407  Mixed Use                    Office/Industrial
          120   3115 Long Beach Road                                1,272,713  Mixed Use                      Office/Retail
          121   College Street Shopping Center                      1,271,298  Retail                           Unanchored
          122   679 Ninth Avenue                                    1,266,848  Multifamily
          123   Riviera Palm Apartments                             1,206,534  Multifamily
          124   2 Claire Road                                       1,196,949  Industrial
          125   Kaysville Country Apartments                        1,173,928  Multifamily
          126   Alta Drive Apartments                               1,172,118  Multifamily
          127   Powers Rentals Apartments                           1,159,037  Multifamily
          128   Fairfield Apartments                                1,130,605  Multifamily
          129   Wade Office Building                                1,117,274  Office
          130   361 Broadway                                        1,088,217  Mixed Use                Retail/Office/Multifamily
          131   Wynmawr Court Apartments                          $ 1,036,517  Multifamily
          132   Gleneagles Apartments                               1,005,720  Multifamily
          133   Toni-Lynn Apartments                                  982,708  Multifamily
          134   Barcelona West Mobile Home Park                       952,838  Manufactured Housing
          135   Roselle Apartments                                    932,623  Multifamily
          136   Laurel Garden Apartments                              930,178  Multifamily
          137   Green Valley Mobile Home Park                         906,057  Manufactured Housing
          138   Cathedral Park Apartments                             874,189  Multifamily
          139   Glen Oaks Apartments                                  867,372  Multifamily
  ( D )   140   5427 Romaine Street                                   564,798  Multifamily
  ( D )   141   501 N. Kenmore & 4529 Rosewood                        299,677  Multifamily
          142   1510 S. St. Andrews Pl.                               854,503  Multifamily
          143   1014-1018 N. Charles Street                           852,169  Mixed Use                    Multifamily/Retail
          144   Oliver Hall Apartments                                837,187  Multifamily
          145   Maryland Court Apartments                             821,355  Multifamily
          146   1914-1926 Summer Breeze                               821,335  Multifamily
          147   159-163 Marshall Street                               704,728  Retail                           Unanchored
          148   3423-3425 Bergenline Avenue                           683,325  Mixed Use                    Multifamily/Retail
          149   30 Amherst, 1 &1 1/2 Oxford                           630,813  Multifamily
          150   Greystone Apartments                                  630,700  Multifamily
          151   The Spincycle Shopping Center                         613,098  Retail                           Unanchored
          152   241 South Arlington Avenue                            584,517  Multifamily
          153   516-520 West 188th Street                             580,827  Multifamily
          154   Dawn Lynn Apartments                                  561,993  Multifamily
          155   11027-37 S M.L. King Drive                            541,784  Multifamily
          156   2923-2961 Ferncreek & 2930-2971 Martin                531,247  Multifamily
          157   Whitehill Apartments                                  523,307  Multifamily
          158   6807 North 45th Avenue                                512,561  Multifamily
          159   120-126 Market St. & 14-24 Hamilton St.               478,941  Retail                           Unanchored
          160   1276 Military Road                                    475,959  Industrial
          161   3021 North 39th Street                                475,032  Multifamily
          162   18 Burney Street                                      440,542  Multifamily
          163   Eastgate Garden Apartments                            422,197  Multifamily
          164   Kym's Court Apartment Complex                         419,412  Multifamily
          165   1210 So. Nevada Street                                418,995  Multifamily
          166   Country Time Mobile Home Park                         416,886  Mixed Use                   Mobile Home/Storage
          167   111 South Ave. 63                                     416,883  Multifamily
          168   Riley Court                                           414,567  Manufactured Housing
          169   Home Video                                            412,842  Retail                           Unanchored
          170   Casa Linda Apartments                                 411,489  Multifamily
          171   Schuerman Law Firm                                    411,365  Office
          172   9 Main Street                                         393,041  Mixed Use                    Multifamily/Retail
          173   The Elmira Apartments                                 380,045  Multifamily
          174   18-32 Colby Street                                    379,187  Multifamily
          175   2966 Wilshire Boulevard                               372,803  Office
          176   392 Montague Road                                     371,192  Multifamily
          177   110-13 55th Avenue                                    370,271  Multifamily
          178   2747 Newell Street                                    369,044  Multifamily
          179   The Greenbriar Apartments                             355,262  Multifamily
          180   1320-1326 Foulkrod Street                             349,926  Multifamily
          181   16021 S. Denker Avenue                                349,675  Multifamily
          182   1240 S. Norton Avenue                                 342,498  Multifamily
          183   914 N. Charles Street/913 Morton Street               342,096  Multifamily
          184   Castle Raphael Apartments                             340,292  Multifamily
          185   4151 3rd Avenue                                       319,428  Multifamily
          186   1352 N. Las Palmas Avenue                             318,259  Multifamily
          187   439 East 135th Street                                 311,674  Multifamily
          188   3781 Martin Luther King Jr. Drive                     309,236  Multifamily
          189   1228 Jefferson Avenue                                 307,866  Multifamily
          190   517 S. Rampart Boulevard                              303,290  Multifamily
          191   514-522 Snelling N. / 1567-1571 Sherburne             300,240  Mixed Use                    Multifamily/Retail
          192   The Hillside Apartments                               291,314  Multifamily
          193   461 Venus Avenue                                      291,123  Multifamily
          194   550 N. Western Avenue                                 279,507  Retail                           Unanchored
          195   1650 Boston Street                                    278,097  Multifamily
          196   217 Van Brunt St                                      277,989  Multifamily
          197   126 Bowden Street                                     273,154  Multifamily
          198   Field Street Townhouses                               272,917  Multifamily
          199   769 Tremont Street                                    269,870  Mixed Use                    Multifamily/Retail
          200   594-596 West Side Avenue                              264,019  Multifamily
          201   5850 Stockton Boulevard                               259,195  Mixed Use                      Office/Retail
          202   613 S. Prairie Avenue                                 256,873  Multifamily
          203   5421-5431 Cypress Road                                254,551  Multifamily
          204   Davis Apartments                                      254,016  Multifamily
          205   52, 62 & 72 North Wisconsin Street                    249,409  Multifamily
          206   226 East De La Guerra Street                        $ 244,326  Office
          207   2040 62nd Street                                      234,620  Multifamily
          208   3425 So. A Street                                     232,947  Multifamily
          209   149 High Street                                       229,927  Multifamily
          210   11055-11071 SE Bush Street                            228,633  Multifamily
          211   Columbus Way Apartments                               223,575  Multifamily
          212   Pierson Villas Apartments                             216,514  Multifamily
          213   4213-15 Church Avenue                                 216,467  Mixed Use                    Multifamily/Retail
          214   2440 Athens Avenue                                    214,501  Office
          215   110-112 Thornton Street                               213,294  Multifamily
          216   574 Central Avenue                                    212,070  Multifamily
          217   921 and 931 NW 5th Street                             207,107  Multifamily
          218   1020 W. 13th Street                                   206,860  Multifamily
          219   1045 S. Alma Street                                   202,459  Multifamily
          220   15685 W 10 Mile Rd                                    198,004  Office
          221   9526-9530 1/2 Park Street                             197,164  Multifamily
          222   251-255 A Street                                      193,296  Retail                           Unanchored
          223   3984-86 Pennsylvania Avenue, S.E.                     190,285  Multifamily
          224   27-39 West Montauk Highway                            187,238  Retail                           Unanchored
          225   430 South Stanislaus Street                           183,810  Multifamily
          226   Brighton Center                                       179,780  Mixed Use                      Office/Retail
          227   5527 Barton Avenue                                    178,869  Multifamily
          228   11400 Dodson Street                                   176,771  Multifamily
          229   595 Autumn Avenue                                     173,353  Multifamily
          230   725-729 Warren Street                                 167,812  Mixed Use                    Multifamily/Retail
          231   3200 Traders Way                                      165,654  Industrial
          232   2892 W. 11th Street                                   165,417  Multifamily
          233   Weepingbirch Apartments                               164,144  Multifamily
          234   5 Grove Street                                        163,632  Multifamily
          235   1752 Rumrill Boulevard                                163,524  Mixed Use                    Multifamily/Retail
          236   1034 East Laurel Drive                                158,993  Multifamily
          237   1615 East Appleton Street                             154,753  Multifamily
          238   727 Olive Avenue                                      146,412  Multifamily
          239   Genoa Restaurant                                      144,747  Retail                           Unanchored
          240   6124 Pembroke Road                                    136,517  Multifamily
          241   2821 Federal Boulevard                                132,249  Multifamily
          242   3620 West 159th St./15901 West Park                   129,616  Multifamily
          243   3140 Pleasant Avenue South                            114,305  Multifamily
          244   6600 Lincoln Place                                    111,726  Multifamily
          245   837-901 E. Turney Avenue                              109,568  Multifamily
          246   457 W. 47th Street                                    103,026  Multifamily
          247   4467 Lee Rd                                           102,813  Multifamily
          248   540 NE 149 St                                         102,763  Multifamily
          249   201-207 Lawrence Street                               101,978  Mixed Use                    Multifamily/Retail
          250   6806 S. St. Lawrence                                   97,300  Multifamily
          251   1545 NE 123rd Street                                   92,365  Mixed Use                      Office/Retail
          252   1100 E. 7th Street                                     84,237  Multifamily


                                                             ----------------
          TOTAL/WEIGHTED AVERAGE:                               $ 982,557,380
                                                             ================

                                MAXIMUM:
                                MINIMUM:


                                                                     UNITS/        FEE/                   YEAR       OCCUPANCY
 CROSSED      #    PROPERTY NAME                                      SQ.FT      LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W (2)
 -------      -    -------------                                      -----      ---------  ----------  ---------  ---------------
              1    Avalon Pavilions                                        932      Fee        1992        N/A          96%
              2A   Nob Hill Apartments                                     486      Fee        1987        N/A          91%
              2B   Driscoll Place Apartments                               488      Fee        1982        1998         97%
              2C   Crystal Bay Apartments                                  320      Fee        1982        1996         96%
              2D   Rollingwood Apartments                                  278      Fee        1978        1998         88%
              2E   Foxcroft Apartments                                     192      Fee        1972        1999         88%
              2F   Maple Run Apartments                                    103      Fee        1972        1999         88%
              2G   Hampton Forest Apartments                               130      Fee        1968        1999         92%
              3    Washington Design Center                            387,518      Fee        1919        1982         97%
              4    Rockland Center                                     259,244      Fee        1960        1983        100%
              5    Ashland Town Center                                 442,404      Fee        1989        1999         96%
              6    Biltmore Square Mall                                335,025      Fee        1989        N/A          82%
              7    Belmont Apartments                                      348      Fee        2000        N/A          93%
              8    Horizon Pointe Shopping Center                      133,748      Fee        1999        N/A          96%
              9    IBM Building                                        160,000      Fee        2001        N/A         100%
              10   Key Landing Apartments                                  503      Fee        1965        2001         98%
  ( A )       11   Bel Air Village                                      89,216      Fee        2000        N/A          97%
  ( A )       12   Laguna Park Village                                  34,015      Fee        2000        N/A         100%
             13A   4550 Spring Valley Road                             214,110      Fee        1972        1980        100%
             13B   13524 Welch Road                                     74,000      Fee        1977        1996        100%
             13C   815 South Coppell Road                               78,750      Fee        1975        1993        100%
             13D   10351 Home Road                                      86,400      Fee        1978        1994        100%
             13E   2601 Kingsley Road                                   54,000      Fee        1981        2000        100%
             13F   4600 Simonton Road                                   40,000      Fee        1970        N/A         100%
             13G   1130 West Jackson Road                               54,095      Fee        1976        N/A          0%
             13H   582 East Highway 121                                 26,036      Fee        1960        1999        100%
              14   Richardson Heights Village Shopping Center          205,236      Fee        1956        2001         89%
              15   Paces Commons Apartments                                336      Fee        1989        N/A          87%
              16   North Pointe Center                                 119,387      Fee        1989        N/A          93%
              17   Centennial Plaza                                    351,819      Fee        1958        1998        100%
              18   Park Ridge Office Center                            213,996      Fee        1970        N/A          85%
              19   Lawndale Crossing Shopping Center                   137,048      Fee        1999        N/A         100%
              20   Toco Hills Promenade Shopping Center                153,917      Fee        1962        2001         91%
              21   Wells Fargo Building                                211,863      Fee        1983        1995        100%
              22   Harbor Club Downs                                       272      Fee        1985        2000         93%
              23   Southridge Plaza                                    120,170      Fee        1992        N/A          94%
              24   Gateway Center                                       82,675      Fee        1978        1990         96%
              25   Allied Plaza                                        123,229      Fee        1983        1999         99%
              26   Country Walk Plaza                                   99,329      Fee        1985        1992        100%
              27   Riverwalk Apartments                                    192      Fee        2001        N/A         100%
             28A   Adobe Creek Shopping Center                          88,450      Fee        1984        1998         93%
             28B   Carillion Hills Shopping Center                      58,093      Fee        1985        N/A          82%
             28C   Marbach Shopping Center                              37,780      Fee        1983        1999        100%
              29   Ogden Corporate Center                               86,356      Fee        2000        N/A         100%
              30   Ashley of Spring Valley Apartments                      260      Fee        1975        1995         95%
              31   Main & LaVeta                                        34,220      Fee        1999        N/A          90%
              32   The Brighton Marketplace                             95,881      Fee        2000        N/A          98%
              33   Holiday Inn Ontario                                     150      Fee        1990        2001         N/A
              34   Dulles Business and Cargo Center                    196,844      Fee        1987        N/A          92%
              35   Bremner Woods Apartments Phase III                      236      Fee        1975        1992         94%
              36   Northtowne Plaza                                     75,305      Fee        1999        N/A         100%
              37   Kittery Outlet Center & Kittery Barn                 50,403      Fee        1984        N/A         100%
              38   C & T Warehouse                                     238,300      Fee        1997        2001        100%
              39   Sierra Point Apartments                                 212      Fee        1972        1998         95%
              40   Fleet Bank Building                                 131,550      Fee        1974        N/A         100%
              41   Northpointe Commons - Shops                          91,860      Fee        2001        N/A         100%
              42   Christmas Tree Shops Plaza                           74,280   Leasehold     2000        N/A         100%
              43   R.E. Michel Company, Inc.                           212,750      Fee        1998        2001        100%
              44   Richmond Center                                     563,035      Fee        1962        2000        100%
              45   Eastgate Shopping Center                             55,985      Fee        2000        N/A          97%
              46   Cass Plaza Shopping Center                          205,366      Fee        1975        1996         86%
              47   Summer Trace Apartments                                 255      Fee        1974        1994         98%
             48A   Eckerd Pharmacy - Daytona                            10,908      Fee        2001        N/A         100%
             48B   Eckerd Pharmacy - Tavares                            10,908      Fee        2001        N/A         100%
             48C   Eckerd Pharmacy - Inverness                          10,908      Fee        1998        N/A         100%
              49   1452 Third Street Promenade                          12,810      Fee        1923        1998        100%
              50   Creek Crossing Shopping Center                       69,844      Fee        1999        N/A         100%
              51   Trolley Industrial Park                             242,678      Fee        1968        1997        100%
              52   North Hills Terrace                                     204      Fee        1965        1998         95%
              53   Country Oaks Apartments                                 228      Fee        1974        N/A          93%
             54A   Kester Mill Village                                  24,564      Fee        1998        N/A          83%
             54B   Lexington Crossing                                   25,000      Fee        1997        N/A          87%
             54C   Tri-Rivers Plaza                                     24,400      Fee        1997        N/A         100%
             55A   University Village Apartments                            96      Fee        1998        N/A          94%
             55B   Woodland Village Apartments                              24      Fee        1981        N/A         100%
              56   Amherst Plaza                                       178,490      Fee        1974        1985         96%
              57   Eastlake Village Apartments & Mini-Storage              177      Fee        1984        N/A          95%
              58   Best Buy-Brownsville                                 45,000      Fee        2001        N/A         100%
              59   Five Points Plaza                                    28,482      Fee        1970        2000        100%
              60   Virginia Apartment Properties                           192      Fee        1965        N/A          89%
              61   Countryside Station                                 124,364      Fee        1983        2001         93%
              62   Tanglewood                                              144      Fee        1970        2001        100%
              63   Westin Centre                                        66,950      Fee        1995        1999        100%
              64   Lake Crest Center Office Building                   102,970      Fee        1981        N/A          76%
              65   Best Buy-Lafayette                                   45,000      Fee        2001        N/A         100%
              66   The Broadway Building                                40,393      Fee        1920        N/A         100%
              67   Greenville Business Center                           61,634      Fee        1981        2001         91%
              68   Woodland Crossing Apartments                            180      Fee        1971        1978         94%
              69   Tramway Crossings                                    62,382      Fee        1996        2000        100%
  ( B )       70   Scottsdale Airpark III - 15610 Bldg                  22,815      Fee        2001        N/A         100%
  ( B )       71   Scottsdale Airpark III - 15953 Bldg                  19,126      Fee        1996        2001        100%
              72   Riviera Estates Mobile Home Park                        171      Fee        1972        2001         98%
              73   Office Depot/Mattress Giant Building                 30,520      Fee        2001        N/A         100%
              74   Hampton Village Apartments                              114      Fee        1997        2001         97%
              75   Wellongate Apartments                                   131      Fee        1970        N/A          94%
              76   Birch Centre                                         23,090      Fee        2000        N/A         100%
              77   Puma Building                                        10,970      Fee        1909        2001        100%
              78   Albertson's Plaza                                    23,792      Fee        1989        N/A         100%
              79   Lincoln Self Storage                                    438      Fee        2000        N/A          95%
              80   Office Depot-Memphis                                 27,880      Fee        1999        N/A         100%
              81   Aim All Storage IV                                      759      Fee        1999        N/A          99%
              82   Storage USA                                             543      Fee        1997        N/A          80%
              83   Best Buy-Benton Harbor                               30,038      Fee        2001        N/A         100%
              84   100 North Brand Office Building                      41,631      Fee        1923        1997         97%
              85   Residences at Bear Creek                                 80      Fee        1998        N/A         100%
              86   Cedarstone                                           75,735      Fee        1983        1998         99%
              87   Tiburon View Apartments                                  60      Fee        2000        N/A          97%
              88   Regency Park Shopping Center                         61,134      Fee        1983        1993        100%
              89   Richardson Drive Plaza                               42,075      Fee        1986        N/A          95%
              90   Westwood Village Shopping Center                     65,023      Fee        1974        1997         96%
              91   Southwestern Plaza Shopping Center                   25,343      Fee        1999        N/A         100%
              92   La Salle Distribution Center I & II                  78,712      Fee        1981        2000         96%
              93   Ashgrove Apartments                                      92      Fee        1984        1998        100%
              94   Bethlehem Woods Apartments                               88      Fee        1983        1995         95%
              95   Sunset Plaza Office Complex                          16,095      Fee        1998        N/A          90%
              96   Tahoe Pine Ridge Plaza                               18,081      Fee        1981        N/A         100%
              97   Laurel Food Lion                                     30,561      Fee        2000        N/A         100%
              98   Northlake Apartments                                    114      Fee        1978        N/A          96%
              99   Peoria Self-Storage                                     712      Fee        1985        N/A          75%
             100   Siboney Professional Building                        28,742      Fee        1985        2000         95%
             101   Poplar Village Apartments                               101      Fee        1966        N/A          99%
             102   D.R. Commons and Taft Center                         18,300      Fee        2000        N/A         100%
             103   A1A Self Storage                                        429      Fee        1998        N/A          98%
             104   Woodcreek Apartments                                    100      Fee        1973        N/A          86%
             105   Brynfield Court Apartments                               32      Fee        1962        1990         97%
             106   Creekview Estates                                        72      Fee        1989        N/A          92%
             107   Virginia Avenue Plaza                                52,132      Fee        1982        N/A          94%
  ( C )      108   Pinewood Apartments                                      56      Fee        1983        1997         98%
  ( C )      109   Pinecreek Apartments                                     38      Fee        1985        N/A          95%
             110   Rosewalk Garden Homes                                    22      Fee        2000        N/A          95%
             111   London Square Apartments                                162      Fee        1973        N/A          97%
             112   Fairview Arms Apartments                                 45      Fee        1948        1990         98%
             113   Park Manor Apartments                                    94      Fee        1971        1974         95%
             114   Albertson's-Shadow Shopping Center                   14,972      Fee        1997        N/A         100%
             115   Buckingham Townhomes                                     44      Fee        1983        N/A          95%
             116   South Hills Mobile Home Estates                          40      Fee        1954        N/A         100%
             117   Lowe's Food Store                                    54,852   Leasehold     1996        N/A         100%
             118   Maple Court Apartments                                   59      Fee        1986        N/A          97%
             119   Quad 217 Corporate Center                           105,208      Fee        1986        N/A          98%
             120   3115 Long Beach Road                                 14,471      Fee        1939        1988         90%
             121   College Street Shopping Center                       22,340      Fee        1960        N/A         100%
             122   679 Ninth Avenue                                          6      Fee        1900        1999         92%
             123   Riviera Palm Apartments                                  76      Fee        1963        N/A         100%
             124   2 Claire Road                                        40,000      Fee        1972        1982         85%
             125   Kaysville Country Apartments                             48      Fee        1985        N/A         100%
             126   Alta Drive Apartments                                    24      Fee        1985        1998        100%
             127   Powers Rentals Apartments                                40      Fee        1995        2000         93%
             128   Fairfield Apartments                                     60      Fee        1946        1999         98%
             129   Wade Office Building                                 12,915      Fee        1999        N/A         100%
             130   361 Broadway                                         45,000      Fee        1920        N/A          78%
             131   Wynmawr Court Apartments                                 35      Fee        1939        1991         97%
             132   Gleneagles Apartments                                    29      Fee        1963        N/A         100%
             133   Toni-Lynn Apartments                                     29      Fee        1973        1998        100%
             134   Barcelona West Mobile Home Park                          89      Fee        1973        N/A         100%
             135   Roselle Apartments                                       24      Fee        1940        1998         96%
             136   Laurel Garden Apartments                                102      Fee        1973        1997         99%
             137   Green Valley Mobile Home Park                            88      Fee        1959        N/A         100%
             138   Cathedral Park Apartments                                40      Fee        1968        1997        100%
             139   Glen Oaks Apartments                                     24      Fee        1964        N/A         100%
  ( D )      140   5427 Romaine Street                                      18      Fee        1965        N/A          94%
  ( D )      141   501 N. Kenmore & 4529 Rosewood                            8      Fee        1921        1998        100%
             142   1510 S. St. Andrews Pl.                                  99      Fee        1970        N/A          99%
             143   1014-1018 N. Charles Street                             N/A      Fee        1900        1988        100%
             144   Oliver Hall Apartments                                   33      Fee        1929        1990         97%
             145   Maryland Court Apartments                                42      Fee        1924        1995         98%
             146   1914-1926 Summer Breeze                                  28      Fee        1996        N/A         100%
             147   159-163 Marshall Street                               9,795      Fee        1955        N/A         100%
             148   3423-3425 Bergenline Avenue                           9,450      Fee        1930        N/A         100%
             149   30 Amherst, 1 &1 1/2 Oxford                              26      Fee        1965        1998         96%
             150   Greystone Apartments                                     35      Fee        1962        1998         97%
             151   The Spincycle Shopping Center                         8,000      Fee        1997        N/A          70%
             152   241 South Arlington Avenue                               32      Fee        1930        1964        100%
             153   516-520 West 188th Street                                33      Fee        1909        1990        100%
             154   Dawn Lynn Apartments                                     22      Fee        1972        1997         95%
             155   11027-37 S M.L. King Drive                               41      Fee        1926        N/A         100%
             156   2923-2961 Ferncreek & 2930-2971 Martin                   65      Fee        1964        N/A          88%
             157   Whitehill Apartments                                     34      Fee        1965        N/A          97%
             158   6807 North 45th Avenue                                   28      Fee        1965        N/A          96%
             159   120-126 Market St. & 14-24 Hamilton St.              38,008      Fee        1902        1996        100%
             160   1276 Military Road                                   32,125      Fee        1962        1989        100%
             161   3021 North 39th Street                                   13      Fee        1964        N/A          95%
             162   18 Burney Street                                          6      Fee        1900        1998        100%
             163   Eastgate Garden Apartments                               39      Fee        1964        N/A         100%
             164   Kym's Court Apartment Complex                            24      Fee        1981        N/A          96%
             165   1210 So. Nevada Street                                   11      Fee        1976        1998        100%
             166   Country Time Mobile Home Park                           N/A      Fee        1978        N/A          93%
             167   111 South Ave. 63                                        18      Fee        1925        1990        100%
             168   Riley Court                                              69      Fee        1968        1996         96%
             169   Home Video                                            7,644      Fee        1987        N/A          93%
             170   Casa Linda Apartments                                    32      Fee        1950        1993         91%
             171   Schuerman Law Firm                                    7,549      Fee        1912        1998        100%
             172   9 Main Street                                           N/A      Fee        1886        N/A         100%
             173   The Elmira Apartments                                    25      Fee        1924        N/A         100%
             174   18-32 Colby Street                                       29      Fee        1930        N/A          90%
             175   2966 Wilshire Boulevard                               6,543      Fee        1983        N/A          90%
             176   392 Montague Road                                        16      Fee        1970        N/A         100%
             177   110-13 55th Avenue                                        5      Fee        1995        N/A         100%
             178   2747 Newell Street                                       16      Fee        1926        N/A         100%
             179   The Greenbriar Apartments                                20      Fee        1957        N/A         100%
             180   1320-1326 Foulkrod Street                                32      Fee        1929        N/A          91%
             181   16021 S. Denker Avenue                                   14      Fee        1974        1995        100%
             182   1240 S. Norton Avenue                                    17      Fee        1963        N/A         100%
             183   914 N. Charles Street/913 Morton Street                  19      Fee        1900        1980         84%
             184   Castle Raphael Apartments                                10      Fee        1890        N/A         100%
             185   4151 3rd Avenue                                          19      Fee        1930        1994        100%
             186   1352 N. Las Palmas Avenue                                12      Fee        1957        N/A         100%
             187   439 East 135th Street                                    10      Fee        1931        1990        100%
             188   3781 Martin Luther King Jr. Drive                        26      Fee        1966        N/A         100%
             189   1228 Jefferson Avenue                                    16      Fee        1965        N/A         100%
             190   517 S. Rampart Boulevard                                 35      Fee        1923        N/A          89%
             191   514-522 Snelling N. / 1567-1571 Sherburne               N/A      Fee        1923        N/A         100%
             192   The Hillside Apartments                                  17      Fee        1958        1994        100%
             193   461 Venus Avenue                                          7      Fee        1970        N/A          86%
             194   550 N. Western Avenue                                 5,000      Fee        1946        N/A         100%
             195   1650 Boston Street                                       12      Fee        1961        1998        100%
             196   217 Van Brunt St                                          9      Fee        1931        N/A         100%
             197   126 Bowden Street                                         8      Fee        1970        N/A         100%
             198   Field Street Townhouses                                   7      Fee        1982        N/A         100%
             199   769 Tremont Street                                      N/A      Fee        1900        1997        100%
             200   594-596 West Side Avenue                                 12      Fee        1920        N/A         100%
             201   5850 Stockton Boulevard                               4,769      Fee        1950        1998        100%
             202   613 S. Prairie Avenue                                    14      Fee        1955        1998        100%
             203   5421-5431 Cypress Road                                   10      Fee        1950        N/A          80%
             204   Davis Apartments                                          8      Fee        1979        N/A         100%
             205   52, 62 & 72 North Wisconsin Street                       16      Fee        1973        N/A          88%
             206   226 East De La Guerra Street                          2,404      Fee        1949        N/A          95%
             207   2040 62nd Street                                         16      Fee        1935        N/A         100%
             208   3425 So. A Street                                         8      Fee        1977        N/A         100%
             209   149 High Street                                          10      Fee        1900        1970        100%
             210   11055-11071 SE Bush Street                                6      Fee        1993        N/A         100%
             211   Columbus Way Apartments                                   8      Fee        1976        N/A         100%
             212   Pierson Villas Apartments                                12      Fee        1958        N/A         100%
             213   4213-15 Church Avenue                                 3,000      Fee        1931        1994        100%
             214   2440 Athens Avenue                                    3,595      Fee        1952        1992         93%
             215   110-112 Thornton Street                                   6      Fee        1920        1997        100%
             216   574 Central Avenue                                        7      Fee        1935        N/A         100%
             217   921 and 931 NW 5th Street                                11      Fee        1951        N/A         100%
             218   1020 W. 13th Street                                       5      Fee        1969        1989        100%
             219   1045 S. Alma Street                                       5      Fee        1971        N/A         100%
             220   15685 W 10 Mile Rd                                    2,835      Fee        1969        N/A          99%
             221   9526-9530 1/2 Park Street                                 6      Fee        1961        N/A         100%
             222   251-255 A Street                                      3,155      Fee        1988        N/A          92%
             223   3984-86 Pennsylvania Avenue, S.E.                        26      Fee        1943        N/A          88%
             224   27-39 West Montauk Highway                           10,881      Fee        1958        N/A         100%
             225   430 South Stanislaus Street                               8      Fee        1969        N/A          88%
             226   Brighton Center                                       7,778      Fee        1969        1992         95%
             227   5527 Barton Avenue                                        7      Fee        1963        N/A         100%
             228   11400 Dodson Street                                       6      Fee        1956        N/A         100%
             229   595 Autumn Avenue                                         6      Fee        1930        N/A         100%
             230   725-729 Warren Street                                   N/A      Fee        1900        N/A         100%
             231   3200 Traders Way                                      9,600      Fee        1986        N/A         100%
             232   2892 W. 11th Street                                       8      Fee        1923        1998        100%
             233   Weepingbirch Apartments                                   5      Fee        1964        N/A         100%
             234   5 Grove Street                                            5      Fee        1910        N/A         100%
             235   1752 Rumrill Boulevard                                  N/A      Fee        1950        N/A          95%
             236   1034 East Laurel Drive                                    6      Fee        1978        N/A         100%
             237   1615 East Appleton Street                                 7      Fee        1923        N/A          88%
             238   727 Olive Avenue                                         11      Fee        1923        1996        100%
             239   Genoa Restaurant                                      3,596      Fee        1930        N/A         100%
             240   6124 Pembroke Road                                        8      Fee        1957        N/A         100%
             241   2821 Federal Boulevard                                    5      Fee        1922        1996        100%
             242   3620 West 159th St./15901 West Park                       9      Fee        1926        1995        100%
             243   3140 Pleasant Avenue South                                6      Fee        1961        N/A         100%
             244   6600 Lincoln Place                                        6      Fee        1920        1964        100%
             245   837-901 E. Turney Avenue                                  9      Fee        1948        N/A         100%
             246   457 W. 47th Street                                        5      Fee        1908        1998        100%
             247   4467 Lee Rd                                               8      Fee        1963        1997         89%
             248   540 NE 149 St                                             6      Fee        1964        N/A          95%
             249   201-207 Lawrence Street                                 N/A      Fee        1920        N/A         100%
             250   6806 S. St. Lawrence                                     10      Fee        1916        N/A          90%
             251   1545 NE 123rd Street                                  3,473      Fee        1957        N/A          95%
             252   1100 E. 7th Street                                       10      Fee        1933        N/A         100%


                                                                                            -------------------------------
             TOTAL/WEIGHTED AVERAGE:                                                           1979        1995         96%
                                                                                            ===============================

                                   MAXIMUM:                                                    2001        2001        100%
                                   MINIMUM:                                                    1886        1964         0%

                                                                                                       MOST RECENT           MOST
                                                                     DATE OF                        OPERATING STATEMENT     RECENT
 CROSSED      #    PROPERTY NAME                                 OCCUPANCY RATE   APPRAISED VALUE         DATE              REVENUE
 -------      -    -------------                                 --------------   ---------------   ------------------- ------------
              1    Avalon Pavilions                                 10/22/01      $    91,000,000        4/30/01        $ 10,694,191
              2A   Nob Hill Apartments                              10/22/01           19,150,000        7/31/01           2,975,119
              2B   Driscoll Place Apartments                        10/22/01           18,000,000        7/31/01           2,815,946
              2C   Crystal Bay Apartments                           10/19/01           14,050,000        7/31/01           2,278,592
              2D   Rollingwood Apartments                           10/22/01           11,150,000        7/31/01           1,643,559
              2E   Foxcroft Apartments                              10/22/01            7,550,000        7/31/01           1,337,824
              2F   Maple Run Apartments                             10/19/01            4,500,000        7/31/01             684,243
              2G   Hampton Forest Apartments                        10/22/01            3,950,000        7/31/01             733,253
              3    Washington Design Center                          7/31/01           73,300,000        5/31/01           9,615,678
              4    Rockland Center                                   4/1/01            34,500,000       12/31/00           4,198,062
              5    Ashland Town Center                              10/10/01           41,000,000        6/30/01           6,491,742
              6    Biltmore Square Mall                              9/5/01            40,700,000       12/31/00           5,922,621
              7    Belmont Apartments                                9/20/01           29,250,000        8/31/01           3,603,834
              8    Horizon Pointe Shopping Center                    4/1/01            26,300,000          N/A                   N/A
              9    IBM Building                                      8/31/01           34,000,000          N/A                   N/A
              10   Key Landing Apartments                            10/9/01           24,100,000          N/A                   N/A
  ( A )       11   Bel Air Village                                   10/1/01           16,000,000          N/A                   N/A
  ( A )       12   Laguna Park Village                               11/1/01            6,500,000          N/A                   N/A
             13A   4550 Spring Valley Road                           6/1/01             8,550,000          N/A                   N/A
             13B   13524 Welch Road                                  6/1/01             2,950,000          N/A                   N/A
             13C   815 South Coppell Road                            6/1/01             2,590,000          N/A                   N/A
             13D   10351 Home Road                                   6/1/01             2,340,000          N/A                   N/A
             13E   2601 Kingsley Road                                6/1/01             1,850,000          N/A                   N/A
             13F   4600 Simonton Road                                6/1/01             1,720,000          N/A                   N/A
             13G   1130 West Jackson Road                            6/1/01             1,540,000          N/A                   N/A
             13H   582 East Highway 121                              6/1/01               680,000          N/A                   N/A
              14   Richardson Heights Village Shopping Center       10/11/01           22,000,000        9/30/01           2,161,645
              15   Paces Commons Apartments                         10/16/01           21,195,000        7/31/01           2,691,406
              16   North Pointe Center                               10/1/01           20,500,000        3/31/01           2,415,879
              17   Centennial Plaza                                  8/9/01            19,400,000        8/31/01           1,853,435
              18   Park Ridge Office Center                          11/2/01           18,300,000        9/30/01           3,381,727
              19   Lawndale Crossing Shopping Center                 5/1/01            17,100,000          N/A                   N/A
              20   Toco Hills Promenade Shopping Center             10/24/01           17,200,000          N/A                   N/A
              21   Wells Fargo Building                             11/16/00           18,600,000          N/A                   N/A
              22   Harbor Club Downs                                 9/3/01            14,875,000        8/20/01           2,198,700
              23   Southridge Plaza                                  7/1/01            14,600,000        6/30/01           1,612,126
              24   Gateway Center                                    7/1/01            15,250,000        6/30/01           1,935,482
              25   Allied Plaza                                      5/1/01            17,500,000        4/30/01           2,942,457
              26   Country Walk Plaza                                8/1/01            13,100,000        7/31/01           1,545,465
              27   Riverwalk Apartments                              9/5/01            13,000,000        8/31/01           1,298,121
             28A   Adobe Creek Shopping Center                       8/20/01            7,200,000        8/31/01           1,004,412
             28B   Carillion Hills Shopping Center                   10/2/01            4,000,000        8/31/01             558,282
             28C   Marbach Shopping Center                           4/1/01             3,100,000        8/31/01             403,522
              29   Ogden Corporate Center                            9/1/01            12,600,000        9/30/01           1,362,172
              30   Ashley of Spring Valley Apartments                9/20/01           12,100,000        6/29/01           1,894,646
              31   Main & LaVeta                                     8/17/01           11,700,000        7/31/01             977,709
              32   The Brighton Marketplace                         10/30/01           12,000,000        7/31/01           1,336,473
              33   Holiday Inn Ontario                                 N/A             12,525,000        1/31/01           4,600,396
              34   Dulles Business and Cargo Center                  9/1/01            12,100,000        4/20/01           1,629,309
              35   Bremner Woods Apartments Phase III                9/28/01           10,975,000        7/31/01           1,546,327
              36   Northtowne Plaza                                  1/18/01           11,000,000       12/31/00           1,049,814
              37   Kittery Outlet Center & Kittery Barn              5/24/01           11,700,000        5/25/01           1,525,616
              38   C & T Warehouse                                   7/18/01           11,100,000          N/A                   N/A
              39   Sierra Point Apartments                           7/30/01           10,400,000        6/30/01           1,923,843
              40   Fleet Bank Building                              10/12/01           10,000,000          N/A                   N/A
              41   Northpointe Commons - Shops                       5/29/01            9,380,000          N/A                   N/A
              42   Christmas Tree Shops Plaza                        8/3/01             9,300,000        7/31/01           1,273,833
              43   R.E. Michel Company, Inc.                         8/1/01             8,900,000          N/A                   N/A
              44   Richmond Center                                   10/3/01           10,100,000        6/30/01           1,123,868
              45   Eastgate Shopping Center                          9/7/01             8,200,000        8/31/01             268,412
              46   Cass Plaza Shopping Center                        7/1/01             9,000,000        6/30/01           1,307,134
              47   Summer Trace Apartments                           8/3/01             8,200,000        6/30/01           1,508,814
             48A   Eckerd Pharmacy - Daytona                         3/1/00             3,175,000          N/A                   N/A
             48B   Eckerd Pharmacy - Tavares                         6/22/00            3,020,000          N/A                   N/A
             48C   Eckerd Pharmacy - Inverness                       5/12/98            2,750,000          N/A                   N/A
              49   1452 Third Street Promenade                       7/1/01             8,750,000        7/31/01             832,287
              50   Creek Crossing Shopping Center                    8/1/01             7,300,000          N/A                   N/A
              51   Trolley Industrial Park                           8/20/01            7,400,000        6/30/01           1,031,806
              52   North Hills Terrace                               8/31/01            7,300,000        8/31/01           1,300,555
              53   Country Oaks Apartments                           8/29/01            7,350,000        8/31/01           1,514,309
             54A   Kester Mill Village                               8/1/01             2,600,000        6/30/01             271,738
             54B   Lexington Crossing                                8/1/01             2,270,000        6/30/01             309,928
             54C   Tri-Rivers Plaza                                  8/1/01             2,100,000        3/31/01             312,500
             55A   University Village Apartments                     9/12/01            6,000,000       12/31/01             820,800
             55B   Woodland Village Apartments                       9/12/01              850,000        7/31/01             124,537
              56   Amherst Plaza                                     10/5/01      $     7,100,000        6/30/01         $ 1,125,474
              57   Eastlake Village Apartments & Mini-Storage        10/3/01            6,775,000        6/30/01           1,298,984
              58   Best Buy-Brownsville                             11/13/01            6,510,000          N/A                   N/A
              59   Five Points Plaza                                 8/1/01             5,400,000        6/30/01             612,538
              60   Virginia Apartment Properties                     9/30/01            6,080,000        4/30/01             892,203
              61   Countryside Station                              10/12/01            7,500,000        4/30/01             821,928
              62   Tanglewood                                        8/31/01            5,250,000        8/31/01             908,006
              63   Westin Centre                                     7/1/01             5,300,000        7/31/01             683,074
              64   Lake Crest Center Office Building                 8/31/01            6,600,000        6/30/01           1,324,026
              65   Best Buy-Lafayette                                7/27/01            5,800,000          N/A                   N/A
              66   The Broadway Building                             10/8/01            8,500,000        9/30/01           1,118,713
              67   Greenville Business Center                        6/30/01            5,040,000        4/30/01             623,010
              68   Woodland Crossing Apartments                      8/30/01            4,850,000        6/30/01             933,353
              69   Tramway Crossings                                 7/1/01             4,650,000        7/31/01             607,390
  ( B )       70   Scottsdale Airpark III - 15610 Bldg               8/20/01            2,650,000          N/A                   N/A
  ( B )       71   Scottsdale Airpark III - 15953 Bldg               8/20/01            2,250,000        7/31/01             241,651
              72   Riviera Estates Mobile Home Park                  6/14/01            5,660,000        6/30/01             732,439
              73   Office Depot/Mattress Giant Building              9/7/01             5,050,000        7/31/01             323,630
              74   Hampton Village Apartments                       10/22/01            4,375,000        7/31/01             608,560
              75   Wellongate Apartments                             8/31/01            4,300,000        8/31/01             769,532
              76   Birch Centre                                      11/1/01            4,950,000        9/30/01             543,550
              77   Puma Building                                     8/7/01             5,350,000          N/A                   N/A
              78   Albertson's Plaza                                 9/1/01             4,600,000        8/31/01             593,977
              79   Lincoln Self Storage                              9/4/01             4,700,000        8/31/01             535,168
              80   Office Depot-Memphis                              9/30/01            3,900,000        7/31/01             369,410
              81   Aim All Storage IV                               10/31/01            6,380,000        8/31/01             786,886
              82   Storage USA                                       7/19/01            4,150,000        6/30/01             548,908
              83   Best Buy-Benton Harbor                            10/2/01            4,050,000          N/A                   N/A
              84   100 North Brand Office Building                   9/1/01             5,500,000        7/31/01           1,014,727
              85   Residences at Bear Creek                         10/16/01            3,625,000        6/30/01             582,675
              86   Cedarstone                                        8/3/01             4,250,000        8/31/01             748,351
              87   Tiburon View Apartments                           7/1/01             3,500,000       12/31/01             473,956
              88   Regency Park Shopping Center                      6/30/01            3,440,000        2/28/01             425,705
              89   Richardson Drive Plaza                           11/14/01            4,000,000        4/30/02             569,414
              90   Westwood Village Shopping Center                  8/1/01             3,775,000        7/31/01             441,933
              91   Southwestern Plaza Shopping Center                6/30/01            3,480,000        6/30/01             415,240
              92   La Salle Distribution Center I & II              10/31/01            3,500,000        9/30/01             275,289
              93   Ashgrove Apartments                               7/31/01            3,425,000        7/31/01             638,925
              94   Bethlehem Woods Apartments                        6/27/01            3,025,000        8/31/01             486,489
              95   Sunset Plaza Office Complex                       8/31/01            3,000,000        4/30/01             252,036
              96   Tahoe Pine Ridge Plaza                            10/1/01            3,100,000        5/15/01             349,041
              97   Laurel Food Lion                                  7/30/01            2,900,000        6/5/01              325,586
              98   Northlake Apartments                              8/1/01             3,250,000        7/31/01             567,558
              99   Peoria Self-Storage                               7/25/01            2,810,000        7/31/01             436,469
             100   Siboney Professional Building                     10/2/01            3,000,000        8/31/01             437,433
             101   Poplar Village Apartments                         10/3/01            2,750,000        9/30/01             477,168
             102   D.R. Commons and Taft Center                      10/3/01            2,600,000          N/A                   N/A
             103   A1A Self Storage                                  6/27/01            2,650,000        4/1/01              473,358
             104   Woodcreek Apartments                              9/20/01            2,575,000        8/31/01             457,872
             105   Brynfield Court Apartments                        9/28/01            2,260,000        8/30/01             417,563
             106   Creekview Estates                                 10/1/01            2,100,000        6/30/01             381,152
             107   Virginia Avenue Plaza                             7/30/01            2,800,000        8/31/01             440,540
  ( C )      108   Pinewood Apartments                              10/15/98            1,600,000          N/A                   N/A
  ( C )      109   Pinecreek Apartments                             10/31/98              840,000          N/A                   N/A
             110   Rosewalk Garden Homes                             9/12/01            2,345,000        8/30/01             367,110
             111   London Square Apartments                          10/1/99            2,000,000       12/31/00             584,978
             112   Fairview Arms Apartments                          9/28/01            1,920,000        8/31/01             341,010
             113   Park Manor Apartments                             9/1/01             1,900,000        6/30/01             407,598
             114   Albertson's-Shadow Shopping Center                2/1/01             2,400,000        9/30/01             270,045
             115   Buckingham Townhomes                              9/4/01             1,900,000        8/31/01             318,569
             116   South Hills Mobile Home Estates                   6/1/01             1,825,000        8/31/01             261,106
             117   Lowe's Food Store                                 9/4/01             1,950,000        6/30/01             560,017
             118   Maple Court Apartments                           10/31/99            1,875,000       12/31/00             287,128
             119   Quad 217 Corporate Center                         8/20/01           10,250,000        6/30/01           1,297,396
             120   3115 Long Beach Road                              8/1/01             1,750,000        8/31/01             351,855
             121   College Street Shopping Center                    9/1/01             1,800,000        8/31/01             264,613
             122   679 Ninth Avenue                                  9/1/99             1,800,000       12/31/99             156,013
             123   Riviera Palm Apartments                           9/25/01            2,250,000        9/30/01             424,623
             124   2 Claire Road                                     7/24/01            2,500,000        8/31/01             319,998
             125   Kaysville Country Apartments                      10/1/01            2,500,000        9/30/01             332,887
             126   Alta Drive Apartments                             6/13/01            1,600,000        5/31/01             219,259
             127   Powers Rentals Apartments                         9/1/01             1,690,000        8/31/01             219,275
             128   Fairfield Apartments                              10/1/99            1,500,000       10/31/01             253,457
             129   Wade Office Building                              9/26/01            1,525,000        8/31/01             256,118
             130   361 Broadway                                      6/1/99             1,525,000       12/31/00             242,198
             131   Wynmawr Court Apartments                          9/28/01      $     1,300,000        8/31/01           $ 228,464
             132   Gleneagles Apartments                            11/15/99            1,335,000       12/31/00             182,292
             133   Toni-Lynn Apartments                              4/9/99             1,290,000        4/30/99             189,379
             134   Barcelona West Mobile Home Park                   11/5/98            1,560,000       12/31/00             271,563
             135   Roselle Apartments                               11/10/99            1,270,000       12/31/99             228,483
             136   Laurel Garden Apartments                          9/10/98            1,350,000       12/31/00             403,413
             137   Green Valley Mobile Home Park                     7/31/98            1,380,000       12/31/00             221,427
             138   Cathedral Park Apartments                         4/30/98            1,375,000       12/31/00             222,868
             139   Glen Oaks Apartments                             11/15/99            1,100,000       12/31/00             151,260
  ( D )      140   5427 Romaine Street                               4/30/99              765,000       12/31/00             118,853
  ( D )      141   501 N. Kenmore & 4529 Rosewood                    5/31/99              400,000       12/31/00              58,259
             142   1510 S. St. Andrews Pl.                           8/25/98            2,429,000          N/A                   N/A
             143   1014-1018 N. Charles Street                       3/23/98            1,252,500       12/31/00             195,682
             144   Oliver Hall Apartments                            9/28/01            1,050,000        8/31/01             237,270
             145   Maryland Court Apartments                        10/30/01            1,140,000        9/30/01             197,020
             146   1914-1926 Summer Breeze                           7/16/98            1,200,000          N/A                   N/A
             147   159-163 Marshall Street                           8/25/99            1,000,000        7/31/99             132,895
             148   3423-3425 Bergenline Avenue                      11/16/99              950,000       12/31/99             198,100
             149   30 Amherst, 1 &1 1/2 Oxford                       10/8/98              860,000       12/31/00             119,600
             150   Greystone Apartments                              3/26/99              895,000       12/31/00             188,660
             151   The Spincycle Shopping Center                     7/8/98             1,025,000       12/31/00             108,132
             152   241 South Arlington Avenue                        3/31/99              850,000       12/31/00             211,832
             153   516-520 West 188th Street                         10/6/99            1,190,000          N/A                   N/A
             154   Dawn Lynn Apartments                              3/30/99              940,000       12/31/00             132,010
             155   11027-37 S M.L. King Drive                        7/9/99               750,000       12/31/99             204,915
             156   2923-2961 Ferncreek & 2930-2971 Martin           10/28/98            1,090,000       12/31/00             227,162
             157   Whitehill Apartments                              3/30/99              675,000       12/31/00             141,904
             158   6807 North 45th Avenue                           10/20/98              750,000          N/A                   N/A
             159   120-126 Market St. & 14-24 Hamilton St.           4/14/99            1,700,000          N/A                   N/A
             160   1276 Military Road                               10/26/99              740,000       12/31/00              96,000
             161   3021 North 39th Street                            8/14/98              655,000       12/31/00             109,983
             162   18 Burney Street                                  11/1/99              570,000       10/31/01              90,600
             163   Eastgate Garden Apartments                        4/22/99              663,000       12/31/99             130,000
             164   Kym's Court Apartment Complex                     7/23/99              715,000       12/31/99              99,814
             165   1210 So. Nevada Street                            3/5/99               595,000       12/31/00              86,552
             166   Country Time Mobile Home Park                    10/13/98              850,000       12/31/00             163,753
             167   111 South Ave. 63                                 10/1/98              630,000       12/31/00             143,417
             168   Riley Court                                      12/29/98              975,000       12/31/00             142,615
             169   Home Video                                        2/5/99             1,500,000       12/31/00             132,000
             170   Casa Linda Apartments                            10/25/99              600,000       12/31/00             110,512
             171   Schuerman Law Firm                                1/14/00              630,000          N/A                   N/A
             172   9 Main Street                                    11/30/99              615,000       11/31/99              86,886
             173   The Elmira Apartments                             10/5/98              625,000       12/31/00              97,629
             174   18-32 Colby Street                               12/15/98              588,000       12/31/00             180,264
             175   2966 Wilshire Boulevard                          12/31/98              510,000          N/A                   N/A
             176   392 Montague Road                                11/23/98              565,000       12/31/00             109,872
             177   110-13 55th Avenue                                9/10/99              500,000        6/1/99               69,300
             178   2747 Newell Street                                10/8/98              540,000       12/31/00             127,502
             179   The Greenbriar Apartments                         2/9/99               500,000        9/30/01              84,178
             180   1320-1326 Foulkrod Street                         9/28/99              460,000       12/31/99             123,015
             181   16021 S. Denker Avenue                            6/25/98              955,000          N/A                   N/A
             182   1240 S. Norton Avenue                             10/1/98              500,000          N/A                   N/A
             183   914 N. Charles Street/913 Morton Street          11/30/98              503,000       12/31/00             101,410
             184   Castle Raphael Apartments                         8/28/98              555,000       12/31/00              72,745
             185   4151 3rd Avenue                                  11/25/98              500,000          N/A                   N/A
             186   1352 N. Las Palmas Avenue                        10/11/98              528,000       12/31/00              73,625
             187   439 East 135th Street                             1/3/00               440,000       12/31/99             139,060
             188   3781 Martin Luther King Jr. Drive                 1/12/99              470,000        1/31/99             133,284
             189   1228 Jefferson Avenue                             1/13/99              410,000       12/31/00              76,838
             190   517 S. Rampart Boulevard                         12/30/98              475,000       12/31/00             106,778
             191   514-522 Snelling N. / 1567-1571 Sherburne         8/1/99               395,000        6/30/99              94,041
             192   The Hillside Apartments                           4/22/98              410,000       12/31/00              67,594
             193   461 Venus Avenue                                  12/1/98              435,000          N/A                   N/A
             194   550 N. Western Avenue                             4/21/99              430,000       12/31/00              54,000
             195   1650 Boston Street                                4/6/99               387,000       12/31/00              65,600
             196   217 Van Brunt St                                  9/23/99              360,000        7/31/99              63,780
             197   126 Bowden Street                                 5/7/99               370,000       12/31/00              63,292
             198   Field Street Townhouses                           7/9/99               365,000          N/A                   N/A
             199   769 Tremont Street                                5/13/98              415,000       12/31/00              59,834
             200   594-596 West Side Avenue                         12/13/99              350,000       12/30/00              72,963
             201   5850 Stockton Boulevard                           4/29/99              380,000          N/A                   N/A
             202   613 S. Prairie Avenue                             12/1/98              350,000       10/31/01              73,735
             203   5421-5431 Cypress Road                            6/17/99              380,000          N/A                   N/A
             204   Davis Apartments                                 10/13/99              440,000       12/31/00              48,413
             205   52, 62 & 72 North Wisconsin Street                4/22/99              360,000       12/31/00              62,560
             206   226 East De La Guerra Street                      9/30/98      $       530,000       12/31/99            $ 35,282
             207   2040 62nd Street                                 12/10/99              640,000       11/30/99              94,850
             208   3425 So. A Street                                 6/26/98              355,000       12/31/00              45,420
             209   149 High Street                                  11/12/99              295,000       12/31/00              74,287
             210   11055-11071 SE Bush Street                       12/21/98              370,000          N/A                   N/A
             211   Columbus Way Apartments                           4/12/99              300,000          N/A                   N/A
             212   Pierson Villas Apartments                         4/4/99               315,000       12/31/00              54,812
             213   4213-15 Church Avenue                             6/30/99              330,000          N/A                   N/A
             214   2440 Athens Avenue                               10/15/98              360,000          N/A                   N/A
             215   110-112 Thornton Street                           4/5/99               280,000          N/A                   N/A
             216   574 Central Avenue                                7/16/99              282,000       12/31/00              54,300
             217   921 and 931 NW 5th Street                         7/7/98               287,000       11/15/01              45,720
             218   1020 W. 13th Street                               12/8/98              325,000       12/31/00              46,230
             219   1045 S. Alma Street                               6/15/98              330,000       12/31/00              45,006
             220   15685 W 10 Mile Rd                                6/1/99               270,000          N/A                   N/A
             221   9526-9530 1/2 Park Street                         9/28/98              310,000       12/31/00              53,237
             222   251-255 A Street                                 12/31/00              425,000       12/31/00              67,796
             223   3984-86 Pennsylvania Avenue, S.E.                 4/30/98              300,000          N/A                   N/A
             224   27-39 West Montauk Highway                        11/5/99              330,000       12/31/00              55,663
             225   430 South Stanislaus Street                       8/14/98              280,000       12/31/00              47,880
             226   Brighton Center                                   10/6/98              315,000       12/31/99              52,505
             227   5527 Barton Avenue                                4/12/99              275,000       12/31/00              46,438
             228   11400 Dodson Street                               1/17/99              265,000       12/31/00              36,000
             229   595 Autumn Avenue                                 9/21/99              230,000        9/30/99              39,108
             230   725-729 Warren Street                             9/10/99              223,700        6/30/99              43,050
             231   3200 Traders Way                                 10/28/99              295,000       12/31/00              32,180
             232   2892 W. 11th Street                              11/12/98              227,000       12/31/00              47,868
             233   Weepingbirch Apartments                           2/22/99              217,000          N/A                   N/A
             234   5 Grove Street                                    8/9/99               215,000          N/A                   N/A
             235   1752 Rumrill Boulevard                            10/9/98              260,000          N/A                   N/A
             236   1034 East Laurel Drive                            1/6/99               270,000          N/A                   N/A
             237   1615 East Appleton Street                        10/20/98              230,000       12/31/00              61,080
             238   727 Olive Avenue                                  3/29/99              215,000       12/31/00              47,235
             239   Genoa Restaurant                                  8/19/98              325,000       12/31/00              34,800
             240   6124 Pembroke Road                                9/20/98              200,000          N/A                   N/A
             241   2821 Federal Boulevard                            1/5/99               180,000        9/20/01              28,063
             242   3620 West 159th St./15901 West Park              10/11/98              225,000       12/31/99              33,100
             243   3140 Pleasant Avenue South                        10/8/99              163,000        8/31/99              32,049
             244   6600 Lincoln Place                                1/27/99              170,000          N/A                   N/A
             245   837-901 E. Turney Avenue                          8/28/98              170,000       12/31/00              44,648
             246   457 W. 47th Street                                11/2/98              175,000          N/A                   N/A
             247   4467 Lee Rd                                       9/4/98               180,000       12/31/00              34,425
             248   540 NE 149 St                                    10/22/99              170,000       12/31/00              17,620
             249   201-207 Lawrence Street                          12/29/98              160,000       12/31/00              41,500
             250   6806 S. St. Lawrence                              2/4/98               245,000       12/31/00              62,220
             251   1545 NE 123rd Street                              9/1/98               140,000          N/A                   N/A
             252   1100 E. 7th Street                                8/11/98              180,000          N/A                   N/A


                                                                --------------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:                                              $ 1,383,460,200                      $ 154,309,549
                                                                ====================================================================

                                   MAXIMUM:                                       $    91,000,000                      $  10,694,191
                                   MINIMUM:                                       $       140,000                      $      17,620



                                                                       MOST             MOST
                                                                      RECENT           RECENT
 CROSSED      #    PROPERTY NAME                                     EXPENSES           NOI              U/W NOI       U/W NCF (3)
 -------      -    -------------                                   -----------       -----------       -----------     -----------
              1    Avalon Pavilions                                $ 2,471,351       $ 8,222,840       $ 8,034,250     $ 7,801,250
              2A   Nob Hill Apartments                               1,239,662         1,735,457         1,899,124       1,777,624
              2B   Driscoll Place Apartments                         1,152,965         1,662,981         1,860,640       1,738,640
              2C   Crystal Bay Apartments                            1,005,102         1,273,490         1,427,264       1,347,264
              2D   Rollingwood Apartments                              707,914           935,645         1,058,142         988,642
              2E   Foxcroft Apartments                                 652,443           685,381           755,778         707,778
              2F   Maple Run Apartments                                300,997           383,246           481,988         456,238
              2G   Hampton Forest Apartments                           367,968           365,285           410,262         377,762
              3    Washington Design Center                          3,096,235         6,519,443         6,632,204       6,063,315
              4    Rockland Center                                   1,127,577         3,070,485         3,140,244       2,977,940
              5    Ashland Town Center                               1,954,527         4,537,215         3,918,019       3,233,416
              6    Biltmore Square Mall                              2,240,343         3,682,278         3,486,906       3,241,652
              7    Belmont Apartments                                1,126,071         2,477,763         2,309,316       2,309,316
              8    Horizon Pointe Shopping Center                          N/A               N/A         2,332,745       2,251,169
              9    IBM Building                                            N/A               N/A         2,692,422       2,581,710
              10   Key Landing Apartments                                  N/A               N/A         2,070,370       1,944,370
  ( A )       11   Bel Air Village                                         N/A               N/A         1,414,203       1,365,315
  ( A )       12   Laguna Park Village                                     N/A               N/A           557,579         525,061
             13A   4550 Spring Valley Road                                 N/A               N/A           252,870         231,346
             13B   13524 Welch Road                                        N/A               N/A           252,870         231,346
             13C   815 South Coppell Road                                  N/A               N/A           252,870         231,346
             13D   10351 Home Road                                         N/A               N/A           252,870         231,346
             13E   2601 Kingsley Road                                      N/A               N/A           252,870         231,346
             13F   4600 Simonton Road                                      N/A               N/A           252,870         231,346
             13G   1130 West Jackson Road                                  N/A               N/A           252,870         231,346
             13H   582 East Highway 121                                    N/A               N/A           252,870         231,346
              14   Richardson Heights Village Shopping Center          189,465         1,972,180         2,058,366       1,878,876
              15   Paces Commons Apartments                            935,576         1,755,830         1,782,931       1,698,931
              16   North Pointe Center                                 620,873         1,795,006         1,803,860       1,692,861
              17   Centennial Plaza                                    130,670         1,722,765         1,583,777       1,506,284
              18   Park Ridge Office Center                          1,747,179         1,634,548         1,674,337       1,525,961
              19   Lawndale Crossing Shopping Center                       N/A               N/A         1,519,425       1,416,344
              20   Toco Hills Promenade Shopping Center                    N/A               N/A         1,630,204       1,521,180
              21   Wells Fargo Building                                    N/A               N/A         1,758,591       1,593,076
              22   Harbor Club Downs                                   918,917         1,279,783         1,204,406       1,204,406
              23   Southridge Plaza                                    455,657         1,156,469         1,468,485       1,379,957
              24   Gateway Center                                      517,152         1,418,330         1,534,091       1,400,784
              25   Allied Plaza                                      1,202,554         1,739,903         1,643,694       1,480,305
              26   Country Walk Plaza                                  476,694         1,068,771         1,155,315       1,089,212
              27   Riverwalk Apartments                                228,234         1,069,887         1,032,403       1,032,403
             28A   Adobe Creek Shopping Center                         268,838           735,574           696,295         605,700
             28B   Carillion Hills Shopping Center                     221,226           337,056           374,487         310,051
             28C   Marbach Shopping Center                              91,417           312,105           289,697         261,881
              29   Ogden Corporate Center                              374,417           987,755         1,112,560       1,050,384
              30   Ashley of Spring Valley Apartments                  896,844           997,802         1,056,951         991,951
              31   Main & LaVeta                                       197,921           779,787           998,017         973,953
              32   The Brighton Marketplace                            234,648         1,101,825         1,035,663       1,002,401
              33   Holiday Inn Ontario                               2,939,959         1,660,437         1,604,623       1,424,839
              34   Dulles Business and Cargo Center                    444,390         1,184,919         1,088,490         940,453
              35   Bremner Woods Apartments Phase III                  572,057           974,270         1,027,433         968,433
              36   Northtowne Plaza                                     80,480           969,334           913,051         886,195
              37   Kittery Outlet Center & Kittery Barn                350,006         1,175,610         1,125,731       1,068,582
              38   C & T Warehouse                                         N/A               N/A         1,113,662         978,845
              39   Sierra Point Apartments                           1,031,596           892,247           971,856         865,856
              40   Fleet Bank Building                                     N/A               N/A           827,450         827,450
              41   Northpointe Commons - Shops                             N/A               N/A           895,205         813,725
              42   Christmas Tree Shops Plaza                          415,010           858,823           873,805         806,336
              43   R.E. Michel Company, Inc.                               N/A               N/A           817,343         817,343
              44   Richmond Center                                      89,472         1,034,396           919,122         800,637
              45   Eastgate Shopping Center                            113,204           155,208           738,249         697,721
              46   Cass Plaza Shopping Center                          303,652         1,003,482           962,593         793,723
              47   Summer Trace Apartments                             673,735           835,079           832,531         760,876
             48A   Eckerd Pharmacy - Daytona                               N/A               N/A           267,443         254,215
             48B   Eckerd Pharmacy - Tavares                               N/A               N/A           255,325         242,398
             48C   Eckerd Pharmacy - Inverness                             N/A               N/A           237,160         224,750
              49   1452 Third Street Promenade                         124,384           707,903           746,008         705,778
              50   Creek Crossing Shopping Center                          N/A               N/A           735,639         702,301
              51   Trolley Industrial Park                             234,595           797,211           756,277         612,888
              52   North Hills Terrace                                 658,616           641,939           635,675         584,675
              53   Country Oaks Apartments                             855,188           659,121           569,896         569,896
             54A   Kester Mill Village                                  51,803           219,935           263,970         239,824
             54B   Lexington Crossing                                   54,972           254,956           237,116         213,206
             54C   Tri-Rivers Plaza                                     45,828           266,672           221,062         197,418
             55A   University Village Apartments                       243,732           577,068           552,444         523,644
             55B   Woodland Village Apartments                          45,181            79,356            78,367          71,167
              56   Amherst Plaza                                     $ 314,616         $ 810,858         $ 668,191       $ 565,710
              57   Eastlake Village Apartments & Mini-Storage          413,745           885,238           604,560         604,560
              58   Best Buy-Brownsville                                    N/A               N/A           546,580         546,580
              59   Five Points Plaza                                   182,708           429,830           481,769         468,166
              60   Virginia Apartment Properties                       240,351           651,852           446,840         446,840
              61   Countryside Station                                 311,139           510,789           681,103         582,129
              62   Tanglewood                                          353,102           554,904           546,090         509,370
              63   Westin Centre                                       105,521           577,553           516,701         474,647
              64   Lake Crest Center Office Building                   610,844           713,182           550,829         428,967
              65   Best Buy-Lafayette                                      N/A               N/A           484,513         484,513
              66   The Broadway Building                               427,007           691,707           616,821         557,180
              67   Greenville Business Center                          195,167           427,843           454,561         402,038
              68   Woodland Crossing Apartments                        462,400           470,953           523,195         478,195
              69   Tramway Crossings                                   109,658           497,732           463,818         433,204
  ( B )       70   Scottsdale Airpark III - 15610 Bldg                     N/A               N/A           243,117         223,718
  ( B )       71   Scottsdale Airpark III - 15953 Bldg                  38,550           203,101           201,719         184,501
              72   Riviera Estates Mobile Home Park                    216,704           515,735           481,499         472,949
              73   Office Depot/Mattress Giant Building                 35,568           288,062           412,574         406,837
              74   Hampton Village Apartments                          173,025           435,535           403,766         375,266
              75   Wellongate Apartments                               209,448           560,084           426,192         393,442
              76   Birch Centre                                        141,397           402,153           377,399         350,787
              77   Puma Building                                           N/A               N/A           458,846         440,866
              78   Albertson's Plaza                                   147,827           446,150           410,283         380,351
              79   Lincoln Self Storage                                165,194           369,974           352,802         352,802
              80   Office Depot-Memphis                                 32,496           336,914           340,101         323,774
              81   Aim All Storage IV                                  225,992           560,894           422,638         422,638
              82   Storage USA                                         195,036           353,872           341,733         341,733
              83   Best Buy-Benton Harbor                                  N/A               N/A           332,523         332,523
              84   100 North Brand Office Building                     511,923           502,804           455,655         393,445
              85   Residences at Bear Creek                            213,566           369,109           334,206         314,206
              86   Cedarstone                                          248,046           500,305           422,552         358,325
              87   Tiburon View Apartments                             119,290           354,666           305,217         290,217
              88   Regency Park Shopping Center                         84,283           341,422           326,887         302,678
              89   Richardson Drive Plaza                              189,277           380,137           334,569         288,505
              90   Westwood Village Shopping Center                    106,997           334,936           368,527         336,830
              91   Southwestern Plaza Shopping Center                  124,309           290,931           336,347         304,802
              92   La Salle Distribution Center I & II                  50,781           224,508           327,570         287,846
              93   Ashgrove Apartments                                 223,490           415,435           365,015         342,015
              94   Bethlehem Woods Apartments                          167,146           319,343           292,605         270,605
              95   Sunset Plaza Office Complex                          26,386           225,650           272,877         251,343
              96   Tahoe Pine Ridge Plaza                               78,348           270,693           276,661         254,782
              97   Laurel Food Lion                                     85,374           240,212           242,249         241,821
              98   Northlake Apartments                                296,597           270,961           271,607         239,515
              99   Peoria Self-Storage                                 156,494           279,975           248,458         248,458
             100   Siboney Professional Building                       190,348           247,085           272,183         242,003
             101   Poplar Village Apartments                           247,748           229,421           204,648         204,648
             102   D.R. Commons and Taft Center                            N/A               N/A           258,821         238,616
             103   A1A Self Storage                                    116,357           357,001           244,275         244,275
             104   Woodcreek Apartments                                178,506           279,366           293,200         268,200
             105   Brynfield Court Apartments                          167,076           250,487           204,136         196,136
             106   Creekview Estates                                    60,974           320,178           208,327         208,327
             107   Virginia Avenue Plaza                               208,329           232,211           265,353         223,648
  ( C )      108   Pinewood Apartments                                     N/A               N/A           139,065         125,064
  ( C )      109   Pinecreek Apartments                                    N/A               N/A            75,481          65,981
             110   Rosewalk Garden Homes                                69,599           297,512           211,253         211,253
             111   London Square Apartments                            378,006           206,972           389,118         348,619
             112   Fairview Arms Apartments                            140,539           200,471           179,536         168,146
             113   Park Manor Apartments                               206,794           200,804           208,238         180,038
             114   Albertson's-Shadow Shopping Center                   92,018           178,027           197,411         180,193
             115   Buckingham Townhomes                                123,056           195,513           191,588         180,588
             116   South Hills Mobile Home Estates                      68,686           192,420           173,791         171,791
             117   Lowe's Food Store                                   304,978           255,039           189,229         181,001
             118   Maple Court Apartments                              104,367           182,761           206,138         191,388
             119   Quad 217 Corporate Center                           181,866         1,115,530           854,995         773,723
             120   3115 Long Beach Road                                116,374           235,481           167,727         152,038
             121   College Street Shopping Center                       42,509           222,104           184,371         158,357
             122   679 Ninth Avenue                                     24,750           131,262           197,587         196,087
             123   Riviera Palm Apartments                             209,868           214,755           173,381         173,381
             124   2 Claire Road                                        88,772           231,226           227,513         197,117
             125   Kaysville Country Apartments                        114,944           217,943           204,671         204,671
             126   Alta Drive Apartments                                71,763           147,496           140,484         134,484
             127   Powers Rentals Apartments                            42,072           177,203           158,912         148,912
             128   Fairfield Apartments                                 50,050           203,407           186,538         171,538
             129   Wade Office Building                                 96,132           159,986           157,659         142,545
             130   361 Broadway                                         79,477           162,721           202,285         168,041
             131   Wynmawr Court Apartments                          $ 112,992         $ 115,472         $ 127,940       $ 119,190
             132   Gleneagles Apartments                                30,806           151,486           135,689         128,439
             133   Toni-Lynn Apartments                                 95,777            93,602           126,543         119,293
             134   Barcelona West Mobile Home Park                     146,051           125,512           143,268         138,818
             135   Roselle Apartments                                   79,830           148,653           134,957         128,957
             136   Laurel Garden Apartments                            228,645           174,768           152,578         127,078
             137   Green Valley Mobile Home Park                        92,357           129,070           140,774         136,374
             138   Cathedral Park Apartments                            79,575           143,293           143,976         133,977
             139   Glen Oaks Apartments                                 34,934           116,326           111,399         105,399
  ( D )      140   5427 Romaine Street                                  48,739            70,114            71,360          66,860
  ( D )      141   501 N. Kenmore & 4529 Rosewood                       17,588            40,671            35,544          33,544
             142   1510 S. St. Andrews Pl.                                 N/A               N/A           127,304         102,554
             143   1014-1018 N. Charles Street                          76,700           118,982           105,737         105,737
             144   Oliver Hall Apartments                              127,004           110,266           110,437         102,437
             145   Maryland Court Apartments                            71,327           125,693           131,411         120,911
             146   1914-1926 Summer Breeze                                 N/A               N/A           116,067         109,067
             147   159-163 Marshall Street                              27,576           105,318           116,927         106,781
             148   3423-3425 Bergenline Avenue                          48,810           149,290           107,216          96,443
             149   30 Amherst, 1 &1 1/2 Oxford                          40,823            78,777            84,151          77,651
             150   Greystone Apartments                                 74,368           114,292           101,062          92,312
             151   The Spincycle Shopping Center                        29,292            78,840            77,554          76,354
             152   241 South Arlington Avenue                          102,765           109,067            94,887          86,887
             153   516-520 West 188th Street                               N/A               N/A           112,349         104,099
             154   Dawn Lynn Apartments                                 29,718           102,292            94,595          89,095
             155   11027-37 S M.L. King Drive                           65,628           139,287           131,090         120,840
             156   2923-2961 Ferncreek & 2930-2971 Martin               72,538           154,624           203,032         186,782
             157   Whitehill Apartments                                 79,312            62,592            77,589          69,089
             158   6807 North 45th Avenue                                  N/A               N/A           104,588          97,588
             159   120-126 Market St. & 14-24 Hamilton St.                 N/A               N/A           197,864         169,408
             160   1276 Military Road                                   15,719            80,281            87,552          67,096
             161   3021 North 39th Street                               50,179            59,804            77,120          73,870
             162   18 Burney Street                                     25,407            65,193            68,712          67,212
             163   Eastgate Garden Apartments                           68,500            61,500            73,592          63,842
             164   Kym's Court Apartment Complex                        42,790            57,024            85,791          79,791
             165   1210 So. Nevada Street                               40,943            45,609            52,278          49,528
             166   Country Time Mobile Home Park                        87,283            76,470            62,060          55,510
             167   111 South Ave. 63                                    70,730            72,687            65,598          61,098
             168   Riley Court                                          41,683           100,932            89,700          86,250
             169   Home Video                                           10,676           121,324           114,048         105,913
             170   Casa Linda Apartments                                56,128            54,384            59,087          51,087
             171   Schuerman Law Firm                                      N/A               N/A           103,680          97,902
             172   9 Main Street                                        18,562            68,324            67,785          63,678
             173   The Elmira Apartments                                33,524            64,105            55,985          49,735
             174   18-32 Colby Street                                   51,125           129,139           122,829         115,579
             175   2966 Wilshire Boulevard                                 N/A               N/A            63,921          62,612
             176   392 Montague Road                                    39,671            70,201            60,532          56,532
             177   110-13 55th Avenue                                    9,620            59,680            60,854          59,604
             178   2747 Newell Street                                   60,130            67,372            61,051          57,051
             179   The Greenbriar Apartments                            40,213            43,965            48,810          43,810
             180   1320-1326 Foulkrod Street                            40,885            82,130            71,101          63,101
             181   16021 S. Denker Avenue                                  N/A               N/A            88,212          84,712
             182   1240 S. Norton Avenue                                   N/A               N/A            66,598          62,348
             183   914 N. Charles Street/913 Morton Street              41,328            60,082            67,510          62,760
             184   Castle Raphael Apartments                            29,306            43,439            46,438          43,938
             185   4151 3rd Avenue                                         N/A               N/A            56,004          51,254
             186   1352 N. Las Palmas Avenue                            15,411            58,214            55,295          52,295
             187   439 East 135th Street                                18,056           121,004           101,855          99,355
             188   3781 Martin Luther King Jr. Drive                    20,891           112,393           105,457          98,957
             189   1228 Jefferson Avenue                                29,737            47,101            47,590          43,590
             190   517 S. Rampart Boulevard                             60,210            46,568            76,470          67,720
             191   514-522 Snelling N. / 1567-1571 Sherburne            36,869            57,172            61,951          57,951
             192   The Hillside Apartments                              29,426            38,168            41,418          37,168
             193   461 Venus Avenue                                        N/A               N/A            67,242          65,492
             194   550 N. Western Avenue                                 5,087            48,913            49,248          44,144
             195   1650 Boston Street                                   26,927            38,673            41,821          38,821
             196   217 Van Brunt St                                     11,822            51,958            47,691          45,441
             197   126 Bowden Street                                    27,627            35,665            36,939          36,939
             198   Field Street Townhouses                                 N/A               N/A           104,588          97,588
             199   769 Tremont Street                                   15,698            44,136            40,915          39,915
             200   594-596 West Side Avenue                             28,985            43,978            42,786          39,786
             201   5850 Stockton Boulevard                                 N/A               N/A            40,481          35,819
             202   613 S. Prairie Avenue                                41,453            32,282            36,718          32,963
             203   5421-5431 Cypress Road                                  N/A               N/A            32,285          30,285
             204   Davis Apartments                                     20,186            28,227            35,214          33,214
             205   52, 62 & 72 North Wisconsin Street                   37,040            25,520            35,921          31,921
             206   226 East De La Guerra Street                        $ 2,328          $ 32,954          $ 31,543        $ 31,062
             207   2040 62nd Street                                     50,090            44,760            59,732          55,732
             208   3425 So. A Street                                    17,503            27,917            38,804          36,804
             209   149 High Street                                      31,168            43,119            36,582          34,082
             210   11055-11071 SE Bush Street                              N/A               N/A            28,454          26,954
             211   Columbus Way Apartments                                 N/A               N/A            37,686          35,686
             212   Pierson Villas Apartments                            28,754            26,058            29,840          29,840
             213   4213-15 Church Avenue                                   N/A               N/A            32,605          31,805
             214   2440 Athens Avenue                                      N/A               N/A            29,699          26,076
             215   110-112 Thornton Street                                 N/A               N/A            27,249          25,749
             216   574 Central Avenue                                   19,464            34,836            34,170          32,420
             217   921 and 931 NW 5th Street                            33,574            12,146            26,086          23,586
             218   1020 W. 13th Street                                   9,629            36,601            26,912          25,662
             219   1045 S. Alma Street                                  16,291            28,715            28,438          27,188
             220   15685 W 10 Mile Rd                                      N/A               N/A            26,455          26,050
             221   9526-9530 1/2 Park Street                            11,335            41,902            37,092          35,592
             222   251-255 A Street                                      7,728            60,068            57,357          54,362
             223   3984-86 Pennsylvania Avenue, S.E.                       N/A               N/A            36,815          30,315
             224   27-39 West Montauk Highway                           11,854            43,809            36,893          34,717
             225   430 South Stanislaus Street                          13,509            34,371            26,710          24,710
             226   Brighton Center                                       5,773            46,732            31,583          24,503
             227   5527 Barton Avenue                                   19,122            27,316            27,885          26,135
             228   11400 Dodson Street                                  12,117            23,883            25,456          23,956
             229   595 Autumn Avenue                                    12,880            26,228            24,664          23,164
             230   725-729 Warren Street                                12,396            30,654            35,265          33,515
             231   3200 Traders Way                                      9,596            22,584            25,126          23,206
             232   2892 W. 11th Street                                  10,749            37,119            32,907          30,907
             233   Weepingbirch Apartments                                 N/A               N/A            30,065          28,815
             234   5 Grove Street                                          N/A               N/A            21,572          20,322
             235   1752 Rumrill Boulevard                                  N/A               N/A            24,908          24,067
             236   1034 East Laurel Drive                                  N/A               N/A            20,297          18,797
             237   1615 East Appleton Street                             8,724            52,356            49,337          47,587
             238   727 Olive Avenue                                     22,620            24,615            26,081          23,331
             239   Genoa Restaurant                                      1,283            33,517            28,784          25,332
             240   6124 Pembroke Road                                      N/A               N/A            33,517          31,517
             241   2821 Federal Boulevard                               12,592            15,471            23,170          21,920
             242   3620 West 159th St./15901 West Park                  24,403             8,697            23,848          21,598
             243   3140 Pleasant Avenue South                           13,206            18,843            19,271          17,771
             244   6600 Lincoln Place                                      N/A               N/A            15,692          14,192
             245   837-901 E. Turney Avenue                             14,386            30,262            26,405          24,155
             246   457 W. 47th Street                                      N/A               N/A            18,983          17,733
             247   4467 Lee Rd                                          20,119            14,306            16,881          14,631
             248   540 NE 149 St                                         6,924            10,696            22,132          20,632
             249   201-207 Lawrence Street                              18,254            23,246            30,706          28,956
             250   6806 S. St. Lawrence                                 34,797            27,423            15,311          13,061
             251   1545 NE 123rd Street                                    N/A               N/A            18,278          14,927
             252   1100 E. 7th Street                                      N/A               N/A            27,785          25,285


                                                                  ----------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:                              $ 51,871,205     $ 102,438,343     $ 126,906,827   $ 118,115,344
                                                                  ================================================================

                                   MAXIMUM:                        $ 3,096,235       $ 8,222,840       $ 8,034,250     $ 7,801,250
                                   MINIMUM:                        $     1,283       $     8,697       $    15,311     $    13,061

(A) The Underlying Mortgage Loans secured by Bel Air Village and Laguna Park Village are cross-collateralized and cross-defaulted, respectively.

(B) The Underlying Mortgage Loans secured by Scottsdale Airpark III - 15610 Bldg and Scottsdale Airpark III - 15953 Bldg are cross-collateralized and cross-defaulted, respectively.

(C) The Underlying Mortgage Loans secured by Pinewood Apartments and Pinecreek Apartments are cross-collateralized and cross-defaulted, respectively.

(D) The Underlying Mortgage Loans secured by 5427 Romaine Street and 501 N. Kenmore & 4529 Rosewood are cross-collateralized and cross-defaulted, respectively.

(1)  Based on a December 2001 Cut-Off Date

(2)  Does not include the hotel properties.

(3) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.


                                             CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                        Origination
                                                                         Original       Cut-off Date    Percentage of   Amortization
                                                                        Principal        Principal         Mortgage        Term
Crossed    #     Loan Name                                              Balance (1)       Balance        Pool Balance     (months)
-------    -     ---------                                             ------------     ------------    -------------   -----------
           1     Avalon Pavilions                                      $ 71,900,000     $ 71,712,508       7.30%           360
           2     Bel Alliance GT 2 Portfolio                             59,416,972       48,981,566       4.99%           360
           3     Washington Design Center                                49,000,000       48,959,437       4.98%           360
           4     Rockland Center                                         27,600,000       27,578,682       2.81%           360
           5     Ashland Town Center                                     27,000,000       26,967,967       2.74%           300
           6     Biltmore Square Mall                                    26,000,000       26,000,000       2.65%           324
           7     Belmont Apartments                                      23,400,000       23,379,853       2.38%           360
           8     Horizon Pointe Shopping Center                          20,600,000       20,546,010       2.09%           360
           9     IBM Building                                            20,500,000       20,500,000       2.09%      Interest Only
           10    Key Landing Apartments                                  18,000,000       17,939,980       1.83%           360
  (A)      11    Bel Air Village                                         11,900,000       11,900,000       1.21%           300
  (A)      12    Laguna Park Village                                      4,700,000        4,700,000       0.48%           300
           13    Parker Metropolitan Portfolio PERM                      16,600,000       16,552,877       1.68%           360
           14    Richardson Heights Village Shopping Center              16,500,000       16,500,000       1.68%           360
           15    Paces Commons Apartments                                16,250,000       16,250,000       1.65%           360
           16    North Pointe Center                                     15,300,000       15,270,777       1.55%           360
           17    Centennial Plaza                                        15,000,000       14,980,069       1.52%           360
           18    Park Ridge Office Center                                13,700,000       13,617,700       1.39%           360
           19    Lawndale Crossing Shopping Center                       13,600,000       13,563,451       1.38%           360
           20    Toco Hills Promenade Shopping Center                    13,500,000       13,491,549       1.37%           360
           21    Wells Fargo Building                                    13,500,000       13,466,546       1.37%           360
           22    Harbor Club Downs                                       11,600,000       11,583,074       1.18%           360
           23    Southridge Plaza                                        11,500,000       11,484,334       1.17%           360
           24    Gateway Center                                          11,250,000       11,235,863       1.14%           360
           25    Allied Plaza                                            11,000,000       10,976,599       1.12%           360
           26    Country Walk Plaza                                      10,480,000       10,465,366       1.07%           360
           27    Riverwalk Apartments                                    10,000,000        9,992,942       1.02%           360
           28    Granite Portfolio                                       10,000,000        9,969,536       1.01%           360
           29    Ogden Corporate Center                                   9,700,000        9,680,530       0.99%           360
           30    Ashley of Spring Valley Apartments                       9,680,000        9,659,264       0.98%           360
           31    Main & LaVeta                                            9,360,000        9,340,271       0.95%           360
           32    The Brighton Marketplace                                 9,250,000        9,185,182       0.93%           360
           33    Holiday Inn Ontario                                      9,000,000        8,943,852       0.91%           300
           34    Dulles Business and Cargo Center                         8,800,000        8,773,250       0.89%           360
           35    Bremner Woods Apartments Phase III                       8,500,000        8,487,954       0.86%           360
           36    Northtowne Plaza                                         8,100,000        8,080,236       0.82%           360
           37    Kittery Outlet Center & Kittery Barn                     8,100,000        8,070,539       0.82%           300
           38    C & T Warehouse                                          8,000,000        7,934,649       0.81%           360
           39    Sierra Point Apartments                                  7,900,000        7,889,477       0.80%           360
           40    Fleet Bank Building                                      7,500,000        7,494,032       0.76%           360
           41    Northpointe Commons - Shops                              7,500,000        7,490,307       0.76%           360
           42    Christmas Tree Shops Plaza                               7,000,000        6,982,158       0.71%           356
           43    R.E. Michel Company, Inc.                                7,000,000        6,860,453       0.70%           360
           44    Richmond Center                                          7,000,000        6,652,593       0.68%           300
           45    Eastgate Shopping Center                                 6,450,000        6,441,213       0.66%           360
           46    Cass Plaza Shopping Center                               7,031,000        6,436,909       0.66%           240
           47    Summer Trace Apartments                                  6,425,000        6,410,626       0.65%           360
           48    Florida Eckerd Portfolio                                 6,150,000        6,132,077       0.62%           300
           49    1452 Third Street Promenade                              5,750,000        5,742,588       0.58%           360
           50    Creek Crossing Shopping Center                           5,600,000        5,592,409       0.57%           360
           51    Trolley Industrial Park                                  5,400,000        5,392,234       0.55%           360
           52    North Hills Terrace                                      5,400,000        5,389,110       0.55%           360
           53    Country Oaks Apartments                                  5,300,000        5,292,780       0.54%           360
           54    Glenwood Portfolio                                       5,200,000        5,189,587       0.53%           360
           55    University Village Portfolio                             4,925,000        4,917,831       0.50%           360
           56    Amherst Plaza                                            5,000,000        4,776,554       0.49%           300
           57    Eastlake Village Apartments & Mini-Storage               4,948,000        4,630,481       0.47%           300
           58    Best Buy-Brownsville                                     4,385,000        4,379,447       0.45%           360
           59    Five Points Plaza                                        4,320,000        4,311,020       0.44%           360
           60    Virginia Apartment Properties                            4,312,000        4,296,807       0.44%           300
           61    Countryside Station                                      4,373,600        4,206,623       0.43%           360
           62    Tanglewood                                               4,200,000        4,189,020       0.43%           360
           63    Westin Centre                                            4,100,000        4,089,064       0.42%           360
           64    Lake Crest Center Office Building                        4,046,000        4,037,992       0.41%           360
           65    Best Buy-Lafayette                                       3,999,000        3,991,289       0.41%           360
           66    The Broadway Building                                    4,200,000        3,983,303       0.41%           300
           67    Greenville Business Center                               3,900,000        3,890,593       0.40%           342
           68    Woodland Crossing Apartments                             3,800,000        3,789,349       0.39%           360
           69    Tramway Crossings                                        3,700,000        3,690,131       0.38%           360
  (B)      70    Scottsdale Airpark III - 15610 Bldg                      1,980,000        1,977,600       0.20%           360
  (B)      71    Scottsdale Airpark III - 15953 Bldg                      1,645,000        1,643,006       0.17%           360
           72    Riviera Estates Mobile Home Park                         3,600,000        3,586,913       0.37%           300
           73    Office Depot/Mattress Giant Building                     3,550,000        3,545,164       0.36%           360
           74    Hampton Village Apartments                               3,450,000        3,442,627       0.35%           360
           75    Wellongate Apartments                                  $ 3,425,000      $ 3,416,248       0.35%           360
           76    Birch Centre                                             3,300,000        3,289,969       0.33%           360
           77    Puma Building                                            3,200,000        3,173,865       0.32%           192
           78    Albertson's Plaza                                        3,130,000        3,126,067       0.32%           360
           79    Lincoln Self Storage                                     3,050,000        3,043,359       0.31%           300
           80    Office Depot-Memphis                                     3,020,000        3,017,644       0.31%           360
           81    Aim All Storage IV                                       3,000,000        2,993,468       0.30%           300
           82    Storage USA                                              2,938,000        2,928,403       0.30%           300
           83    Best Buy-Benton Harbor                                   2,925,000        2,922,859       0.30%           360
           84    100 North Brand Office Building                          2,900,000        2,893,832       0.29%           300
           85    Residences at Bear Creek                                 2,900,000        2,891,467       0.29%           360
           86    Cedarstone                                               2,800,000        2,794,287       0.28%           360
           87    Tiburon View Apartments                                  2,800,000        2,793,564       0.28%           384
           88    Regency Park Shopping Center                             2,752,000        2,744,878       0.28%           360
           89    Richardson Drive Plaza                                   2,700,000        2,696,322       0.27%           360
           90    Westwood Village Shopping Center                         2,600,000        2,594,595       0.26%           360
           91    Southwestern Plaza Shopping Center                       2,530,000        2,524,111       0.26%           360
           92    La Salle Distribution Center I & II                      2,500,000        2,500,000       0.25%           300
           93    Ashgrove Apartments                                      2,500,000        2,491,554       0.25%           300
           94    Bethlehem Woods Apartments                               2,300,000        2,294,123       0.23%           360
           95    Sunset Plaza Office Complex                              2,250,000        2,245,257       0.23%           360
           96    Tahoe Pine Ridge Plaza                                   2,230,000        2,224,474       0.23%           360
           97    Laurel Food Lion                                         2,200,000        2,197,207       0.22%           360
           98    Northlake Apartments                                     2,165,000        2,160,341       0.22%           360
           99    Peoria Self-Storage                                      2,107,500        2,100,492       0.21%           300
          100    Siboney Professional Building                            2,050,000        2,045,390       0.21%           360
          101    Poplar Village Apartments                                2,000,000        1,998,361       0.20%           360
          102    D.R. Commons and Taft Center                             1,950,000        1,945,449       0.20%           360
          103    A1A Self Storage                                         1,925,000        1,917,487       0.20%           300
          104    Woodcreek Apartments                                     1,800,000        1,792,824       0.18%           300
          105    Brynfield Court Apartments                               1,710,000        1,704,274       0.17%           300
          106    Creekview Estates                                        1,760,000        1,689,536       0.17%           360
          107    Virginia Avenue Plaza                                    1,690,000        1,686,762       0.17%           300
  (C)     108    Pinewood Apartments                                      1,090,000        1,052,834       0.11%           300
  (C)     109    Pinecreek Apartments                                       575,000          555,394       0.06%           300
          110    Rosewalk Garden Homes                                    1,600,000        1,596,542       0.16%           300
          111    London Square Apartments                                 1,579,000        1,550,693       0.16%           300
          112    Fairview Arms Apartments                                 1,536,000        1,530,856       0.16%           300
          113    Park Manor Apartments                                    1,500,000        1,496,772       0.15%           360
          114    Albertson's-Shadow Shopping Center                       1,500,000        1,495,171       0.15%           360
          115    Buckingham Townhomes                                     1,475,000        1,468,926       0.15%           300
          116    South Hills Mobile Home Estates                          1,450,000        1,445,436       0.15%           360
          117    Lowe's Food Store                                        1,450,000        1,439,467       0.15%           204
          118    Maple Court Apartments                                   1,403,000        1,386,097       0.14%           360
          119    Quad 217 Corporate Center                                1,300,000        1,293,407       0.13%           240
          120    3115 Long Beach Road                                     1,275,000        1,272,713       0.13%           360
          121    College Street Shopping Center                           1,275,000        1,271,298       0.13%           300
          122    679 Ninth Avenue                                         1,300,000        1,266,848       0.13%           300
          123    Riviera Palm Apartments                                  1,275,000        1,206,534       0.12%           300
          124    2 Claire Road                                            1,200,000        1,196,949       0.12%           360
          125    Kaysville Country Apartments                             1,250,000        1,173,928       0.12%           302
          126    Alta Drive Apartments                                    1,175,000        1,172,118       0.12%           360
          127    Powers Rentals Apartments                                1,165,000        1,159,037       0.12%           240
          128    Fairfield Apartments                                     1,141,000        1,130,605       0.12%           360
          129    Wade Office Building                                     1,120,000        1,117,274       0.11%           360
          130    361 Broadway                                             1,113,000        1,088,217       0.11%           300
          131    Wynmawr Court Apartments                                 1,040,000        1,036,517       0.11%           300
          132    Gleneagles Apartments                                    1,020,000        1,005,720       0.10%           360
          133    Toni-Lynn Apartments                                       999,900          982,708       0.10%           360
          134    Barcelona West Mobile Home Park                          1,014,000          952,838       0.10%           240
          135    Roselle Apartments                                         950,000          932,623       0.09%           300
          136    Laurel Garden Apartments                                   955,460          930,178       0.09%           360
          137    Green Valley Mobile Home Park                              962,500          906,057       0.09%           240
          138    Cathedral Park Apartments                                  900,000          874,189       0.09%           360
          139    Glen Oaks Apartments                                       880,000          867,372       0.09%           360
  (D)     140    5427 Romaine Street                                        584,000          564,798       0.06%           300
  (D)     141    501 N. Kenmore & 4529 Rosewood                             306,000          299,677       0.03%           360
          142    1510 S. St. Andrews Pl.                                    879,284          854,503       0.09%           360
          143    1014-1018 N. Charles Street                                875,000          852,169       0.09%           360
          144    Oliver Hall Apartments                                     840,000          837,187       0.09%           300
          145    Maryland Court Apartments                                  825,000          821,355       0.08%           300
          146    1914-1926 Summer Breeze                                    840,000          821,335       0.08%           360
          147    159-163 Marshall Street                                    718,000          704,728       0.07%           300
          148    3423-3425 Bergenline Avenue                                700,000          683,325       0.07%           300
          149    30 Amherst, 1 & 1 1/2 Oxford                             $ 680,000        $ 630,813       0.06%           240
          150    Greystone Apartments                                       644,000          630,700       0.06%           360
          151    The Spincycle Shopping Center                              632,500          613,098       0.06%           300
          152    241 South Arlington Avenue                                 595,000          584,517       0.06%           360
          153    516-520 West 188th Street                                  600,000          580,827       0.06%           240
          154    Dawn Lynn Apartments                                       596,000          561,993       0.06%           240
          155    11027-37 S M.L. King Drive                                 556,000          541,784       0.06%           300
          156    2923-2961 Ferncreek & 2930-2971 Martin                     545,000          531,247       0.05%           360
          157    Whitehill Apartments                                       540,000          523,307       0.05%           300
          158    6807 North 45th Avenue                                     525,000          512,561       0.05%           360
          159    120-126 Market St. & 14-24 Hamilton St.                    500,000          478,941       0.05%           240
          160    1276 Military Road                                         485,000          475,959       0.05%           300
          161    3021 North 39th Street                                     489,750          475,032       0.05%           360
          162    18 Burney Street                                           450,000          440,542       0.04%           300
          163    Eastgate Garden Apartments                                 430,000          422,197       0.04%           360
          164    Kym's Court Apartment Complex                              426,000          419,412       0.04%           360
          165    1210 So. Nevada Street                                     428,000          418,995       0.04%           360
          166    Country Time Mobile Home Park                              425,000          416,886       0.04%           360
          167    111 South Ave. 63                                          427,000          416,883       0.04%           360
          168    Riley Court                                                430,000          414,567       0.04%           300
          169    Home Video                                                 425,000          412,842       0.04%           300
          170    Casa Linda Apartments                                      422,000          411,489       0.04%           300
          171    Schuerman Law Firm                                         418,000          411,365       0.04%           300
          172    9 Main Street                                              400,000          393,041       0.04%           300
          173    The Elmira Apartments                                      390,000          380,045       0.04%           360
          174    18-32 Colby Street                                         388,000          379,187       0.04%           360
          175    2966 Wilshire Boulevard                                    383,000          372,803       0.04%           300
          176    392 Montague Road                                          380,500          371,192       0.04%           360
          177    110-13 55th Avenue                                         376,000          370,271       0.04%           360
          178    2747 Newell Street                                         378,000          369,044       0.04%           360
          179    The Greenbriar Apartments                                  375,000          355,262       0.04%           300
          180    1320-1326 Foulkrod Street                                  364,000          349,926       0.04%           240
          181    16021 S. Denker Avenue                                     360,000          349,675       0.04%           360
          182    1240 S. Norton Avenue                                      350,000          342,498       0.03%           360
          183    914 N. Charles Street/913 Morton Street                    350,000          342,096       0.03%           360
          184    Castle Raphael Apartments                                  350,000          340,292       0.03%           360
          185    4151 3rd Avenue                                            326,000          319,428       0.03%           360
          186    1352 N. Las Palmas Avenue                                  325,000          318,259       0.03%           360
          187    439 East 135th Street                                      350,000          311,674       0.03%           120
          188    3781 Martin Luther King Jr. Drive                          315,000          309,236       0.03%           360
          189    1228 Jefferson Avenue                                      315,000          307,866       0.03%           360
          190    517 S. Rampart Boulevard                                   310,000          303,290       0.03%           360
          191    514-522 Snelling N. / 1567-1571 Sherburne                  307,000          300,240       0.03%           300
          192    The Hillside Apartments                                    307,500          291,314       0.03%           300
          193    461 Venus Avenue                                           297,500          291,123       0.03%           360
          194    550 N. Western Avenue                                      285,000          279,507       0.03%           360
          195    1650 Boston Street                                         292,000          278,097       0.03%           240
          196    217 Van Brunt St                                           284,000          277,989       0.03%           300
          197    126 Bowden Street                                          277,500          273,154       0.03%           360
          198    Field Street Townhouses                                    281,000          272,917       0.03%           300
          199    769 Tremont Street                                         283,500          269,870       0.03%           300
          200    594-596 West Side Avenue                                   267,000          264,019       0.03%           360
          201    5850 Stockton Boulevard                                    266,000          259,195       0.03%           300
          202    613 S. Prairie Avenue                                      262,500          256,873       0.03%           360
          203    5421-5431 Cypress Road                                     259,000          254,551       0.03%           360
          204    Davis Apartments                                           259,000          254,016       0.03%           300
          205    52, 62 & 72 North Wisconsin Street                         254,000          249,409       0.03%           360
          206    226 East De La Guerra Street                               250,000          244,326       0.02%           360
          207    2040 62nd Street                                           250,000          234,620       0.02%           180
          208    3425 So. A Street                                          239,500          232,947       0.02%           360
          209    149 High Street                                            235,000          229,927       0.02%           300
          210    11055-11071 SE Bush Street                                 234,000          228,633       0.02%           360
          211    Columbus Way Apartments                                    237,000          223,575       0.02%           240
          212    Pierson Villas Apartments                                  220,500          216,514       0.02%           360
          213    4213-15 Church Avenue                                      221,000          216,467       0.02%           300
          214    2440 Athens Avenue                                         220,000          214,501       0.02%           360
          215    110-112 Thornton Street                                    220,000          213,294       0.02%           300
          216    574 Central Avenue                                         221,000          212,070       0.02%           240
          217    921 and 931 NW 5th Street                                  214,000          207,107       0.02%           360
          218    1020 W. 13th Street                                        211,500          206,860       0.02%           360
          219    1045 S. Alma Street                                        207,000          202,459       0.02%           360
          220    15685 W 10 Mile Rd                                         203,000          198,004       0.02%           300
          221    9526-9530 1/2 Park Street                                  201,500          197,164       0.02%           360
          222    251-255 A Street                                           240,000          193,296       0.02%           120
          223    3984-86 Pennsylvania Avenue, S.E.                        $ 195,000        $ 190,285       0.02%           360
          224    27-39 West Montauk Highway                                 200,000          187,238       0.02%           180
          225    430 South Stanislaus Street                                188,000          183,810       0.02%           360
          226    Brighton Center                                            186,000          179,780       0.02%           360
          227    5527 Barton Avenue                                         182,250          178,869       0.02%           360
          228    11400 Dodson Street                                        180,000          176,771       0.02%           360
          229    595 Autumn Avenue                                          177,000          173,353       0.02%           300
          230    725-729 Warren Street                                      171,000          167,812       0.02%           300
          231    3200 Traders Way                                           169,000          165,654       0.02%           300
          232    2892 W. 11th Street                                        168,750          165,417       0.02%           360
          233    Weepingbirch Apartments                                    174,000          164,144       0.02%           240
          234    5 Grove Street                                             168,000          163,632       0.02%           300
          235    1752 Rumrill Boulevard                                     168,000          163,524       0.02%           360
          236    1034 East Laurel Drive                                     162,500          158,993       0.02%           360
          237    1615 East Appleton Street                                  158,270          154,753       0.02%           360
          238    727 Olive Avenue                                           150,000          146,412       0.01%           360
          239    Genoa Restaurant                                           150,000          144,747       0.01%           300
          240    6124 Pembroke Road                                         140,000          136,517       0.01%           360
          241    2821 Federal Boulevard                                     134,925          132,249       0.01%           360
          242    3620 West 159th St./15901 West Park                        132,200          129,616       0.01%           360
          243    3140 Pleasant Avenue South                                 117,000          114,305       0.01%           300
          244    6600 Lincoln Place                                         114,000          111,726       0.01%           360
          245    837-901 E. Turney Avenue                                   112,500          109,568       0.01%           360
          246    457 W. 47th Street                                         105,000          103,026       0.01%           360
          247    4467 Lee Rd                                                105,000          102,813       0.01%           360
          248    540 NE 149 St                                              110,000          102,763       0.01%           180
          249    201-207 Lawrence Street                                    104,000          101,978       0.01%           360
          250    6806 S. St. Lawrence                                       100,000           97,300       0.01%           360
          251    1545 NE 123rd Street                                        94,500           92,365       0.01%           360
          252    1100 E. 7th Street                                          86,000           84,237       0.01%           360

                                                                 ---------------------------------------------------------------
          Total/Weighted Average:                                      $998,335,361    $ 982,557,380      100.0%           347
                                                                 ===============================================================

                                Maximum:                               $ 71,900,000     $ 71,712,508       7.3%            384
                                Minimum:                                   $ 86,000         $ 84,237       0.0%            120


                                                                                                                Initial
                                                                    Remaining       Original       Remaining    Interest
                                                                   Amortization      Term to        Term to       Only      Mortgage
                                                                       Term         Maturity       Maturity      Period     Interest
Crossed     #     Loan Name                                          (months)     (months) (2)   (months) (2)   (months)      Rate
-------     -     ---------                                        ------------   ------------   ------------   --------    --------
            1     Avalon Pavilions                                     356             120            116                    7.4500%
            2     Bel Alliance GT 2 Portfolio                          346             120            106                    8.5400%
            3     Washington Design Center                             359             120            119                    6.9500%
            4     Rockland Center                                      359             120            119                    7.3000%
            5     Ashland Town Center                                  299             120            119                    7.2500%
            6     Biltmore Square Mall                                 324             120            108          60        7.9500%
            7     Belmont Apartments                                   359             120            119                    6.7500%
            8     Horizon Pointe Shopping Center                       356             120            116                    7.4300%
            9     IBM Building                                    Interest Only        120            118          120       7.2500%
            10    Key Landing Apartments                               355             120            115                    7.2500%
  (A)       11    Bel Air Village                                      300             120            117          20        7.2000%
  (A)       12    Laguna Park Village                                  300             120            117          20        7.2000%
            13    Parker Metropolitan Portfolio PERM                   355             120            115                    7.8500%
            14    Richardson Heights Village Shopping Center           360             120            120                    7.1500%
            15    Paces Commons Apartments                             360             120            118          12        6.8600%
            16    North Pointe Center                                  357             120            117                    7.7600%
            17    Centennial Plaza                                     358             120            118                    7.3500%
            18    Park Ridge Office Center                             351             120            111                    7.3500%
            19    Lawndale Crossing Shopping Center                    356             120            116                    7.3300%
            20    Toco Hills Promenade Shopping Center                 359             120            119                    8.3400%
            21    Wells Fargo Building                                 356             120            116                    7.6500%
            22    Harbor Club Downs                                    358             120            118                    6.9700%
            23    Southridge Plaza                                     358             120            118                    7.2500%
            24    Gateway Center                                       358             120            118                    7.5700%
            25    Allied Plaza                                         357             120            117                    7.3000%
            26    Country Walk Plaza                                   358             120            118                    7.1500%
            27    Riverwalk Apartments                                 359             120            119                    7.7500%
            28    Granite Portfolio                                    354             120            114                    8.4200%
            29    Ogden Corporate Center                               357             120            117                    7.5500%
            30    Ashley of Spring Valley Apartments                   357             120            117                    7.2700%
            31    Main & LaVeta                                        357             120            117                    7.3400%
            32    The Brighton Marketplace                             349             120            109                    7.8300%
            33    Holiday Inn Ontario                                  293             120            113                    8.2800%
            34    Dulles Business and Cargo Center                     355             120            115                    7.6000%
            35    Bremner Woods Apartments Phase III                   358             120            118                    7.0900%
            36    Northtowne Plaza                                     356             120            116                    7.7100%
            37    Kittery Outlet Center & Kittery Barn                 296             120            116                    8.2200%
            38    C & T Warehouse                                      343             120            103                    8.8100%
            39    Sierra Point Apartments                              358             120            118                    7.3400%
            40    Fleet Bank Building                                  359             120            119                    7.1500%
            41    Northpointe Commons - Shops                          358             120            118                    7.4600%
            42    Christmas Tree Shops Plaza                           352             120            116                    7.6700%
            43    R.E. Michel Company, Inc.                            330             144            114                    7.7600%
            44    Richmond Center                                      262             120            82                     6.8900%
            45    Eastgate Shopping Center                             358             120            118                    7.2500%
            46    Cass Plaza Shopping Center                           201             240            201                    6.8300%
            47    Summer Trace Apartments                              357             120            117                    7.0800%
            48    Florida Eckerd Portfolio                             297             120            117                    8.0700%
            49    1452 Third Street Promenade                          358             120            118                    7.4700%
            50    Creek Crossing Shopping Center                       358             120            118                    7.2700%
            51    Trolley Industrial Park                              358             120            118                    7.0300%
            52    North Hills Terrace                                  357             120            117                    7.5300%
            53    Country Oaks Apartments                              358             120            118                    7.2500%
            54    Glenwood Portfolio                                   357             120            117                    7.5600%
            55    University Village Portfolio                         358             120            118                    6.9800%
            56    Amherst Plaza                                        263             120            83                     7.3600%
            57    Eastlake Village Apartments & Mini-Storage           253             120            73                     7.2600%
            58    Best Buy-Brownsville                                 358             144            142                    7.5400%
            59    Five Points Plaza                                    357             120            117                    7.4000%
            60    Virginia Apartment Properties                        297             120            117                    7.0100%
            61    Countryside Station                                  311             120            71                     7.4100%
            62    Tanglewood                                           356             120            116                    7.4400%
            63    Westin Centre                                        356             120            116                    7.3600%
            64    Lake Crest Center Office Building                    357             120            117                    7.6100%
            65    Best Buy-Lafayette                                   357             144            141                    7.7200%
            66    The Broadway Building                                260             120            80                     7.0000%
            67    Greenville Business Center                           339             120            117                    7.3500%
            68    Woodland Crossing Apartments                         356             120            116                    7.1600%
            69    Tramway Crossings                                    356             120            116                    7.3600%
  (B)       70    Scottsdale Airpark III - 15610 Bldg                  358             84             82                     7.7100%
  (B)       71    Scottsdale Airpark III - 15953 Bldg                  358             84             82                     7.7100%
            72    Riviera Estates Mobile Home Park                     297             120            117                    6.8300%
            73    Office Depot/Mattress Giant Building                 358             120            118                    7.2500%
            74    Hampton Village Apartments                           357             120            117                    7.2800%
            75    Wellongate Apartments                                356             120            116                    7.5300%
            76    Birch Centre                                         355             120            115                    7.6000%
            77    Puma Building                                        189             120            117                    7.2500%
            78    Albertson's Plaza                                    358             120            118                    7.5700%
            79    Lincoln Self Storage                                 298             120            118                    7.2500%
            80    Office Depot-Memphis                                 359             120            119                    7.2500%
            81    Aim All Storage IV                                   298             120            118                    7.2500%
            82    Storage USA                                          297             120            117                    7.4400%
            83    Best Buy-Benton Harbor                               359             120            119                    7.5700%
            84    100 North Brand Office Building                      298             120            118                    7.3750%
            85    Residences at Bear Creek                             355             120            115                    7.7200%
            86    Cedarstone                                           357             120            117                    7.4800%
            87    Tiburon View Apartments                              380             120            116                    7.2200%
            88    Regency Park Shopping Center                         356             120            116                    7.4800%
            89    Richardson Drive Plaza                               358             120            118                    7.2500%
            90    Westwood Village Shopping Center                     357             120            117                    7.4000%
            91    Southwestern Plaza Shopping Center                   356             120            116                    7.8900%
            92    La Salle Distribution Center I & II                  300             120            120                    7.2500%
            93    Ashgrove Apartments                                  297             120            117                    7.2500%
            94    Bethlehem Woods Apartments                           356             120            116                    7.5300%
            95    Sunset Plaza Office Complex                          357             120            117                    7.3400%
            96    Tahoe Pine Ridge Plaza                               356             120            116                    7.6500%
            97    Laurel Food Lion                                     358             120            118                    7.5300%
            98    Northlake Apartments                                 357             120            117                    7.2500%
            99    Peoria Self-Storage                                  297             120            117                    7.3400%
           100    Siboney Professional Building                        356             120            116                    8.0200%
           101    Poplar Village Apartments                            359             120            119                    7.0000%
           102    D.R. Commons and Taft Center                         356             120            116                    7.8800%
           103    A1A Self Storage                                     296             120            116                    7.8600%
           104    Woodcreek Apartments                                 296             120            116                    7.7500%
           105    Brynfield Court Apartments                           297             120            117                    7.3000%
           106    Creekview Estates                                    313             120            73                     7.5500%
           107    Virginia Avenue Plaza                                298             120            118                    7.9200%
  (C)      108    Pinewood Apartments                                  269             120            89                     8.3750%
  (C)      109    Pinecreek Apartments                                 269             120            89                     8.3750%
           110    Rosewalk Garden Homes                                298             120            118                    7.2900%
           111    London Square Apartments                             279             120            99                     9.7500%
           112    Fairview Arms Apartments                             297             120            117                    7.3000%
           113    Park Manor Apartments                                357             120            117                    7.2500%
           114    Albertson's-Shadow Shopping Center                   354             120            114                    8.2200%
           115    Buckingham Townhomes                                 296             120            116                    7.5800%
           116    South Hills Mobile Home Estates                      355             120            115                    7.4700%
           117    Lowe's Food Store                                    201             120            117                    7.3500%
           118    Maple Court Apartments                               337             120            97                     9.6250%
           119    Quad 217 Corporate Center                            237             120            117                    7.7500%
           120    3115 Long Beach Road                                 357             120            117                    8.0200%
           121    College Street Shopping Center                       297             120            117                    8.0900%
           122    679 Ninth Avenue                                     274             120            94                     9.0000%
           123    Riviera Palm Apartments                              259             120            79                     6.9100%
           124    2 Claire Road                                        356             120            116                    7.5500%
           125    Kaysville Country Apartments                         255             120            73                     7.0500%
           126    Alta Drive Apartments                                356             60             56                     7.6900%
           127    Powers Rentals Apartments                            237             120            117                    7.6800%
           128    Fairfield Apartments                                 338             120            98                    10.7500%
           129    Wade Office Building                                 356             120            116                    7.7200%
           130    361 Broadway                                         273             120            93                    10.1250%
           131    Wynmawr Court Apartments                             297             120            117                    7.3000%
           132    Gleneagles Apartments                                337             120            97                     8.8750%
           133    Toni-Lynn Apartments                                 331             84             55                     9.1250%
           134    Barcelona West Mobile Home Park                      204             120            84                     9.1900%
           135    Roselle Apartments                                   279             120            99                     9.6250%
           136    Laurel Garden Apartments                             323             120            83                     8.3100%
           137    Green Valley Mobile Home Park                        204             120            84                     9.4400%
           138    Cathedral Park Apartments                            321             120            81                     8.2000%
           139    Glen Oaks Apartments                                 337             120            97                     8.7500%
  (D)      140    5427 Romaine Street                                  270             120            90                     8.3750%
  (D)      141    501 N. Kenmore & 4529 Rosewood                       330             120            90                     8.3750%
           142    1510 S. St. Andrews Pl.                              321             120            81                     8.3500%
           143    1014-1018 N. Charles Street                          321             120            81                     8.7000%
           144    Oliver Hall Apartments                               297             120            117                    7.3000%
           145    Maryland Court Apartments                            295             120            115                    8.2500%
           146    1914-1926 Summer Breeze                              324             120            84                     9.0600%
           147    159-163 Marshall Street                              278             120            98                     9.8750%
           148    3423-3425 Bergenline Avenue                          276             120            96                     8.8750%
           149    30 Amherst, 1 &1 1/2 Oxford                          205             120            85                     7.2500%
           150    Greystone Apartments                                 328             120            88                     8.7500%
           151    The Spincycle Shopping Center                        270             120            90                     8.8300%
           152    241 South Arlington Avenue                           329             120            89                     9.3800%
           153    516-520 West 188th Street                            219             120            99                     9.5000%
           154    Dawn Lynn Apartments                                 208             84             52                     8.5000%
           155    11027-37 S M.L. King Drive                           273             120            93                     9.2500%
           156    2923-2961 Ferncreek & 2930-2971 Martin               323             120            83                     8.5600%
           157    Whitehill Apartments                                 268             120            88                     9.2500%
           158    6807 North 45th Avenue                               325             120            85                     8.5600%
           159    120-126 Market St. & 14-24 Hamilton St.              209             120            89                    10.5000%
           160    1276 Military Road                                   277             120            97                    10.1250%
           161    3021 North 39th Street                               321             120            81                     7.9500%
           162    18 Burney Street                                     277             120            97                     9.3750%
           163    Eastgate Garden Apartments                           329             120            89                     9.2300%
           164    Kym's Court Apartment Complex                        332             120            92                     9.4630%
           165    1210 So. Nevada Street                               329             120            89                     8.4700%
           166    Country Time Mobile Home Park                        325             120            85                     9.5800%
           167    111 South Ave. 63                                    325             120            85                     8.5600%
           168    Riley Court                                          265             120            85                     8.8300%
           169    Home Video                                           268             120            88                     9.7500%
           170    Casa Linda Apartments                                275             120            95                     8.8750%
           171    Schuerman Law Firm                                   279             120            99                    10.5000%
           172    9 Main Street                                        278             120            98                    10.2500%
           173    The Elmira Apartments                                323             120            83                     8.5000%
           174    18-32 Colby Street                                   325             120            85                     8.7800%
           175    2966 Wilshire Boulevard                              271             120            91                     9.5000%
           176    392 Montague Road                                    324             120            84                     8.5600%
           177    110-13 55th Avenue                                   334             120            94                     9.1250%
           178    2747 Newell Street                                   325             120            85                     8.5600%
           179    The Greenbriar Apartments                            258             121            79                     7.7500%
           180    1320-1326 Foulkrod Street                            215             120            95                     9.5000%
           181    16021 S. Denker Avenue                               321             120            81                     8.2000%
           182    1240 S. Norton Avenue                                325             120            85                     9.0800%
           183    914 N. Charles Street/913 Morton Street              325             120            85                     8.8100%
           184    Castle Raphael Apartments                            323             120            83                     8.0600%
           185    4151 3rd Avenue                                      324             120            84                     9.5600%
           186    1352 N. Las Palmas Avenue                            326             120            86                     9.0800%
           187    439 East 135th Street                                 99             120            99                    10.3750%
           188    3781 Martin Luther King Jr. Drive                    328             120            88                     9.3700%
           189    1228 Jefferson Avenue                                326             120            86                     8.6250%
           190    517 S. Rampart Boulevard                             325             84             49                     9.0300%
           191    514-522 Snelling N. / 1567-1571 Sherburne            276             120            96                     9.3750%
           192    The Hillside Apartments                              258             121            79                     7.7500%
           193    461 Venus Avenue                                     325             120            85                     9.0800%
           194    550 N. Western Avenue                                329             120            89                     9.4800%
           195    1650 Boston Street                                   211             120            91                     9.1250%
           196    217 Van Brunt St                                     276             120            96                     9.6250%
           197    126 Bowden Street                                    332             120            92                     9.4000%
           198    Field Street Townhouses                              272             120            92                     8.7500%
           199    769 Tremont Street                                   258             120            78                     8.3750%
           200    594-596 West Side Avenue                             337             120            97                    10.0000%
           201    5850 Stockton Boulevard                              272             120            92                     9.8750%
           202    613 S. Prairie Avenue                                325             120            85                     9.0800%
           203    5421-5431 Cypress Road                               331             120            91                     9.1300%
           204    Davis Apartments                                     278             120            98                     9.6250%
           205    52, 62 & 72 North Wisconsin Street                   329             120            89                     9.2500%
           206    226 East De La Guerra Street                         324             120            84                     8.9500%
           207    2040 62nd Street                                     157             180            157                    9.8750%
           208    3425 So. A Street                                    321             121            82                     8.4500%
           209    149 High Street                                      276             120            96                     9.5000%
           210    11055-11071 SE Bush Street                           326             120            86                     8.5600%
           211    Columbus Way Apartments                              209             120            89                     8.2500%
           212    Pierson Villas Apartments                            329             120            89                     9.2500%
           213    4213-15 Church Avenue                                274             120            94                    10.3750%
           214    2440 Athens Avenue                                   323             120            83                     8.6100%
           215    110-112 Thornton Street                              271             120            91                     8.6250%
           216    574 Central Avenue                                   215             120            95                     9.1250%
           217    921 and 931 NW 5th Street                            321             120            81                     8.4500%
           218    1020 W. 13th Street                                  325             120            85                     8.9600%
           219    1045 S. Alma Street                                  325             120            85                     8.9600%
           220    15685 W 10 Mile Rd                                   272             120            92                     9.7500%
           221    9526-9530 1/2 Park Street                            325             120            85                     9.0600%
           222    251-255 A Street                                      86             120            86                     9.5600%
           223    3984-86 Pennsylvania Avenue, S.E.                    321             120            81                     9.2500%
           224    27-39 West Montauk Highway                           156             180            156                   10.0000%
           225    430 South Stanislaus Street                          324             120            84                     9.1850%
           226    Brighton Center                                      325             120            85                     9.5600%
           227    5527 Barton Avenue                                   330             120            90                     8.9300%
           228    11400 Dodson Street                                  328             120            88                     9.4700%
           229    595 Autumn Avenue                                    277             120            97                     9.5000%
           230    725-729 Warren Street                                277             120            97                    10.1250%
           231    3200 Traders Way                                     277             120            97                     9.7500%
           232    2892 W. 11th Street                                  326             120            86                     9.3300%
           233    Weepingbirch Apartments                              209             120            89                     8.2500%
           234    5 Grove Street                                       274             120            94                     8.8750%
           235    1752 Rumrill Boulevard                               323             120            83                     9.0600%
           236    1034 East Laurel Drive                               326             120            86                     8.8750%
           237    1615 East Appleton Street                            324             120            84                     9.0600%
           238    727 Olive Avenue                                     324             120            84                     9.3100%
           239    Genoa Restaurant                                     264             120            84                     9.3100%
           240    6124 Pembroke Road                                   321             120            81                     8.9500%
           241    2821 Federal Boulevard                               326             120            86                     9.3100%
           242    3620 West 159th St./15901 West Park                  325             120            85                     9.5600%
           243    3140 Pleasant Avenue South                           275             120            95                     9.3750%
           244    6600 Lincoln Place                                   326             120            86                     9.2800%
           245    837-901 E. Turney Avenue                             322             120            82                     8.9500%
           246    457 W. 47th Street                                   325             120            85                     9.7500%
           247    4467 Lee Rd                                          326             120            86                     9.0600%
           248    540 NE 149 St                                        156             180            156                    9.6250%
           249    201-207 Lawrence Street                              325             120            85                     9.5800%
           250    6806 S. St. Lawrence                                 321             60             21                     8.5200%
           251    1545 NE 123rd Street                                 321             120            81                     9.4500%
           252    1100 E. 7th Street                                   325             120            85                     9.3100%

                                                                --------------------------------------------------------------------
           Total/Weighted Average:                                     340             121            114                    7.5577%
                                                                ====================================================================

                                 Maximum:                              380             240            201                   10.7500%
                                 Minimum:                               86             60             21                     6.7500%


                                                                                          First
                                                                           Monthly       Payment          Maturity
Crossed     #     Loan Name                                                Payment        Date            Date (3)         ARD(4)
-------     -     ---------                                              ------------   ---------         ---------      --------
            1     Avalon Pavilions                                       $ 500,275.85     9/11/01         8/11/11          N/A
            2     Bel Alliance GT 2 Portfolio                              381,376.02     11/1/00         10/1/10          N/A
            3     Washington Design Center                                 324,354.48    12/11/01         11/11/11         N/A
            4     Rockland Center                                          189,217.58    12/11/01         11/11/11         N/A
            5     Ashland Town Center                                      195,157.85     12/1/01         11/1/11          N/A
            6     Biltmore Square Mall                                     195,233.47     1/11/01         12/11/32       12/11/10
            7     Belmont Apartments                                       151,771.96     12/1/01         11/1/11          N/A
            8     Horizon Pointe Shopping Center                           143,052.07     9/11/01         8/11/11          N/A
            9     IBM Building                                             125,574.36    11/11/01         10/11/11         N/A
            10    Key Landing Apartments                                   122,791.73     8/11/01         7/11/11          N/A
  (A)       11    Bel Air Village                                           85,631.05    10/11/01         9/11/11          N/A
  (A)       12    Laguna Park Village                                       33,820.67    10/11/01         9/11/11          N/A
            13    Parker Metropolitan Portfolio PERM                       120,073.59     8/11/01         7/11/11          N/A
            14    Richardson Heights Village Shopping Center               111,442.12     1/1/02          12/1/11          N/A
            15    Paces Commons Apartments                                 106,588.11    11/11/01         10/11/11         N/A
            16    North Pointe Center                                      109,716.82    10/11/01         9/11/11          N/A
            17    Centennial Plaza                                         103,345.82     11/1/01         10/1/11          N/A
            18    Park Ridge Office Center                                  94,389.18     4/11/01         3/11/11          N/A
            19    Lawndale Crossing Shopping Center                         93,515.08     9/11/01         8/11/11          N/A
            20    Toco Hills Promenade Shopping Center                     102,276.41    12/11/01         11/11/31       11/11/11
            21    Wells Fargo Building                                      95,784.43     9/11/01         8/11/31        8/11/11
            22    Harbor Club Downs                                         76,941.52     11/1/01         10/1/11          N/A
            23    Southridge Plaza                                          78,450.27    11/11/01         10/11/11         N/A
            24    Gateway Center                                            79,201.58    11/11/01         10/11/11         N/A
            25    Allied Plaza                                              75,412.80    10/11/01         9/11/11          N/A
            26    Country Walk Plaza                                        70,782.63    11/11/01         10/11/11         N/A
            27    Riverwalk Apartments                                      71,641.22     12/1/01         11/1/11          N/A
            28    Granite Portfolio                                         76,325.10     7/11/01         6/11/11          N/A
            29    Ogden Corporate Center                                    68,156.22    10/11/01         9/11/31        9/11/11
            30    Ashley of Spring Valley Apartments                        66,166.03    10/11/01         9/11/11          N/A
            31    Main & LaVeta                                             64,424.07     10/1/01          9/1/11          N/A
            32    The Brighton Marketplace                                  66,780.23     2/1/01           1/1/11          N/A
            33    Holiday Inn Ontario                                       71,141.03     6/11/01         5/11/11          N/A
            34    Dulles Business and Cargo Center                          62,134.58     8/1/01           7/1/11          N/A
            35    Bremner Woods Apartments Phase III                        57,065.41    11/11/01         10/11/11         N/A
            36    Northtowne Plaza                                          57,805.66     9/11/01         8/11/31        8/11/11
            37    Kittery Outlet Center & Kittery Barn                      63,702.16     9/11/01         8/11/11          N/A
            38    C & T Warehouse                                           63,279.17     8/1/00           7/1/10          N/A
            39    Sierra Point Apartments                                   54,375.02    11/11/01         10/11/11         N/A
            40    Fleet Bank Building                                       50,655.51     12/1/01         11/1/31        11/1/11
            41    Northpointe Commons - Shops                               52,235.82    11/11/01         10/11/31       10/11/11
            42    Christmas Tree Shops Plaza                                49,907.21     9/11/01         8/11/11          N/A
            43    R.E. Michel Company, Inc.                                 50,197.24     7/1/99           6/1/11          N/A
            44    Richmond Center                                           48,984.43     11/1/98         10/1/08          N/A
            45    Eastgate Shopping Center                                  44,000.37     11/1/01         10/1/11          N/A
            46    Cass Plaza Shopping Center                                54,222.68     10/1/98          9/1/18          N/A
            47    Summer Trace Apartments                                   43,091.44    10/11/01         9/11/11          N/A
            48    Florida Eckerd Portfolio                                  47,752.23    10/11/01         9/11/26        9/11/11
            49    1452 Third Street Promenade                               40,086.78    11/11/01         10/11/11         N/A
            50    Creek Crossing Shopping Center                            38,277.87    11/11/01         10/11/11         N/A
            51    Trolley Industrial Park                                   36,035.20    11/11/01         10/11/11         N/A
            52    North Hills Terrace                                       37,868.58    10/11/01         9/11/11          N/A
            53    Country Oaks Apartments                                   36,155.34     11/1/01         10/1/11          N/A
            54    Glenwood Portfolio                                        36,573.04    10/11/01         9/11/11          N/A
            55    University Village Portfolio                              32,700.02    11/11/01         10/11/11         N/A
            56    Amherst Plaza                                             36,495.42     12/1/98         11/1/08          N/A
            57    Eastlake Village Apartments & Mini-Storage                35,796.37     2/1/98           1/1/08          N/A
            58    Best Buy-Brownsville                                      30,780.75     11/1/01         10/1/31        10/1/13
            59    Five Points Plaza                                         29,910.81     10/1/01          9/1/11          N/A
            60    Virginia Apartment Properties                             30,503.83     10/1/01          9/1/11          N/A
            61    Countryside Station                                       30,311.76     12/1/97         11/1/07          N/A
            62    Tanglewood                                                29,194.65     9/11/01         8/11/11          N/A
            63    Westin Centre                                             28,275.78     9/11/01         8/11/11          N/A
            64    Lake Crest Center Office Building                         28,595.60     10/1/01          9/1/11          N/A
            65    Best Buy-Lafayette                                        28,566.47     10/1/01          9/1/31         9/1/13
            66    The Broadway Building                                     29,684.75     9/1/98           8/1/08          N/A
            67    Greenville Business Center                                27,269.37    10/11/01         9/11/11          N/A
            68    Woodland Crossing Apartments                              25,691.14     9/11/01         8/11/11          N/A
            69    Tramway Crossings                                         25,517.17     9/11/01         8/11/11          N/A
  (B)       70    Scottsdale Airpark III - 15610 Bldg                       14,130.27    11/11/01         10/11/08         N/A
  (B)       71    Scottsdale Airpark III - 15953 Bldg                       11,739.54    11/11/01         10/11/08         N/A
            72    Riviera Estates Mobile Home Park                          25,054.98    10/11/01         9/11/11          N/A
            73    Office Depot/Mattress Giant Building                      24,217.26     11/1/01         10/1/31        10/1/11
            74    Hampton Village Apartments                                23,605.32    10/11/01         9/11/11          N/A
            75    Wellongate Apartments                                   $ 24,018.49     9/11/01         8/11/11          N/A
            76    Birch Centre                                              23,300.47     8/11/01         7/11/11          N/A
            77    Puma Building                                             28,206.64    10/11/01         9/11/11          N/A
            78    Albertson's Plaza                                         22,035.64    11/11/01         10/11/11         N/A
            79    Lincoln Self Storage                                      22,045.61     11/1/01         10/1/11          N/A
            80    Office Depot-Memphis                                      20,601.72     12/1/01         11/1/31        11/1/11
            81    Aim All Storage IV                                        21,684.21     11/1/01         10/1/11          N/A
            82    Storage USA                                               21,597.03     10/1/01          9/1/11          N/A
            83    Best Buy-Benton Harbor                                    20,592.41     12/1/01         11/1/31        11/1/11
            84    100 North Brand Office Building                           21,195.51    11/11/01         10/11/11         N/A
            85    Residences at Bear Creek                                  20,715.87     8/11/01         7/11/11          N/A
            86    Cedarstone                                                19,539.67    10/11/01         9/11/11          N/A
            87    Tiburon View Apartments                                   18,722.59     9/11/01         8/11/11          N/A
            88    Regency Park Shopping Center                              19,204.71     9/11/01         8/11/11          N/A
            89    Richardson Drive Plaza                                    18,418.76    11/11/01         10/11/11         N/A
            90    Westwood Village Shopping Center                          18,001.87    10/11/01         9/11/11          N/A
            91    Southwestern Plaza Shopping Center                        18,370.60     9/11/01         8/11/11          N/A
            92    La Salle Distribution Center I & II                       18,070.17     1/1/02          12/1/11          N/A
            93    Ashgrove Apartments                                       18,070.17    10/11/01         9/11/11          N/A
            94    Bethlehem Woods Apartments                                16,129.21     9/11/01         8/11/11          N/A
            95    Sunset Plaza Office Complex                               15,486.56    10/11/01         9/11/11          N/A
            96    Tahoe Pine Ridge Plaza                                    15,822.17     9/11/01         8/11/11          N/A
            97    Laurel Food Lion                                          15,427.94     11/1/01         10/1/11          N/A
            98    Northlake Apartments                                      14,769.12    10/11/01         9/11/11          N/A
            99    Peoria Self-Storage                                       15,355.57     10/1/01          9/1/11          N/A
           100    Siboney Professional Building                             15,070.77     9/11/01         8/11/11          N/A
           101    Poplar Village Apartments                                 13,306.05     12/1/01         11/1/11          N/A
           102    D.R. Commons and Taft Center                              14,145.62     9/11/01         8/11/11          N/A
           103    A1A Self Storage                                          14,679.38     9/1/01           8/1/11          N/A
           104    Woodcreek Apartments                                      13,595.92     9/11/01         8/11/11          N/A
           105    Brynfield Court Apartments                                12,415.14    10/11/01         9/11/11          N/A
           106    Creekview Estates                                         12,366.49     2/1/98           1/1/08          N/A
           107    Virginia Avenue Plaza                                     12,954.26    11/11/01         10/11/11         N/A
  (C)      108    Pinewood Apartments                                        8,685.35     6/1/99           5/1/09          N/A
  (C)      109    Pinecreek Apartments                                       4,581.72     6/1/99           5/1/09          N/A
           110    Rosewalk Garden Homes                                     11,606.17     11/1/01         10/1/11          N/A
           111    London Square Apartments                                  14,071.07     4/1/00           3/1/10          N/A
           112    Fairview Arms Apartments                                  11,151.84    10/11/01         9/11/11          N/A
           113    Park Manor Apartments                                     10,232.64    10/11/01         9/11/11          N/A
           114    Albertson's-Shadow Shopping Center                        11,237.38     7/11/01         6/11/11          N/A
           115    Buckingham Townhomes                                      10,976.99     9/11/01         8/11/11          N/A
           116    South Hills Mobile Home Estates                           10,108.84     8/11/01         7/11/11          N/A
           117    Lowe's Food Store                                         12,469.16    10/11/01         9/11/18        9/11/11
           118    Maple Court Apartments                                    11,925.36     2/1/00           1/1/10          N/A
           119    Quad 217 Corporate Center                                 10,672.33     10/1/01          9/1/11          N/A
           120    3115 Long Beach Road                                       9,373.28    10/11/01         9/11/11          N/A
           121    College Street Shopping Center                             9,916.79    10/11/01         9/11/11          N/A
           122    679 Ninth Avenue                                          10,909.56     11/1/99         10/1/09          N/A
           123    Riviera Palm Apartments                                    8,938.37     8/1/98           7/1/08          N/A
           124    2 Claire Road                                              8,431.70     9/11/01         8/11/11          N/A
           125    Kaysville Country Apartments                               8,854.17     2/1/98           1/1/08          N/A
           126    Alta Drive Apartments                                      8,369.18     9/11/01         8/11/06          N/A
           127    Powers Rentals Apartments                                  9,513.80    10/11/01         9/11/11          N/A
           128    Fairfield Apartments                                      10,651.03     3/1/00           2/1/10          N/A
           129    Wade Office Building                                       8,000.61     9/11/01         8/11/11          N/A
           130    361 Broadway                                              10,212.08     10/1/99          9/1/09          N/A
           131    Wynmawr Court Apartments                                   7,550.73    10/11/01         9/11/11          N/A
           132    Gleneagles Apartments                                      8,115.58     2/1/00           1/1/10          N/A
           133    Toni-Lynn Apartments                                       8,135.52     8/1/99           7/1/06          N/A
           134    Barcelona West Mobile Home Park                            9,247.50     1/1/99          12/1/08          N/A
           135    Roselle Apartments                                         8,382.82     4/1/00           3/1/10          N/A
           136    Laurel Garden Apartments                                   7,218.40     12/1/98         11/1/08          N/A
           137    Green Valley Mobile Home Park                              8,934.09     1/1/99          12/1/08          N/A
           138    Cathedral Park Apartments                                  6,729.80     10/1/98          9/1/08          N/A
           139    Glen Oaks Apartments                                       6,922.97     2/1/00           1/1/10          N/A
  (D)      140    5427 Romaine Street                                        4,653.44     7/1/99           6/1/09          N/A
  (D)      141    501 N. Kenmore & 4529 Rosewood                             2,325.83     7/1/99           6/1/09          N/A
           142    1510 S. St. Andrews Pl.                                    6,667.69     10/1/98          9/1/08          N/A
           143    1014-1018 N. Charles Street                                6,852.41     10/1/98          9/1/08          N/A
           144    Oliver Hall Apartments                                     6,098.66    10/11/01         9/11/11          N/A
           145    Maryland Court Apartments                                  6,504.71     8/11/01         7/11/11          N/A
           146    1914-1926 Summer Breeze                                    6,795.13     1/1/99          12/1/08          N/A
           147    159-163 Marshall Street                                    6,461.32     3/1/00           2/1/10          N/A
           148    3423-3425 Bergenline Avenue                                5,814.58     1/1/00          12/1/09          N/A
           149    30 Amherst, 1 &1 1/2 Oxford                              $ 5,374.56     2/1/99           1/1/09          N/A
           150    Greystone Apartments                                       5,066.36     5/1/99           4/1/09          N/A
           151    The Spincycle Shopping Center                              5,234.48     7/1/99           6/1/09          N/A
           152    241 South Arlington Avenue                                 4,951.08     6/1/99           5/1/09          N/A
           153    516-520 West 188th Street                                  5,592.79     4/1/00           3/1/10          N/A
           154    Dawn Lynn Apartments                                       5,172.23     5/1/99           4/1/06          N/A
           155    11027-37 S M.L. King Drive                                 4,761.49     10/1/99          9/1/09          N/A
           156    2923-2961 Ferncreek & 2930-2971 Martin                     4,213.78     12/1/98         11/1/08          N/A
           157    Whitehill Apartments                                       4,624.46     5/1/99           4/1/09          N/A
           158    6807 North 45th Avenue                                     4,059.15     2/1/99           1/1/09          N/A
           159    120-126 Market St. & 14-24 Hamilton St.                    4,991.90     6/1/99           5/1/09          N/A
           160    1276 Military Road                                         4,450.01     2/1/00           1/1/10          N/A
           161    3021 North 39th Street                                     3,576.56     10/1/98          9/1/08          N/A
           162    18 Burney Street                                           3,892.61     2/1/00           1/1/10          N/A
           163    Eastgate Garden Apartments                                 3,531.28     6/1/99           5/1/09          N/A
           164    Kym's Court Apartment Complex                              3,570.55     9/1/99           8/1/09          N/A
           165    1210 So. Nevada Street                                     3,281.86     6/1/99           5/1/09          N/A
           166    Country Time Mobile Home Park                              3,598.47     2/1/99           1/1/09          N/A
           167    111 South Ave. 63                                          3,301.44     2/1/99           1/1/09          N/A
           168    Riley Court                                                3,558.62     2/1/99           1/1/09          N/A
           169    Home Video                                                 3,787.34     5/1/99           4/1/09          N/A
           170    Casa Linda Apartments                                      3,505.36     12/1/99         11/1/09          N/A
           171    Schuerman Law Firm                                         3,946.68     4/1/00           3/1/10          N/A
           172    9 Main Street                                              3,705.54     3/1/00           2/1/10          N/A
           173    The Elmira Apartments                                      2,998.77     12/1/98         11/1/08          N/A
           174    18-32 Colby Street                                         3,060.72     2/1/99           1/1/09          N/A
           175    2966 Wilshire Boulevard                                    3,346.26     8/1/99           7/1/09          N/A
           176    392 Montague Road                                          2,941.92     1/1/99          12/1/08          N/A
           177    110-13 55th Avenue                                         3,059.27     11/1/99         10/1/09          N/A
           178    2747 Newell Street                                         2,922.59     2/1/99           1/1/09          N/A
           179    The Greenbriar Apartments                                  2,832.48     7/1/98           7/1/08          N/A
           180    1320-1326 Foulkrod Street                                  3,392.96     12/1/99         11/1/09          N/A
           181    16021 S. Denker Avenue                                     2,691.92     10/1/98          9/1/08          N/A
           182    1240 S. Norton Avenue                                      2,836.35     2/1/99           1/1/09          N/A
           183    914 N. Charles Street/913 Morton Street                    2,768.47     2/1/99           1/1/09          N/A
           184    Castle Raphael Apartments                                  2,582.84     12/1/98         11/1/08          N/A
           185    4151 3rd Avenue                                            2,755.47     1/1/99          12/1/08          N/A
           186    1352 N. Las Palmas Avenue                                  2,633.76     3/1/99           2/1/09          N/A
           187    439 East 135th Street                                      4,698.27     4/1/00           3/1/10          N/A
           188    3781 Martin Luther King Jr. Drive                          2,618.87     5/1/99           4/1/09          N/A
           189    1228 Jefferson Avenue                                      2,450.04     3/1/99           2/1/09          N/A
           190    517 S. Rampart Boulevard                                   2,501.03     2/1/99           1/1/06          N/A
           191    514-522 Snelling N. / 1567-1571 Sherburne                  2,655.63     1/1/00          12/1/09          N/A
           192    The Hillside Apartments                                    2,322.64     7/1/98           7/1/08          N/A
           193    461 Venus Avenue                                           2,410.90     2/1/99           1/1/09          N/A
           194    550 N. Western Avenue                                      2,392.28     6/1/99           5/1/09          N/A
           195    1650 Boston Street                                         2,650.72     8/1/99           7/1/09          N/A
           196    217 Van Brunt St                                           2,506.03     1/1/00          12/1/09          N/A
           197    126 Bowden Street                                          2,313.16     9/1/99           8/1/09          N/A
           198    Field Street Townhouses                                    2,310.23     9/1/99           8/1/09          N/A
           199    769 Tremont Street                                         2,258.99     7/1/98           6/1/08          N/A
           200    594-596 West Side Avenue                                   2,343.12     2/1/00           1/1/10          N/A
           201    5850 Stockton Boulevard                                    2,393.75     9/1/99           8/1/09          N/A
           202    613 S. Prairie Avenue                                      2,127.27     2/1/99           1/1/09          N/A
           203    5421-5431 Cypress Road                                     2,108.25     8/1/99           7/1/09          N/A
           204    Davis Apartments                                           2,285.42     3/1/00           2/1/10          N/A
           205    52, 62 & 72 North Wisconsin Street                         2,089.60     6/1/99           5/1/09          N/A
           206    226 East De La Guerra Street                               2,002.57     1/1/99          12/1/08          N/A
           207    2040 62nd Street                                           2,667.43     2/1/00           1/1/15          N/A
           208    3425 So. A Street                                          1,833.07     10/1/98         10/1/08          N/A
           209    149 High Street                                            2,053.19     1/1/00          12/1/09          N/A
           210    11055-11071 SE Bush Street                                 1,809.22     3/1/99           2/1/09          N/A
           211    Columbus Way Apartments                                    2,019.40     6/1/99           5/1/09          N/A
           212    Pierson Villas Apartments                                  1,814.00     6/1/99           5/1/09          N/A
           213    4213-15 Church Avenue                                      2,066.95     11/1/99         10/1/09          N/A
           214    2440 Athens Avenue                                         1,708.80     12/1/98         11/1/08          N/A
           215    110-112 Thornton Street                                    1,790.07     8/1/99           7/1/09          N/A
           216    574 Central Avenue                                         2,006.20     12/1/99         11/1/09          N/A
           217    921 and 931 NW 5th Street                                  1,637.90     10/1/98          9/1/08          N/A
           218    1020 W. 13th Street                                        1,695.70     2/1/99           1/1/09          N/A
           219    1045 S. Alma Street                                        1,659.62     2/1/99           1/1/09          N/A
           220    15685 W 10 Mile Rd                                         1,809.01     9/1/99           8/1/09          N/A
           221    9526-9530 1/2 Park Street                                  1,630.03     2/1/99           1/1/09          N/A
           222    251-255 A Street                                           3,113.44     3/1/99           2/1/09          N/A
           223    3984-86 Pennsylvania Avenue, S.E.                        $ 1,604.22     10/1/98          9/1/08          N/A
           224    27-39 West Montauk Highway                                 2,149.22     1/1/00          12/1/14          N/A
           225    430 South Stanislaus Street                                1,537.79     1/1/99          12/1/08          N/A
           226    Brighton Center                                            1,572.14     2/1/99           1/1/09          N/A
           227    5527 Barton Avenue                                         1,457.26     7/1/99           6/1/09          N/A
           228    11400 Dodson Street                                        1,509.60     5/1/99           4/1/09          N/A
           229    595 Autumn Avenue                                          1,546.45     2/1/00           1/1/10          N/A
           230    725-729 Warren Street                                      1,568.98     2/1/00           1/1/10          N/A
           231    3200 Traders Way                                           1,506.03     2/1/00           1/1/10          N/A
           232    2892 W. 11th Street                                        1,398.06     3/1/99           2/1/09          N/A
           233    Weepingbirch Apartments                                    1,482.59     6/1/99           5/1/09          N/A
           234    5 Grove Street                                             1,395.50     11/1/99         10/1/09          N/A
           235    1752 Rumrill Boulevard                                     1,359.03     12/1/98         11/1/08          N/A
           236    1034 East Laurel Drive                                     1,292.93     3/1/99           2/1/09          N/A
           237    1615 East Appleton Street                                  1,280.32     1/1/99          12/1/08          N/A
           238    727 Olive Avenue                                           1,240.55     1/1/99          12/1/08          N/A
           239    Genoa Restaurant                                           1,290.79     1/1/99          12/1/08          N/A
           240    6124 Pembroke Road                                         1,121.44     10/1/98          9/1/08          N/A
           241    2821 Federal Boulevard                                     1,115.87     3/1/99           2/1/09          N/A
           242    3620 West 159th St./15901 West Park                        1,117.41     2/1/99           1/1/09          N/A
           243    3140 Pleasant Avenue South                                 1,012.08     12/1/99         11/1/09          N/A
           244    6600 Lincoln Place                                           940.33     3/1/99           2/1/09          N/A
           245    837-901 E. Turney Avenue                                     901.16     11/1/98         10/1/08          N/A
           246    457 W. 47th Street                                           902.12     2/1/99           1/1/09          N/A
           247    4467 Lee Rd                                                  849.40     3/1/99           2/1/09          N/A
           248    540 NE 149 St                                              1,156.96     1/1/00          12/1/14          N/A
           249    201-207 Lawrence Street                                      880.57     2/1/99           1/1/09          N/A
           250    6806 S. St. Lawrence                                         770.34     10/1/98          9/1/03          N/A
           251    1545 NE 123rd Street                                         791.17     10/1/98          9/1/08          N/A
           252    1100 E. 7th Street                                           711.25     2/1/99           1/1/09          N/A

                                                                 ------------------------------------------------
           Total/Weighted Average:                                     $ 7,034,262.03     6/14/01          9/9/13
                                                                 ================================================

                                 Maximum:                                $ 500,275.85     1/1/02          12/11/32
                                 Minimum:                                    $ 711.25     12/1/97          9/1/03


                                                                   Prepayment Provision                                Defeasance
Crossed     #     Loan Name                                        as of Origination (5)                               Option (6)
-------     -     ---------                                        ---------------------                               ----------
            1     Avalon Pavilions                                 Lock/114_0%/6                                           Yes
            2     Bel Alliance GT 2 Portfolio                      Lock/114_0%/6                                           Yes
            3     Washington Design Center                         Lock/117_0%/3                                           Yes
            4     Rockland Center                                  Lock/117_0%/3                                           Yes
            5     Ashland Town Center                              Lock/117_0%/3                                           Yes
            6     Biltmore Square Mall                             Lock/116_0%/4                                           Yes
            7     Belmont Apartments                               Lock/117_0%/3                                           Yes
            8     Horizon Pointe Shopping Center                   Lock/117_0%/3                                           Yes
            9     IBM Building                                     Lock/116_0%/4                                           Yes
            10    Key Landing Apartments                           Lock/114_0%/6                                           Yes
  (A)       11    Bel Air Village                                  Lock/114_0%/6                                           Yes
  (A)       12    Laguna Park Village                              Lock/114_0%/6                                           Yes
            13    Parker Metropolitan Portfolio PERM               Lock/117_0%/3                                           Yes
            14    Richardson Heights Village Shopping Center       Lock/117_0%/3                                           Yes
            15    Paces Commons Apartments                         Lock/117_0%/3                                           Yes
            16    North Pointe Center                              Lock/117_0%/3                                           Yes
            17    Centennial Plaza                                 Lock/117_0%/3                                           Yes
            18    Park Ridge Office Center                         Lock/114_0%/6                                           Yes
            19    Lawndale Crossing Shopping Center                Lock/117_0%/3                                           Yes
            20    Toco Hills Promenade Shopping Center             Lock/119_0%/1                                           Yes
            21    Wells Fargo Building                             Lock/117_0%/3                                           Yes
            22    Harbor Club Downs                                Lock/117_0%/3                                           Yes
            23    Southridge Plaza                                 Lock/117_0%/3                                           Yes
            24    Gateway Center                                   Lock/117_0%/3                                           Yes
            25    Allied Plaza                                     Lock/117_0%/3                                           Yes
            26    Country Walk Plaza                               Lock/117_0%/3                                           Yes
            27    Riverwalk Apartments                             Lock/117_0%/3                                           Yes
            28    Granite Portfolio                                Lock/117_0%/3                                           Yes
            29    Ogden Corporate Center                           Lock/118_0%/2                                           Yes
            30    Ashley of Spring Valley Apartments               Lock/117_0%/3                                           Yes
            31    Main & LaVeta                                    Lock/117_0%/3                                           Yes
            32    The Brighton Marketplace                         Lock/117_0%/3                                           Yes
            33    Holiday Inn Ontario                              Lock/114_0%/6                                           Yes
            34    Dulles Business and Cargo Center                 Lock/117_0%/3                                           Yes
            35    Bremner Woods Apartments Phase III               Lock/117_0%/3                                           Yes
            36    Northtowne Plaza                                 Lock/117_0%/3                                           Yes
            37    Kittery Outlet Center & Kittery Barn             Lock/116_0%/4                                           Yes
            38    C & T Warehouse                                  Lock/114_0%/6                                           Yes
            39    Sierra Point Apartments                          Lock/117_0%/3                                           Yes
            40    Fleet Bank Building                              Lock/116_0%/4                                           Yes
            41    Northpointe Commons - Shops                      Lock/117_0%/3                                           Yes
            42    Christmas Tree Shops Plaza                       Lock/117_0%/3                                           Yes
            43    R.E. Michel Company, Inc.                        Lock/30_YM/24_Def/86_0%/4                               Yes
            44    Richmond Center                                  Lock/59_YM1/57_0%/4                                     No
            45    Eastgate Shopping Center                         Lock/117_0%/3                                           Yes
            46    Cass Plaza Shopping Center                       Lock/119_YM1/117_0%/4                                   No
            47    Summer Trace Apartments                          Lock/117_0%/3                                           Yes
            48    Florida Eckerd Portfolio                         Lock/117_0%/3                                           Yes
            49    1452 Third Street Promenade                      Lock/117_0%/3                                           Yes
            50    Creek Crossing Shopping Center                   Lock/117_0%/3                                           Yes
            51    Trolley Industrial Park                          Lock/117_0%/3                                           Yes
            52    North Hills Terrace                              Lock/117_0%/3                                           Yes
            53    Country Oaks Apartments                          Lock/117_0%/3                                           Yes
            54    Glenwood Portfolio                               Lock/117_0%/3                                           Yes
            55    University Village Portfolio                     Lock/117_0%/3                                           Yes
            56    Amherst Plaza                                    Lock/58_YM1/58_0%/4                                     No
            57    Eastlake Village Apartments & Mini-Storage       Lock/35_YM1/81_0%/4                                     No
            58    Best Buy-Brownsville                             Lock/140_0%/4                                           Yes
            59    Five Points Plaza                                Lock/117_0%/3                                           Yes
            60    Virginia Apartment Properties                    Lock/117_0%/3                                           Yes
            61    Countryside Station                              Lock/60_YM1/53_0%7                                      No
            62    Tanglewood                                       Lock/114_0%/6                                           Yes
            63    Westin Centre                                    Lock/117_0%/3                                           Yes
            64    Lake Crest Center Office Building                Lock/117_0%/3                                           Yes
            65    Best Buy-Lafayette                               Lock/140_0%/4                                           Yes
            66    The Broadway Building                            Lock/59_YM1/57_0%/4                                     No
            67    Greenville Business Center                       Lock/117_0%/3                                           Yes
            68    Woodland Crossing Apartments                     Lock/117_0%/3                                           Yes
            69    Tramway Crossings                                Lock/117_0%/3                                           Yes
  (B)       70    Scottsdale Airpark III - 15610 Bldg              Lock/81_0%/3                                            Yes
  (B)       71    Scottsdale Airpark III - 15953 Bldg              Lock/81_0%/3                                            Yes
            72    Riviera Estates Mobile Home Park                 Lock/117_0%/3                                           Yes
            73    Office Depot/Mattress Giant Building             Lock/116_0%/4                                           Yes
            74    Hampton Village Apartments                       Lock/117_0%/3                                           Yes
            75    Wellongate Apartments                            Lock/117_0%/3                                           Yes
            76    Birch Centre                                     Lock/117_0%/3                                           Yes
            77    Puma Building                                    Lock/117_0%/3                                           Yes
            78    Albertson's Plaza                                Lock/114_0%/6                                           Yes
            79    Lincoln Self Storage                             YM3/116_0%/4                                            No
            80    Office Depot-Memphis                             Lock/116_0%/4                                           Yes
            81    Aim All Storage IV                               Lock/117_0%/3                                           Yes
            82    Storage USA                                      Lock/117_0%/3                                           Yes
            83    Best Buy-Benton Harbor                           Lock/116_0%/4                                           Yes
            84    100 North Brand Office Building                  Lock/117_0%/3                                           Yes
            85    Residences at Bear Creek                         Lock/114_0%/6                                           Yes
            86    Cedarstone                                       Lock/114_0%/6                                           Yes
            87    Tiburon View Apartments                          Lock/117_0%/3                                           Yes
            88    Regency Park Shopping Center                     Lock/117_0%/3                                           Yes
            89    Richardson Drive Plaza                           Lock/117_0%/3                                           Yes
            90    Westwood Village Shopping Center                 Lock/117_0%/3                                           Yes
            91    Southwestern Plaza Shopping Center               Lock/117_0%/3                                           Yes
            92    La Salle Distribution Center I & II              Lock/117_0%/3                                           Yes
            93    Ashgrove Apartments                              Lock/114_0%/6                                           Yes
            94    Bethlehem Woods Apartments                       Lock/117_0%/3                                           Yes
            95    Sunset Plaza Office Complex                      Lock/117_0%/3                                           Yes
            96    Tahoe Pine Ridge Plaza                           Lock/114_0%/6                                           Yes
            97    Laurel Food Lion                                 Lock/117_0%/3                                           Yes
            98    Northlake Apartments                             Lock/114_0%/6                                           Yes
            99    Peoria Self-Storage                              Lock/117_0%/3                                           Yes
           100    Siboney Professional Building                    Lock/114_0%/6                                           Yes
           101    Poplar Village Apartments                        Lock/117_0%/3                                           Yes
           102    D.R. Commons and Taft Center                     Lock/114_0%/6                                           Yes
           103    A1A Self Storage                                 Lock/117_0%/3                                           Yes
           104    Woodcreek Apartments                             Lock/114_0%/6                                           Yes
           105    Brynfield Court Apartments                       Lock/114_0%/6                                           Yes
           106    Creekview Estates                                Lock/59_YM1/57_0%/4                                     No
           107    Virginia Avenue Plaza                            Lock/114_0%/6                                           Yes
  (C)      108    Pinewood Apartments                              Lock/49_YM1/67_0%/4                                     No
  (C)      109    Pinecreek Apartments                             Lock/49_YM1/67_0%/4                                     No
           110    Rosewalk Garden Homes                            YM5/116_0%/4                                            No
           111    London Square Apartments                         Lock/49_YM1/68_0%/3                                     No
           112    Fairview Arms Apartments                         Lock/114_0%/6                                           Yes
           113    Park Manor Apartments                            Lock/114_0%/6                                           Yes
           114    Albertson's-Shadow Shopping Center               Lock/114_0%/6                                           Yes
           115    Buckingham Townhomes                             Lock/114_0%/6                                           Yes
           116    South Hills Mobile Home Estates                  Lock/114_0%/6                                           Yes
           117    Lowe's Food Store                                Lock/117_0%/3                                           Yes
           118    Maple Court Apartments                           Lock/48_YM1/69_0%/3                                     No
           119    Quad 217 Corporate Center                        Lock/59_YM1/57_0%/4                                     No
           120    3115 Long Beach Road                             Lock/114_0%/6                                           Yes
           121    College Street Shopping Center                   Lock/114_0%/6                                           Yes
           122    679 Ninth Avenue                                 Lock/47_YM1/70_0%/3                                     No
           123    Riviera Palm Apartments                          Lock/59_YM1/57_0%/4                                     No
           124    2 Claire Road                                    Lock/114_0%/6                                           Yes
           125    Kaysville Country Apartments                     Lock/59_YM1/57_0%/4                                     No
           126    Alta Drive Apartments                            Lock/54_0%/6                                            Yes
           127    Powers Rentals Apartments                        Lock/114_0%/6                                           Yes
           128    Fairfield Apartments                             Lock/48_YM1/69_0%/3                                     No
           129    Wade Office Building                             Lock/117_0%/3                                           Yes
           130    361 Broadway                                     Lock/48_YM1/69_0%/3                                     No
           131    Wynmawr Court Apartments                         Lock/114_0%/6                                           Yes
           132    Gleneagles Apartments                            Lock/48_YM1/69_0%/3                                     No
           133    Toni-Lynn Apartments                             Lock/48_YM1/33_0%/3                                     No
           134    Barcelona West Mobile Home Park                  Lock/47_0%/73                                           No
           135    Roselle Apartments                               Lock/48_YM1/68_0%/4                                     No
           136    Laurel Garden Apartments                         Lock/61_YM1/52_0%/7                                     No
           137    Green Valley Mobile Home Park                    Lock/47_0%/73                                           No
           138    Cathedral Park Apartments                        Lock/59_0%/61                                           No
           139    Glen Oaks Apartments                             Lock/48_YM1/69_0%/3                                     No
  (D)      140    5427 Romaine Street                              Lock/48_YM1/69_0%/3                                     No
  (D)      141    501 N. Kenmore & 4529 Rosewood                   Lock/48_YM1/69_0%/3                                     No
           142    1510 S. St. Andrews Pl.                          5%/11_4%/12_3%/12_2%/12_1%/12_0%/61                     No
           143    1014-1018 N. Charles Street                      5%/11_4%/12_3%/12_2%/12_1%/12_0%/61                     No
           144    Oliver Hall Apartments                           Lock/114_0%/6                                           Yes
           145    Maryland Court Apartments                        Lock/114_0%/6                                           Yes
           146    1914-1926 Summer Breeze                          Lock/61_YM1/52_0%/7                                     No
           147    159-163 Marshall Street                          Lock/48_YM1/69_0%/3                                     No
           148    3423-3425 Bergenline Avenue                      Lock/48_YM1/69_0%/3                                     No
           149    30 Amherst, 1 &1 1/2 Oxford                      Lock/49_YM1/68_0%/3                                     No
           150    Greystone Apartments                             Lock/61_YM1/52_0%/7                                     No
           151    The Spincycle Shopping Center                    Lock/49_YM1/68_0%/3                                     No
           152    241 South Arlington Avenue                       Lock/61_YM1/52_0%/7                                     No
           153    516-520 West 188th Street                        Lock/48_YM1/68_0%/4                                     No
           154    Dawn Lynn Apartments                             Lock/49_YM1/32_0%/3                                     No
           155    11027-37 S M.L. King Drive                       Lock/48_YM1/69_0%/3                                     No
           156    2923-2961 Ferncreek & 2930-2971 Martin           Lock/59_0%/61                                           No
           157    Whitehill Apartments                             Lock/49_YM1/68_0%/3                                     No
           158    6807 North 45th Avenue                           Lock/61_YM1/52_0%/7                                     No
           159    120-126 Market St. & 14-24 Hamilton St.          Lock/61_YM1/52_0%/7                                     No
           160    1276 Military Road                               Lock/48_YM1/69_0%/3                                     No
           161    3021 North 39th Street                           Lock/59_0%/61                                           No
           162    18 Burney Street                                 Lock/48_YM1/69_0%/3                                     No
           163    Eastgate Garden Apartments                       Lock/61_YM1/52_0%/7                                     No
           164    Kym's Court Apartment Complex                    Lock/61_YM1/52_0%/7                                     No
           165    1210 So. Nevada Street                           Lock/61_YM1/52_0%/7                                     No
           166    Country Time Mobile Home Park                    Lock/61_YM1/52_0%/7                                     No
           167    111 South Ave. 63                                Lock/61_YM1/52_0%/7                                     No
           168    Riley Court                                      Lock/61_YM1/52_0%/7                                     No
           169    Home Video                                       Lock/61_YM1/52_0%/7                                     No
           170    Casa Linda Apartments                            Lock/48_YM1/69_0%/3                                     No
           171    Schuerman Law Firm                               Lock/48_YM1/68_0%/4                                     No
           172    9 Main Street                                    Lock/48_YM1/69_0%/3                                     No
           173    The Elmira Apartments                            Lock/61_YM1/52_0%/7                                     No
           174    18-32 Colby Street                               Lock/61_YM1/52_0%/7                                     No
           175    2966 Wilshire Boulevard                          Lock/48_YM1/69_0%/3                                     No
           176    392 Montague Road                                Lock/61_YM1/52_0%/7                                     No
           177    110-13 55th Avenue                               Lock/48_YM1/69_0%/3                                     No
           178    2747 Newell Street                               Lock/61_YM1/52_0%/7                                     No
           179    The Greenbriar Apartments                        YM1/113_1%/5_0%/3                                       No
           180    1320-1326 Foulkrod Street                        Lock/48_YM1/69_0%/3                                     No
           181    16021 S. Denker Avenue                           Lock/61_YM1/52_0%/7                                     No
           182    1240 S. Norton Avenue                            Lock/61_YM1/52_0%/7                                     No
           183    914 N. Charles Street/913 Morton Street          Lock/61_YM1/52_0%/7                                     No
           184    Castle Raphael Apartments                        Lock/61_YM1/52_0%/7                                     No
           185    4151 3rd Avenue                                  Lock/61_YM1/52_0%/7                                     No
           186    1352 N. Las Palmas Avenue                        Lock/61_YM1/52_0%/7                                     No
           187    439 East 135th Street                            Lock/48_YM1/68_0%/4                                     No
           188    3781 Martin Luther King Jr. Drive                Lock/61_YM1/52_0%/7                                     No
           189    1228 Jefferson Avenue                            Lock/61_YM1/52_0%/7                                     No
           190    517 S. Rampart Boulevard                         Lock/37_YM1/40_0%/7                                     No
           191    514-522 Snelling N. / 1567-1571 Sherburne        Lock/48_YM1/69_0%/3                                     No
           192    The Hillside Apartments                          YM1/113_1%/5_0%/3                                       No
           193    461 Venus Avenue                                 Lock/61_YM1/52_0%/7                                     No
           194    550 N. Western Avenue                            Lock/61_YM1/52_0%/7                                     No
           195    1650 Boston Street                               Lock/47_YM1/70_0%/3                                     No
           196    217 Van Brunt St                                 Lock/48_YM1/69_0%/3                                     No
           197    126 Bowden Street                                Lock/61_YM1/52_0%/7                                     No
           198    Field Street Townhouses                          Lock/48_YM1/69_0%/3                                     No
           199    769 Tremont Street                               Lock/59_5%/12_4%/12_3%/12_2%/12_1%/6_0%/7               No
           200    594-596 West Side Avenue                         Lock/48_YM1/69_0%/3                                     No
           201    5850 Stockton Boulevard                          Lock/61_YM1/52_0%/7                                     No
           202    613 S. Prairie Avenue                            Lock/61_YM1/52_0%/7                                     No
           203    5421-5431 Cypress Road                           Lock/61_YM1/52_0%/7                                     No
           204    Davis Apartments                                 Lock/48_YM1/69_0%/3                                     No
           205    52, 62 & 72 North Wisconsin Street               Lock/61_YM1/52_0%/7                                     No
           206    226 East De La Guerra Street                     Lock/61_YM1/52_0%/7                                     No
           207    2040 62nd Street                                 Lock/48_YM1/129_0%/3                                    No
           208    3425 So. A Street                                Lock/61_YM1/53_0%/7                                     No
           209    149 High Street                                  Lock/48_YM1/69_0%/3                                     No
           210    11055-11071 SE Bush Street                       Lock/61_YM1/52_0%/7                                     No
           211    Columbus Way Apartments                          Lock/49_YM1/67_0%/4                                     No
           212    Pierson Villas Apartments                        Lock/61_YM1/52_0%/7                                     No
           213    4213-15 Church Avenue                            Lock/48_YM1/69_0%/3                                     No
           214    2440 Athens Avenue                               Lock/61_YM1/52_0%/7                                     No
           215    110-112 Thornton Street                          Lock/47_YM1/70_0%/3                                     No
           216    574 Central Avenue                               Lock/48_YM1/69_0%/3                                     No
           217    921 and 931 NW 5th Street                        Lock/59_0%/61                                           No
           218    1020 W. 13th Street                              Lock/61_YM1/52_0%/7                                     No
           219    1045 S. Alma Street                              Lock/61_YM1/52_0%/7                                     No
           220    15685 W 10 Mile Rd                               Lock/48_YM1/69_0%/3                                     No
           221    9526-9530 1/2 Park Street                        Lock/61_YM1/52_0%/7                                     No
           222    251-255 A Street                                 Lock/61_YM1/52_0%/7                                     No
           223    3984-86 Pennsylvania Avenue, S.E.                Lock/59_0%/61                                           No
           224    27-39 West Montauk Highway                       Lock/48_YM1/129_0%/3                                    No
           225    430 South Stanislaus Street                      Lock/61_YM1/52_0%/7                                     No
           226    Brighton Center                                  Lock/61_YM1/52_0%/7                                     No
           227    5527 Barton Avenue                               Lock/61_YM1/52_0%/7                                     No
           228    11400 Dodson Street                              Lock/61_YM1/52_0%/7                                     No
           229    595 Autumn Avenue                                Lock/48_YM1/69_0%/3                                     No
           230    725-729 Warren Street                            Lock/48_YM1/69_0%/3                                     No
           231    3200 Traders Way                                 Lock/48_YM1/69_0%/3                                     No
           232    2892 W. 11th Street                              Lock/61_YM1/52_0%/7                                     No
           233    Weepingbirch Apartments                          Lock/49_YM1/67_0%/4                                     No
           234    5 Grove Street                                   Lock/48_YM1/69_0%/3                                     No
           235    1752 Rumrill Boulevard                           Lock/61_YM1/52_0%/7                                     No
           236    1034 East Laurel Drive                           Lock/61_YM1/52_0%/7                                     No
           237    1615 East Appleton Street                        Lock/61_YM1/52_0%/7                                     No
           238    727 Olive Avenue                                 Lock/61_YM1/52_0%/7                                     No
           239    Genoa Restaurant                                 Lock/61_YM1/52_0%/7                                     No
           240    6124 Pembroke Road                               Lock/59_0%/61                                           No
           241    2821 Federal Boulevard                           Lock/61_YM1/52_0%/7                                     No
           242    3620 West 159th St./15901 West Park              Lock/61_YM1/52_0%/7                                     No
           243    3140 Pleasant Avenue South                       Lock/48_YM1/69_0%/3                                     No
           244    6600 Lincoln Place                               Lock/61_YM1/52_0%/7                                     No
           245    837-901 E. Turney Avenue                         Lock/61_YM1/52_0%/7                                     No
           246    457 W. 47th Street                               Lock/61_YM1/52_0%/7                                     No
           247    4467 Lee Rd                                      Lock/61_YM1/52_0%/7                                     No
           248    540 NE 149 St                                    Lock/48_YM1/129_0%/3                                    No
           249    201-207 Lawrence Street                          Lock/61_YM1/52_0%/7                                     No
           250    6806 S. St. Lawrence                             Lock/59_0%/1                                            No
           251    1545 NE 123rd Street                             Lock/59_0%/61                                           No
           252    1100 E. 7th Street                               Lock/61_YM1/52_0%/7                                     No







(A) The Underlying Mortgage Loans secured by Bel Air Village and Laguna Park Village are cross-collateralized and cross-defaulted, respectively.

(B) The Underlying Mortgage Loans secured by Scottsdale Airpark III - 15610 Bldg and Scottsdale Airpark III - 15953 Bldg are cross-collateralized and cross-defaulted, respectively.

(C) The Underlying Mortgage Loans secured by Pinewood Apartments and Pinecreek Apartments are cross-collateralized and cross-defaulted, respectively.

(D) The Underlying Mortgage Loans secured by 5427 Romaine Street and 501 N. Kenmore & 4529 Rosewood are cross-collateralized and cross-defaulted, respectively.

(1)  Based on a December 2001 Cut-Off Date

(2) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(4)  Anticipated Repayment Date.

(5)  Prepayment Provision as of Origination:

        Lock/(x) = Lockout or Defeasance for (x) payments
        YMA/(x) = Greater of Yield Maintenance Premium and A% Prepayment for (x)
          payments
        A%/(x) = A% Prepayment for (x) payments
        0%/(x) = Prepayable at par for (x) payments

(6)  "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

                                                ADDITIONAL MORTGAGE LOAN INFORMATION


                                                                 CUT-OFF DATE
                                                                   PRINCIPAL         APPRAISED       CUT-OFF DATE      MATURITY/ARD
CROSSED    #      LOAN NAME                                       BALANCE (1)          VALUE         LTV RATIO (2)      BALANCE (3)
-------   ---     ---------                                      ------------       ------------     -------------     ------------
           1      Avalon Pavilions                               $ 71,712,508       $ 91,000,000         78.8%         $ 63,433,752
           2      Bel Alliance GT 2 Portfolio                      48,981,566         78,350,000         62.5%           44,584,052
           3      Washington Design Center                         48,959,437         73,300,000         66.8%           42,665,559
           4      Rockland Center                                  27,578,682         34,500,000         79.9%           24,252,514
           5      Ashland Town Center                              26,967,967         41,000,000         65.8%           21,758,340
           6      Biltmore Square Mall                             26,000,000         40,700,000         63.9%           24,490,958
           7      Belmont Apartments                               23,379,853         29,250,000         79.9%           20,265,791
           8      Horizon Pointe Shopping Center                   20,546,010         26,300,000         78.1%           18,165,155
           9      IBM Building                                     20,500,000         34,000,000         60.3%           20,500,000
           10     Key Landing Apartments                           17,939,980         24,100,000         74.4%           15,802,075
  (A)      11     Bel Air Village                                  11,900,000         16,000,000         73.8%           10,096,565
  (A)      12     Laguna Park Village                               4,700,000          6,500,000         73.8%            3,987,719
           13     Parker Metropolitan Portfolio PERM               16,552,877         22,220,000         74.5%           14,793,636
           14     Richardson Heights Village Shopping Center       16,500,000         22,000,000         75.0%           14,444,419
           15     Paces Commons Apartments                         16,250,000         21,195,000         76.7%           14,404,277
           16     North Pointe Center                              15,270,777         20,500,000         74.5%           13,600,376
           17     Centennial Plaza                                 14,980,069         19,400,000         77.2%           13,199,679
           18     Park Ridge Office Center                         13,617,700         18,300,000         74.4%           12,058,946
           19     Lawndale Crossing Shopping Center                13,563,451         17,100,000         79.3%           11,962,051
           20     Toco Hills Promenade Shopping Center             13,491,549         17,200,000         78.4%           12,165,578
           21     Wells Fargo Building                             13,466,546         18,600,000         72.4%           11,970,058
           22     Harbor Club Downs                                11,583,074         14,875,000         77.9%           10,107,249
           23     Southridge Plaza                                 11,484,334         14,600,000         78.7%           10,093,828
           24     Gateway Center                                   11,235,863         15,250,000         73.7%            9,954,845
           25     Allied Plaza                                     10,976,599         17,500,000         62.7%            9,666,224
           26     Country Walk Plaza                               10,465,366         13,100,000         79.9%            9,174,731
           27     Riverwalk Apartments                              9,992,942         13,000,000         76.9%            8,886,586
           28     Granite Portfolio                                 9,969,536         14,300,000         69.7%            9,030,803
           29     Ogden Corporate Center                            9,680,530         12,600,000         76.8%            8,577,901
           30     Ashley of Spring Valley Apartments                9,659,264         12,100,000         79.8%            8,499,730
           31     Main & LaVeta                                     9,340,271         11,700,000         79.8%            8,233,493
           32     The Brighton Marketplace                          9,185,182         12,000,000         76.5%            8,235,192
           33     Holiday Inn Ontario                               8,943,852         12,525,000         71.4%            7,479,057
           34     Dulles Business and Cargo Center                  8,773,250         12,100,000         72.5%            7,794,362
           35     Bremner Woods Apartments Phase III                8,487,954         10,975,000         77.3%            7,429,673
           36     Northtowne Plaza                                  8,080,236         11,000,000         73.5%            7,192,665
           37     Kittery Outlet Center & Kittery Barn              8,070,539         11,700,000         69.0%            6,717,874
           38     C & T Warehouse                                   7,934,649         11,100,000         71.5%            7,288,646
           39     Sierra Point Apartments                           7,889,477         10,400,000         75.9%            6,950,056
           40     Fleet Bank Building                               7,494,032         10,000,000         74.9%            6,564,885
           41     Northpointe Commons - Shops                       7,490,307          9,380,000         79.9%            6,618,283
           42     Christmas Tree Shops Plaza                        6,982,158          9,300,000         75.1%            6,183,600
           43     R.E. Michel Company, Inc.                         6,860,453          8,900,000         77.1%            5,983,375
           44     Richmond Center                                   6,652,593         10,100,000         65.9%            5,580,977
           45     Eastgate Shopping Center                          6,441,213          8,200,000         78.6%            5,661,321
           46     Cass Plaza Shopping Center                        6,436,909          9,000,000         71.5%              207,957
           47     Summer Trace Apartments                           6,410,626          8,200,000         78.2%            5,613,846
           48     Florida Eckerd Portfolio                          6,132,077         $8,945,000         68.6%            5,077,762
           49     1452 Third Street Promenade                       5,742,588          8,750,000         65.6%            5,075,297
           50     Creek Crossing Shopping Center                    5,592,409          7,300,000         76.6%            4,917,788
           51     Trolley Industrial Park                           5,392,234          7,400,000         72.9%            4,712,581
           52     North Hills Terrace                               5,389,110          7,300,000         73.8%            4,772,940
           53     Country Oaks Apartments                           5,292,780          7,350,000         72.0%            4,651,938
           54     Glenwood Portfolio                                5,189,587          6,970,000         74.5%            4,599,608
           55     University Village Portfolio                      4,917,831          6,850,000         71.8%            4,292,364
           56     Amherst Plaza                                     4,776,554          7,100,000         67.3%            4,043,982
           57     Eastlake Village Apartments & Mini-Storage        4,630,481          6,775,000         68.3%            3,918,910
           58     Best Buy-Brownsville                              4,379,447          6,510,000         67.3%            3,721,044
           59     Five Points Plaza                                 4,311,020          5,400,000         79.8%            3,805,876
           60     Virginia Apartment Properties                     4,296,807          6,080,000         70.7%            3,449,446
           61     Countryside Station                               4,206,623          7,500,000         56.1%            3,853,924
           62     Tanglewood                                        4,189,020          5,250,000         79.8%            3,704,512
           63     Westin Centre                                     4,089,064          5,300,000         77.2%            3,608,971
           64     Lake Crest Center Office Building                 4,037,992          6,600,000         61.2%            3,583,300
           65     Best Buy-Lafayette                                3,991,289          5,800,000         68.8%            3,412,198
           66     The Broadway Building                             3,983,303          8,500,000         46.9%            3,360,265
           67     Greenville Business Center                        3,890,593          5,040,000         77.2%            3,360,588
           68     Woodland Crossing Apartments                      3,789,349          4,850,000         78.1%            3,327,702
           69     Tramway Crossings                                 3,690,131          4,650,000         79.4%            3,256,875
  (B)      70     Scottsdale Airpark III - 15610 Bldg               1,977,600          2,650,000         73.9%            1,843,808
  (B)      71     Scottsdale Airpark III - 15953 Bldg               1,643,006          2,250,000         73.9%            1,531,851
           72     Riviera Estates Mobile Home Park                  3,586,913          5,660,000         63.4%            2,863,681
           73     Office Depot/Mattress Giant Building              3,545,164          5,050,000         70.2%            3,115,920
           74     Hampton Village Apartments                        3,442,627          4,375,000         78.7%            3,030,125
           75     Wellongate Apartments                             3,416,248          4,300,000         79.4%            3,027,792
           76     Birch Centre                                      3,289,969          4,950,000         66.5%            2,922,885
           77     Puma Building                                     3,173,865          5,350,000         59.3%            1,682,726
           78     Albertson's Plaza                                 3,126,067          4,600,000         68.0%            2,769,659
           79     Lincoln Self Storage                              3,043,359          4,700,000         64.8%            2,458,330
           80     Office Depot-Memphis                              3,017,644          3,900,000         77.4%            2,650,313
           81     Aim All Storage IV                                2,993,468          6,380,000         46.9%            2,418,029
           82     Storage USA                                       2,928,403          4,150,000         70.6%            2,381,391
           83     Best Buy-Benton Harbor                            2,922,859          4,050,000         72.2%            2,587,819
           84     100 North Brand Office Building                   2,893,832          5,500,000         52.6%            2,346,325
           85     Residences at Bear Creek                          2,891,467          3,625,000         79.8%            2,576,236
           86     Cedarstone                                        2,794,287          4,250,000         65.7%            2,471,759
           87     Tiburon View Apartments                           2,793,564          3,500,000         79.8%            2,512,446
           88     Regency Park Shopping Center                      2,744,878          3,440,000         79.8%            2,429,789
           89     Richardson Drive Plaza                            2,696,322          4,000,000         67.4%            2,369,855
           90     Westwood Village Shopping Center                  2,594,595          3,775,000         68.7%            2,290,575
           91     Southwestern Plaza Shopping Center                2,524,111          3,480,000         72.5%            2,256,464
           92     La Salle Distribution Center I & II               2,500,000          3,500,000         71.4%            2,014,938
           93     Ashgrove Apartments                               2,491,554          3,425,000         72.7%            2,014,748
           94     Bethlehem Woods Apartments                        2,294,123          3,025,000         75.8%            2,033,261
           95     Sunset Plaza Office Complex                       2,245,257          3,000,000         74.8%            1,979,204
           96     Tahoe Pine Ridge Plaza                            2,224,474          3,100,000         71.8%            1,977,276
           97     Laurel Food Lion                                  2,197,207          2,900,000         75.8%            1,944,781
           98     Northlake Apartments                              2,160,341          3,250,000         66.5%            1,900,046
           99     Peoria Self-Storage                               2,100,492          2,810,000         74.8%            1,703,085
          100     Siboney Professional Building                     2,045,390          3,000,000         68.2%            1,834,060
          101     Poplar Village Apartments                         1,998,361          2,750,000         72.7%            1,743,761
          102     D.R. Commons and Taft Center                      1,945,449          2,600,000         74.8%            1,738,752
          103     A1A Self Storage                                  1,917,487          2,650,000         72.4%            1,580,122
          104     Woodcreek Apartments                              1,792,824          2,575,000         69.6%            1,472,773
          105     Brynfield Court Apartments                        1,704,274          2,260,000         75.4%            1,380,186
          106     Creekview Estates                                 1,689,536          2,100,000         80.5%            1,529,270
          107     Virginia Avenue Plaza                             1,686,762          2,800,000         60.2%            1,389,573
  (C)     108     Pinewood Apartments                               1,052,834          1,600,000         65.9%              888,594
  (C)     109     Pinecreek Apartments                                555,394            840,000         65.9%              468,754
          110     Rosewalk Garden Homes                             1,596,542          2,345,000         68.1%            1,291,191
          111     London Square Apartments                          1,550,693          2,000,000         77.5%            1,328,255
          112     Fairview Arms Apartments                          1,530,856          1,920,000         79.7%            1,239,747
          113     Park Manor Apartments                             1,496,772          1,900,000         78.8%            1,316,430
          114     Albertson's-Shadow Shopping Center                1,495,171          2,400,000         62.3%            1,348,388
          115     Buckingham Townhomes                              1,468,926          1,900,000         77.3%            1,200,806
          116     South Hills Mobile Home Estates                   1,445,436          1,825,000         79.2%            1,280,118
          117     Lowe's Food Store                                 1,439,467          1,950,000         73.8%              835,749
          118     Maple Court Apartments                            1,386,097          1,875,000         73.9%            1,268,236
          119     Quad 217 Corporate Center                         1,293,407         10,250,000         12.6%              908,573
          120     3115 Long Beach Road                              1,272,713          1,750,000         72.7%            1,140,479
          121     College Street Shopping Center                    1,271,298          1,800,000         70.6%            1,053,309
          122     679 Ninth Avenue                                  1,266,848          1,800,000         70.4%            1,075,609
          123     Riviera Palm Apartments                           1,206,534          2,250,000         53.6%            1,017,374
          124     2 Claire Road                                     1,196,949          2,500,000         47.9%            1,061,363
          125     Kaysville Country Apartments                      1,173,928          2,500,000         47.0%            1,004,690
          126     Alta Drive Apartments                             1,172,118          1,600,000         73.3%            1,121,606
          127     Powers Rentals Apartments                         1,159,037          1,690,000         68.6%              812,227
          128     Fairfield Apartments                              1,130,605          1,500,000         75.4%            1,049,124
          129     Wade Office Building                              1,117,274          1,525,000         73.3%              994,786
          130     361 Broadway                                      1,088,217          1,525,000         71.4%              943,584
          131     Wynmawr Court Apartments                          1,036,517          1,300,000         79.7%              839,411
          132     Gleneagles Apartments                             1,005,720          1,335,000         75.3%              910,121
          133     Toni-Lynn Apartments                                982,708          1,290,000         76.2%              937,653
          134     Barcelona West Mobile Home Park                     952,838          1,560,000         61.1%              724,121
          135     Roselle Apartments                                  932,623          1,270,000         73.4%              797,011
          136     Laurel Garden Apartments                            930,178          1,350,000         68.9%              843,431
          137     Green Valley Mobile Home Park                       906,057          1,380,000         65.7%              692,192
          138     Cathedral Park Apartments                           874,189          1,375,000         63.6%              792,736
          139     Glen Oaks Apartments                                867,372          1,100,000         78.9%              783,396
  (D)     140     5427 Romaine Street                                 564,798            765,000         74.2%              476,090
  (D)     141     501 N. Kenmore & 4529 Rosewood                      299,677            400,000         74.2%              270,465
          142     1510 S. St. Andrews Pl.                             854,503          2,429,000         35.2%              776,333
          143     1014-1018 N. Charles Street                         852,169          1,252,500         68.0%              778,219
          144     Oliver Hall Apartments                              837,187          1,050,000         79.7%              677,987
          145     Maryland Court Apartments                           821,355          1,140,000         72.0%              684,965
          146     1914-1926 Summer Breeze                             821,335          1,200,000         68.4%              752,015
          147     159-163 Marshall Street                             704,728          1,000,000         70.5%              605,573
          148     3423-3425 Bergenline Avenue                         683,325            950,000         71.9%              577,503
          149     30 Amherst, 1 &1 1/2 Oxford                         630,813            860,000         73.4%              457,794
          150     Greystone Apartments                                630,700            895,000         70.5%              573,302
          151     The Spincycle Shopping Center                       613,098          1,025,000         59.8%              521,270
          152     241 South Arlington Avenue                          584,517            850,000         68.8%              535,650
          153     516-520 West 188th Street                           580,827          1,190,000         48.8%              432,217
          154     Dawn Lynn Apartments                                561,993            940,000         59.8%              487,403
          155     11027-37 S M.L. King Drive                          541,784            750,000         72.2%              462,641
          156     2923-2961 Ferncreek & 2930-2971 Martin              531,247          1,090,000         48.7%              483,438
          157     Whitehill Apartments                                523,307            675,000         77.5%              449,330
          158     6807 North 45th Avenue                              512,561            750,000         68.3%              465,697
          159     120-126 Market St. & 14-24 Hamilton St.             478,941          1,700,000         28.2%              371,688
          160     1276 Military Road                                  475,959            740,000         64.3%              411,175
          161     3021 North 39th Street                              475,032            655,000         72.5%              429,187
          162     18 Burney Street                                    440,542            570,000         77.3%              375,481
          163     Eastgate Garden Apartments                          422,197            663,000         63.7%              386,111
          164     Kym's Court Apartment Complex                       419,412            715,000         58.7%              384,046
          165     1210 So. Nevada Street                              418,995            595,000         70.4%              378,999
          166     Country Time Mobile Home Park                       416,886            850,000         49.0%              384,183
          167     111 South Ave. 63                                   416,883            630,000         66.2%              378,767
          168     Riley Court                                         414,567            975,000         42.5%              354,850
          169     Home Video                                          412,842          1,500,000         27.5%              357,509
          170     Casa Linda Apartments                               411,489            600,000         68.6%              348,152
          171     Schuerman Law Firm                                  411,365            630,000         65.3%              357,037
          172     9 Main Street                                       393,041            615,000         63.9%              339,971
          173     The Elmira Apartments                               380,045            625,000         60.8%              345,549
          174     18-32 Colby Street                                  379,187            588,000         64.5%              345,598
          175     2966 Wilshire Boulevard                             372,803            510,000         73.1%              320,454
          176     392 Montague Road                                   371,192            565,000         65.7%              337,519
          177     110-13 55th Avenue                                  370,271            500,000         74.1%              337,002
          178     2747 Newell Street                                  369,044            540,000         68.3%              335,301
          179     The Greenbriar Apartments                           355,262            500,000         71.1%              300,031
          180     1320-1326 Foulkrod Street                           349,926            460,000         76.1%              262,211
          181     16021 S. Denker Avenue                              349,675            955,000         36.6%              317,094
          182     1240 S. Norton Avenue                               342,498            500,000         68.5%              313,451
          183     914 N. Charles Street/913 Morton Street             342,096            503,000         68.0%              311,923
          184     Castle Raphael Apartments                           340,292            555,000         61.3%              307,413
          185     4151 3rd Avenue                                     319,428            500,000         63.9%              294,370
          186     1352 N. Las Palmas Avenue                           318,259            528,000         60.3%              291,060
          187     439 East 135th Street                               311,674            440,000         70.8%                    0
          188     3781 Martin Luther King Jr. Drive                   309,236            470,000         65.8%              283,531
          189     1228 Jefferson Avenue                               307,866            410,000         75.1%              279,764
          190     517 S. Rampart Boulevard                            303,290            475,000         63.9%              290,385
          191     514-522 Snelling N. / 1567-1571 Sherburne           300,240            395,000         76.0%              256,161
          192     The Hillside Apartments                             291,314            410,000         71.1%              246,024
          193     461 Venus Avenue                                    291,123            435,000         66.9%              266,433
          194     550 N. Western Avenue                               279,507            430,000         65.0%              255,857
          195     1650 Boston Street                                  278,097            387,000         71.9%              208,139
          196     217 Van Brunt St                                    277,989            360,000         77.2%              238,263
          197     126 Bowden Street                                   273,154            370,000         73.8%              249,904
          198     Field Street Townhouses                             272,917            365,000         74.8%              231,149
          199     769 Tremont Street                                  269,870            415,000         65.0%              231,115
          200     594-596 West Side Avenue                            264,019            350,000         75.4%              242,804
          201     5850 Stockton Boulevard                             259,195            380,000         68.2%              223,528
          202     613 S. Prairie Avenue                               256,873            350,000         73.4%              235,087
          203     5421-5431 Cypress Road                              254,551            380,000         67.0%              232,158
          204     Davis Apartments                                    254,016            440,000         57.7%              217,291
          205     52, 62 & 72 North Wisconsin Street                  249,409            360,000         69.3%              228,154
          206     226 East De La Guerra Street                        244,326            530,000         46.1%              223,373
          207     2040 62nd Street                                    234,620            640,000         36.7%                    0
          208     3425 So. A Street                                   232,947            355,000         65.6%              211,658
          209     149 High Street                                     229,927            295,000         77.9%              196,623
          210     11055-11071 SE Bush Street                          228,633            370,000         61.8%              207,566
          211     Columbus Way Apartments                             223,575            300,000         74.5%              164,643
          212     Pierson Villas Apartments                           216,514            315,000         68.7%              198,063
          213     4213-15 Church Avenue                               216,467            330,000         65.6%              188,303
          214     2440 Athens Avenue                                  214,501            360,000         59.6%              195,334
          215     110-112 Thornton Street                             213,294            280,000         76.2%              180,436
          216     574 Central Avenue                                  212,070            282,000         75.2%              157,529
          217     921 and 931 NW 5th Street                           207,107            287,000         72.2%              187,594
          218     1020 W. 13th Street                                 206,860            325,000         63.6%              189,006
          219     1045 S. Alma Street                                 202,459            330,000         61.4%              184,985
          220     15685 W 10 Mile Rd                                  198,004            270,000         73.3%              170,764
          221     9526-9530 1/2 Park Street                           197,164            310,000         63.6%              180,393
          222     251-255 A Street                                    193,296            425,000         45.5%                    0
          223     3984-86 Pennsylvania Avenue, S.E.                   190,285            300,000         63.4%              174,904
          224     27-39 West Montauk Highway                          187,238            330,000         56.7%                    0
          225     430 South Stanislaus Street                         183,810            280,000         65.6%              168,465
          226     Brighton Center                                     179,780            315,000         57.1%              162,869
          227     5527 Barton Avenue                                  178,869            275,000         65.0%              162,779
          228     11400 Dodson Street                                 176,771            265,000         66.7%              162,292
          229     595 Autumn Avenue                                   173,353            230,000         75.4%              148,093
          230     725-729 Warren Street                               167,812            223,700         75.0%              144,969
          231     3200 Traders Way                                    165,654            295,000         56.2%              142,161
          232     2892 W. 11th Street                                 165,417            227,000         72.9%              151,788
          233     Weepingbirch Apartments                             164,144            217,000         75.6%              120,878
          234     5 Grove Street                                      163,632            215,000         76.1%              138,601
          235     1752 Rumrill Boulevard                              163,524            260,000         62.9%              149,237
          236     1034 East Laurel Drive                              158,993            270,000         58.9%              144,994
          237     1615 East Appleton Street                           154,753            230,000         67.3%              141,691
          238     727 Olive Avenue                                    146,412            215,000         68.1%              134,086
          239     Genoa Restaurant                                    144,747            325,000         44.5%              124,980
          240     6124 Pembroke Road                                  136,517            200,000         68.3%              125,089
          241     2821 Federal Boulevard                              132,249            180,000         73.5%              121,321
          242     3620 West 159th St./15901 West Park                 129,616            225,000         57.6%              119,365
          243     3140 Pleasant Avenue South                          114,305            163,000         70.1%               97,625
          244     6600 Lincoln Place                                  111,726            170,000         65.7%              102,453
          245     837-901 E. Turney Avenue                            109,568            170,000         64.5%              100,121
          246     457 W. 47th Street                                  103,026            175,000         58.9%               95,106
          247     4467 Lee Rd                                         102,813            180,000         57.1%               94,000
          248     540 NE 149 St                                       102,763            170,000         60.4%                    0
          249     201-207 Lawrence Street                             101,978            160,000         63.7%               93,940
          250     6806 S. St. Lawrence                                 97,300            245,000         39.7%               95,506
          251     1545 NE 123rd Street                                 92,365            140,000         66.0%               85,173
          252     1100 E. 7th Street                                   84,237            180,000         46.8%               77,328
                                                              ---------------------------------------------------------------------
         Total/Weighted Average:                                 $982,557,380     $1,383,460,200         72.2%         $856,555,058
                                                              =====================================================================
                  Maximum:                                       $ 71,712,508     $   91,000,000         80.5%         $ 63,433,752
                  Minimum:                                       $     84,237     $      140,000         12.6%         $     --





                                                                        MATURITY/ARD      MOST RECENT    MOST RECENT        U/W
CROSSED    #      LOAN NAME                                           LTV RATIO (3) (4)       NOI          DSCR (5)         NOI
-------   ---     ---------                                           -----------------   -----------    -----------    -----------
           1      Avalon Pavilions                                        69.7%           $ 8,222,840       1.33x       $ 8,034,250
           2      Bel Alliance GT 2 Portfolio                             56.9%             7,041,485       1.43          7,893,198
           3      Washington Design Center                                58.2%             6,519,443       1.53          6,632,204
           4      Rockland Center                                         70.3%             3,070,485       1.28          3,140,244
           5      Ashland Town Center                                     53.1%             4,537,215       1.94          3,918,019
           6      Biltmore Square Mall                                    60.2%             3,682,278       1.47          3,486,906
           7      Belmont Apartments                                      69.3%             2,477,763       1.36          2,309,316
           8      Horizon Pointe Shopping Center                          69.1%                   N/A        N/A          2,332,745
           9      IBM Building                                            60.3%                   N/A        N/A          2,692,422
           10     Key Landing Apartments                                  65.6%                   N/A        N/A          2,070,370
  (A)      11     Bel Air Village                                         62.6%                   N/A        N/A          1,414,203
  (A)      12     Laguna Park Village                                     62.6%                   N/A        N/A            557,579
           13     Parker Metropolitan Portfolio PERM                      66.6%                   N/A        N/A          2,022,959
           14     Richardson Heights Village Shopping Center              65.7%             1,972,180       1.47          2,058,366
           15     Paces Commons Apartments                                68.0%             1,755,830       1.31          1,782,931
           16     North Pointe Center                                     66.3%             1,795,006       1.28          1,803,860
           17     Centennial Plaza                                        68.0%             1,722,765       1.39          1,583,777
           18     Park Ridge Office Center                                65.9%             1,634,548       1.31          1,674,337
           19     Lawndale Crossing Shopping Center                       70.0%                   N/A        N/A          1,519,425
           20     Toco Hills Promenade Shopping Center                    70.7%                   N/A        N/A          1,630,204
           21     Wells Fargo Building                                    64.4%                   N/A        N/A          1,758,591
           22     Harbor Club Downs                                       67.9%             1,279,783       1.39          1,204,406
           23     Southridge Plaza                                        69.1%             1,156,469       1.17          1,468,485
           24     Gateway Center                                          65.3%             1,418,330       1.35          1,534,091
           25     Allied Plaza                                            55.2%             1,739,903       1.74          1,643,694
           26     Country Walk Plaza                                      70.0%             1,068,771       1.18          1,155,315
           27     Riverwalk Apartments                                    68.4%             1,069,887       1.24          1,032,403
           28     Granite Portfolio                                       63.2%             1,384,735       1.31          1,360,479
           29     Ogden Corporate Center                                  68.1%               987,755       1.13          1,112,560
           30     Ashley of Spring Valley Apartments                      70.2%               997,802       1.17          1,056,951
           31     Main & LaVeta                                           70.4%               779,787       1.00            998,017
           32     The Brighton Marketplace                                68.6%             1,101,825       1.37          1,035,663
           33     Holiday Inn Ontario                                     59.7%             1,660,437       1.73          1,604,623
           34     Dulles Business and Cargo Center                        64.4%             1,184,919       1.56          1,088,490
           35     Bremner Woods Apartments Phase III                      67.7%               974,270       1.34          1,027,433
           36     Northtowne Plaza                                        65.4%               969,334       1.36            913,051
           37     Kittery Outlet Center & Kittery Barn                    57.4%             1,175,610       1.46          1,125,731
           38     C & T Warehouse                                         65.7%                   N/A        N/A          1,113,662
           39     Sierra Point Apartments                                 66.8%               892,247       1.20            971,856
           40     Fleet Bank Building                                     65.6%                   N/A        N/A            827,450
           41     Northpointe Commons - Shops                             70.6%                   N/A        N/A            895,205
           42     Christmas Tree Shops Plaza                              66.5%               858,823       1.32            873,805
           43     R.E. Michel Company, Inc.                               67.2%                   N/A        N/A            817,343
           44     Richmond Center                                         55.3%             1,034,396       1.71            919,122
           45     Eastgate Shopping Center                                69.0%               155,208       0.29            738,249
           46     Cass Plaza Shopping Center                               2.3%             1,003,482       1.54            962,593
           47     Summer Trace Apartments                                 68.5%               835,079       1.48            832,531
           48     Florida Eckerd Portfolio                                56.8%                   N/A        N/A            759,928
           49     1452 Third Street Promenade                             58.0%               707,903       1.39            746,008
           50     Creek Crossing Shopping Center                          67.4%                   N/A        N/A            735,639
           51     Trolley Industrial Park                                 63.7%               797,211       1.51            756,277
           52     North Hills Terrace                                     65.4%               641,939       1.30            635,675
           53     Country Oaks Apartments                                 63.3%               659,121       1.52            569,896
           54     Glenwood Portfolio                                      66.0%               741,563       1.53            722,148
           55     University Village Portfolio                            62.7%               656,424       1.58            630,811
           56     Amherst Plaza                                           57.0%               810,858       1.85            668,191
           57     Eastlake Village Apartments & Mini-Storage              57.8%               885,238       2.06x           604,560
           58     Best Buy-Brownsville                                    57.2%                   N/A        N/A            546,580
           59     Five Points Plaza                                       70.5%               429,830       1.20            481,769
           60     Virginia Apartment Properties                           56.7%               651,852       1.75            446,840
           61     Countryside Station                                     51.4%               510,789       1.40            681,103
           62     Tanglewood                                              70.6%               554,904       1.48            546,090
           63     Westin Centre                                           68.1%               577,553       1.58            516,701
           64     Lake Crest Center Office Building                       54.3%               713,182       2.07            550,829
           65     Best Buy-Lafayette                                      58.8%                   N/A        N/A            484,513
           66     The Broadway Building                                   39.5%               691,707       1.94            616,821
           67     Greenville Business Center                              66.7%               427,843       1.15            454,561
           68     Woodland Crossing Apartments                            68.6%               470,953       1.38            523,195
           69     Tramway Crossings                                       70.0%               497,732       1.53            463,818
  (B)      70     Scottsdale Airpark III - 15610 Bldg                     68.9%                   N/A        N/A            243,117
  (B)      71     Scottsdale Airpark III - 15953 Bldg                     68.9%               203,101       1.42            201,719
           72     Riviera Estates Mobile Home Park                        50.6%               515,735       1.69            481,499
           73     Office Depot/Mattress Giant Building                    61.7%               288,062       0.99            412,574
           74     Hampton Village Apartments                              69.3%               435,535       1.44            403,766
           75     Wellongate Apartments                                   70.4%               560,084       1.83            426,192
           76     Birch Centre                                            59.0%               402,153       1.34            377,399
           77     Puma Building                                           31.5%                   N/A        N/A            458,846
           78     Albertson's Plaza                                       60.2%               446,150       1.57            410,283
           79     Lincoln Self Storage                                    52.3%               369,974       1.40            352,802
           80     Office Depot-Memphis                                    68.0%               336,914       1.36            340,101
           81     Aim All Storage IV                                      37.9%               560,894       2.16            422,638
           82     Storage USA                                             57.4%               353,872       1.37            341,733
           83     Best Buy-Benton Harbor                                  63.9%                   N/A        N/A            332,523
           84     100 North Brand Office Building                         42.7%               502,804       1.73            455,655
           85     Residences at Bear Creek                                71.1%               369,109       1.40            334,206
           86     Cedarstone                                              58.2%               500,305       1.86            422,552
           87     Tiburon View Apartments                                 71.8%               354,666       1.51            305,217
           88     Regency Park Shopping Center                            70.6%               341,422       1.44            326,887
           89     Richardson Drive Plaza                                  59.2%               380,137       1.67            334,569
           90     Westwood Village Shopping Center                        60.7%               334,936       1.40            368,527
           91     Southwestern Plaza Shopping Center                      64.8%               290,931       1.30            336,347
           92     La Salle Distribution Center I & II                     57.6%               224,508       0.84            327,570
           93     Ashgrove Apartments                                     58.8%               415,435       1.81            365,015
           94     Bethlehem Woods Apartments                              67.2%               319,343       1.54            292,605
           95     Sunset Plaza Office Complex                             66.0%               225,650       1.10            272,877
           96     Tahoe Pine Ridge Plaza                                  63.8%               270,693       1.31            276,661
           97     Laurel Food Lion                                        67.1%               240,212       1.30            242,249
           98     Northlake Apartments                                    58.5%               270,961       1.35            271,607
           99     Peoria Self-Storage                                     60.6%               279,975       1.49            248,458
          100     Siboney Professional Building                           61.1%               247,085       1.20            272,183
          101     Poplar Village Apartments                               63.4%               229,421       1.44            204,648
          102     D.R. Commons and Taft Center                            66.9%                   N/A        N/A            258,821
          103     A1A Self Storage                                        59.6%               357,001       2.03            244,275
          104     Woodcreek Apartments                                    57.2%               279,366       1.56            293,200
          105     Brynfield Court Apartments                              61.1%               250,487       1.63            204,136
          106     Creekview Estates                                       72.8%               320,178       2.16            208,327
          107     Virginia Avenue Plaza                                   49.6%               232,211       1.23            265,353
  (C)     108     Pinewood Apartments                                     55.6%                   N/A        N/A            139,065
  (C)     109     Pinecreek Apartments                                    55.6%                   N/A        N/A             75,481
          110     Rosewalk Garden Homes                                   55.1%               297,512       2.14            211,253
          111     London Square Apartments                                66.4%               206,972       1.23            389,118
          112     Fairview Arms Apartments                                64.6%               200,471       1.41            179,536
          113     Park Manor Apartments                                   69.3%               200,804       1.41x           208,238
          114     Albertson's-Shadow Shopping Center                      56.2%               178,027       1.19            197,411
          115     Buckingham Townhomes                                    63.2%               195,513       1.40            191,588
          116     South Hills Mobile Home Estates                         70.1%               192,420       1.57            173,791
          117     Lowe's Food Store                                       42.9%               255,039       1.65            189,229
          118     Maple Court Apartments                                  67.6%               182,761       1.28            206,138
          119     Quad 217 Corporate Center                               8.9%              1,115,530       8.48            854,995
          120     3115 Long Beach Road                                    65.2%               235,481       1.95            167,727
          121     College Street Shopping Center                          58.5%               222,104       1.65            184,371
          122     679 Ninth Avenue                                        59.8%               131,262       1.00            197,587
          123     Riviera Palm Apartments                                 45.2%               214,755       1.81            173,381
          124     2 Claire Road                                           42.5%               231,226       1.98            227,513
          125     Kaysville Country Apartments                            40.2%               217,943       2.05            204,671
          126     Alta Drive Apartments                                   70.1%               147,496       1.41            140,484
          127     Powers Rentals Apartments                               48.1%               177,203       1.46            158,912
          128     Fairfield Apartments                                    69.9%               203,407       1.59            186,538
          129     Wade Office Building                                    65.2%               159,986       1.51            157,659
          130     361 Broadway                                            61.9%               162,721       1.33            202,285
          131     Wynmawr Court Apartments                                64.6%               115,472       1.18            127,940
          132     Gleneagles Apartments                                   68.2%               151,486       1.56            135,689
          133     Toni-Lynn Apartments                                    72.7%                93,602       0.96            126,543
          134     Barcelona West Mobile Home Park                         46.4%               125,512       1.13            143,268
          135     Roselle Apartments                                      62.8%               148,653       1.23            134,957
          136     Laurel Garden Apartments                                62.5%               174,768       0.57            152,578
          137     Green Valley Mobile Home Park                           50.2%               129,070       1.16            140,774
          138     Cathedral Park Apartments                               57.7%               143,293       1.77            143,976
          139     Glen Oaks Apartments                                    71.2%               116,326       1.40            111,399
  (D)     140     5427 Romaine Street                                     64.1%                70,114       1.32             71,360
  (D)     141     501 N. Kenmore & 4529 Rosewood                          64.1%                40,671       1.32             35,544
          142     1510 S. St. Andrews Pl.                                 32.0%                   N/A        N/A            127,304
          143     1014-1018 N. Charles Street                             62.1%               118,982       1.45            105,737
          144     Oliver Hall Apartments                                  64.6%               110,266       1.40            110,437
          145     Maryland Court Apartments                               60.1%               125,693       1.48            131,411
          146     1914-1926 Summer Breeze                                 62.7%                   N/A        N/A            116,067
          147     159-163 Marshall Street                                 60.6%               105,318       1.36            116,927
          148     3423-3425 Bergenline Avenue                             60.8%               149,290       2.14            107,216
          149     30 Amherst, 1 &1 1/2 Oxford                             53.2%                78,777       1.22             84,151
          150     Greystone Apartments                                    64.1%               114,292       1.88            101,062
          151     The Spincycle Shopping Center                           50.9%                78,840       1.26             77,554
          152     241 South Arlington Avenue                              63.0%               109,067       1.84             94,887
          153     516-520 West 188th Street                               36.3%                   N/A        N/A            112,349
          154     Dawn Lynn Apartments                                    51.9%               102,292       1.65             94,595
          155     11027-37 S M.L. King Drive                              61.7%               139,287       2.44            131,090
          156     2923-2961 Ferncreek & 2930-2971 Martin                  44.4%               154,624       3.06            203,032
          157     Whitehill Apartments                                    66.6%                62,592       1.13             77,589
          158     6807 North 45th Avenue                                  62.1%                   N/A        N/A            104,588
          159     120-126 Market St. & 14-24 Hamilton St.                 21.9%                   N/A        N/A            197,864
          160     1276 Military Road                                      55.6%                80,281       1.50             87,552
          161     3021 North 39th Street                                  65.5%                59,804       1.39             77,120
          162     18 Burney Street                                        65.9%                65,193       1.40             68,712
          163     Eastgate Garden Apartments                              58.2%                61,500       1.45             73,592
          164     Kym's Court Apartment Complex                           53.7%                57,024       1.33             85,791
          165     1210 So. Nevada Street                                  63.7%                45,609       1.16             52,278
          166     Country Time Mobile Home Park                           45.2%                76,470       1.77             62,060
          167     111 South Ave. 63                                       60.1%                72,687       1.83             65,598
          168     Riley Court                                             36.4%               100,932       2.28             89,700
          169     Home Video                                              23.8%               121,324       2.49x           114,048
          170     Casa Linda Apartments                                   58.0%                54,384       1.10             59,087
          171     Schuerman Law Firm                                      56.7%                   N/A        N/A            103,680
          172     9 Main Street                                           55.3%                68,324       1.54             67,785
          173     The Elmira Apartments                                   55.3%                64,105       1.78             55,985
          174     18-32 Colby Street                                      58.8%               129,139       3.28            122,829
          175     2966 Wilshire Boulevard                                 62.8%                   N/A        N/A             63,921
          176     392 Montague Road                                       59.7%                70,201       1.88             60,532
          177     110-13 55th Avenue                                      67.4%                59,680       1.63             60,854
          178     2747 Newell Street                                      62.1%                67,372       1.81             61,051
          179     The Greenbriar Apartments                               60.0%                43,965       1.29             48,810
          180     1320-1326 Foulkrod Street                               57.0%                82,130       2.02             71,101
          181     16021 S. Denker Avenue                                  33.2%                   N/A        N/A             88,212
          182     1240 S. Norton Avenue                                   62.7%                   N/A        N/A             66,598
          183     914 N. Charles Street/913 Morton Street                 62.0%                60,082       1.81             67,510
          184     Castle Raphael Apartments                               55.4%                43,439       1.40             46,438
          185     4151 3rd Avenue                                         58.9%                   N/A        N/A             56,004
          186     1352 N. Las Palmas Avenue                               55.1%                58,214       1.84             55,295
          187     439 East 135th Street                                   0.0%                121,004       2.10            101,855
          188     3781 Martin Luther King Jr. Drive                       60.3%               112,393       3.58            105,457
          189     1228 Jefferson Avenue                                   68.2%                47,101       1.59             47,590
          190     517 S. Rampart Boulevard                                61.1%                46,568       1.55             76,470
          191     514-522 Snelling N. / 1567-1571 Sherburne               64.9%                57,172       1.79             61,951
          192     The Hillside Apartments                                 60.0%                38,168       1.37             41,418
          193     461 Venus Avenue                                        61.2%                   N/A        N/A             67,242
          194     550 N. Western Avenue                                   59.5%                48,913       1.53             49,248
          195     1650 Boston Street                                      53.8%                38,673       1.22             41,821
          196     217 Van Brunt St                                        66.2%                51,958       1.73             47,691
          197     126 Bowden Street                                       67.5%                35,665       1.28             36,939
          198     Field Street Townhouses                                 63.3%                   N/A        N/A            104,588
          199     769 Tremont Street                                      55.7%                44,136       1.63             40,915
          200     594-596 West Side Avenue                                69.4%                43,978       1.46             42,786
          201     5850 Stockton Boulevard                                 58.8%                   N/A        N/A             40,481
          202     613 S. Prairie Avenue                                   67.2%                32,282       1.26             36,718
          203     5421-5431 Cypress Road                                  61.1%                   N/A        N/A             32,285
          204     Davis Apartments                                        49.4%                28,227       1.03             35,214
          205     52, 62 & 72 North Wisconsin Street                      63.4%                25,520       1.02             35,921
          206     226 East De La Guerra Street                            42.1%                32,954       1.37             31,543
          207     2040 62nd Street                                        0.0%                 44,760       1.40             59,732
          208     3425 So. A Street                                       59.6%                27,917       1.27             38,804
          209     149 High Street                                         66.7%                43,119       1.75             36,582
          210     11055-11071 SE Bush Street                              56.1%                   N/A        N/A             28,454
          211     Columbus Way Apartments                                 54.9%                   N/A        N/A             37,686
          212     Pierson Villas Apartments                               62.9%                26,058       1.20             29,840
          213     4213-15 Church Avenue                                   57.1%                   N/A        N/A             32,605
          214     2440 Athens Avenue                                      54.3%                   N/A        N/A             29,699
          215     110-112 Thornton Street                                 64.4%                   N/A        N/A             27,249
          216     574 Central Avenue                                      55.9%                34,836       1.37             34,170
          217     921 and 931 NW 5th Street                               65.4%                12,146       0.62             26,086
          218     1020 W. 13th Street                                     58.2%                36,601       1.80             26,912
          219     1045 S. Alma Street                                     56.1%                28,715       1.44             28,438
          220     15685 W 10 Mile Rd                                      63.2%                   N/A        N/A             26,455
          221     9526-9530 1/2 Park Street                               58.2%                41,902       2.14             37,092
          222     251-255 A Street                                        0.0%                 60,068       1.61             57,357
          223     3984-86 Pennsylvania Avenue, S.E.                       58.3%                   N/A        N/A             36,815
          224     27-39 West Montauk Highway                              0.0%                 43,809       1.70             36,893
          225     430 South Stanislaus Street                             60.2%                34,371       1.86x            26,710
          226     Brighton Center                                         51.7%                46,732       2.48             31,583
          227     5527 Barton Avenue                                      59.2%                27,316       1.56             27,885
          228     11400 Dodson Street                                     61.2%                23,883       1.32             25,456
          229     595 Autumn Avenue                                       64.4%                26,228       1.41             24,664
          230     725-729 Warren Street                                   64.8%                30,654       1.63             35,265
          231     3200 Traders Way                                        48.2%                22,584       1.25             25,126
          232     2892 W. 11th Street                                     66.9%                37,119       2.21             32,907
          233     Weepingbirch Apartments                                 55.7%                   N/A        N/A             30,065
          234     5 Grove Street                                          64.5%                   N/A        N/A             21,572
          235     1752 Rumrill Boulevard                                  57.4%                   N/A        N/A             24,908
          236     1034 East Laurel Drive                                  53.7%                   N/A        N/A             20,297
          237     1615 East Appleton Street                               61.6%                52,356       3.41             49,337
          238     727 Olive Avenue                                        62.4%                24,615       1.65             26,081
          239     Genoa Restaurant                                        38.5%                33,517       2.16             28,784
          240     6124 Pembroke Road                                      62.5%                   N/A        N/A             33,517
          241     2821 Federal Boulevard                                  67.4%                15,471       1.16             23,170
          242     3620 West 159th St./15901 West Park                     53.1%                 8,697       0.65             23,848
          243     3140 Pleasant Avenue South                              59.9%                18,843       1.55             19,271
          244     6600 Lincoln Place                                      60.3%                   N/A        N/A             15,692
          245     837-901 E. Turney Avenue                                58.9%                30,262       2.80             26,405
          246     457 W. 47th Street                                      54.3%                   N/A        N/A             18,983
          247     4467 Lee Rd                                             52.2%                14,306       1.18             16,881
          248     540 NE 149 St                                           0.0%                 10,696       0.77             22,132
          249     201-207 Lawrence Street                                 58.7%                23,246       2.20             30,706
          250     6806 S. St. Lawrence                                    39.0%                27,423       2.97             15,311
          251     1545 NE 123rd Street                                    60.8%                   N/A        N/A             18,278
          252     1100 E. 7th Street                                      43.0%                   N/A        N/A             27,785
                                                              ----------------------------------------------------------------------
         Total/Weighted Average:                                          63.1%          $102,438,343       1.45x      $126,906,827
                                                              ======================================================================
                  Maximum:                                                72.8%          $  8,222,840       8.48x      $  8,034,250
                  Minimum:                                                 0.0%          $      8,697       0.29x      $     15,311





                                                                              U/W           U/W         SERVICING      TRUSTEE
CROSSED    #      LOAN NAME                                                 NCF (6)       DSCR (5)         FEE           FEE
-------   ---     ---------                                               -----------     --------      ---------      -------
           1      Avalon Pavilions                                        $ 7,801,250       1.30x         0.05%        0.0025%
           2      Bel Alliance GT 2 Portfolio                               7,393,948       1.62          0.05%        0.0025%
           3      Washington Design Center                                  6,063,315       1.56          0.05%        0.0025%
           4      Rockland Center                                           2,977,940       1.31          0.05%        0.0025%
           5      Ashland Town Center                                       3,233,416       1.38          0.05%        0.0025%
           6      Biltmore Square Mall                                      3,241,652       1.38          0.05%        0.0025%
           7      Belmont Apartments                                        2,309,316       1.27          0.05%        0.0025%
           8      Horizon Pointe Shopping Center                            2,251,169       1.31          0.05%        0.0025%
           9      IBM Building                                              2,581,710       1.71          0.05%        0.0025%
           10     Key Landing Apartments                                    1,944,370       1.32          0.05%        0.0025%
  (A)      11     Bel Air Village                                           1,365,315       1.32          0.05%        0.0025%
  (A)      12     Laguna Park Village                                         525,061       1.32          0.05%        0.0025%
           13     Parker Metropolitan Portfolio PERM                        1,850,771       1.28          0.05%        0.0025%
           14     Richardson Heights Village Shopping Center                1,878,876       1.40          0.05%        0.0025%
           15     Paces Commons Apartments                                  1,698,931       1.33          0.05%        0.0025%
           16     North Pointe Center                                       1,692,861       1.29          0.05%        0.0025%
           17     Centennial Plaza                                          1,506,284       1.21          0.05%        0.0025%
           18     Park Ridge Office Center                                  1,525,961       1.35          0.05%        0.0025%
           19     Lawndale Crossing Shopping Center                         1,416,344       1.26          0.05%        0.0025%
           20     Toco Hills Promenade Shopping Center                      1,521,180       1.24          0.05%        0.0025%
           21     Wells Fargo Building                                      1,593,076       1.39          0.05%        0.0025%
           22     Harbor Club Downs                                         1,204,406       1.30          0.05%        0.0025%
           23     Southridge Plaza                                          1,379,957       1.47          0.05%        0.0025%
           24     Gateway Center                                            1,400,784       1.47          0.05%        0.0025%
           25     Allied Plaza                                              1,480,305       1.64          0.05%        0.0025%
           26     Country Walk Plaza                                        1,089,212       1.28          0.05%        0.0025%
           27     Riverwalk Apartments                                      1,032,403       1.20          0.05%        0.0025%
           28     Granite Portfolio                                         1,177,632       1.29          0.05%        0.0025%
           29     Ogden Corporate Center                                    1,050,384       1.28          0.05%        0.0025%
           30     Ashley of Spring Valley Apartments                          991,951       1.25          0.05%        0.0025%
           31     Main & LaVeta                                               973,953       1.26          0.05%        0.0025%
           32     The Brighton Marketplace                                  1,002,401       1.25          0.05%        0.0025%
           33     Holiday Inn Ontario                                       1,424,839       1.67          0.05%        0.0025%
           34     Dulles Business and Cargo Center                            940,453       1.26          0.05%        0.0025%
           35     Bremner Woods Apartments Phase III                          968,433       1.41          0.05%        0.0025%
           36     Northtowne Plaza                                            886,195       1.28          0.05%        0.0025%
           37     Kittery Outlet Center & Kittery Barn                      1,068,582       1.40          0.05%        0.0025%
           38     C & T Warehouse                                             978,845       1.29          0.05%        0.0025%
           39     Sierra Point Apartments                                     865,856       1.33          0.05%        0.0025%
           40     Fleet Bank Building                                         827,450       1.36          0.05%        0.0025%
           41     Northpointe Commons - Shops                                 813,725       1.30          0.05%        0.0025%
           42     Christmas Tree Shops Plaza                                  806,336       1.35          0.07%        0.0025%
           43     R.E. Michel Company, Inc.                                   817,343       1.36          0.05%        0.0025%
           44     Richmond Center                                             800,637       1.36          0.05%        0.0025%
           45     Eastgate Shopping Center                                    697,721       1.32          0.05%        0.0025%
           46     Cass Plaza Shopping Center                                  793,723       1.22          0.05%        0.0025%
           47     Summer Trace Apartments                                     760,876       1.47          0.05%        0.0025%
           48     Florida Eckerd Portfolio                                    721,363       1.26          0.05%        0.0025%
           49     1452 Third Street Promenade                                 705,778       1.47          0.05%        0.0025%
           50     Creek Crossing Shopping Center                              702,301       1.53          0.05%        0.0025%
           51     Trolley Industrial Park                                     612,888       1.42          0.05%        0.0025%
           52     North Hills Terrace                                         584,675       1.29          0.05%        0.0025%
           53     Country Oaks Apartments                                     569,896       1.31          0.05%        0.0025%
           54     Glenwood Portfolio                                          650,448       1.48          0.05%        0.0025%
           55     University Village Portfolio                                594,811       1.52          0.05%        0.0025%
           56     Amherst Plaza                                               565,710       1.29          0.05%        0.0025%
           57     Eastlake Village Apartments & Mini-Storage                  604,560       1.41x         0.05%        0.0025%
           58     Best Buy-Brownsville                                        546,580       1.48          0.05%        0.0025%
           59     Five Points Plaza                                           468,166       1.30          0.05%        0.0025%
           60     Virginia Apartment Properties                               446,840       1.22          0.05%        0.0025%
           61     Countryside Station                                         582,129       1.60          0.05%        0.0025%
           62     Tanglewood                                                  509,370       1.45          0.05%        0.0025%
           63     Westin Centre                                               474,647       1.40          0.05%        0.0025%
           64     Lake Crest Center Office Building                           428,967       1.25          0.05%        0.0025%
           65     Best Buy-Lafayette                                          484,513       1.41          0.05%        0.0025%
           66     The Broadway Building                                       557,180       1.56          0.05%        0.0025%
           67     Greenville Business Center                                  402,038       1.23          0.05%        0.0025%
           68     Woodland Crossing Apartments                                478,195       1.55          0.05%        0.0025%
           69     Tramway Crossings                                           433,204       1.41          0.05%        0.0025%
  (B)      70     Scottsdale Airpark III - 15610 Bldg                         223,718       1.31          0.05%        0.0025%
  (B)      71     Scottsdale Airpark III - 15953 Bldg                         184,501       1.31          0.05%        0.0025%
           72     Riviera Estates Mobile Home Park                            472,949       1.57          0.05%        0.0025%
           73     Office Depot/Mattress Giant Building                        406,837       1.40          0.05%        0.0025%
           74     Hampton Village Apartments                                  375,266       1.32          0.05%        0.0025%
           75     Wellongate Apartments                                       393,442       1.37          0.05%        0.0025%
           76     Birch Centre                                                350,787       1.25          0.05%        0.0025%
           77     Puma Building                                               440,866       1.30          0.05%        0.0025%
           78     Albertson's Plaza                                           380,351       1.44          0.05%        0.0025%
           79     Lincoln Self Storage                                        352,802       1.33          0.05%        0.0025%
           80     Office Depot-Memphis                                        323,774       1.31          0.05%        0.0025%
           81     Aim All Storage IV                                          422,638       1.62          0.05%        0.0025%
           82     Storage USA                                                 341,733       1.32          0.05%        0.0025%
           83     Best Buy-Benton Harbor                                      332,523       1.35          0.05%        0.0025%
           84     100 North Brand Office Building                             393,445       1.55          0.05%        0.0025%
           85     Residences at Bear Creek                                    314,206       1.26          0.05%        0.0025%
           86     Cedarstone                                                  358,325       1.53          0.05%        0.0025%
           87     Tiburon View Apartments                                     290,217       1.29          0.05%        0.0025%
           88     Regency Park Shopping Center                                302,678       1.31          0.05%        0.0025%
           89     Richardson Drive Plaza                                      288,505       1.31          0.05%        0.0025%
           90     Westwood Village Shopping Center                            336,830       1.56          0.05%        0.0025%
           91     Southwestern Plaza Shopping Center                          304,802       1.38          0.05%        0.0025%
           92     La Salle Distribution Center I & II                         287,846       1.33          0.05%        0.0025%
           93     Ashgrove Apartments                                         342,015       1.58          0.05%        0.0025%
           94     Bethlehem Woods Apartments                                  270,605       1.40          0.05%        0.0025%
           95     Sunset Plaza Office Complex                                 251,343       1.35          0.05%        0.0025%
           96     Tahoe Pine Ridge Plaza                                      254,782       1.34          0.05%        0.0025%
           97     Laurel Food Lion                                            241,821       1.31          0.05%        0.0025%
           98     Northlake Apartments                                        239,515       1.35          0.05%        0.0025%
           99     Peoria Self-Storage                                         248,458       1.35          0.05%        0.0025%
          100     Siboney Professional Building                               242,003       1.34          0.05%        0.0025%
          101     Poplar Village Apartments                                   204,648       1.28          0.05%        0.0025%
          102     D.R. Commons and Taft Center                                238,616       1.41          0.05%        0.0025%
          103     A1A Self Storage                                            244,275       1.39          0.05%        0.0025%
          104     Woodcreek Apartments                                        268,200       1.64          0.05%        0.0025%
          105     Brynfield Court Apartments                                  196,136       1.32          0.05%        0.0025%
          106     Creekview Estates                                           208,327       1.40          0.05%        0.0025%
          107     Virginia Avenue Plaza                                       223,648       1.44          0.05%        0.0025%
  (C)     108     Pinewood Apartments                                         125,064       1.20          0.37%        0.0025%
  (C)     109     Pinecreek Apartments                                         65,981       1.20          0.37%        0.0025%
          110     Rosewalk Garden Homes                                       211,253       1.52          0.05%        0.0025%
          111     London Square Apartments                                    348,619       2.06          0.37%        0.0025%
          112     Fairview Arms Apartments                                    168,146       1.26          0.05%        0.0025%
          113     Park Manor Apartments                                       180,038       1.47x         0.05%        0.0025%
          114     Albertson's-Shadow Shopping Center                          180,193       1.34          0.05%        0.0025%
          115     Buckingham Townhomes                                        180,588       1.37          0.05%        0.0025%
          116     South Hills Mobile Home Estates                             171,791       1.42          0.05%        0.0025%
          117     Lowe's Food Store                                           181,001       1.21          0.05%        0.0025%
          118     Maple Court Apartments                                      191,388       1.34          0.37%        0.0025%
          119     Quad 217 Corporate Center                                   773,723       6.04          0.05%        0.0025%
          120     3115 Long Beach Road                                        152,038       1.35          0.05%        0.0025%
          121     College Street Shopping Center                              158,357       1.33          0.05%        0.0025%
          122     679 Ninth Avenue                                            196,087       1.50          0.37%        0.0025%
          123     Riviera Palm Apartments                                     173,381       1.62          0.05%        0.0025%
          124     2 Claire Road                                               197,117       1.95          0.05%        0.0025%
          125     Kaysville Country Apartments                                204,671       1.93          0.05%        0.0025%
          126     Alta Drive Apartments                                       134,484       1.34          0.05%        0.0025%
          127     Powers Rentals Apartments                                   148,912       1.30          0.05%        0.0025%
          128     Fairfield Apartments                                        171,538       1.34          0.37%        0.0025%
          129     Wade Office Building                                        142,545       1.48          0.05%        0.0025%
          130     361 Broadway                                                168,041       1.37          0.37%        0.0025%
          131     Wynmawr Court Apartments                                    119,190       1.32          0.05%        0.0025%
          132     Gleneagles Apartments                                       128,439       1.32          0.37%        0.0025%
          133     Toni-Lynn Apartments                                        119,293       1.22          0.37%        0.0025%
          134     Barcelona West Mobile Home Park                             138,818       1.25          0.37%        0.0025%
          135     Roselle Apartments                                          128,957       1.28          0.37%        0.0025%
          136     Laurel Garden Apartments                                    127,078       1.47          0.37%        0.0025%
          137     Green Valley Mobile Home Park                               136,374       1.27          0.37%        0.0025%
          138     Cathedral Park Apartments                                   133,977       1.66          0.37%        0.0025%
          139     Glen Oaks Apartments                                        105,399       1.27          0.37%        0.0025%
  (D)     140     5427 Romaine Street                                          66,860       1.20          0.37%        0.0025%
  (D)     141     501 N. Kenmore & 4529 Rosewood                               33,544       1.20          0.37%        0.0025%
          142     1510 S. St. Andrews Pl.                                     102,554       1.28          0.37%        0.0025%
          143     1014-1018 N. Charles Street                                 105,737       1.29          0.37%        0.0025%
          144     Oliver Hall Apartments                                      102,437       1.40          0.05%        0.0025%
          145     Maryland Court Apartments                                   120,911       1.55          0.05%        0.0025%
          146     1914-1926 Summer Breeze                                     109,067       1.34          0.37%        0.0025%
          147     159-163 Marshall Street                                     106,781       1.38          0.37%        0.0025%
          148     3423-3425 Bergenline Avenue                                  96,443       1.38          0.37%        0.0025%
          149     30 Amherst, 1 &1 1/2 Oxford                                  77,651       1.20          0.37%        0.0025%
          150     Greystone Apartments                                         92,312       1.52          0.37%        0.0025%
          151     The Spincycle Shopping Center                                76,354       1.22          0.37%        0.0025%
          152     241 South Arlington Avenue                                   86,887       1.46          0.37%        0.0025%
          153     516-520 West 188th Street                                   104,099       1.55          0.37%        0.0025%
          154     Dawn Lynn Apartments                                         89,095       1.44          0.37%        0.0025%
          155     11027-37 S M.L. King Drive                                  120,840       2.11          0.37%        0.0025%
          156     2923-2961 Ferncreek & 2930-2971 Martin                      186,782       3.69          0.37%        0.0025%
          157     Whitehill Apartments                                         69,089       1.24          0.37%        0.0025%
          158     6807 North 45th Avenue                                       97,588       2.00          0.37%        0.0025%
          159     120-126 Market St. & 14-24 Hamilton St.                     169,408       2.83          0.37%        0.0025%
          160     1276 Military Road                                           67,096       1.26          0.37%        0.0025%
          161     3021 North 39th Street                                       73,870       1.72          0.37%        0.0025%
          162     18 Burney Street                                             67,212       1.44          0.37%        0.0025%
          163     Eastgate Garden Apartments                                   63,842       1.51          0.37%        0.0025%
          164     Kym's Court Apartment Complex                                79,791       1.86          0.37%        0.0025%
          165     1210 So. Nevada Street                                       49,528       1.26          0.37%        0.0025%
          166     Country Time Mobile Home Park                                55,510       1.29          0.37%        0.0025%
          167     111 South Ave. 63                                            61,098       1.54          0.37%        0.0025%
          168     Riley Court                                                  86,250       2.02          0.37%        0.0025%
          169     Home Video                                                  105,913       2.33x         0.37%        0.0025%
          170     Casa Linda Apartments                                        51,087       1.21          0.37%        0.0025%
          171     Schuerman Law Firm                                           97,902       2.07          0.37%        0.0025%
          172     9 Main Street                                                63,678       1.43          0.37%        0.0025%
          173     The Elmira Apartments                                        49,735       1.38          0.37%        0.0025%
          174     18-32 Colby Street                                          115,579       3.15          0.37%        0.0025%
          175     2966 Wilshire Boulevard                                      62,612       1.56          0.37%        0.0025%
          176     392 Montague Road                                            56,532       1.60          0.37%        0.0025%
          177     110-13 55th Avenue                                           59,604       1.62          0.37%        0.0025%
          178     2747 Newell Street                                           57,051       1.63          0.37%        0.0025%
          179     The Greenbriar Apartments                                    43,810       1.29          0.37%        0.0025%
          180     1320-1326 Foulkrod Street                                    63,101       1.55          0.37%        0.0025%
          181     16021 S. Denker Avenue                                       84,712       2.62          0.37%        0.0025%
          182     1240 S. Norton Avenue                                        62,348       1.83          0.37%        0.0025%
          183     914 N. Charles Street/913 Morton Street                      62,760       1.89          0.37%        0.0025%
          184     Castle Raphael Apartments                                    43,938       1.42          0.37%        0.0025%
          185     4151 3rd Avenue                                              51,254       1.55          0.37%        0.0025%
          186     1352 N. Las Palmas Avenue                                    52,295       1.65          0.37%        0.0025%
          187     439 East 135th Street                                        99,355       1.76          0.37%        0.0025%
          188     3781 Martin Luther King Jr. Drive                            98,957       3.15          0.37%        0.0025%
          189     1228 Jefferson Avenue                                        43,590       1.48          0.37%        0.0025%
          190     517 S. Rampart Boulevard                                     67,720       2.26          0.37%        0.0025%
          191     514-522 Snelling N. / 1567-1571 Sherburne                    57,951       1.82          0.37%        0.0025%
          192     The Hillside Apartments                                      37,168       1.33          0.37%        0.0025%
          193     461 Venus Avenue                                             65,492       2.26          0.37%        0.0025%
          194     550 N. Western Avenue                                        44,144       1.54          0.37%        0.0025%
          195     1650 Boston Street                                           38,821       1.22          0.37%        0.0025%
          196     217 Van Brunt St                                             45,441       1.51          0.37%        0.0025%
          197     126 Bowden Street                                            36,939       1.33          0.37%        0.0025%
          198     Field Street Townhouses                                      97,588       3.52          0.37%        0.0025%
          199     769 Tremont Street                                           39,915       1.47          0.37%        0.0025%
          200     594-596 West Side Avenue                                     39,786       1.41          0.37%        0.0025%
          201     5850 Stockton Boulevard                                      35,819       1.25          0.37%        0.0025%
          202     613 S. Prairie Avenue                                        32,963       1.29          0.37%        0.0025%
          203     5421-5431 Cypress Road                                       30,285       1.20          0.37%        0.0025%
          204     Davis Apartments                                             33,214       1.21          0.37%        0.0025%
          205     52, 62 & 72 North Wisconsin Street                           31,921       1.27          0.37%        0.0025%
          206     226 East De La Guerra Street                                 31,062       1.29          0.37%        0.0025%
          207     2040 62nd Street                                             55,732       1.74          0.37%        0.0025%
          208     3425 So. A Street                                            36,804       1.67          0.37%        0.0025%
          209     149 High Street                                              34,082       1.38          0.37%        0.0025%
          210     11055-11071 SE Bush Street                                   26,954       1.24          0.37%        0.0025%
          211     Columbus Way Apartments                                      35,686       1.47          0.37%        0.0025%
          212     Pierson Villas Apartments                                    29,840       1.37          0.37%        0.0025%
          213     4213-15 Church Avenue                                        31,805       1.28          0.37%        0.0025%
          214     2440 Athens Avenue                                           26,076       1.27          0.37%        0.0025%
          215     110-112 Thornton Street                                      25,749       1.20          0.37%        0.0025%
          216     574 Central Avenue                                           32,420       1.35          0.37%        0.0025%
          217     921 and 931 NW 5th Street                                    23,586       1.20          0.37%        0.0025%
          218     1020 W. 13th Street                                          25,662       1.26          0.37%        0.0025%
          219     1045 S. Alma Street                                          27,188       1.37          0.37%        0.0025%
          220     15685 W 10 Mile Rd                                           26,050       1.20          0.37%        0.0025%
          221     9526-9530 1/2 Park Street                                    35,592       1.82          0.37%        0.0025%
          222     251-255 A Street                                             54,362       1.46          0.37%        0.0025%
          223     3984-86 Pennsylvania Avenue, S.E.                            30,315       1.57          0.37%        0.0025%
          224     27-39 West Montauk Highway                                   34,717       1.35          0.37%        0.0025%
          225     430 South Stanislaus Street                                  24,710       1.34x         0.37%        0.0025%
          226     Brighton Center                                              24,503       1.30          0.37%        0.0025%
          227     5527 Barton Avenue                                           26,135       1.49          0.37%        0.0025%
          228     11400 Dodson Street                                          23,956       1.32          0.37%        0.0025%
          229     595 Autumn Avenue                                            23,164       1.25          0.37%        0.0025%
          230     725-729 Warren Street                                        33,515       1.78          0.37%        0.0025%
          231     3200 Traders Way                                             23,206       1.28          0.37%        0.0025%
          232     2892 W. 11th Street                                          30,907       1.84          0.37%        0.0025%
          233     Weepingbirch Apartments                                      28,815       1.62          0.37%        0.0025%
          234     5 Grove Street                                               20,322       1.21          0.37%        0.0025%
          235     1752 Rumrill Boulevard                                       24,067       1.48          0.37%        0.0025%
          236     1034 East Laurel Drive                                       18,797       1.21          0.37%        0.0025%
          237     1615 East Appleton Street                                    47,587       3.10          0.37%        0.0025%
          238     727 Olive Avenue                                             23,331       1.57          0.37%        0.0025%
          239     Genoa Restaurant                                             25,332       1.64          0.37%        0.0025%
          240     6124 Pembroke Road                                           31,517       2.34          0.37%        0.0025%
          241     2821 Federal Boulevard                                       21,920       1.64          0.37%        0.0025%
          242     3620 West 159th St./15901 West Park                          21,598       1.61          0.37%        0.0025%
          243     3140 Pleasant Avenue South                                   17,771       1.46          0.37%        0.0025%
          244     6600 Lincoln Place                                           14,192       1.26          0.37%        0.0025%
          245     837-901 E. Turney Avenue                                     24,155       2.23          0.37%        0.0025%
          246     457 W. 47th Street                                           17,733       1.64          0.37%        0.0025%
          247     4467 Lee Rd                                                  14,631       1.44          0.37%        0.0025%
          248     540 NE 149 St                                                20,632       1.49          0.37%        0.0025%
          249     201-207 Lawrence Street                                      28,956       2.74          0.37%        0.0025%
          250     6806 S. St. Lawrence                                         13,061       1.41          0.37%        0.0025%
          251     1545 NE 123rd Street                                         14,927       1.57          0.37%        0.0025%
          252     1100 E. 7th Street                                           25,285       2.96          0.37%        0.0025%
                                                              -------------------------------------
         Total/Weighted Average:                                        $ 118,115,344       1.40x
                                                              =====================================
                  Maximum:                                              $   7,801,250       6.04x
                  Minimum:                                              $      13,061       1.20x

----------------

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BEL AIR VILLAGE AND LAGUNA PARK VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED,
     RESPECTIVELY.

(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY SCOTTSDALE AIRPARK III - 15610 BLDG AND SCOTTSDALE AIRPARK III - 15953 BLDG ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY PINEWOOD APARTMENTS AND PINECREEK APARTMENTS ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(D)  THE UNDERLYING MORTGAGE LOANS SECURED BY 5427 ROMAINE STREET AND 501 N. KENMORE & 4529 ROSEWOOD ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(1)  BASED ON A DECEMBER 2001 CUT-OFF DATE

(2)  IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND
     EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3)  IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE
     INDICATED COLUMN.

(4)  AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF
     ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(5)  DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED
     UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6)  UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.



                                 MAJOR TENANTS OF THE COMMERCIAL PROPERTIES (1)

                                                           CUT-OFF DATE
                                                            PRINCIPAL
CROSSED  #    PROPERTY NAME                                BALANCE (2)         PROPERTY TYPE        SQ. FT.
------- ---   -------------                                -----------         -------------        -------
         4    Rockland Center                              $ 27,578,682        Retail               259,244
         5    Ashland Town Center                            26,967,967        Retail               442,404
         6    Biltmore Square Mall                           26,000,000        Retail               335,025
         8    Horizon Pointe Shopping Center                 20,546,010        Retail               133,748
         9    IBM Building                                   20,500,000        Office               160,000
( A )   11    Bel Air Village                                11,900,000        Retail                89,216
( A )   12    Laguna Park Village                             4,700,000        Retail                34,015
        13A   4550 Spring Valley Road                         6,406,761        Industrial           214,110
        13B   13524 Welch Road                                1,969,393        Industrial            74,000
        13C   815 South Coppell Road                          1,874,663        Industrial            78,750
        13D   10351 Home Road                                 1,869,677        Industrial            86,400
        13E   2601 Kingsley Road                              1,346,168        Industrial            54,000
        13F   4600 Simonton Road                              1,266,395        Industrial            40,000
        13H   582 East Highway 121                              573,368        Industrial            26,036
        14    Richardson Heights Village Shopping Center     16,500,000        Retail               205,236
        16    North Pointe Center                            15,270,777        Mixed Use            119,387
        17    Centennial Plaza                               14,980,069        Retail               351,819
        18    Park Ridge Office Center                       13,617,700        Office               213,996
        19    Lawndale Crossing Shopping Center              13,563,451        Retail               137,048
        20    Toco Hills Promenade Shopping Center           13,491,549        Retail               153,917
        21    Wells Fargo Building                           13,466,546        Office               211,863
        23    Southridge Plaza                               11,484,334        Retail               120,170
        24    Gateway Center                                 11,235,863        Retail                82,675
        25    Allied Plaza                                   10,976,599        Office               123,229
        26    Country Walk Plaza                             10,465,366        Retail                99,329
        28A   Adobe Creek Shopping Center                     5,234,006        Retail                88,450
        28B   Carillion Hills Shopping Center                 2,492,384        Retail                58,093
        28C   Marbach Shopping Center                         2,243,145        Retail                37,780
        29    Ogden Corporate Center                          9,680,530        Office                86,356
        31    Main & LaVeta                                   9,340,271        Retail                34,220
        32    The Brighton Marketplace                        9,185,182        Retail                95,881
        34    Dulles Business and Cargo Center                8,773,250        Mixed Use            196,844
        36    Northtowne Plaza                                8,080,236        Retail                75,305
        37    Kittery Outlet Center & Kittery Barn            8,070,539        Retail                50,403
        38    C & T Warehouse                                 7,934,649        Industrial           238,300
        40    Fleet Bank Building                             7,494,032        Office               131,550
        41    Northpointe Commons - Shops                     7,490,307        Retail                91,860
        42    Christmas Tree Shops Plaza                      6,982,158        Retail                74,280
        43    R.E. Michel Company, Inc.                       6,860,453        Industrial           212,750
        44    Richmond Center                                 6,652,593        Industrial           563,035
        45    Eastgate Shopping Center                        6,441,213        Retail                55,985
        46    Cass Plaza Shopping Center                      6,436,909        Retail               205,366
        48A   Eckerd Pharmacy - Daytona                       2,176,562        Retail                10,908
        48B   Eckerd Pharmacy - Tavares                       2,070,304        Retail                10,908
        48C   Eckerd Pharmacy - Inverness                     1,885,211        Retail                10,908
        49    1452 Third Street Promenade                     5,742,588        Mixed Use             12,810
        50    Creek Crossing Shopping Center                  5,592,409        Retail                69,844
        51    Trolley Industrial Park                         5,392,234        Industrial           242,678
        54A   Kester Mill Village                             1,935,858        Retail                24,564
        54B   Lexington Crossing                              1,690,153        Retail                25,000
        54C   Tri-Rivers Plaza                                1,563,577        Retail                24,400
        56    Amherst Plaza                                   4,776,554        Retail               178,490
        58    Best Buy-Brownsville                            4,379,447        Retail                45,000
        59    Five Points Plaza                               4,311,020        Retail                28,482
        61    Countryside Station                             4,206,623        Retail               124,364
        63    Westin Centre                                   4,089,064        Retail                66,950
        64    Lake Crest Center Office Building               4,037,992        Office               102,970
        65    Best Buy-Lafayette                              3,991,289        Retail                45,000
        66    The Broadway Building                           3,983,303        Retail                40,393
        67    Greenville Business Center                      3,890,593        Office                61,634
        69    Tramway Crossings                               3,690,131        Retail                62,382
( B )   70    Scottsdale Airpark III - 15610 Bldg             1,977,600        Industrial            22,815
( B )   71    Scottsdale Airpark III - 15953 Bldg             1,643,006        Industrial            19,126
        73    Office Depot/Mattress Giant Building            3,545,164        Retail                30,520
        76    Birch Centre                                    3,289,969        Office                23,090
        77    Puma Building                                   3,173,865        Retail                10,970
        78    Albertson's Plaza                               3,126,067        Retail                23,792
        80    Office Depot-Memphis                            3,017,644        Retail                27,880
        83    Best Buy-Benton Harbor                          2,922,859        Retail                30,038
        84    100 North Brand Office Building                 2,893,832        Office                41,631
        88    Regency Park Shopping Center                    2,744,878        Retail                61,134
        89    Richardson Drive Plaza                          2,696,322        Office                42,075
        90    Westwood Village Shopping Center                2,594,595        Retail                65,023
        91    Southwestern Plaza Shopping Center              2,524,111        Retail                25,343
        92    La Salle Distribution Center I & II             2,500,000        Industrial            78,712
        95    Sunset Plaza Office Complex                     2,245,257        Office                16,095
        96    Tahoe Pine Ridge Plaza                          2,224,474        Office                18,081
        97    Laurel Food Lion                                2,197,207        Retail                30,561
        100   Siboney Professional Building                   2,045,390        Office                28,742
        102   D.R. Commons and Taft Center                    1,945,449        Retail                18,300
        114   Albertson's-Shadow Shopping Center              1,495,171        Retail                14,972
        117   Lowe's Food Store                               1,439,467        Retail                54,852
        119   Quad 217 Corporate Center                       1,293,407        Mixed Use            105,208
        120   3115 Long Beach Road                            1,272,713        Mixed Use             14,471
        121   College Street Shopping Center                  1,271,298        Retail                22,340
        124   2 Claire Road                                   1,196,949        Industrial            40,000
        129   Wade Office Building                            1,117,274        Office                12,915




                                                                            MAJOR                        MAJOR         MAJOR
                                                                         TENANT # 1                    TENANT # 1   TENANT # 1 LEASE
CROSSED  #    PROPERTY NAME                                                  NAME                        SQ. FT.    EXPIRATION DATE
------- ---   -------------                                          --------------------              ----------  ----------------
         4    Rockland Center                                        Pathmark Stores, Inc.                 63,699      11/30/10
         5    Ashland Town Center                                          Wal-Mart                       110,580      11/10/09
         6    Biltmore Square Mall                                           Belk                          82,245       4/16/11
         8    Horizon Pointe Shopping Center                              Albertsons                       59,796       12/1/24
         9    IBM Building                                International Business Machine Corporation      160,000       9/30/11
( A )   11    Bel Air Village                                       Raley's Bel-Air Market                 56,435       6/28/25
( A )   12    Laguna Park Village                                            Big 5                         9,995        1/31/16
        13A   4550 Spring Valley Road                                     Source Inc.                     214,110       8/1/10
        13B   13524 Welch Road                                            Rmax, Inc.                       74,000       6/1/02
        13C   815 South Coppell Road                               Home Interiors and Gifts                78,750       7/1/05
        13D   10351 Home Road                                       BMCW Southcentral, L.P.                86,400       1/1/11
        13E   2601 Kingsley Road                                 Midland Steel Products, Inc.              54,000       1/1/08
        13F   4600 Simonton Road                                    Airborne Freight, Inc.                 40,000       1/1/04
        13H   582 East Highway 121                                     Furniture 4 Less                    26,036       1/1/05
        14    Richardson Heights Village Shopping Center                 Office Depot                      30,000       7/31/04
        16    North Pointe Center                              American Arbitration Association            21,737       5/31/15
        17    Centennial Plaza                                       Sears, Roebuck & Co.                 207,864       2/13/18
        18    Park Ridge Office Center                             Van Ru Credit Corporation               34,300      12/31/05
        19    Lawndale Crossing Shopping Center                            PetsMart                        19,235       1/1/16
        20    Toco Hills Promenade Shopping Center                Publix Super Markets, Inc.               51,674       8/31/24
        21    Wells Fargo Building                                  Wells Fargo Bank, N.A.                211,863      11/30/10
        23    Southridge Plaza                                              Ralphs                         45,000       9/30/06
        24    Gateway Center                                           Wells Fargo Bank                    9,000        8/1/04
        25    Allied Plaza                                            National University                  19,817       9/30/09
        26    Country Walk Plaza                                  Publix Super Markets, Inc.               39,795       2/1/06
        28A   Adobe Creek Shopping Center                             Gatti's San Antonio                  29,843       5/31/08
        28B   Carillion Hills Shopping Center                             Dollar Tree                      8,640        1/31/06
        28C   Marbach Shopping Center                               MG Marbach San Antonio                 22,780       1/31/15
        29    Ogden Corporate Center                             Delta Dental Plan of Illinois             61,963       5/31/10
        31    Main & LaVeta                                               Albertson's                      16,600       1/31/20
        32    The Brighton Marketplace                                   King Soopers                      65,972       4/19/20
        34    Dulles Business and Cargo Center                           Iron Mountain                     68,911      12/31/08
        36    Northtowne Plaza                                               Ross                          30,187       1/31/09
        37    Kittery Outlet Center & Kittery Barn                          Designs                        19,638       1/31/06
        38    C & T Warehouse                                         C&T Warehouse, Inc.                 238,300       6/29/25
        40    Fleet Bank Building                                         Fleet Bank                      131,550      11/13/08
        41    Northpointe Commons - Shops                                   Goody's                        35,000       5/31/11
        42    Christmas Tree Shops Plaza                           Christmas Tree Shops,Inc.               50,522       1/31/21
        43    R.E. Michel Company, Inc.                            R.E. Michel Company, Inc.              212,750       7/31/21
        44    Richmond Center                                       Colorbox/Colorbox-South               219,072      12/31/06
        45    Eastgate Shopping Center                               Walgreen's #113-6386                  14,490       8/31/61
        46    Cass Plaza Shopping Center                                    K-Mart                         84,809       8/31/10
        48A   Eckerd Pharmacy - Daytona                                     Eckerds                        10,908       3/1/25
        48B   Eckerd Pharmacy - Tavares                                     Eckerds                        10,908       3/1/25
        48C   Eckerd Pharmacy - Inverness                                   Eckerds                        10,908       5/12/23
        49    1452 Third Street Promenade                              Fallon McElligott                   7,200        4/30/07
        50    Creek Crossing Shopping Center                        Winn Dixie Texas, Inc.                 47,187       4/30/21
        51    Trolley Industrial Park                                   Docustore, Inc.                    41,375       4/30/09
        54A   Kester Mill Village                                         Dollar Tree                      4,575        1/1/04
        54B   Lexington Crossing                                            Burris                         4,800        9/1/03
        54C   Tri-Rivers Plaza                                               Cato                          4,800        1/1/05
        56    Amherst Plaza                                           Bobel's Office Plus                  33,623       9/30/08
        58    Best Buy-Brownsville                                       Best Buy Inc.                     45,000       6/1/01
        59    Five Points Plaza                                               CVS                          16,438       1/31/23
        61    Countryside Station                                 Big Lots/Consolidated #1555              32,836       1/31/05
        63    Westin Centre                                                Food Lion                       29,000      12/28/15
        64    Lake Crest Center Office Building                   Meridian Enterprises Corp.               51,328      11/30/14
        65    Best Buy-Lafayette                                           Best Buy                        45,000       8/23/21
        66    The Broadway Building                                     Broadway Suites                    22,295      12/31/02
        67    Greenville Business Center                     Mellon Financial Services Corporation         21,663       5/1/06
        69    Tramway Crossings                                            Food Lion                       29,000      12/18/16
( B )   70    Scottsdale Airpark III - 15610 Bldg                        Coterie, Inc.                     22,815       8/31/06
( B )   71    Scottsdale Airpark III - 15953 Bldg                  Desert Inst Phys Therapy                6,720        8/31/05
        73    Office Depot/Mattress Giant Building                       Office Depot                      25,520       2/28/16
        76    Birch Centre                                              CT Realty Corp.                    6,398       12/31/04
        77    Puma Building                                                  Puma                          10,970      11/10/15
        78    Albertson's Plaza                                        Blockbuster Video                   5,620        9/1/06
        80    Office Depot-Memphis                                       Office Depot                      27,880      11/30/19
        83    Best Buy-Benton Harbor                                       Best Buy                        30,038       8/29/21
        84    100 North Brand Office Building                           Community Bank                     10,391      12/31/05
        88    Regency Park Shopping Center                                 Food Lion                       40,949       7/10/05
        89    Richardson Drive Plaza                               IAS Claim Services, Inc.                9,423       12/31/01
        90    Westwood Village Shopping Center                             Food Lion                       29,523       3/13/16
        91    Southwestern Plaza Shopping Center                      Buffalo Wild Wings                   6,000        4/30/09
        92    La Salle Distribution Center I & II                         A.F. Romero                      24,329       4/30/03
        95    Sunset Plaza Office Complex                                 Century-21                       4,607        7/31/03
        96    Tahoe Pine Ridge Plaza                                   Trek Bel Alliance                   3,997        9/30/05
        97    Laurel Food Lion                                          Food Lion, Inc.                    28,861      12/12/20
        100   Siboney Professional Building                      Montrenes Financial Services              10,274      11/30/02
        102   D.R. Commons and Taft Center                                Fashion Bug                      7,500        8/31/06
        114   Albertson's-Shadow Shopping Center                          Dollar Tree                      3,996        11/9/02
        117   Lowe's Food Store                                        Lowes Food Stores                   54,852       8/5/16
        119   Quad 217 Corporate Center                               Fiber SenSys, Inc.                   13,785      10/31/02
        120   3115 Long Beach Road                                          Marty's                        4,550        1/31/04
        121   College Street Shopping Center                            Prestige Rental                    6,000        8/31/04
        124   2 Claire Road                                           Maxsam Sales, Inc.                   20,000       2/14/12
        129   Wade Office Building                                     Wade Construction                   7,171        2/28/09




                                                                          MAJOR                       MAJOR            MAJOR
                                                                       TENANT # 2                   TENANT # 2    TENANT # 2 LEASE
CROSSED  #    PROPERTY NAME                                                NAME                      SQ. FT.       EXPIRATION DATE
------- ---   -------------                                   -------------------------------       ----------    ----------------
         4    Rockland Center                                  National Wholesale Liquidators          50,642           2/28/04
         5    Ashland Town Center                                         Proffitts                    65,000           1/31/10
         6    Biltmore Square Mall                                           N/A                        N/A               N/A
         8    Horizon Pointe Shopping Center                               Sav-On                      15,058           10/1/24
         9    IBM Building                                                   N/A                        N/A               N/A
( A )   11    Bel Air Village                                                N/A                        N/A               N/A
( A )   12    Laguna Park Village                                     Kragen Auto Parts                7,000            12/31/09
        13A   4550 Spring Valley Road                                        N/A                        N/A               N/A
        13B   13524 Welch Road                                               N/A                        N/A               N/A
        13C   815 South Coppell Road                                         N/A                        N/A               N/A
        13D   10351 Home Road                                                N/A                        N/A               N/A
        13E   2601 Kingsley Road                                             N/A                        N/A               N/A
        13F   4600 Simonton Road                                             N/A                        N/A               N/A
        13H   582 East Highway 121                                           N/A                        N/A               N/A
        14    Richardson Heights Village Shopping Center                  Pep Boys                     29,800            8/7/07
        16    North Pointe Center                                   Aetna Life Insurance               19,986           12/31/04
        17    Centennial Plaza                               Associated Wholesale Grocers, Inc.        83,955            3/9/21
        18    Park Ridge Office Center                                       N/A                        N/A               N/A
        19    Lawndale Crossing Shopping Center                              N/A                        N/A               N/A
        20    Toco Hills Promenade Shopping Center                           N/A                        N/A               N/A
        21    Wells Fargo Building                                           N/A                        N/A               N/A
        23    Southridge Plaza                                             Thrifty                     14,395           5/31/16
        24    Gateway Center                                                 N/A                        N/A               N/A
        25    Allied Plaza                                                   N/A                        N/A               N/A
        26    Country Walk Plaza                                           Eckerds                     10,356           11/1/05
        28A   Adobe Creek Shopping Center                                    N/A                        N/A               N/A
        28B   Carillion Hills Shopping Center                                N/A                        N/A               N/A
        28C   Marbach Shopping Center                        Goodwill Industries of San Antonio        15,000           11/30/04
        29    Ogden Corporate Center                            Charles Levy Circulating Co.           16,193           1/31/10
        31    Main & LaVeta                                          Gental Dental Corp.               3,560            3/31/10
        32    The Brighton Marketplace                                       N/A                        N/A               N/A
        34    Dulles Business and Cargo Center                       Gourm-e-co Imports                22,455           10/31/02
        36    Northtowne Plaza                                          Office Depot                   30,118           11/30/09
        37    Kittery Outlet Center & Kittery Barn                           N/A                        N/A               N/A
        38    C & T Warehouse                                                N/A                        N/A               N/A
        40    Fleet Bank Building                                            N/A                        N/A               N/A
        41    Northpointe Commons - Shops                               Office Depot                   21,400           2/28/16
        42    Christmas Tree Shops Plaza                            Michaels Stores, Inc.              23,758           2/28/15
        43    R.E. Michel Company, Inc.                                      N/A                        N/A               N/A
        44    Richmond Center                                            Elder Davis                  163,540           12/31/08
        45    Eastgate Shopping Center                              Aarons Rentals #F261               8,035            10/31/10
        46    Cass Plaza Shopping Center                            Martin's Super Market              44,929           7/24/16
        48A   Eckerd Pharmacy - Daytona                                      N/A                        N/A               N/A
        48B   Eckerd Pharmacy - Tavares                                      N/A                        N/A               N/A
        48C   Eckerd Pharmacy - Inverness                                    N/A                        N/A               N/A
        49    1452 Third Street Promenade                             Beyond the Beach                 3,138            5/31/05
        50    Creek Crossing Shopping Center                                 N/A                        N/A               N/A
        51    Trolley Industrial Park                         Mattress Discounters Of Michigan         41,215           11/30/05
        54A   Kester Mill Village                                         Gymboree                     3,000             6/1/04
        54B   Lexington Crossing                                      Blockbuster Video                4,000             6/1/05
        54C   Tri-Rivers Plaza                                     Hibbett Sporting Goods              4,200             6/1/02
        56    Amherst Plaza                                          Lamrite West, Inc.                27,500           4/15/03
        58    Best Buy-Brownsville                                           N/A                        N/A               N/A
        59    Five Points Plaza                                           Auto Zone                    8,444            1/31/11
        61    Countryside Station                                Beall's Outlet Stores, #443           14,000           5/31/06
        63    Westin Centre                                                  CVS                       8,450            2/28/06
        64    Lake Crest Center Office Building                              N/A                        N/A               N/A
        65    Best Buy-Lafayette                                             N/A                        N/A               N/A
        66    The Broadway Building                               Abercrombie & Fitch, Inc.            5,626            8/31/05
        67    Greenville Business Center                      Alpine International Corporation         6,175             3/1/03
        69    Tramway Crossings                                              CVS                       8,450            1/31/12
( B )   70    Scottsdale Airpark III - 15610 Bldg                            N/A                        N/A               N/A
( B )   71    Scottsdale Airpark III - 15953 Bldg                   Stonehenge Management              4,756            7/31/11
        73    Office Depot/Mattress Giant Building                     Mattress Giant                  5,000            7/31/06
        76    Birch Centre                                            Knitter & Assoc.                 5,929            4/14/05
        77    Puma Building                                                  N/A                        N/A               N/A
        78    Albertson's Plaza                                   Ahwatukee Printing, Inc.             4,401             6/1/02
        80    Office Depot-Memphis                                           N/A                        N/A               N/A
        83    Best Buy-Benton Harbor                                         N/A                        N/A               N/A
        84    100 North Brand Office Building                                N/A                        N/A               N/A
        88    Regency Park Shopping Center                          AT&T Offfice Building              9,600            9/30/06
        89    Richardson Drive Plaza                                  Teleoptica, Inc.                 5,893            7/31/03
        90    Westwood Village Shopping Center                          Ben Franklin                   12,000           1/31/02
        91    Southwestern Plaza Shopping Center                Independent Salon Management           6,178            4/30/05
        92    La Salle Distribution Center I & II                       Rockwell Coll                  13,824           8/31/04
        95    Sunset Plaza Office Complex                               Drs. Richens                   2,531            4/30/03
        96    Tahoe Pine Ridge Plaza                             Mount Rose Publishing Comps           3,600            3/31/03
        97    Laurel Food Lion                                               N/A                        N/A               N/A
        100   Siboney Professional Building                      Pacific Community Mortgage            5,077            7/30/04
        102   D.R. Commons and Taft Center                            Blockbuster Video                3,000            8/31/05
        114   Albertson's-Shadow Shopping Center                        Silver Spoon                   2,520            1/31/05
        117   Lowe's Food Store                                              N/A                        N/A               N/A
        119   Quad 217 Corporate Center                                      N/A                        N/A               N/A
        120   3115 Long Beach Road                                    Jab Property Corp                4,218            8/31/05
        121   College Street Shopping Center                               EZ Pawn                     6,000            11/30/06
        124   2 Claire Road                                      Brothers Electronics, Inc.            6,000            3/31/16
        129   Wade Office Building                                 First Horizon Home Loan             3,473            5/31/04




                                                                           MAJOR                       MAJOR          MAJOR
                                                                        TENANT # 3                  TENANT # 3    TENANT # 3 LEASE
CROSSED  #    PROPERTY NAME                                                 NAME                       SQ. FT.     EXPIRATION DATE
------- ---   -------------                                             ----------                  ----------    ----------------
         4    Rockland Center                                            Office Depot                   32,650         5/31/08
         5    Ashland Town Center                                          JCPenney                     51,282         10/31/04
         6    Biltmore Square Mall                                            N/A                         N/A            N/A
         8    Horizon Pointe Shopping Center                                  N/A                         N/A            N/A
         9    IBM Building                                                    N/A                         N/A            N/A
( A )   11    Bel Air Village                                                 N/A                         N/A            N/A
( A )   12    Laguna Park Village                                             N/A                         N/A            N/A
        13A   4550 Spring Valley Road                                         N/A                         N/A            N/A
        13B   13524 Welch Road                                                N/A                         N/A            N/A
        13C   815 South Coppell Road                                          N/A                         N/A            N/A
        13D   10351 Home Road                                                 N/A                         N/A            N/A
        13E   2601 Kingsley Road                                              N/A                         N/A            N/A
        13F   4600 Simonton Road                                              N/A                         N/A            N/A
        13H   582 East Highway 121                                            N/A                         N/A            N/A
        14    Richardson Heights Village Shopping Center                   T.J. Maxx                    27,953         3/29/05
        16    North Pointe Center                                             N/A                         N/A            N/A
        17    Centennial Plaza                              Richman Gordman, 1/2 Price Stores, Inc.     60,000         8/13/14
        18    Park Ridge Office Center                                        N/A                         N/A            N/A
        19    Lawndale Crossing Shopping Center                               N/A                         N/A            N/A
        20    Toco Hills Promenade Shopping Center                            N/A                         N/A            N/A
        21    Wells Fargo Building                                            N/A                         N/A            N/A
        23    Southridge Plaza                                                N/A                         N/A            N/A
        24    Gateway Center                                                  N/A                         N/A            N/A
        25    Allied Plaza                                                    N/A                         N/A            N/A
        26    Country Walk Plaza                                              N/A                         N/A            N/A
        28A   Adobe Creek Shopping Center                                     N/A                         N/A            N/A
        28B   Carillion Hills Shopping Center                                 N/A                         N/A            N/A
        28C   Marbach Shopping Center                                         N/A                         N/A            N/A
        29    Ogden Corporate Center                                          N/A                         N/A            N/A
        31    Main & LaVeta                                                   N/A                         N/A            N/A
        32    The Brighton Marketplace                                        N/A                         N/A            N/A
        34    Dulles Business and Cargo Center                                N/A                         N/A            N/A
        36    Northtowne Plaza                                               Petco                      15,000         1/31/11
        37    Kittery Outlet Center & Kittery Barn                            N/A                         N/A            N/A
        38    C & T Warehouse                                                 N/A                         N/A            N/A
        40    Fleet Bank Building                                             N/A                         N/A            N/A
        41    Northpointe Commons - Shops                                     N/A                         N/A            N/A
        42    Christmas Tree Shops Plaza                                      N/A                         N/A            N/A
        43    R.E. Michel Company, Inc.                                       N/A                         N/A            N/A
        44    Richmond Center                                              Alucobond                    109,200         5/9/06
        45    Eastgate Shopping Center                                  Goodyear Tires                   7,000         3/31/05
        46    Cass Plaza Shopping Center                                 Heilig Meyers                  25,344         3/28/06
        48A   Eckerd Pharmacy - Daytona                                       N/A                         N/A            N/A
        48B   Eckerd Pharmacy - Tavares                                       N/A                         N/A            N/A
        48C   Eckerd Pharmacy - Inverness                                     N/A                         N/A            N/A
        49    1452 Third Street Promenade                                  Johnnies                      1,822         11/30/05
        50    Creek Crossing Shopping Center                                  N/A                         N/A            N/A
        51    Trolley Industrial Park                              Mid-Lakes Recycling, L.C.            40,088         7/31/05
        54A   Kester Mill Village                                             N/A                         N/A            N/A
        54B   Lexington Crossing                                          Dollar Tree                    4,000          8/1/04
        54C   Tri-Rivers Plaza                                            Dollar Tree                    4,000         10/1/02
        56    Amherst Plaza                                           Tractor Supply Co.                25,000         5/31/06
        58    Best Buy-Brownsville                                            N/A                         N/A            N/A
        59    Five Points Plaza                                        Empire Furniture                  3,600         3/20/04
        61    Countryside Station                                 Hancock Fabrics, Inc. #1643           13,537         9/30/11
        63    Westin Centre                                              Family Dollar                   7,200         12/31/09
        64    Lake Crest Center Office Building                               N/A                         N/A            N/A
        65    Best Buy-Lafayette                                              N/A                         N/A            N/A
        66    The Broadway Building                                           N/A                         N/A            N/A
        67    Greenville Business Center                                      N/A                         N/A            N/A
        69    Tramway Crossings                                          Family Dollar                   7,200         12/31/09
( B )   70    Scottsdale Airpark III - 15610 Bldg                             N/A                         N/A            N/A
( B )   71    Scottsdale Airpark III - 15953 Bldg                             N/A                         N/A            N/A
        73    Office Depot/Mattress Giant Building                            N/A                         N/A            N/A
        76    Birch Centre                                       TRG Insurance Services et Al            5,387         8/31/05
        77    Puma Building                                                   N/A                         N/A            N/A
        78    Albertson's Plaza                                         Jack in The Box                  2,370          6/1/11
        80    Office Depot-Memphis                                            N/A                         N/A            N/A
        83    Best Buy-Benton Harbor                                          N/A                         N/A            N/A
        84    100 North Brand Office Building                                 N/A                         N/A            N/A
        88    Regency Park Shopping Center                                 Iscilla's                     6,240         12/31/08
        89    Richardson Drive Plaza                                      Jovan Corp.                    5,247         11/30/06
        90    Westwood Village Shopping Center                        Furniture USA, Inc.                7,500         7/31/05
        91    Southwestern Plaza Shopping Center                              N/A                         N/A            N/A
        92    La Salle Distribution Center I & II                       Con-Way Western                  9,114         5/31/02
        95    Sunset Plaza Office Complex                               ABM Industries                   2,344         3/31/05
        96    Tahoe Pine Ridge Plaza                                   Wells Fargo Bank                  3,210         8/31/03
        97    Laurel Food Lion                                                N/A                         N/A            N/A
        100   Siboney Professional Building                          Twin Town Corporation               3,101         12/31/02
        102   D.R. Commons and Taft Center                              D.R. Fish, Inc.                  2,550         7/31/11
        114   Albertson's-Shadow Shopping Center                              N/A                         N/A            N/A
        117   Lowe's Food Store                                               N/A                         N/A            N/A
        119   Quad 217 Corporate Center                                       N/A                         N/A            N/A
        120   3115 Long Beach Road                                  Redco Management Corp.               2,294         5/31/13
        121   College Street Shopping Center                             Sally Beauty                    3,000         1/31/03
        124   2 Claire Road                                        Cen-Med Enterprises, Inc.             5,700         7/31/11
        129   Wade Office Building                                 SWBC Mortgage Corporation             3,473         3/31/05

--------------------

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BEL AIR VILLAGE AND LAGUNA PARK VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED,
     RESPECTIVELY.

(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY SCOTTSDALE AIRPARK III - 15610 BLDG AND SCOTTSDALE AIRPARK III - 15953 BLDG ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ONLY THOSE TENANTS WHICH OCCUPY 10% OR MORE OF THE PROPERTY AREA

(2)  BASED ON A DECEMBER 2001 CUT-OFF DATE



                                     ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                                  CONTRACTUAL          U/W
                                                                  CUT-OFF DATE    ENGINEERING      RECURRING        RECURRING
                                                                   PRINCIPAL      RESERVE AT      REPLACEMENT      REPLACEMENT
CROSSED   #   LOAN NAME                                           BALANCE (1)     ORIGINATION       RESERVE          RESERVE
-------  ---  ---------                                           ------------    -----------     -----------      -----------
          1   Avalon Pavilions                                    $ 71,712,508      $44,375         $233,000        $233,000
          2   Bel Alliance GT 2 Portfolio                           48,981,566    $1,102,751        $499,250        $499,250
          3   Washington Design Center                              48,959,437        N/A             N/A            $96,880
          4   Rockland Center                                       27,578,682      $53,563         $38,892          $38,887
          5   Ashland Town Center                                   26,967,967      $18,750         $151,997        $152,010
          6   Biltmore Square Mall                                  26,000,000        N/A           $50,298          $50,254
          7   Belmont Apartments                                    23,379,853        N/A           $52,200          $69,600
          8   Horizon Pointe Shopping Center                        20,546,010        N/A             N/A            $20,062
          9   IBM Building                                          20,500,000        N/A           $32,000          $32,000
         10   Key Landing Apartments                                17,939,980        N/A           $126,000        $126,000
 (A)     11   Bel Air Village                                       11,900,000      $34,850           N/A            $13,382
 (A)     12   Laguna Park Village                                    4,700,000        N/A             N/A            $5,102
         13   Parker Metropolitan Portfolio PERM                    16,552,877      $15,188           N/A            $78,441
         14   Richardson Heights Village Shopping Center            16,500,000        N/A           $30,780          $30,785
         15   Paces Commons Apartments                              16,250,000        N/A           $84,000          $84,000
         16   North Pointe Center                                   15,270,777        N/A             N/A            $21,036
         17   Centennial Plaza                                      14,980,069        N/A           $52,773          $52,773
         18   Park Ridge Office Center                              13,617,700        N/A           $31,992          $32,099
         19   Lawndale Crossing Shopping Center                     13,563,451        N/A           $12,636          $20,557
         20   Toco Hills Promenade Shopping Center                  13,491,549      $3,750          $23,088          $23,088
         21   Wells Fargo Building                                  13,466,546        N/A           $31,779          $31,779
         22   Harbor Club Downs                                     11,583,074        N/A           $54,400          $68,000
         23   Southridge Plaza                                      11,484,334      $68,125         $13,776          $18,026
         24   Gateway Center                                        11,235,863        N/A           $12,401          $12,401
         25   Allied Plaza                                          10,976,599      $8,125            N/A            $20,949
         26   Country Walk Plaza                                    10,465,366        N/A             N/A            $14,899
         27   Riverwalk Apartments                                   9,992,942        N/A           $52,800          $52,800
         28   Granite Portfolio                                      9,969,536      $4,375            N/A            $34,055
         29   Ogden Corporate Center                                 9,680,530        N/A            $4,680          $12,953
         30   Ashley of Spring Valley Apartments                     9,659,264      $12,500         $65,000          $65,000
         31   Main & LaVeta                                          9,340,271        N/A            $5,133          $5,133
         32   The Brighton Marketplace                               9,185,182        N/A            $9,599          $14,382
         33   Holiday Inn Ontario                                    8,943,852      $13,750          4.00%            4.00%
         34   Dulles Business and Cargo Center                       8,773,250        N/A           $29,520          $29,652
         35   Bremner Woods Apartments Phase III                     8,487,954        N/A           $59,000          $59,000
         36   Northtowne Plaza                                       8,080,236        N/A             N/A            $7,533
         37   Kittery Outlet Center & Kittery Barn                   8,070,539      $7,500          $10,081          $7,560
         38   C & T Warehouse                                        7,934,649        N/A           $35,765          $35,765
         39   Sierra Point Apartments                                7,889,477        N/A           $53,000         $106,000
         40   Fleet Bank Building                                    7,494,032        N/A           $42,096          $42,096
         41   Northpointe Commons -- Shops                           7,490,307        N/A           $13,779          $13,779
         42   Christmas Tree Shops Plaza                             6,982,158        N/A           $11,148          $11,142
         43   R.E. Michel Company, Inc.                              6,860,453        N/A           $42,550          $54,615
         44   Richmond Center                                        6,652,593        N/A            $4,625          $56,304
         45   Eastgate Shopping Center                               6,441,213        N/A            $8,525          $8,398
         46   Cass Plaza Shopping Center                             6,436,909        N/A           $11,326          $41,073
         47   Summer Trace Apartments                              $ 6,410,626        N/A           $71,652          $71,655
         48   Florida Eckerd Portfolio                               6,132,077        N/A            $4,952          $4,908
         49   1452 Third Street Promenade                            5,742,588      $9,375           $1,913          $1,922
         50   Creek Crossing Shopping Center                         5,592,409        N/A             N/A            $10,503
         51   Trolley Industrial Park                                5,392,234      $2,500            N/A            $36,402
         52   North Hills Terrace                                    5,389,110      $5,625          $51,000          $51,000
         53   Country Oaks Apartments                                5,292,780        N/A           $57,000          $57,000
         54   Glenwood Portfolio                                     5,189,587        N/A             N/A            $11,095
         55   University Village Portfolio                           4,917,831      $1,000          $30,000          $36,000
         56   Amherst Plaza                                          4,776,554      $8,313          $38,329          $60,579
         57   Eastlake Village Apartments & Mini-Storage             4,630,481      $4,875            N/A            $44,250
         58   Best Buy-Brownsville                                   4,379,447        N/A             N/A            $6,750
         59   Five Points Plaza                                      4,311,020        N/A            $4,500          $4,272
         60   Virginia Apartment Properties                          4,296,807        N/A           $48,000          $52,800
         61   Countryside Station                                    4,206,623      $18,000         $24,555          $24,872
         62   Tanglewood                                             4,189,020      $60,020         $36,720          $36,720
         63   Westin Centre                                          4,089,064        N/A             N/A            $10,043
         64   Lake Crest Center Office Building                      4,037,992      $16,805         $25,500          $25,743
         65   Best Buy-Lafayette                                     3,991,289        N/A             N/A            $6,750
         66   The Broadway Building                                  3,983,303      $1,209           $9,914          $10,098
         67   Greenville Business Center                             3,890,593      $9,437            N/A            $9,245
         68   Woodland Crossing Apartments                           3,789,349     $375,000         $45,000          $45,000
         69   Tramway Crossings                                      3,690,131        N/A             N/A            $9,357
 (B)     70   Scottsdale Airpark III -- 15610 Bldg                   1,977,600        N/A             N/A            $2,282
 (B)     71   Scottsdale Airpark III -- 15953 Bldg                   1,643,006        N/A             N/A            $2,869
         72   Riviera Estates Mobile Home Park                       3,586,913        N/A             N/A            $8,550
         73   Office Depot/Mattress Giant Building                   3,545,164        N/A            $4,560          $4,578
         74   Hampton Village Apartments                             3,442,627        N/A           $22,800          $28,500
         75   Wellongate Apartments                                  3,416,248      $93,979         $32,750          $32,750
         76   Birch Centre                                           3,289,969        N/A             N/A            $3,464
         77   Puma Building                                          3,173,865        N/A             N/A            $1,646
         78   Albertson's Plaza                                      3,126,067      $19,375          $3,569          $3,569
         79   Lincoln Self Storage                                   3,043,359        N/A             N/A            $5,256
         80   Office Depot-Memphis                                   3,017,644        N/A            $4,182          $4,182
         81   Aim All Storage IV                                     2,993,468        N/A             N/A            $15,939
         82   Storage USA                                            2,928,403        N/A             N/A            $11,050
         83   Best Buy-Benton Harbor                                 2,922,859        N/A            $4,500          $4,506
         84   100 North Brand Office Building                        2,893,832      $33,750           N/A            $10,408
         85   Residences at Bear Creek                               2,891,467      $8,063          $20,000          $20,000
         86   Cedarstone                                             2,794,287        N/A             N/A            $15,147
         87   Tiburon View Apartments                                2,793,564        N/A           $15,000          $15,000
         88   Regency Park Shopping Center                           2,744,878        N/A             N/A            $9,170
         89   Richardson Drive Plaza                                 2,696,322      $6,250            N/A            $10,519
         90   Westwood Village Shopping Center                       2,594,595        N/A             N/A            $13,005
         91   Southwestern Plaza Shopping Center                     2,524,111      $8,125            N/A            $5,069
         92   La Salle Distribution Center I & II                    2,500,000      $19,816           N/A            $11,807
         93   Ashgrove Apartments                                    2,491,554      $13,750         $23,000          $23,000
         94   Bethlehem Woods Apartments                             2,294,123      $15,625         $22,000          $22,000
         95   Sunset Plaza Office Complex                            2,245,257        N/A             N/A            $2,414
         96   Tahoe Pine Ridge Plaza                                 2,224,474      $10,750           N/A            $3,797
         97   Laurel Food Lion                                       2,197,207        N/A            $4,620          $4,584
         98   Northlake Apartments                                   2,160,341        N/A           $32,092          $32,092
         99   Peoria Self-Storage                                    2,100,492        N/A             N/A            $16,248
         100  Siboney Professional Building                          2,045,390       $750             N/A            $7,186
         101  Poplar Village Apartments                              1,998,361      $4,078          $26,765          $26,765
         102  D.R. Commons and Taft Center                           1,945,449        N/A             N/A            $2,745
         103  A1A Self Storage                                       1,917,487        N/A            $6,095          $12,788
         104  Woodcreek Apartments                                   1,792,824      $30,445         $25,000          $25,000
         105  Brynfield Court Apartments                             1,704,274      $6,750           $8,000          $8,000
         106  Creekview Estates                                      1,689,536      $1,875          $16,368          $21,600
         107  Virginia Avenue Plaza                                  1,686,762      $23,860           N/A            $10,426
 (C)     108  Pinewood Apartments                                    1,052,834        N/A             N/A              N/A
 (C)     109  Pinecreek Apartments                                     555,394        N/A             N/A              N/A
         110  Rosewalk Garden Homes                                  1,596,542        N/A             N/A            $5,500
         111  London Square Apartments                               1,550,693        N/A             N/A              N/A
         112  Fairview Arms Apartments                               1,530,856      $14,063         $11,250          $11,390
         113  Park Manor Apartments                                  1,496,772        N/A           $28,200          $28,200
         114  Albertson's-Shadow Shopping Center                     1,495,171        N/A             N/A            $2,246
         115  Buckingham Townhomes                                   1,468,926      $21,583         $11,000          $11,000
         116  South Hills Mobile Home Estates                        1,445,436      $3,274            N/A            $2,000
         117  Lowe's Food Store                                      1,439,467        N/A             N/A            $8,228
         118  Maple Court Apartments                                 1,386,097        N/A             N/A              N/A
         119  Quad 217 Corporate Center                              1,293,407        N/A             N/A            $26,302
         120  3115 Long Beach Road                                   1,272,713      $6,875            N/A            $4,112
         121  College Street Shopping Center                         1,271,298      $26,250           N/A            $8,508
         122  679 Ninth Avenue                                       1,266,848        N/A             N/A              N/A
         123  Riviera Palm Apartments                                1,206,534      $42,556         $17,387          $22,800
         124  2 Claire Road                                          1,196,949        N/A             N/A            $6,000
         125  Kaysville Country Apartments                           1,173,928      $19,750           N/A            $14,400
         126  Alta Drive Apartments                                  1,172,118      $5,375           $6,000          $6,000
         127  Powers Rentals Apartments                              1,159,037        N/A           $10,000          $10,000
         128  Fairfield Apartments                                   1,130,605        N/A             N/A              N/A
         129  Wade Office Building                                   1,117,274        N/A             N/A            $1,937
         130  361 Broadway                                           1,088,217        N/A             N/A              N/A
         131  Wynmawr Court Apartments                               1,036,517      $2,250           $8,750          $8,750
         132  Gleneagles Apartments                                  1,005,720        N/A             N/A              N/A
         133  Toni-Lynn Apartments                                     982,708        N/A             N/A              N/A
         134  Barcelona West Mobile Home Park                          952,838        N/A             N/A              N/A
         135  Roselle Apartments                                       932,623        N/A             N/A              N/A
         136  Laurel Garden Apartments                                 930,178        N/A             N/A              N/A
         137  Green Valley Mobile Home Park                            906,057        N/A             N/A              N/A
         138  Cathedral Park Apartments                                874,189        N/A             N/A              N/A
         139  Glen Oaks Apartments                                     867,372        N/A             N/A              N/A
 (D)     140  5427 Romaine Street                                      564,798        N/A             N/A              N/A
 (D)     141  501 N. Kenmore & 4529 Rosewood                           299,677        N/A             N/A              N/A
         142  1510 S. St. Andrews Pl.                                  854,503        N/A             N/A              N/A
         143  1014-1018 N. Charles Street                              852,169        N/A             N/A              N/A
         144  Oliver Hall Apartments                                   837,187      $16,875          $8,000          $8,000
         145  Maryland Court Apartments                                821,355      $18,375         $10,500          $10,500
         146  1914-1926 Summer Breeze                                  821,335        N/A             N/A              N/A
         147  159-163 Marshall Street                                  704,728        N/A             N/A              N/A
         148  3423-3425 Bergenline Avenue                              683,325        N/A             N/A              N/A
         149  30 Amherst, 1 &1 1/2 Oxford                              630,813        N/A             N/A              N/A
         150  Greystone Apartments                                     630,700        N/A             N/A              N/A
         151  The Spincycle Shopping Center                            613,098        N/A             N/A              N/A
         152  241 South Arlington Avenue                               584,517        N/A             N/A              N/A
         153  516-520 West 188th Street                                580,827        N/A             N/A              N/A
         154  Dawn Lynn Apartments                                     561,993        N/A             N/A              N/A
         155  11027-37 S M.L. King Drive                               541,784        N/A             N/A              N/A
         156  2923-2961 Ferncreek & 2930-2971 Martin                   531,247        N/A             N/A              N/A
         157  Whitehill Apartments                                     523,307        N/A             N/A              N/A
         158  6807 North 45th Avenue                                   512,561        N/A             N/A              N/A
         159  120-126 Market St. & 14-24 Hamilton St.                  478,941        N/A             N/A              N/A
         160  1276 Military Road                                       475,959        N/A             N/A              N/A
         161  3021 North 39th Street                                   475,032        N/A             N/A              N/A
         162  18 Burney Street                                         440,542        N/A             N/A              N/A
         163  Eastgate Garden Apartments                               422,197        N/A             N/A              N/A
         164  Kym's Court Apartment Complex                            419,412        N/A             N/A              N/A
         165  1210 So. Nevada Street                                   418,995        N/A             N/A              N/A
         166  Country Time Mobile Home Park                            416,886        N/A             N/A              N/A
         167  111 South Ave. 63                                        416,883        N/A             N/A              N/A
         168  Riley Court                                              414,567        N/A             N/A              N/A
         169  Home Video                                               412,842        N/A             N/A              N/A
         170  Casa Linda Apartments                                    411,489        N/A             N/A              N/A
         171  Schuerman Law Firm                                       411,365        N/A             N/A              N/A
         172  9 Main Street                                            393,041        N/A             N/A              N/A
         173  The Elmira Apartments                                    380,045        N/A             N/A              N/A
         174  18-32 Colby Street                                       379,187        N/A             N/A              N/A
         175  2966 Wilshire Boulevard                                  372,803        N/A             N/A              N/A
         176  392 Montague Road                                        371,192        N/A             N/A              N/A
         177  110-13 55th Avenue                                       370,271        N/A             N/A              N/A
         178  2747 Newell Street                                       369,044        N/A             N/A              N/A
         179  The Greenbriar Apartments                                355,262        N/A             N/A              N/A
         180  1320-1326 Foulkrod Street                                349,926        N/A             N/A              N/A
         181  16021 S. Denker Avenue                                   349,675        N/A             N/A              N/A
         182  1240 S. Norton Avenue                                    342,498        N/A             N/A              N/A
         183  914 N. Charles Street/913 Morton Street                  342,096        N/A             N/A              N/A
         184  Castle Raphael Apartments                                340,292        N/A             N/A              N/A
         185  4151 3rd Avenue                                        $ 319,428        N/A             N/A              N/A
         186  1352 N. Las Palmas Avenue                                318,259        N/A             N/A              N/A
         187  439 East 135th Street                                    311,674        N/A             N/A              N/A
         188  3781 Martin Luther King Jr. Drive                        309,236        N/A             N/A              N/A
         189  1228 Jefferson Avenue                                    307,866        N/A             N/A              N/A
         190  517 S. Rampart Boulevard                                 303,290        N/A             N/A              N/A
         191  514-522 Snelling N. / 1567-1571 Sherburne                300,240        N/A             N/A              N/A
         192  The Hillside Apartments                                  291,314        N/A             N/A              N/A
         193  461 Venus Avenue                                         291,123        N/A             N/A              N/A
         194  550 N. Western Avenue                                    279,507        N/A             N/A              N/A
         195  1650 Boston Street                                       278,097        N/A             N/A              N/A
         196  217 Van Brunt St                                         277,989        N/A             N/A              N/A
         197  126 Bowden Street                                        273,154        N/A             N/A              N/A
         198  Field Street Townhouses                                  272,917        N/A             N/A              N/A
         199  769 Tremont Street                                       269,870        N/A             N/A              N/A
         200  594-596 West Side Avenue                                 264,019        N/A             N/A              N/A
         201  5850 Stockton Boulevard                                  259,195        N/A             N/A              N/A
         202  613 S. Prairie Avenue                                    256,873        N/A             N/A              N/A
         203  5421-5431 Cypress Road                                   254,551        N/A             N/A              N/A
         204  Davis Apartments                                         254,016        N/A             N/A              N/A
         205  52, 62 & 72 North Wisconsin Street                       249,409        N/A             N/A              N/A
         206  226 East De La Guerra Street                             244,326        N/A             N/A              N/A
         207  2040 62nd Street                                         234,620        N/A             N/A              N/A
         208  3425 So. A Street                                        232,947        N/A             N/A              N/A
         209  149 High Street                                          229,927        N/A             N/A              N/A
         210  11055-11071 SE Bush Street                               228,633        N/A             N/A              N/A
         211  Columbus Way Apartments                                  223,575        N/A             N/A              N/A
         212  Pierson Villas Apartments                                216,514        N/A             N/A              N/A
         213  4213-15 Church Avenue                                    216,467        N/A             N/A              N/A
         214  2440 Athens Avenue                                       214,501        N/A             N/A              N/A
         215  110-112 Thornton Street                                  213,294        N/A             N/A              N/A
         216  574 Central Avenue                                       212,070        N/A             N/A              N/A
         217  921 and 931 NW 5th Street                                207,107        N/A             N/A            $2,500
         218  1020 W. 13th Street                                      206,860        N/A             N/A              N/A
         219  1045 S. Alma Street                                      202,459        N/A             N/A              N/A
         220  15685 W 10 Mile Rd                                       198,004        N/A             N/A              N/A
         221  9526-9530 1/2 Park Street                                197,164        N/A             N/A              N/A
         222  251-255 A Street                                         193,296        N/A             N/A              N/A
         223  3984-86 Pennsylvania Avenue, S.E.                        190,285        N/A             N/A              N/A
         224  27-39 West Montauk Highway                               187,238        N/A             N/A              N/A
         225  430 South Stanislaus Street                              183,810        N/A             N/A              N/A
         226  Brighton Center                                          179,780        N/A             N/A              N/A
         227  5527 Barton Avenue                                       178,869        N/A             N/A              N/A
         228  11400 Dodson Street                                      176,771        N/A             N/A              N/A
         229  595 Autumn Avenue                                        173,353        N/A             N/A              N/A
         230  725-729 Warren Street                                    167,812        N/A             N/A              N/A
         231  3200 Traders Way                                       $ 165,654        N/A             N/A              N/A
         232  2892 W. 11th Street                                      165,417        N/A             N/A              N/A
         233  Weepingbirch Apartments                                  164,144        N/A             N/A              N/A
         234  5 Grove Street                                           163,632        N/A             N/A              N/A
         235  1752 Rumrill Boulevard                                   163,524        N/A             N/A              N/A
         236  1034 East Laurel Drive                                   158,993        N/A             N/A              N/A
         237  1615 East Appleton Street                                154,753        N/A             N/A              N/A
         238  727 Olive Avenue                                         146,412        N/A             N/A              N/A
         239  Genoa Restaurant                                         144,747        N/A             N/A              N/A
         240  6124 Pembroke Road                                       136,517        N/A             N/A              N/A
         241  2821 Federal Boulevard                                   132,249        N/A             N/A              N/A
         242  3620 West 159th St./15901 West Park                      129,616        N/A             N/A              N/A
         243  3140 Pleasant Avenue South                               114,305        N/A             N/A              N/A
         244  6600 Lincoln Place                                       111,726        N/A             N/A              N/A
         245  837-901 E. Turney Avenue                                 109,568        N/A             N/A              N/A
         246  457 W. 47th Street                                       103,026        N/A             N/A              N/A
         247  4467 Lee Rd                                              102,813        N/A             N/A              N/A
         248  540 NE 149 St                                            102,763        N/A             N/A              N/A
         249  201-207 Lawrence Street                                  101,978        N/A             N/A              N/A
         250  6806 S. St. Lawrence                                      97,300        N/A             N/A              N/A
         251  1545 NE 123rd Street                                      92,365        N/A             N/A              N/A
         252  1100 E. 7th Street                                        84,237        N/A             N/A              N/A





                                                                    LC & TI       CONTRACTUAL                   TAX &
                                                                  RESERVE AT       RECURRING        U/W       INSURANCE
CROSSED   #   LOAN NAME                                           ORIGINATION       LC & TI       LC & TI      ESCROWS
-------  ---  ---------                                           -----------     -----------     -------     ---------
          1   Avalon Pavilions                                        N/A             N/A           N/A         Both
          2   Bel Alliance GT 2 Portfolio                             N/A             N/A           N/A         Both
          3   Washington Design Center                                N/A             N/A         $472,009      Both
          4   Rockland Center                                         N/A           $87,456       $123,417      Both
          5   Ashland Town Center                                     N/A          $250,000       $684,603       Tax
          6   Biltmore Square Mall                                    N/A          $195,000       $195,000       Tax
          7   Belmont Apartments                                      N/A             N/A           N/A         Both
          8   Horizon Pointe Shopping Center                          N/A             N/A         $61,514        Tax
          9   IBM Building                                            N/A             N/A         $78,712       None
         10   Key Landing Apartments                                  N/A             N/A           N/A         Both
 (A)     11   Bel Air Village                                         N/A             N/A         $35,506       Both
 (A)     12   Laguna Park Village                                     N/A             N/A         $27,416       Both
         13   Parker Metropolitan Portfolio PERM                      N/A          $100,000       $93,747       Both
         14   Richardson Heights Village Shopping Center            $8,333            N/A         $179,490      None
         15   Paces Commons Apartments                                N/A             N/A           N/A         Both
         16   North Pointe Center                                   $50,000        $120,000       $89,963       Both
         17   Centennial Plaza                                        N/A             N/A         $77,493       Both
         18   Park Ridge Office Center                                N/A          $150,000       $116,277      Both
         19   Lawndale Crossing Shopping Center                       N/A           $20,000       $82,524       Both
         20   Toco Hills Promenade Shopping Center                    N/A           $77,454       $85,936       Both
         21   Wells Fargo Building                                    N/A             N/A         $133,736      Both
         22   Harbor Club Downs                                       N/A             N/A           N/A         Both
         23   Southridge Plaza                                        N/A             N/A         $70,502       Both
         24   Gateway Center                                        $57,000         $95,076       $120,906      Both
         25   Allied Plaza                                            N/A             N/A         $142,440      Both
         26   Country Walk Plaza                                      N/A             N/A         $51,204       Both
         27   Riverwalk Apartments                                    N/A             N/A           N/A         Both
         28   Granite Portfolio                                     $50,000         $83,328       $148,792      Both
         29   Ogden Corporate Center                                  N/A           $21,589       $49,223       Both
         30   Ashley of Spring Valley Apartments                      N/A             N/A           N/A         Both
         31   Main & LaVeta                                           N/A             N/A         $24,064       Both
         32   The Brighton Marketplace                             $400,000           N/A         $33,262       Both
         33   Holiday Inn Ontario                                     N/A             N/A           N/A         Both
         34   Dulles Business and Cargo Center                      $10,417        $125,004       $148,037      Both
         35   Bremner Woods Apartments Phase III                      N/A             N/A           N/A         Both
         36   Northtowne Plaza                                        N/A             N/A         $19,323       None
         37   Kittery Outlet Center & Kittery Barn                    N/A           $29,234       $49,589       Both
         38   C & T Warehouse                                      $379,675           N/A         $99,052       Both
         39   Sierra Point Apartments                                 N/A             N/A           N/A         Both
         40   Fleet Bank Building                                     N/A             N/A           N/A         None
         41   Northpointe Commons -- Shops                            N/A             N/A         $67,701       Both
         42   Christmas Tree Shops Plaza                              N/A             N/A         $56,327       Both
         43   R.E. Michel Company, Inc.                               N/A             N/A           N/A          Tax
         44   Richmond Center                                         N/A             N/A         $118,485      Both
         45   Eastgate Shopping Center                                N/A             N/A         $40,528       Both
         46   Cass Plaza Shopping Center                              N/A             N/A         $168,870      Both
         47   Summer Trace Apartments                                 N/A             N/A           N/A         Both
         48   Florida Eckerd Portfolio                                N/A             N/A         $33,657       None
         49   1452 Third Street Promenade                             N/A             N/A         $38,308       Both
         50   Creek Crossing Shopping Center                          N/A             N/A         $22,835       Both
         51   Trolley Industrial Park                                 N/A           $42,000       $106,987      Both
         52   North Hills Terrace                                     N/A             N/A           N/A         Both
         53   Country Oaks Apartments                                 N/A             N/A           N/A         Both
         54   Glenwood Portfolio                                   $100,000         $36,000       $60,605       Both
         55   University Village Portfolio                            N/A             N/A           N/A         Both
         56   Amherst Plaza                                           N/A             N/A         $102,481      Both
         57   Eastlake Village Apartments & Mini-Storage              N/A             N/A           N/A         Both
         58   Best Buy-Brownsville                                    N/A             N/A           N/A         None
         59   Five Points Plaza                                      $850           $10,200       $13,603       Both
         60   Virginia Apartment Properties                           N/A             N/A           N/A         Both
         61   Countryside Station                                     N/A             N/A         $98,974        Tax
         62   Tanglewood                                              N/A             N/A           N/A         Both
         63   Westin Centre                                           N/A             N/A         $32,011       Both
         64   Lake Crest Center Office Building                     $12,600           N/A         $121,862      Both
         65   Best Buy-Lafayette                                      N/A             N/A           N/A         None
         66   The Broadway Building                                   N/A             N/A         $59,641       Both
         67   Greenville Business Center                           $100,000         $60,000       $43,278       Both
         68   Woodland Crossing Apartments                            N/A             N/A           N/A         Both
         69   Tramway Crossings                                       N/A             N/A         $21,257       Both
 (B)     70   Scottsdale Airpark III -- 15610 Bldg                    N/A           $15,600       $17,117       Both
 (B)     71   Scottsdale Airpark III -- 15953 Bldg                    N/A             N/A         $14,349       Both
         72   Riviera Estates Mobile Home Park                        N/A             N/A           N/A         Both
         73   Office Depot/Mattress Giant Building                   $509           $6,108         $5,737       Both
         74   Hampton Village Apartments                              N/A             N/A           N/A         Both
         75   Wellongate Apartments                                   N/A             N/A           N/A         Both
         76   Birch Centre                                            N/A           $46,176       $23,148       Both
         77   Puma Building                                           N/A             N/A         $16,334        Tax
         78   Albertson's Plaza                                       N/A             N/A         $26,363       Both
         79   Lincoln Self Storage                                    N/A             N/A           N/A         Both
         80   Office Depot-Memphis                                    N/A             N/A         $16,327       None
         81   Aim All Storage IV                                      N/A             N/A           N/A         Both
         82   Storage USA                                             N/A             N/A           N/A         None
         83   Best Buy-Benton Harbor                                  N/A             N/A           N/A         None
         84   100 North Brand Office Building                         N/A           $21,600       $51,802       Both
         85   Residences at Bear Creek                                N/A             N/A           N/A         Both
         86   Cedarstone                                            $40,000           N/A         $49,080       Both
         87   Tiburon View Apartments                                 N/A             N/A           N/A         Both
         88   Regency Park Shopping Center                            N/A           $9,996        $15,039       Both
         89   Richardson Drive Plaza                               $100,000         $60,000       $35,545       Both
         90   Westwood Village Shopping Center                        N/A           $36,000       $18,692       Both
         91   Southwestern Plaza Shopping Center                      N/A           $12,504       $26,476       Both
         92   La Salle Distribution Center I & II                  $100,000           N/A         $39,724        Tax
         93   Ashgrove Apartments                                     N/A             N/A           N/A         Both
         94   Bethlehem Woods Apartments                              N/A             N/A           N/A         Both
         95   Sunset Plaza Office Complex                           $46,000         $45,000       $19,120       Both
         96   Tahoe Pine Ridge Plaza                                $27,500         $25,000       $18,082       Both
         97   Laurel Food Lion                                        N/A             N/A           $428        Both
         98   Northlake Apartments                                    N/A             N/A           N/A         Both
         99   Peoria Self-Storage                                     N/A             N/A           N/A         Both
         100  Siboney Professional Building                           N/A             N/A         $22,994       Both
         101  Poplar Village Apartments                               N/A             N/A           N/A         Both
         102  D.R. Commons and Taft Center                            N/A           $9,000        $17,460       Both
         103  A1A Self Storage                                        N/A             N/A           N/A         Both
         104  Woodcreek Apartments                                    N/A             N/A           N/A         Both
         105  Brynfield Court Apartments                              N/A             N/A           N/A         Both
         106  Creekview Estates                                       N/A             N/A           N/A         Both
         107  Virginia Avenue Plaza                                 $50,000         $50,000       $31,279       Both
 (C)     108  Pinewood Apartments                                     N/A             N/A           N/A         Both
 (C)     109  Pinecreek Apartments                                    N/A             N/A           N/A         Both
         110  Rosewalk Garden Homes                                   N/A             N/A           N/A         Both
         111  London Square Apartments                                N/A             N/A           N/A         Both
         112  Fairview Arms Apartments                                N/A             N/A           N/A         Both
         113  Park Manor Apartments                                   N/A             N/A           N/A         Both
         114  Albertson's-Shadow Shopping Center                    $3,235          $38,823       $14,972       Both
         115  Buckingham Townhomes                                    N/A             N/A           N/A         Both
         116  South Hills Mobile Home Estates                         N/A             N/A           N/A         Both
         117  Lowe's Food Store                                       N/A             N/A           N/A         Both
         118  Maple Court Apartments                                  N/A             N/A           N/A         Both
         119  Quad 217 Corporate Center                               N/A             N/A         $81,272       Both
         120  3115 Long Beach Road                                    N/A             N/A         $11,577       Both
         121  College Street Shopping Center                          N/A             N/A         $17,506       Both
         122  679 Ninth Avenue                                        N/A             N/A           N/A          Tax
         123  Riviera Palm Apartments                                 N/A             N/A           N/A         Both
         124  2 Claire Road                                           N/A             N/A         $24,396       Both
         125  Kaysville Country Apartments                            N/A             N/A           N/A         Both
         126  Alta Drive Apartments                                   N/A             N/A           N/A         Both
         127  Powers Rentals Apartments                               N/A             N/A           N/A         Both
         128  Fairfield Apartments                                    N/A             N/A           N/A          Tax
         129  Wade Office Building                                    N/A             N/A         $13,177       Both
         130  361 Broadway                                            N/A             N/A           N/A         Both
         131  Wynmawr Court Apartments                                N/A             N/A           N/A         Both
         132  Gleneagles Apartments                                   N/A             N/A           N/A         Both
         133  Toni-Lynn Apartments                                    N/A             N/A           N/A         Both
         134  Barcelona West Mobile Home Park                         N/A             N/A           N/A         None
         135  Roselle Apartments                                      N/A             N/A           N/A         Both
         136  Laurel Garden Apartments                                N/A             N/A           N/A         None
         137  Green Valley Mobile Home Park                           N/A             N/A           N/A         None
         138  Cathedral Park Apartments                               N/A             N/A           N/A         None
         139  Glen Oaks Apartments                                    N/A             N/A           N/A         Both
 (D)     140  5427 Romaine Street                                     N/A             N/A           N/A         Both
 (D)     141  501 N. Kenmore & 4529 Rosewood                          N/A             N/A           N/A         Both
         142  1510 S. St. Andrews Pl.                                 N/A             N/A           N/A         None
         143  1014-1018 N. Charles Street                             N/A             N/A           N/A          Tax
         144  Oliver Hall Apartments                                  N/A             N/A           N/A         Both
         145  Maryland Court Apartments                               N/A             N/A           N/A         Both
         146  1914-1926 Summer Breeze                                 N/A             N/A           N/A         None
         147  159-163 Marshall Street                                 N/A             N/A           N/A       Insurance
         148  3423-3425 Bergenline Avenue                             N/A             N/A           N/A          Tax
         149  30 Amherst, 1 &1 1/2 Oxford                             N/A             N/A           N/A         Both
         150  Greystone Apartments                                    N/A             N/A           N/A          Tax
         151  The Spincycle Shopping Center                           N/A             N/A           N/A         Both
         152  241 South Arlington Avenue                              N/A             N/A           N/A         Both
         153  516-520 West 188th Street                               N/A             N/A           N/A         Both
         154  Dawn Lynn Apartments                                    N/A             N/A           N/A         Both
         155  11027-37 S M.L. King Drive                              N/A             N/A           N/A         Both
         156  2923-2961 Ferncreek & 2930-2971 Martin                  N/A             N/A           N/A         None
         157  Whitehill Apartments                                    N/A             N/A           N/A         Both
         158  6807 North 45th Avenue                                  N/A             N/A           N/A          Tax
         159  120-126 Market St. & 14-24 Hamilton St.                 N/A             N/A           N/A          Tax
         160  1276 Military Road                                      N/A             N/A           N/A         None
         161  3021 North 39th Street                                  N/A             N/A           N/A         None
         162  18 Burney Street                                        N/A             N/A           N/A         Both
         163  Eastgate Garden Apartments                              N/A             N/A           N/A         None
         164  Kym's Court Apartment Complex                           N/A             N/A           N/A         None
         165  1210 So. Nevada Street                                  N/A             N/A           N/A         None
         166  Country Time Mobile Home Park                           N/A             N/A           N/A         None
         167  111 South Ave. 63                                       N/A             N/A           N/A          Tax
         168  Riley Court                                             N/A             N/A           N/A         None
         169  Home Video                                              N/A             N/A           N/A         None
         170  Casa Linda Apartments                                   N/A             N/A           N/A         Both
         171  Schuerman Law Firm                                      N/A             N/A           N/A         None
         172  9 Main Street                                           N/A             N/A           N/A         Both
         173  The Elmira Apartments                                   N/A             N/A           N/A         None
         174  18-32 Colby Street                                      N/A             N/A           N/A          Tax
         175  2966 Wilshire Boulevard                                 N/A             N/A           N/A         Both
         176  392 Montague Road                                       N/A             N/A           N/A         None
         177  110-13 55th Avenue                                      N/A             N/A           N/A         Both
         178  2747 Newell Street                                      N/A             N/A           N/A         None
         179  The Greenbriar Apartments                               N/A             N/A           N/A         Both
         180  1320-1326 Foulkrod Street                               N/A             N/A           N/A         Both
         181  16021 S. Denker Avenue                                  N/A             N/A           N/A         None
         182  1240 S. Norton Avenue                                   N/A             N/A           N/A         None
         183  914 N. Charles Street/913 Morton Street                 N/A             N/A           N/A         None
         184  Castle Raphael Apartments                               N/A             N/A           N/A          Tax
         185  4151 3rd Avenue                                         N/A             N/A           N/A          Tax
         186  1352 N. Las Palmas Avenue                               N/A             N/A           N/A         None
         187  439 East 135th Street                                   N/A             N/A           N/A         Both
         188  3781 Martin Luther King Jr. Drive                       N/A             N/A           N/A          Tax
         189  1228 Jefferson Avenue                                   N/A             N/A           N/A         None
         190  517 S. Rampart Boulevard                                N/A             N/A           N/A         None
         191  514-522 Snelling N. / 1567-1571 Sherburne               N/A             N/A           N/A         Both
         192  The Hillside Apartments                                 N/A             N/A           N/A         Both
         193  461 Venus Avenue                                        N/A             N/A           N/A         None
         194  550 N. Western Avenue                                   N/A             N/A           N/A          Tax
         195  1650 Boston Street                                      N/A             N/A           N/A       Insurance
         196  217 Van Brunt St                                        N/A             N/A           N/A         Both
         197  126 Bowden Street                                       N/A             N/A           N/A         None
         198  Field Street Townhouses                                 N/A             N/A           N/A         Both
         199  769 Tremont Street                                      N/A             N/A           N/A          Tax
         200  594-596 West Side Avenue                                N/A             N/A           N/A         Both
         201  5850 Stockton Boulevard                                 N/A             N/A           N/A         None
         202  613 S. Prairie Avenue                                   N/A             N/A           N/A         None
         203  5421-5431 Cypress Road                                  N/A             N/A           N/A         None
         204  Davis Apartments                                        N/A             N/A           N/A         Both
         205  52, 62 & 72 North Wisconsin Street                      N/A             N/A           N/A         None
         206  226 East De La Guerra Street                            N/A             N/A           N/A         None
         207  2040 62nd Street                                        N/A             N/A           N/A         Both
         208  3425 So. A Street                                       N/A             N/A           N/A         None
         209  149 High Street                                         N/A             N/A           N/A         Both
         210  11055-11071 SE Bush Street                              N/A             N/A           N/A         None
         211  Columbus Way Apartments                                 N/A             N/A           N/A         Both
         212  Pierson Villas Apartments                               N/A             N/A           N/A         Both
         213  4213-15 Church Avenue                                   N/A             N/A           N/A         Both
         214  2440 Athens Avenue                                      N/A             N/A           N/A          Tax
         215  110-112 Thornton Street                                 N/A             N/A           N/A         Both
         216  574 Central Avenue                                      N/A             N/A           N/A         Both
         217  921 and 931 NW 5th Street                               N/A             N/A           N/A         None
         218  1020 W. 13th Street                                     N/A             N/A           N/A         None
         219  1045 S. Alma Street                                     N/A             N/A           N/A         None
         220  15685 W 10 Mile Rd                                      N/A             N/A           N/A         Both
         221  9526-9530 1/2 Park Street                               N/A             N/A           N/A          Tax
         222  251-255 A Street                                        N/A             N/A           N/A         None
         223  3984-86 Pennsylvania Avenue, S.E.                       N/A             N/A           N/A          Tax
         224  27-39 West Montauk Highway                              N/A             N/A           N/A         Both
         225  430 South Stanislaus Street                             N/A             N/A           N/A         Both
         226  Brighton Center                                         N/A             N/A           N/A          Tax
         227  5527 Barton Avenue                                      N/A             N/A           N/A         None
         228  11400 Dodson Street                                     N/A             N/A           N/A         None
         229  595 Autumn Avenue                                       N/A             N/A           N/A         Both
         230  725-729 Warren Street                                   N/A             N/A           N/A         Both
         231  3200 Traders Way                                        N/A             N/A           N/A         Both
         232  2892 W. 11th Street                                     N/A             N/A           N/A         None
         233  Weepingbirch Apartments                                 N/A             N/A           N/A         Both
         234  5 Grove Street                                          N/A             N/A           N/A         Both
         235  1752 Rumrill Boulevard                                  N/A             N/A           N/A         None
         236  1034 East Laurel Drive                                  N/A             N/A           N/A          Tax
         237  1615 East Appleton Street                               N/A             N/A           N/A          Tax
         238  727 Olive Avenue                                        N/A             N/A           N/A         None
         239  Genoa Restaurant                                        N/A             N/A           N/A         None
         240  6124 Pembroke Road                                      N/A             N/A           N/A         None
         241  2821 Federal Boulevard                                  N/A             N/A           N/A          Tax
         242  3620 West 159th St./15901 West Park                     N/A             N/A           N/A         None
         243  3140 Pleasant Avenue South                              N/A             N/A           N/A         Both
         244  6600 Lincoln Place                                      N/A             N/A           N/A          Tax
         245  837-901 E. Turney Avenue                                N/A             N/A           N/A          Tax
         246  457 W. 47th Street                                      N/A             N/A           N/A          Tax
         247  4467 Lee Rd                                             N/A             N/A           N/A          Tax
         248  540 NE 149 St                                           N/A             N/A           N/A         Both
         249  201-207 Lawrence Street                                 N/A             N/A           N/A          Tax
         250  6806 S. St. Lawrence                                    N/A             N/A           N/A         None
         251  1545 NE 123rd Street                                    N/A             N/A           N/A         None
         252  1100 E. 7th Street                                      N/A             N/A           N/A          Tax

----------------

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BEL AIR VILLAGE AND LAGUNA PARK VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED,
     RESPECTIVELY.

(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY SCOTTSDALE AIRPARK III -- 15610 BLDG AND SCOTTSDALE AIRPARK III -- 15953 BLDG ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY PINEWOOD APARTMENTS AND PINECREEK APARTMENTS ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(D)  THE UNDERLYING MORTGAGE LOANS SECURED BY 5427 ROMAINE STREET AND 501 N. KENMORE & 4529 ROSEWOOD ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(1)  BASED ON A DECEMBER 2001 CUT-OFF DATE


                                                      MULTIFAMILY SCHEDULE


                                                            CUT-OFF DATE                           UTILITIES
                                                             PRINCIPAL                               TENANT              #
CROSSED   #     PROPERTY NAME                               BALANCE (1)    PROPERTY TYPE              PAYS           ELEVATORS
-------  ---    -------------                               ------------   -------------           ---------         ---------
          1     Avalon Pavilions                            $ 71,712,508    Multifamily           Electric/Gas           0
          2A    Nob Hill Apartments                           11,971,882    Multifamily             Electric             0
          2B    Driscoll Place Apartments                     11,252,944    Multifamily             Electric             0
          2C    Crystal Bay Apartments                         8,783,548    Multifamily             Electric             0
          2D    Rollingwood Apartments                         6,970,574    Multifamily             Electric             0
          2E    Foxcroft Apartments                            4,719,985    Multifamily             Electric             0
          2F    Maple Run Apartments                           2,813,236    Multifamily               None               0
          2G    Hampton Forest Apartments                      2,469,396    Multifamily             Electric             0
          7     Belmont Apartments                            23,379,853    Multifamily       Electric/Water/Sewer       0
          10    Key Landing Apartments                        17,939,980    Multifamily             Electric             0
          15    Paces Commons Apartments                      16,250,000    Multifamily       Electric/Water/Sewer       0
          22    Harbor Club Downs                             11,583,074    Multifamily             Electric             0
          27    Riverwalk Apartments                           9,992,942    Multifamily       Electric/Water/Sewer       0
          30    Ashley of Spring Valley Apartments             9,659,264    Multifamily               None               0
          35    Bremner Woods Apartments Phase III             8,487,954    Multifamily               N/A                0
          39    Sierra Point Apartments                        7,889,477    Multifamily               None               0
          47    Summer Trace Apartments                        6,410,626    Multifamily             Electric             0
          52    North Hills Terrace                            5,389,110    Multifamily             Electric             0
          53    Country Oaks Apartments                        5,292,780    Multifamily             Electric             0
         55A    University Village Apartments                  4,307,587    Multifamily             Electric             0
         55B    Woodland Village Apartments                      610,244    Multifamily             Electric             0
          57    Eastlake Village Apartments & Mini-Storage     4,630,481    Multifamily             Electric             0
          60    Virginia Apartment Properties                  4,296,807    Multifamily             Electric             0
          62    Tanglewood                                     4,189,020    Multifamily             Electric             0
          68    Woodland Crossing Apartments                   3,789,349    Multifamily             Electric             0
          74    Hampton Village Apartments                     3,442,627    Multifamily       Electric/Water/Sewer       0
          75    Wellongate Apartments                          3,416,248    Multifamily       Electric/Water/Sewer       0
          85    Residences at Bear Creek                       2,891,467    Multifamily             Electric             0
          87    Tiburon View Apartments                        2,793,564    Multifamily           Electric/Gas           0
          93    Ashgrove Apartments                            2,491,554    Multifamily       Electric/Water/Sewer       0
          94    Bethlehem Woods Apartments                     2,294,123    Multifamily       Electric/Water/Sewer       0
          98    Northlake Apartments                           2,160,341    Multifamily             Electric             0
         101    Poplar Village Apartments                      1,998,361    Multifamily             Electric             0
         104    Woodcreek Apartments                           1,792,824    Multifamily           Electric/Gas          N/A
         105    Brynfield Court Apartments                     1,704,274    Multifamily             Electric             1
         106    Creekview Estates                              1,689,536    Multifamily       Electric/Water/Sewer       0
( C )    108    Pinewood Apartments                            1,052,834    Multifamily               N/A               N/A
( C )    109    Pinecreek Apartments                             555,394    Multifamily               N/A               N/A
         110    Rosewalk Garden Homes                          1,596,542    Multifamily       Electric/Water/Sewer       0
         111    London Square Apartments                       1,550,693    Multifamily               N/A               N/A
         112    Fairview Arms Apartments                       1,530,856    Multifamily             Electric             1
         113    Park Manor Apartments                          1,496,772    Multifamily             Electric             0
         115    Buckingham Townhomes                           1,468,926    Multifamily             Electric             0
         118    Maple Court Apartments                         1,386,097    Multifamily               N/A               N/A
         122    679 Ninth Avenue                               1,266,848    Multifamily               N/A               N/A
         123    Riviera Palm Apartments                        1,206,534    Multifamily       Electric/Water/Sewer       0
         125    Kaysville Country Apartments                   1,173,928    Multifamily       Electric/Water/Sewer       0
         126    Alta Drive Apartments                          1,172,118    Multifamily               None               0
         127    Powers Rentals Apartments                      1,159,037    Multifamily               N/A                0
         128    Fairfield Apartments                           1,130,605    Multifamily               N/A               N/A
         131    Wynmawr Court Apartments                       1,036,517    Multifamily             Electric             0
         132    Gleneagles Apartments                          1,005,720    Multifamily               N/A               N/A
         133    Toni-Lynn Apartments                             982,708    Multifamily               N/A               N/A
         135    Roselle Apartments                               932,623    Multifamily               N/A               N/A
         136    Laurel Garden Apartments                         930,178    Multifamily               N/A               N/A
         138    Cathedral Park Apartments                        874,189    Multifamily               N/A               N/A
         139    Glen Oaks Apartments                             867,372    Multifamily               N/A               N/A
( D )    140    5427 Romaine Street                              564,798    Multifamily               N/A               N/A
( D )    141    501 N. Kenmore & 4529 Rosewood                   299,677    Multifamily               N/A               N/A
         142    1510 S. St. Andrews Pl.                          854,503    Multifamily               N/A               N/A
         144    Oliver Hall Apartments                           837,187    Multifamily             Electric             2
         145    Maryland Court Apartments                        821,355    Multifamily             Electric             0
         146    1914-1926 Summer Breeze                          821,335    Multifamily               N/A               N/A
         149    30 Amherst, 1 &1 1/2 Oxford                      630,813    Multifamily               N/A               N/A
         150    Greystone Apartments                             630,700    Multifamily               N/A               N/A
         152    241 South Arlington Avenue                       584,517    Multifamily               N/A               N/A
         153    516-520 West 188th Street                        580,827    Multifamily               N/A               N/A
         154    Dawn Lynn Apartments                             561,993    Multifamily               N/A               N/A
         155    11027-37 S M.L. King Drive                       541,784    Multifamily               N/A               N/A
         156    2923-2961 Ferncreek & 2930-2971 Martin           531,247    Multifamily               N/A               N/A
         157    Whitehill Apartments                             523,307    Multifamily               N/A               N/A
         158    6807 North 45th Avenue                           512,561    Multifamily               N/A               N/A
         161    3021 North 39th Street                           475,032    Multifamily               N/A               N/A
         162    18 Burney Street                                 440,542    Multifamily               N/A               N/A
         163    Eastgate Garden Apartments                       422,197    Multifamily               N/A               N/A
         164    Kym's Court Apartment Complex                    419,412    Multifamily               N/A               N/A
         165    1210 So. Nevada Street                           418,995    Multifamily               N/A               N/A
         167    111 South Ave. 63                                416,883    Multifamily               N/A               N/A
         170    Casa Linda Apartments                            411,489    Multifamily               N/A               N/A
         173    The Elmira Apartments                            380,045    Multifamily               N/A               N/A
         174    18-32 Colby Street                               379,187    Multifamily               N/A               N/A
         176    392 Montague Road                                371,192    Multifamily               N/A               N/A
         177    110-13 55th Avenue                               370,271    Multifamily               N/A               N/A
         178    2747 Newell Street                               369,044    Multifamily               N/A               N/A
         179    The Greenbriar Apartments                        355,262    Multifamily               N/A               N/A
         180    1320-1326 Foulkrod Street                        349,926    Multifamily               N/A               N/A
         181    16021 S. Denker Avenue                           349,675    Multifamily               N/A               N/A
         182    1240 S. Norton Avenue                            342,498    Multifamily               N/A               N/A
         183    914 N. Charles Street/913 Morton Street          342,096    Multifamily               N/A               N/A
         184    Castle Raphael Apartments                        340,292    Multifamily               N/A               N/A
         185    4151 3rd Avenue                                  319,428    Multifamily               N/A               N/A
         186    1352 N. Las Palmas Avenue                        318,259    Multifamily               N/A               N/A
         187    439 East 135th Street                            311,674    Multifamily               N/A               N/A
         188    3781 Martin Luther King Jr. Drive                309,236    Multifamily               N/A               N/A
         189    1228 Jefferson Avenue                            307,866    Multifamily               N/A               N/A
         190    517 S. Rampart Boulevard                         303,290    Multifamily               N/A               N/A
         192    The Hillside Apartments                          291,314    Multifamily               N/A               N/A
         193    461 Venus Avenue                                 291,123    Multifamily               N/A               N/A
         195    1650 Boston Street                               278,097    Multifamily               N/A               N/A
         196    217 Van Brunt St                                 277,989    Multifamily               N/A               N/A
         197    126 Bowden Street                                273,154    Multifamily               N/A               N/A
         198    Field Street Townhouses                          272,917    Multifamily               N/A               N/A
         200    594-596 West Side Avenue                         264,019    Multifamily               N/A               N/A
         202    613 S. Prairie Avenue                            256,873    Multifamily               N/A               N/A
         203    5421-5431 Cypress Road                           254,551    Multifamily               N/A               N/A
         204    Davis Apartments                                 254,016    Multifamily               N/A               N/A
         205    52, 62 & 72 North Wisconsin Street               249,409    Multifamily               N/A               N/A
         207    2040 62nd Street                                 234,620    Multifamily               N/A               N/A
         208    3425 So. A Street                                232,947    Multifamily               N/A               N/A
         209    149 High Street                                  229,927    Multifamily               N/A               N/A
         210    11055-11071 SE Bush Street                       228,633    Multifamily               N/A               N/A
         211    Columbus Way Apartments                          223,575    Multifamily               N/A               N/A
         212    Pierson Villas Apartments                        216,514    Multifamily               N/A               N/A
         215    110-112 Thornton Street                          213,294    Multifamily               N/A               N/A
         216    574 Central Avenue                               212,070    Multifamily               N/A               N/A
         217    921 and 931 NW 5th Street                        207,107    Multifamily               N/A               N/A
         218    1020 W. 13th Street                              206,860    Multifamily               N/A               N/A
         219    1045 S. Alma Street                              202,459    Multifamily               N/A               N/A
         221    9526-9530 1/2 Park Street                        197,164    Multifamily               N/A               N/A
         223    3984-86 Pennsylvania Avenue, S.E.                190,285    Multifamily               N/A               N/A
         225    430 South Stanislaus Street                      183,810    Multifamily               N/A               N/A
         227    5527 Barton Avenue                               178,869    Multifamily               N/A               N/A
         228    11400 Dodson Street                              176,771    Multifamily               N/A               N/A
         229    595 Autumn Avenue                                173,353    Multifamily               N/A               N/A
         232    2892 W. 11th Street                              165,417    Multifamily               N/A               N/A
         233    Weepingbirch Apartments                          164,144    Multifamily               N/A               N/A
         234    5 Grove Street                                   163,632    Multifamily               N/A               N/A
         236    1034 East Laurel Drive                           158,993    Multifamily               N/A               N/A
         237    1615 East Appleton Street                        154,753    Multifamily               N/A               N/A
         238    727 Olive Avenue                                 146,412    Multifamily               N/A               N/A
         240    6124 Pembroke Road                               136,517    Multifamily               N/A               N/A
         241    2821 Federal Boulevard                           132,249    Multifamily               N/A               N/A
         242    3620 West 159th St./15901 West Park              129,616    Multifamily               N/A               N/A
         243    3140 Pleasant Avenue South                       114,305    Multifamily               N/A               N/A
         244    6600 Lincoln Place                               111,726    Multifamily               N/A               N/A
         245    837-901 E. Turney Avenue                         109,568    Multifamily               N/A               N/A
         246    457 W. 47th Street                               103,026    Multifamily               N/A               N/A
         247    4467 Lee Rd                                      102,813    Multifamily               N/A               N/A
         248    540 NE 149 St                                    102,763    Multifamily               N/A               N/A
         250    6806 S. St. Lawrence                              97,300    Multifamily               N/A               N/A
         252    1100 E. 7th Street                                84,237    Multifamily               N/A               N/A





                                                               SUBJECT    SUBJECT    SUBJECT   SUBJECT    SUBJECT    SUBJECT
                                                                STUDIO     STUDIO    STUDIO      1 BR       1 BR       1 BR
CROSSED   #     PROPERTY NAME                                   UNITS    AVG. RENT  MAX. RENT   UNITS    AVG. RENT  MAX. RENT
-------  ---    -------------                                  -------   ---------  ---------  -------   ---------  ---------
          1     Avalon Pavilions                                 N/A        N/A        N/A       472        $886      $1,860
          2A    Nob Hill Apartments                              N/A        N/A        N/A       407        $497       $610
          2B    Driscoll Place Apartments                         96        $395      $415       296        $475       $535
          2C    Crystal Bay Apartments                           N/A        N/A        N/A       240        $584       $755
          2D    Rollingwood Apartments                           N/A        N/A        N/A        62        $484       $549
          2E    Foxcroft Apartments                              N/A        N/A        N/A        64        $514       $547
          2F    Maple Run Apartments                             N/A        N/A        N/A        4         $533       $550
          2G    Hampton Forest Apartments                        N/A        N/A        N/A        59        $490       $498
          7     Belmont Apartments                               N/A        N/A        N/A       138        $755       $830
          10    Key Landing Apartments                           N/A        N/A        N/A        72        $596       $710
          15    Paces Commons Apartments                         N/A        N/A        N/A       154        $566       $705
          22    Harbor Club Downs                                N/A        N/A        N/A       112        $630       $695
          27    Riverwalk Apartments                             N/A        N/A        N/A        48        $582       $620
          30    Ashley of Spring Valley Apartments               N/A        N/A        N/A       112        $596       $675
          35    Bremner Woods Apartments Phase III               N/A        N/A        N/A        9         $548       $580
          39    Sierra Point Apartments                          N/A        N/A        N/A        70        $594       $679
          47    Summer Trace Apartments                          N/A        N/A        N/A        84        $444       $500
          52    North Hills Terrace                              N/A        N/A        N/A        45        $481       $525
          53    Country Oaks Apartments                           2         $399       $39       136        $497       $730
         55A    University Village Apartments                    N/A        N/A        N/A       N/A        N/A        N/A
         55B    Woodland Village Apartments                      N/A        N/A        N/A        24        $448       $455
          57    Eastlake Village Apartments & Mini-Storage        1         $489      $489        68        $430       $549
          60    Virginia Apartment Properties                    N/A        N/A        N/A        24        $353       $400
          62    Tanglewood                                       N/A        N/A        N/A        32        $483       $495
          68    Woodland Crossing Apartments                     N/A        N/A        N/A        64        $408       $449
          74    Hampton Village Apartments                       N/A        N/A        N/A        47        $409       $470
          75    Wellongate Apartments                            N/A        N/A        N/A        8         $336       $370
          85    Residences at Bear Creek                         N/A        N/A        N/A        40        $553       $735
          87    Tiburon View Apartments                          N/A        N/A        N/A        18        $555       $570
          93    Ashgrove Apartments                              N/A        N/A        N/A        72        $559       $715
          94    Bethlehem Woods Apartments                       N/A        N/A        N/A        1         $475       $475
          98    Northlake Apartments                             N/A        N/A        N/A        63        $403       $480
         101    Poplar Village Apartments                         2         $375      $375        56        $420       $525
         104    Woodcreek Apartments                             N/A        N/A        N/A        68        $423       $485
         105    Brynfield Court Apartments                       N/A        N/A        N/A        15        $568       $575
         106    Creekview Estates                                N/A        N/A        N/A        3         $413       $490
( C )    108    Pinewood Apartments                              N/A        N/A        N/A       N/A        N/A        N/A
( C )    109    Pinecreek Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         110    Rosewalk Garden Homes                            N/A        N/A        N/A        6        $1,145     $1,145
         111    London Square Apartments                         N/A        N/A        N/A       N/A        N/A        N/A
         112    Fairview Arms Apartments                          4         $458      $475        23        $567       $600
         113    Park Manor Apartments                             17        $358      $400        11        $378       $385
         115    Buckingham Townhomes                             N/A        N/A        N/A        16        $542       $560
         118    Maple Court Apartments                           N/A        N/A        N/A       N/A        N/A        N/A
         122    679 Ninth Avenue                                 N/A        N/A        N/A       N/A        N/A        N/A
         123    Riviera Palm Apartments                           12        $437      $448        54        $468       $519
         125    Kaysville Country Apartments                     N/A        N/A        N/A       N/A        N/A        N/A
         126    Alta Drive Apartments                            N/A        N/A        N/A        12        $703       $735
         127    Powers Rentals Apartments                        N/A        N/A        N/A       N/A        N/A        N/A
         128    Fairfield Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         131    Wynmawr Court Apartments                          5         $405      $440        5         $523       $525
         132    Gleneagles Apartments                            N/A        N/A        N/A       N/A        N/A        N/A
         133    Toni-Lynn Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         135    Roselle Apartments                               N/A        N/A        N/A       N/A        N/A        N/A
         136    Laurel Garden Apartments                         N/A        N/A        N/A       N/A        N/A        N/A
         138    Cathedral Park Apartments                        N/A        N/A        N/A       N/A        N/A        N/A
         139    Glen Oaks Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
( D )    140    5427 Romaine Street                              N/A        N/A        N/A       N/A        N/A        N/A
( D )    141    501 N. Kenmore & 4529 Rosewood                   N/A        N/A        N/A       N/A        N/A        N/A
         142    1510 S. St. Andrews Pl.                          N/A        N/A        N/A       N/A        N/A        N/A
         144    Oliver Hall Apartments                            2         $425      $435        10        $536       $550
         145    Maryland Court Apartments                         15        $409      $550        18        $499       $619
         146    1914-1926 Summer Breeze                          N/A        N/A        N/A       N/A        N/A        N/A
         149    30 Amherst, 1 &1 1/2 Oxford                      N/A        N/A        N/A       N/A        N/A        N/A
         150    Greystone Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         152    241 South Arlington Avenue                       N/A        N/A        N/A       N/A        N/A        N/A
         153    516-520 West 188th Street                        N/A        N/A        N/A       N/A        N/A        N/A
         154    Dawn Lynn Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         155    11027-37 S M.L. King Drive                       N/A        N/A        N/A       N/A        N/A        N/A
         156    2923-2961 Ferncreek & 2930-2971 Martin           N/A        N/A        N/A       N/A        N/A        N/A
         157    Whitehill Apartments                             N/A        N/A        N/A       N/A        N/A        N/A
         158    6807 North 45th Avenue                           N/A        N/A        N/A       N/A        N/A        N/A
         161    3021 North 39th Street                           N/A        N/A        N/A       N/A        N/A        N/A
         162    18 Burney Street                                 N/A        N/A        N/A       N/A        N/A        N/A
         163    Eastgate Garden Apartments                       N/A        N/A        N/A       N/A        N/A        N/A
         164    Kym's Court Apartment Complex                    N/A        N/A        N/A       N/A        N/A        N/A
         165    1210 So. Nevada Street                           N/A        N/A        N/A       N/A        N/A        N/A
         167    111 South Ave. 63                                N/A        N/A        N/A       N/A        N/A        N/A
         170    Casa Linda Apartments                            N/A        N/A        N/A       N/A        N/A        N/A
         173    The Elmira Apartments                            N/A        N/A        N/A       N/A        N/A        N/A
         174    18-32 Colby Street                               N/A        N/A        N/A       N/A        N/A        N/A
         176    392 Montague Road                                N/A        N/A        N/A       N/A        N/A        N/A
         177    110-13 55th Avenue                               N/A        N/A        N/A       N/A        N/A        N/A
         178    2747 Newell Street                               N/A        N/A        N/A       N/A        N/A        N/A
         179    The Greenbriar Apartments                        N/A        N/A        N/A       N/A        N/A        N/A
         180    1320-1326 Foulkrod Street                        N/A        N/A        N/A       N/A        N/A        N/A
         181    16021 S. Denker Avenue                           N/A        N/A        N/A       N/A        N/A        N/A
         182    1240 S. Norton Avenue                            N/A        N/A        N/A       N/A        N/A        N/A
         183    914 N. Charles Street/913 Morton Street          N/A        N/A        N/A       N/A        N/A        N/A
         184    Castle Raphael Apartments                        N/A        N/A        N/A       N/A        N/A        N/A
         185    4151 3rd Avenue                                  N/A        N/A        N/A       N/A        N/A        N/A
         186    1352 N. Las Palmas Avenue                        N/A        N/A        N/A       N/A        N/A        N/A
         187    439 East 135th Street                            N/A        N/A        N/A       N/A        N/A        N/A
         188    3781 Martin Luther King Jr. Drive                N/A        N/A        N/A       N/A        N/A        N/A
         189    1228 Jefferson Avenue                            N/A        N/A        N/A       N/A        N/A        N/A
         190    517 S. Rampart Boulevard                         N/A        N/A        N/A       N/A        N/A        N/A
         192    The Hillside Apartments                          N/A        N/A        N/A       N/A        N/A        N/A
         193    461 Venus Avenue                                 N/A        N/A        N/A       N/A        N/A        N/A
         195    1650 Boston Street                               N/A        N/A        N/A       N/A        N/A        N/A
         196    217 Van Brunt St                                 N/A        N/A        N/A       N/A        N/A        N/A
         197    126 Bowden Street                                N/A        N/A        N/A       N/A        N/A        N/A
         198    Field Street Townhouses                          N/A        N/A        N/A       N/A        N/A        N/A
         200    594-596 West Side Avenue                         N/A        N/A        N/A       N/A        N/A        N/A
         202    613 S. Prairie Avenue                            N/A        N/A        N/A       N/A        N/A        N/A
         203    5421-5431 Cypress Road                           N/A        N/A        N/A       N/A        N/A        N/A
         204    Davis Apartments                                 N/A        N/A        N/A       N/A        N/A        N/A
         205    52, 62 & 72 North Wisconsin Street               N/A        N/A        N/A       N/A        N/A        N/A
         207    2040 62nd Street                                 N/A        N/A        N/A       N/A        N/A        N/A
         208    3425 So. A Street                                N/A        N/A        N/A       N/A        N/A        N/A
         209    149 High Street                                  N/A        N/A        N/A       N/A        N/A        N/A
         210    11055-11071 SE Bush Street                       N/A        N/A        N/A       N/A        N/A        N/A
         211    Columbus Way Apartments                          N/A        N/A        N/A       N/A        N/A        N/A
         212    Pierson Villas Apartments                        N/A        N/A        N/A       N/A        N/A        N/A
         215    110-112 Thornton Street                          N/A        N/A        N/A       N/A        N/A        N/A
         216    574 Central Avenue                               N/A        N/A        N/A       N/A        N/A        N/A
         217    921 and 931 NW 5th Street                        N/A        N/A        N/A       N/A        N/A        N/A
         218    1020 W. 13th Street                              N/A        N/A        N/A       N/A        N/A        N/A
         219    1045 S. Alma Street                              N/A        N/A        N/A       N/A        N/A        N/A
         221    9526-9530 1/2 Park Street                        N/A        N/A        N/A       N/A        N/A        N/A
         223    3984-86 Pennsylvania Avenue, S.E.                N/A        N/A        N/A       N/A        N/A        N/A
         225    430 South Stanislaus Street                      N/A        N/A        N/A       N/A        N/A        N/A
         227    5527 Barton Avenue                               N/A        N/A        N/A       N/A        N/A        N/A
         228    11400 Dodson Street                              N/A        N/A        N/A       N/A        N/A        N/A
         229    595 Autumn Avenue                                N/A        N/A        N/A       N/A        N/A        N/A
         232    2892 W. 11th Street                              N/A        N/A        N/A       N/A        N/A        N/A
         233    Weepingbirch Apartments                          N/A        N/A        N/A       N/A        N/A        N/A
         234    5 Grove Street                                   N/A        N/A        N/A       N/A        N/A        N/A
         236    1034 East Laurel Drive                           N/A        N/A        N/A       N/A        N/A        N/A
         237    1615 East Appleton Street                        N/A        N/A        N/A       N/A        N/A        N/A
         238    727 Olive Avenue                                 N/A        N/A        N/A       N/A        N/A        N/A
         240    6124 Pembroke Road                               N/A        N/A        N/A       N/A        N/A        N/A
         241    2821 Federal Boulevard                           N/A        N/A        N/A       N/A        N/A        N/A
         242    3620 West 159th St./15901 West Park              N/A        N/A        N/A       N/A        N/A        N/A
         243    3140 Pleasant Avenue South                       N/A        N/A        N/A       N/A        N/A        N/A
         244    6600 Lincoln Place                               N/A        N/A        N/A       N/A        N/A        N/A
         245    837-901 E. Turney Avenue                         N/A        N/A        N/A       N/A        N/A        N/A
         246    457 W. 47th Street                               N/A        N/A        N/A       N/A        N/A        N/A
         247    4467 Lee Rd                                      N/A        N/A        N/A       N/A        N/A        N/A
         248    540 NE 149 St                                    N/A        N/A        N/A       N/A        N/A        N/A
         250    6806 S. St. Lawrence                             N/A        N/A        N/A       N/A        N/A        N/A
         252    1100 E. 7th Street                               N/A        N/A        N/A       N/A        N/A        N/A





                                                                 SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT    SUBJECT
                                                                   2 BR      2 BR         2 BR       3 BR       3 BR       3 BR
CROSSED   #     PROPERTY NAME                                     UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT  MAX. RENT
-------  ---    -------------                                    -------   ---------   ---------   -------   ---------  ---------
          1     Avalon Pavilions                                   388      $1,076       $2,320       72       $1,300     $2,941
          2A    Nob Hill Apartments                                 79       $703         $745       N/A        N/A        N/A
          2B    Driscoll Place Apartments                           96       $674         $735       N/A        N/A        N/A
          2C    Crystal Bay Apartments                              80       $831         $950       N/A        N/A        N/A
          2D    Rollingwood Apartments                             156       $534         $580        60        $638       $685
          2E    Foxcroft Apartments                                 96       $640         $692        32        $773       $794
          2F    Maple Run Apartments                                73       $651        $1,300       26        $788      $1,974
          2G    Hampton Forest Apartments                           71       $538         $555       N/A        N/A        N/A
          7     Belmont Apartments                                 179       $938        $1,035       31       $1,104     $1,165
          10    Key Landing Apartments                             264       $713         $810       167        $784       $910
          15    Paces Commons Apartments                           182       $761        $1,080      N/A        N/A        N/A
          22    Harbor Club Downs                                  136       $790         $970        24        $986       $995
          27    Riverwalk Apartments                               120       $741         $780        24        $989      $1,020
          30    Ashley of Spring Valley Apartments                 148       $716         $765       N/A        N/A        N/A
          35    Bremner Woods Apartments Phase III                 218       $594         $665        9         $673       $710
          39    Sierra Point Apartments                            102       $749         $886        40        $999      $1,030
          47    Summer Trace Apartments                            147       $518         $585        24        $597       $635
          52    North Hills Terrace                                114       $560         $655        45        $639       $725
          53    Country Oaks Apartments                             58       $631         $724        32        $828       $869
         55A    University Village Apartments                       96       $750         $750       N/A        N/A        N/A
         55B    Woodland Village Apartments                        N/A        N/A         N/A        N/A        N/A        N/A
          57    Eastlake Village Apartments & Mini-Storage         108       $518         $584       N/A        N/A        N/A
          60    Virginia Apartment Properties                      156       $420         $450        12        $469       $475
          62    Tanglewood                                         104       $597         $670        8         $759       $825
          68    Woodland Crossing Apartments                        96       $495         $540        20        $584       $639
          74    Hampton Village Apartments                          67       $505         $625       N/A        N/A        N/A
          75    Wellongate Apartments                               91       $436         $475        32        $503       $535
          85    Residences at Bear Creek                            40       $671         $680       N/A        N/A        N/A
          87    Tiburon View Apartments                             42       $661         $700       N/A        N/A        N/A
          93    Ashgrove Apartments                                 20       $659         $715       N/A        N/A        N/A
          94    Bethlehem Woods Apartments                          87       $462         $490       N/A        N/A        N/A
          98    Northlake Apartments                                51       $517         $699       N/A        N/A        N/A
         101    Poplar Village Apartments                           43       $510         $525       N/A        N/A        N/A
         104    Woodcreek Apartments                                32       $468         $820       N/A        N/A        N/A
         105    Brynfield Court Apartments                          14       $648         $675        3         $793       $800
         106    Creekview Estates                                   69       $471         $540       N/A        N/A        N/A
( C )    108    Pinewood Apartments                                N/A        N/A         N/A        N/A        N/A        N/A
( C )    109    Pinecreek Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         110    Rosewalk Garden Homes                               8       $1,445       $1,445       8        $1,645     $1,645
         111    London Square Apartments                           N/A        N/A         N/A        N/A        N/A        N/A
         112    Fairview Arms Apartments                            16       $706         $900        2        $1,411     $1,622
         113    Park Manor Apartments                               56       $413         $435        10        $531       $580
         115    Buckingham Townhomes                                28       $690         $800       N/A        N/A        N/A
         118    Maple Court Apartments                             N/A        N/A         N/A        N/A        N/A        N/A
         122    679 Ninth Avenue                                   N/A        N/A         N/A        N/A        N/A        N/A
         123    Riviera Palm Apartments                             10       $536         $621       N/A        N/A        N/A
         125    Kaysville Country Apartments                        48       $591         $595       N/A        N/A        N/A
         126    Alta Drive Apartments                               12       $812         $835       N/A        N/A        N/A
         127    Powers Rentals Apartments                           40       $501         $525       N/A        N/A        N/A
         128    Fairfield Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         131    Wynmawr Court Apartments                            25       $628         $650       N/A        N/A        N/A
         132    Gleneagles Apartments                              N/A        N/A         N/A        N/A        N/A        N/A
         133    Toni-Lynn Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         135    Roselle Apartments                                 N/A        N/A         N/A        N/A        N/A        N/A
         136    Laurel Garden Apartments                           N/A        N/A         N/A        N/A        N/A        N/A
         138    Cathedral Park Apartments                          N/A        N/A         N/A        N/A        N/A        N/A
         139    Glen Oaks Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
( D )    140    5427 Romaine Street                                N/A        N/A         N/A        N/A        N/A        N/A
( D )    141    501 N. Kenmore & 4529 Rosewood                     N/A        N/A         N/A        N/A        N/A        N/A
         142    1510 S. St. Andrews Pl.                            N/A        N/A         N/A        N/A        N/A        N/A
         144    Oliver Hall Apartments                              21       $623         $650       N/A        N/A        N/A
         145    Maryland Court Apartments                           9        $567         $650       N/A        N/A        N/A
         146    1914-1926 Summer Breeze                            N/A        N/A         N/A        N/A        N/A        N/A
         149    30 Amherst, 1 &1 1/2 Oxford                        N/A        N/A         N/A        N/A        N/A        N/A
         150    Greystone Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         152    241 South Arlington Avenue                         N/A        N/A         N/A        N/A        N/A        N/A
         153    516-520 West 188th Street                          N/A        N/A         N/A        N/A        N/A        N/A
         154    Dawn Lynn Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         155    11027-37 S M.L. King Drive                         N/A        N/A         N/A        N/A        N/A        N/A
         156    2923-2961 Ferncreek & 2930-2971 Martin             N/A        N/A         N/A        N/A        N/A        N/A
         157    Whitehill Apartments                               N/A        N/A         N/A        N/A        N/A        N/A
         158    6807 North 45th Avenue                             N/A        N/A         N/A        N/A        N/A        N/A
         161    3021 North 39th Street                             N/A        N/A         N/A        N/A        N/A        N/A
         162    18 Burney Street                                   N/A        N/A         N/A        N/A        N/A        N/A
         163    Eastgate Garden Apartments                         N/A        N/A         N/A        N/A        N/A        N/A
         164    Kym's Court Apartment Complex                      N/A        N/A         N/A        N/A        N/A        N/A
         165    1210 So. Nevada Street                             N/A        N/A         N/A        N/A        N/A        N/A
         167    111 South Ave. 63                                  N/A        N/A         N/A        N/A        N/A        N/A
         170    Casa Linda Apartments                              N/A        N/A         N/A        N/A        N/A        N/A
         173    The Elmira Apartments                              N/A        N/A         N/A        N/A        N/A        N/A
         174    18-32 Colby Street                                 N/A        N/A         N/A        N/A        N/A        N/A
         176    392 Montague Road                                  N/A        N/A         N/A        N/A        N/A        N/A
         177    110-13 55th Avenue                                 N/A        N/A         N/A        N/A        N/A        N/A
         178    2747 Newell Street                                 N/A        N/A         N/A        N/A        N/A        N/A
         179    The Greenbriar Apartments                          N/A        N/A         N/A        N/A        N/A        N/A
         180    1320-1326 Foulkrod Street                          N/A        N/A         N/A        N/A        N/A        N/A
         181    16021 S. Denker Avenue                             N/A        N/A         N/A        N/A        N/A        N/A
         182    1240 S. Norton Avenue                              N/A        N/A         N/A        N/A        N/A        N/A
         183    914 N. Charles Street/913 Morton Street            N/A        N/A         N/A        N/A        N/A        N/A
         184    Castle Raphael Apartments                          N/A        N/A         N/A        N/A        N/A        N/A
         185    4151 3rd Avenue                                    N/A        N/A         N/A        N/A        N/A        N/A
         186    1352 N. Las Palmas Avenue                          N/A        N/A         N/A        N/A        N/A        N/A
         187    439 East 135th Street                              N/A        N/A         N/A        N/A        N/A        N/A
         188    3781 Martin Luther King Jr. Drive                  N/A        N/A         N/A        N/A        N/A        N/A
         189    1228 Jefferson Avenue                              N/A        N/A         N/A        N/A        N/A        N/A
         190    517 S. Rampart Boulevard                           N/A        N/A         N/A        N/A        N/A        N/A
         192    The Hillside Apartments                            N/A        N/A         N/A        N/A        N/A        N/A
         193    461 Venus Avenue                                   N/A        N/A         N/A        N/A        N/A        N/A
         195    1650 Boston Street                                 N/A        N/A         N/A        N/A        N/A        N/A
         196    217 Van Brunt St                                   N/A        N/A         N/A        N/A        N/A        N/A
         197    126 Bowden Street                                  N/A        N/A         N/A        N/A        N/A        N/A
         198    Field Street Townhouses                            N/A        N/A         N/A        N/A        N/A        N/A
         200    594-596 West Side Avenue                           N/A        N/A         N/A        N/A        N/A        N/A
         202    613 S. Prairie Avenue                              N/A        N/A         N/A        N/A        N/A        N/A
         203    5421-5431 Cypress Road                             N/A        N/A         N/A        N/A        N/A        N/A
         204    Davis Apartments                                   N/A        N/A         N/A        N/A        N/A        N/A
         205    52, 62 & 72 North Wisconsin Street                 N/A        N/A         N/A        N/A        N/A        N/A
         207    2040 62nd Street                                   N/A        N/A         N/A        N/A        N/A        N/A
         208    3425 So. A Street                                  N/A        N/A         N/A        N/A        N/A        N/A
         209    149 High Street                                    N/A        N/A         N/A        N/A        N/A        N/A
         210    11055-11071 SE Bush Street                         N/A        N/A         N/A        N/A        N/A        N/A
         211    Columbus Way Apartments                            N/A        N/A         N/A        N/A        N/A        N/A
         212    Pierson Villas Apartments                          N/A        N/A         N/A        N/A        N/A        N/A
         215    110-112 Thornton Street                            N/A        N/A         N/A        N/A        N/A        N/A
         216    574 Central Avenue                                 N/A        N/A         N/A        N/A        N/A        N/A
         217    921 and 931 NW 5th Street                          N/A        N/A         N/A        N/A        N/A        N/A
         218    1020 W. 13th Street                                N/A        N/A         N/A        N/A        N/A        N/A
         219    1045 S. Alma Street                                N/A        N/A         N/A        N/A        N/A        N/A
         221    9526-9530 1/2 Park Street                          N/A        N/A         N/A        N/A        N/A        N/A
         223    3984-86 Pennsylvania Avenue, S.E.                  N/A        N/A         N/A        N/A        N/A        N/A
         225    430 South Stanislaus Street                        N/A        N/A         N/A        N/A        N/A        N/A
         227    5527 Barton Avenue                                 N/A        N/A         N/A        N/A        N/A        N/A
         228    11400 Dodson Street                                N/A        N/A         N/A        N/A        N/A        N/A
         229    595 Autumn Avenue                                  N/A        N/A         N/A        N/A        N/A        N/A
         232    2892 W. 11th Street                                N/A        N/A         N/A        N/A        N/A        N/A
         233    Weepingbirch Apartments                            N/A        N/A         N/A        N/A        N/A        N/A
         234    5 Grove Street                                     N/A        N/A         N/A        N/A        N/A        N/A
         236    1034 East Laurel Drive                             N/A        N/A         N/A        N/A        N/A        N/A
         237    1615 East Appleton Street                          N/A        N/A         N/A        N/A        N/A        N/A
         238    727 Olive Avenue                                   N/A        N/A         N/A        N/A        N/A        N/A
         240    6124 Pembroke Road                                 N/A        N/A         N/A        N/A        N/A        N/A
         241    2821 Federal Boulevard                             N/A        N/A         N/A        N/A        N/A        N/A
         242    3620 West 159th St./15901 West Park                N/A        N/A         N/A        N/A        N/A        N/A
         243    3140 Pleasant Avenue South                         N/A        N/A         N/A        N/A        N/A        N/A
         244    6600 Lincoln Place                                 N/A        N/A         N/A        N/A        N/A        N/A
         245    837-901 E. Turney Avenue                           N/A        N/A         N/A        N/A        N/A        N/A
         246    457 W. 47th Street                                 N/A        N/A         N/A        N/A        N/A        N/A
         247    4467 Lee Rd                                        N/A        N/A         N/A        N/A        N/A        N/A
         248    540 NE 149 St                                      N/A        N/A         N/A        N/A        N/A        N/A
         250    6806 S. St. Lawrence                               N/A        N/A         N/A        N/A        N/A        N/A
         252    1100 E. 7th Street                                 N/A        N/A         N/A        N/A        N/A        N/A






                                                                   SUBJECT   SUBJECT    SUBJECT    SUBJECT    SUBJECT    SUBJECT
                                                                    4 BR       4 BR       4 BR       5 BR       5 BR      5 BR
CROSSED   #     PROPERTY NAME                                       UNITS   AVG. RENT  MAX. RENT    UNITS    AVG. RENT  MAX. RENT
-------  ---    -------------                                      -------  ---------  ---------   -------   ---------  ---------
          1     Avalon Pavilions                                     N/A       N/A        N/A        N/A        N/A        N/A
          2A    Nob Hill Apartments                                  N/A       N/A        N/A        N/A        N/A        N/A
          2B    Driscoll Place Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
          2C    Crystal Bay Apartments                               N/A       N/A        N/A        N/A        N/A        N/A
          2D    Rollingwood Apartments                               N/A       N/A        N/A        N/A        N/A        N/A
          2E    Foxcroft Apartments                                  N/A       N/A        N/A        N/A        N/A        N/A
          2F    Maple Run Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
          2G    Hampton Forest Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
          7     Belmont Apartments                                   N/A       N/A        N/A        N/A        N/A        N/A
          10    Key Landing Apartments                               N/A       N/A        N/A        N/A        N/A        N/A
          15    Paces Commons Apartments                             N/A       N/A        N/A        N/A        N/A        N/A
          22    Harbor Club Downs                                    N/A       N/A        N/A        N/A        N/A        N/A
          27    Riverwalk Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
          30    Ashley of Spring Valley Apartments                   N/A       N/A        N/A        N/A        N/A        N/A
          35    Bremner Woods Apartments Phase III                   N/A       N/A        N/A        N/A        N/A        N/A
          39    Sierra Point Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
          47    Summer Trace Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
          52    North Hills Terrace                                  N/A       N/A        N/A        N/A        N/A        N/A
          53    Country Oaks Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
         55A    University Village Apartments                        N/A       N/A        N/A        N/A        N/A        N/A
         55B    Woodland Village Apartments                          N/A       N/A        N/A        N/A        N/A        N/A
          57    Eastlake Village Apartments & Mini-Storage           N/A       N/A        N/A        N/A        N/A        N/A
          60    Virginia Apartment Properties                        N/A       N/A        N/A        N/A        N/A        N/A
          62    Tanglewood                                           N/A       N/A        N/A        N/A        N/A        N/A
          68    Woodland Crossing Apartments                         N/A       N/A        N/A        N/A        N/A        N/A
          74    Hampton Village Apartments                           N/A       N/A        N/A        N/A        N/A        N/A
          75    Wellongate Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
          85    Residences at Bear Creek                             N/A       N/A        N/A        N/A        N/A        N/A
          87    Tiburon View Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
          93    Ashgrove Apartments                                  N/A       N/A        N/A        N/A        N/A        N/A
          94    Bethlehem Woods Apartments                           N/A       N/A        N/A        N/A        N/A        N/A
          98    Northlake Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         101    Poplar Village Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         104    Woodcreek Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         105    Brynfield Court Apartments                           N/A       N/A        N/A        N/A        N/A        N/A
         106    Creekview Estates                                    N/A       N/A        N/A        N/A        N/A        N/A
( C )    108    Pinewood Apartments                                  N/A       N/A        N/A        N/A        N/A        N/A
( C )    109    Pinecreek Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         110    Rosewalk Garden Homes                                N/A       N/A        N/A        N/A        N/A        N/A
         111    London Square Apartments                             N/A       N/A        N/A        N/A        N/A        N/A
         112    Fairview Arms Apartments                             N/A       N/A        N/A        N/A        N/A        N/A
         113    Park Manor Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
         115    Buckingham Townhomes                                 N/A       N/A        N/A        N/A        N/A        N/A
         118    Maple Court Apartments                               N/A       N/A        N/A        N/A        N/A        N/A
         122    679 Ninth Avenue                                     N/A       N/A        N/A        N/A        N/A        N/A
         123    Riviera Palm Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
         125    Kaysville Country Apartments                         N/A       N/A        N/A        N/A        N/A        N/A
         126    Alta Drive Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
         127    Powers Rentals Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         128    Fairfield Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         131    Wynmawr Court Apartments                             N/A       N/A        N/A        N/A        N/A        N/A
         132    Gleneagles Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
         133    Toni-Lynn Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         135    Roselle Apartments                                   N/A       N/A        N/A        N/A        N/A        N/A
         136    Laurel Garden Apartments                             N/A       N/A        N/A        N/A        N/A        N/A
         138    Cathedral Park Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         139    Glen Oaks Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
( D )    140    5427 Romaine Street                                  N/A       N/A        N/A        N/A        N/A        N/A
( D )    141    501 N. Kenmore & 4529 Rosewood                       N/A       N/A        N/A        N/A        N/A        N/A
         142    1510 S. St. Andrews Pl.                              N/A       N/A        N/A        N/A        N/A        N/A
         144    Oliver Hall Apartments                               N/A       N/A        N/A        N/A        N/A        N/A
         145    Maryland Court Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         146    1914-1926 Summer Breeze                              N/A       N/A        N/A        N/A        N/A        N/A
         149    30 Amherst, 1 &1 1/2 Oxford                          N/A       N/A        N/A        N/A        N/A        N/A
         150    Greystone Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         152    241 South Arlington Avenue                           N/A       N/A        N/A        N/A        N/A        N/A
         153    516-520 West 188th Street                            N/A       N/A        N/A        N/A        N/A        N/A
         154    Dawn Lynn Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         155    11027-37 S M.L. King Drive                           N/A       N/A        N/A        N/A        N/A        N/A
         156    2923-2961 Ferncreek & 2930-2971 Martin               N/A       N/A        N/A        N/A        N/A        N/A
         157    Whitehill Apartments                                 N/A       N/A        N/A        N/A        N/A        N/A
         158    6807 North 45th Avenue                               N/A       N/A        N/A        N/A        N/A        N/A
         161    3021 North 39th Street                               N/A       N/A        N/A        N/A        N/A        N/A
         162    18 Burney Street                                     N/A       N/A        N/A        N/A        N/A        N/A
         163    Eastgate Garden Apartments                           N/A       N/A        N/A        N/A        N/A        N/A
         164    Kym's Court Apartment Complex                        N/A       N/A        N/A        N/A        N/A        N/A
         165    1210 So. Nevada Street                               N/A       N/A        N/A        N/A        N/A        N/A
         167    111 South Ave. 63                                    N/A       N/A        N/A        N/A        N/A        N/A
         170    Casa Linda Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
         173    The Elmira Apartments                                N/A       N/A        N/A        N/A        N/A        N/A
         174    18-32 Colby Street                                   N/A       N/A        N/A        N/A        N/A        N/A
         176    392 Montague Road                                    N/A       N/A        N/A        N/A        N/A        N/A
         177    110-13 55th Avenue                                   N/A       N/A        N/A        N/A        N/A        N/A
         178    2747 Newell Street                                   N/A       N/A        N/A        N/A        N/A        N/A
         179    The Greenbriar Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         180    1320-1326 Foulkrod Street                            N/A       N/A        N/A        N/A        N/A        N/A
         181    16021 S. Denker Avenue                               N/A       N/A        N/A        N/A        N/A        N/A
         182    1240 S. Norton Avenue                                N/A       N/A        N/A        N/A        N/A        N/A
         183    914 N. Charles Street/913 Morton Street              N/A       N/A        N/A        N/A        N/A        N/A
         184    Castle Raphael Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         185    4151 3rd Avenue                                      N/A       N/A        N/A        N/A        N/A        N/A
         186    1352 N. Las Palmas Avenue                            N/A       N/A        N/A        N/A        N/A        N/A
         187    439 East 135th Street                                N/A       N/A        N/A        N/A        N/A        N/A
         188    3781 Martin Luther King Jr. Drive                    N/A       N/A        N/A        N/A        N/A        N/A
         189    1228 Jefferson Avenue                                N/A       N/A        N/A        N/A        N/A        N/A
         190    517 S. Rampart Boulevard                             N/A       N/A        N/A        N/A        N/A        N/A
         192    The Hillside Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
         193    461 Venus Avenue                                     N/A       N/A        N/A        N/A        N/A        N/A
         195    1650 Boston Street                                   N/A       N/A        N/A        N/A        N/A        N/A
         196    217 Van Brunt St                                     N/A       N/A        N/A        N/A        N/A        N/A
         197    126 Bowden Street                                    N/A       N/A        N/A        N/A        N/A        N/A
         198    Field Street Townhouses                              N/A       N/A        N/A        N/A        N/A        N/A
         200    594-596 West Side Avenue                             N/A       N/A        N/A        N/A        N/A        N/A
         202    613 S. Prairie Avenue                                N/A       N/A        N/A        N/A        N/A        N/A
         203    5421-5431 Cypress Road                               N/A       N/A        N/A        N/A        N/A        N/A
         204    Davis Apartments                                     N/A       N/A        N/A        N/A        N/A        N/A
         205    52, 62 & 72 North Wisconsin Street                   N/A       N/A        N/A        N/A        N/A        N/A
         207    2040 62nd Street                                     N/A       N/A        N/A        N/A        N/A        N/A
         208    3425 So. A Street                                    N/A       N/A        N/A        N/A        N/A        N/A
         209    149 High Street                                      N/A       N/A        N/A        N/A        N/A        N/A
         210    11055-11071 SE Bush Street                           N/A       N/A        N/A        N/A        N/A        N/A
         211    Columbus Way Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
         212    Pierson Villas Apartments                            N/A       N/A        N/A        N/A        N/A        N/A
         215    110-112 Thornton Street                              N/A       N/A        N/A        N/A        N/A        N/A
         216    574 Central Avenue                                   N/A       N/A        N/A        N/A        N/A        N/A
         217    921 and 931 NW 5th Street                            N/A       N/A        N/A        N/A        N/A        N/A
         218    1020 W. 13th Street                                  N/A       N/A        N/A        N/A        N/A        N/A
         219    1045 S. Alma Street                                  N/A       N/A        N/A        N/A        N/A        N/A
         221    9526-9530 1/2 Park Street                            N/A       N/A        N/A        N/A        N/A        N/A
         223    3984-86 Pennsylvania Avenue, S.E.                    N/A       N/A        N/A        N/A        N/A        N/A
         225    430 South Stanislaus Street                          N/A       N/A        N/A        N/A        N/A        N/A
         227    5527 Barton Avenue                                   N/A       N/A        N/A        N/A        N/A        N/A
         228    11400 Dodson Street                                  N/A       N/A        N/A        N/A        N/A        N/A
         229    595 Autumn Avenue                                    N/A       N/A        N/A        N/A        N/A        N/A
         232    2892 W. 11th Street                                  N/A       N/A        N/A        N/A        N/A        N/A
         233    Weepingbirch Apartments                              N/A       N/A        N/A        N/A        N/A        N/A
         234    5 Grove Street                                       N/A       N/A        N/A        N/A        N/A        N/A
         236    1034 East Laurel Drive                               N/A       N/A        N/A        N/A        N/A        N/A
         237    1615 East Appleton Street                            N/A       N/A        N/A        N/A        N/A        N/A
         238    727 Olive Avenue                                     N/A       N/A        N/A        N/A        N/A        N/A
         240    6124 Pembroke Road                                   N/A       N/A        N/A        N/A        N/A        N/A
         241    2821 Federal Boulevard                               N/A       N/A        N/A        N/A        N/A        N/A
         242    3620 West 159th St./15901 West Park                  N/A       N/A        N/A        N/A        N/A        N/A
         243    3140 Pleasant Avenue South                           N/A       N/A        N/A        N/A        N/A        N/A
         244    6600 Lincoln Place                                   N/A       N/A        N/A        N/A        N/A        N/A
         245    837-901 E. Turney Avenue                             N/A       N/A        N/A        N/A        N/A        N/A
         246    457 W. 47th Street                                   N/A       N/A        N/A        N/A        N/A        N/A
         247    4467 Lee Rd                                          N/A       N/A        N/A        N/A        N/A        N/A
         248    540 NE 149 St                                        N/A       N/A        N/A        N/A        N/A        N/A
         250    6806 S. St. Lawrence                                 N/A       N/A        N/A        N/A        N/A        N/A
         252    1100 E. 7th Street                                   N/A       N/A        N/A        N/A        N/A        N/A

------------------

(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY PINEWOOD APARTMENTS AND PINECREEK APARTMENTS ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(D)  THE UNDERLYING MORTGAGE LOANS SECURED BY 5427 ROMAINE STREET AND 501 N. KENMORE & 4529 ROSEWOOD ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(1)  BASED ON A DECEMBER 2001 CUT-OFF DATE


                       [THIS PAGE INTENTIONALLY LEFT BLANK

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       See this Exhibit for tables titled:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

            Sub-Pool No. 1 Underwritten Debt Service Coverage Ratios

                Sub-Pool No. 1 Cut-off Date Loan-to-Value Ratios

            Sub-Pool No. 1 Mortgaged Real Properties by Property Type

            Sub-Pool No. 2 Underwritten Debt Service Coverage Ratios

                Sub-Pool No. 2 Cut-off Date Loan-to-Value Ratios

            Sub-Pool No. 2 Mortgaged Real Properties by Property Type


                                     A-2-1

                         UNDERLYING MORTGAGE LOAN SELLER


                                                                                                WEIGHTED
                                                  NUMBER OF                  PERCENTAGE OF      AVERAGE                  WEIGHTED
                                                 UNDERLYING   CUT-OFF DATE     INITIAL NET      MORTGAGE    WEIGHTED      AVERAGE
                                                  MORTGAGE      PRINCIPAL     MORTGAGE POOL     INTEREST     AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                               LOANS         BALANCE         BALANCE          RATE      U/W DSCR     LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Column ........................................     212       $737,938,885        75.1%          7.6532       1.41x        72.3%
Key ...........................................      40       $244,618,495        24.9%          7.2696       1.36x        71.9%
                                                 ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: .......................     252       $982,557,380       100.0%          7.5577       1.40X        72.2%
                                                 ==================================================================================

                             MORTGAGE INTEREST RATES


                                                                                          WEIGHTED
                                   NUMBER OF                          PERCENTAGE OF       AVERAGE                         WEIGHTED
                                  UNDERLYING       CUT-OFF DATE        INITIAL NET        MORTGAGE       WEIGHTED         AVERAGE
          RANGE OF                 MORTGAGE          PRINCIPAL        MORTGAGE POOL       INTEREST       AVERAGE        CUT-OFF DATE
   MORTGAGE INTEREST RATES           LOANS            BALANCE            BALANCE            RATE         U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
    6.7500%   -     7.0000%           11           $128,954,808           13.1%           6.8949%          1.42x           71.1%
    7.0010%   -     7.2500%           29            199,779,436           20.3%           7.2019%          1.41            71.5%
    7.2510%   -     7.5000%           36            283,807,471           28.9%           7.3782%          1.34            76.2%
    7.5010%   -     7.7500%           32            128,718,617           13.1%           7.6252%          1.40            72.4%
    7.7510%   -     8.0000%           10             82,418,129            8.4%           7.8593%          1.33            71.2%
    8.0010%   -     8.2500%           12             23,060,418            2.3%           8.1423%          1.38            68.1%
    8.2510%   -    10.7500%          122            135,818,500           13.8%           8.7389%          1.52            67.1%
                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              252           $982,557,380          100.0%           7.5577%          1.40X           72.2%
                                  ==================================================================================================



MAXIMUM MORTGAGE INTEREST RATE:     10.7500%
MINIMUM MORTGAGE INTEREST RATE:      6.7500%
WTD. AVG. MORTGAGE INTEREST RATE:    7.5577%





                                                           CUT-OFF DATE PRINCIPAL BALANCES

                                                                                               WEIGHTED
                                           NUMBER OF                        PERCENTAGE OF      AVERAGE                    WEIGHTED
                                          UNDERLYING       CUT-OFF DATE      INITIAL NET       MORTGAGE   WEIGHTED        AVERAGE
           RANGE OF CUT-OFF DATE           MORTGAGE         PRINCIPAL      MORTGAGE POOL      INTEREST    AVERAGE      CUT-OFF DATE
            PRINCIPAL BALANCES              LOANS            BALANCE          BALANCE           RATE      U/W DSCR      LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
         $84,237   -       500,000            95          $ 24,527,567          2.5%           9.1543%       1.66x         64.3%
         500,001   -     1,000,000            26            18,851,607          1.9%           8.7576%       1.46          67.2%
       1,000,001   -     2,000,000            33            47,209,258          4.8%           7.9280%       1.56          69.7%
       2,000,001   -     3,000,000            20            51,036,625          5.2%           7.4561%       1.39          70.1%
       3,000,001   -     5,000,000            25            97,521,358          9.9%           7.3147%       1.39          70.1%
       5,000,001   -     7,500,000            15            93,499,077          9.5%           7.3506%       1.36          73.8%
       7,500,001   -    10,000,000            13           116,007,680         11.8%           7.7800%       1.32          74.8%
      10,000,001   -    20,000,000            16           219,278,184         22.3%           7.4006%       1.34          75.3%
      20,000,001   -    40,000,000             6           144,972,513         14.8%           7.3299%       1.39          71.4%
      40,000,001   -   $71,712,508             3           169,653,511         17.3%           7.6204%       1.47          70.6%
                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      252          $982,557,380        100.0%           7.5577%       1.40X         72.2%
                                  ==================================================================================================



MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:         $71,712,508
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:             $84,237
AVG. CUT-OFF DATE PRINCIPAL BALANCE:             $3,899,037

                           ORIGINAL AMORTIZATION TERMS


                                                                                    WEIGHTED
                                NUMBER OF                      PERCENTAGE OF         AVERAGE                              WEIGHTED
       RANGE OF                UNDERLYING      CUT-OFF DATE     INITIAL NET         MORTGAGE           WEIGHTED            AVERAGE
 ORIGINAL AMORTIZATION          MORTGAGE        PRINCIPAL      MORTGAGE POOL        INTEREST           AVERAGE          CUT-OFF DATE
    TERMS (MONTHS)                LOANS           BALANCE         BALANCE             RATE             U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     Interest Only                  1        $  20,500,000          2.1%             7.2500%             1.71x              60.3%
  120       -      180              5            1,029,591          0.1%             9.9650%             1.60               54.7%
  181       -      240             16           18,841,969          1.9%             7.6787%             1.64               62.7%
  241       -      300             69          147,941,010         15.1%             7.6429%             1.42               67.8%
  301       -      360            160          791,451,246         80.6%             7.5449%             1.38               73.6%
  361       -      384              1            2,793,564          0.3%             7.2200%             1.29               79.8%
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           252        $ 982,557,380        100.0%             7.5577%             1.40X              72.2%
                               =====================================================================================================




MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (1):     384
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (1):     120
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):  347

(1) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE



                      ORIGINAL TERMS TO STATED MATURITY (1)


                                                                                      WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF        AVERAGE                            WEIGHTED
        RANGE OF                 UNDERLYING      CUT-OFF DATE      INITIAL NET        MORTGAGE          WEIGHTED          AVERAGE
      ORIGINAL TERMS              MORTGAGE        PRINCIPAL       MORTGAGE POOL       INTEREST          AVERAGE         CUT-OFF DATE
 TO STATED MATURITY (MONTHS)       LOANS           BALANCE          BALANCE             RATE            U/W DSCR          LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
       60   -   84                    7         $  6,738,015          0.7%            8.0499%            1.36x             72.0%
       85   -  120                  235          952,747,121         97.0%            7.5554%            1.40              72.2%
      121   -  240                   10           23,072,243          2.3%            7.5065%            1.36              71.3%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             252         $982,557,380        100.0%            7.5577%            1.40X             72.2%
                                 ===================================================================================================



MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):       240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):     121

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                          REMAINING AMORTIZATION TERMS

                                                                                        WEIGHTED
                              NUMBER OF                            PERCENTAGE OF         AVERAGE                         WEIGHTED
       RANGE OF              UNDERLYING         CUT-OFF DATE         INITIAL NET        MORTGAGE         WEIGHTED         AVERAGE
REMAINING AMORTIZATION        MORTGAGE            PRINCIPAL         MORTGAGE POOL       INTEREST          AVERAGE       CUT-OFF DATE
     TERMS (MONTHS)            LOANS               BALANCE            BALANCE            RATES            U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                 1             $  20,500,000            2.1%             7.2500%            1.71x          60.3%
    86   -   180                 5                 1,029,591            0.1%             9.9650%            1.60           54.7%
   181   -   300                86               167,956,907           17.1%             7.6427%            1.45           67.1%
   301   -   340                77                69,001,721            7.0%             8.2483%            1.47           66.8%
   340   -   350                 3                66,101,397            6.7%             8.4738%            1.53           65.5%
   351   -   380                80               657,967,764           67.0%             7.3773%            1.35           75.2%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        252              $982,557,380           100.0%            7.5577%            1.40X          72.2%
                             =======================================================================================================



MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):     380
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):      86
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):   340

(1) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE







                     REMAINING TERMS TO STATED MATURITY (1)


                                                                                         WEIGHTED
                                  NUMBER OF                         PERCENTAGE OF         AVERAGE                         WEIGHTED
         RANGE OF                UNDERLYING       CUT-OFF DATE       INITIAL NET         MORTGAGE         WEIGHTED         AVERAGE
       REMAINING TERMS            MORTGAGE          PRINCIPAL       MORTGAGE POOL        INTEREST         AVERAGE       CUT-OFF DATE
 TO STATED MATURITY (MONTHS)       LOANS             BALANCE           BALANCE             RATES          U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
       21   -    84                   45          $ 47,153,059           4.8%             7.6773%          1.48x            63.3%
       85   -   120                  201           920,072,055          93.6%             7.5547%          1.39             72.7%
      121   -   201                    6            15,332,266           1.6%             7.3685%          1.36             68.8%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              252          $982,557,380         100.0%             7.5577%          1.40X            72.2%
                                 ===================================================================================================



MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):       201
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):        21
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):     114



(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                         YEARS BUILT/YEARS RENOVATED (1)


                                                                                    WEIGHTED
                             NUMBER OF                          PERCENTAGE OF       AVERAGE                         WEIGHTED
                             MORTGAGED       CUT-OFF DATE        INITIAL NET        MORTGAGE       WEIGHTED          AVERAGE
     RANGE OF YEARS            REAL            PRINCIPAL        MORTGAGE POOL       INTEREST       AVERAGE        CUT-OFF DATE
    BUILT/RENOVATED         PROPERTIES          BALANCE            BALANCE            RATE         U/W DSCR         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
    1886   -   1970             73           $ 53,966,598           5.5%           8.0099%           1.47x            69.0%
    1971   -   1980             18             34,263,221           3.5%           7.6539%           1.41             73.0%
    1981   -   1990             42            221,282,764          22.5%           7.5256%           1.45             69.7%
    1991   -   2001            139            673,044,797          68.5%           7.5271%           1.37             73.3%
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        272           $982,557,380         100.0%           7.5577%           1.40X            72.2%
                            ========================================================================================================



MOST RECENT YEAR BUILT/RENOVATED:     2001
OLDEST YEAR BUILT/RENOVATED (1):      1886
WTD. AVG. YEAR BUILT/RENOVATED:       1992

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED.




                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                       WEIGHTED
                                NUMBER OF                         PERCENTAGE OF        AVERAGE                         WEIGHTED
                                MORTGAGED       CUT-OFF DATE       INITIAL NET         MORTGAGE        WEIGHTED         AVERAGE
           RANGE OF               REAL           PRINCIPAL        MORTGAGE POOL        INTEREST        AVERAGE       CUT-OFF DATE
    OCCUPANCY RATES AT U/W     PROPERTIES          BALANCE           BALANCE            RATE           U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
       0.0%   -    84.9%           11           $ 43,039,543           4.4%             7.9418%          1.36x           65.9%
      85.0%   -    89.9%           19             78,291,868           8.0%             7.4237%          1.43            71.5%
      90.0%   -    94.9%           33            159,122,704          16.2%             7.5472%          1.36            74.4%
      95.0%   -    97.4%           47            294,124,695          29.9%             7.4396%          1.40            72.3%
      97.5%   -   100.0%          161            399,034,718          40.6%             7.6176%          1.40            72.1%

                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           271           $973,613,529          99.1%             7.5510%          1.39X           72.2%
                               =====================================================================================================



MAXIMUM OCCUPANCY RATE AT U/W:      100.0%
MINIMUM OCCUPANCY RATE AT U/W (2):    0.0%
WTD. AVG. OCCUPANCY RATE AT U/W:     95.5%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES.

(2) ONE OF THE MORTGAGED REAL PROPERTIES IN THE PARKER METROPOLITAN PORTFOLIO, 1130 WEST JACKSON ROAD, IS RECENTLY CONSTRUCTED AND IS NOT YET TENANTED. THE MINIMUM OCCUPANCY RATE FOR ANY MORTGAGED REAL PROPERTY EXCLUDING 1130 WEST JACKSON IS 70%.

                       MORTGAGED REAL PROPERTIES BY STATE


                                                                                     WEIGHTED
                               NUMBER OF                       PERCENTAGE OF         AVERAGE                            WEIGHTED
                               MORTGAGED      CUT-OFF DATE      INITIAL NET          MORTGAGE           WEIGHTED         AVERAGE
                                 REAL          PRINCIPAL       MORTGAGE POOL         INTEREST           AVERAGE        CUT-OFF DATE
STATE (1)                     PROPERTIES        BALANCE           BALANCE              RATE             U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                        54         $127,387,628          13.0%             7.5828%             1.43x           70.7%
   Southern California            40           80,955,033           8.2%             7.6434%             1.49            69.5%
   Northern California            14           46,432,595           4.7%             7.4771%             1.31            72.7%
Texas                             31          119,212,249          12.1%             7.8921%             1.43            70.3%
North Carolina                    14           89,662,787           9.1%             7.4999%             1.36            72.8%
Florida                           22           85,425,948           8.7%             7.4183%             1.47            69.9%
Connecticut                        1           71,712,508           7.3%             7.4500%             1.30            78.8%
Nevada                             8           57,333,813           5.8%             7.2250%             1.31            77.6%
District of Columbia               2           49,149,722           5.0%             6.9589%             1.56            66.8%
New York                          16           35,720,789           3.6%             7.6703%             1.34            77.7%
Kentucky                           4           33,831,247           3.4%             7.2470%             1.40            67.2%
Virginia                           7           32,912,919           3.3%             7.6948%             1.39            71.7%
Maryland                           5           28,191,905           2.9%             7.4587%             1.33            74.9%
Illinois                           6           25,930,787           2.6%             7.5126%             1.35            75.0%
Indiana                            6           25,504,919           2.6%             7.3266%             1.29            71.4%
Georgia                            6           20,658,346           2.1%             8.0869%             1.38            74.5%
Oklahoma                           2           19,610,550           2.0%             7.3287%             1.26            75.1%
Pennsylvania                       7           17,263,813           1.8%             7.3045%             1.34            77.1%
Colorado                          10           16,654,462           1.7%             7.7806%             1.34            67.7%
Oregon                             6           16,638,223           1.7%             7.7553%             1.77            66.8%
Maine                              2           15,052,697           1.5%             7.9649%             1.38            71.8%
Tennessee                          6           14,193,895           1.4%             7.3006%             1.36            75.1%
Arizona                           10           11,778,864           1.2%             7.6521%             1.44            69.7%
Massachusetts                      9           10,856,528           1.1%             8.9648%             1.33            71.5%
Michigan                           5           10,533,177           1.1%             7.3725%             1.39            73.8%
South Carolina                     2            9,959,703           1.0%             7.7278%             1.38            75.6%
Ohio                               5            5,655,560           0.6%             7.4859%             1.30            67.3%
Nebraska                           2            5,317,675           0.5%             7.5380%             1.33            76.3%
New Mexico                         3            4,787,298           0.5%             8.1668%             1.30            67.8%
New Jersey                         8            4,645,142           0.5%             9.1053%             1.67            60.5%
Missouri                           1            4,037,992           0.4%             7.6100%             1.25            61.2%
Louisiana                          1            3,991,289           0.4%             7.7200%             1.41            68.8%
Alabama                            1            3,789,349           0.4%             7.1600%             1.55            78.1%
Utah                               2            1,427,944           0.1%             7.5081%             1.80            48.9%
Washington                         1            1,386,097           0.1%             9.6250%             1.34            73.9%
Wyoming                            1              930,178           0.1%             8.3100%             1.47            68.9%
New Hampshire                      2              609,114           0.1%             9.0518%             2.48            69.6%
Minnesota                          2              414,545           0.0%             9.3750%             1.72            74.4%
Alaska                             2              387,720           0.0%             8.2500%             1.53            75.0%
                              ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          272         $982,557,380         100.0%             7.5577%             1.40X           72.2%
                              =====================================================================================================



(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.




                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE


                                                                                      WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF        AVERAGE                          WEIGHTED
                                 UNDERLYING     CUT-OFF DATE      INITIAL NET         MORTGAGE         WEIGHTED         AVERAGE
                                  MORTGAGE        PRINCIPAL      MORTGAGE POOL        INTEREST          AVERAGE      CUT-OFF DATE
LOAN TYPE                           LOANS          BALANCE          BALANCE             RATE           U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon                              232        $863,959,732         87.9%             7.5362%           1.41x           72.3%
ARD                                   14         111,131,148         11.3%             7.7448%           1.34            71.8%
Fully Amortizing                       6           7,466,500          0.8%             7.2623%           1.27            69.2%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              252        $982,557,380        100.0%             7.5577%           1.40X           72.2%
                                 ===================================================================================================


                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                   WEIGHTED
                             NUMBER OF                         PERCENTAGE OF       AVERAGE                          WEIGHTED
                             UNDERLYING       CUT-OFF DATE       INITIAL NET       MORTGAGE         WEIGHTED         AVERAGE
         RANGE OF             MORTGAGE          PRINCIPAL       MORTGAGE POOL      INTEREST         AVERAGE       CUT-OFF DATE
         U/W DSCRS             LOANS            BALANCE           BALANCE            RATE           U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     1.20x   -    1.29          67            $255,944,996         26.0%            7.6502%           1.26x           75.0%
     1.30    -    1.39          67             392,531,236         39.9%            7.4473%           1.33            74.4%
     1.40    -    1.49          42             127,935,689         13.0%            7.4695%           1.43            73.6%
     1.50    -    1.59          25              89,367,578          9.1%            7.1819%           1.55            67.0%
     1.60    -   6.04x          51             116,777,881         11.9%            8.1100%           1.76            61.4%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        252            $982,557,380        100.0%            7.5577%           1.40X           72.2%
                             =======================================================================================================



MAXIMUM U/W DSCR:       6.04X
MINIMUM U/W DSCR:       1.20X
WTD. AVG. U/W DSCR:     1.40X





                        CUT-OFF DATE LOAN-TO-VALUE RATIOS


                                                                                     WEIGHTED
                                NUMBER OF                         PERCENTAGE OF       AVERAGE                         WEIGHTED
                               UNDERLYING      CUT-OFF DATE       INITIAL NET        MORTGAGE        WEIGHTED         AVERAGE
    RANGE OF CUT-OFF DATE       MORTGAGE         PRINCIPAL       MORTGAGE POOL       INTEREST         AVERAGE      CUT-OFF DATE
    LOAN-TO-VALUE RATIOS         LOANS            BALANCE           BALANCE            RATE          U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     12.6%   -   55.0%            21           $ 19,779,436           2.0%            7.7197%          2.03x           44.3%
     55.1%   -   65.0%            46            138,169,194          14.1%            8.0038%          1.55            62.1%
     65.1%   -   67.5%            26            114,156,980          11.6%            7.2326%          1.47            66.4%
     67.6%   -   70.0%            25             51,282,308           5.2%            8.0485%          1.39            68.8%
     70.1%   -   72.5%            31             88,085,163           9.0%            7.7669%          1.38            71.7%
     72.6%   -   75.0%            39            164,912,773          16.8%            7.5007%          1.35            74.2%
     75.1%   -   77.5%            33            122,623,111          12.5%            7.5353%          1.32            76.7%
     77.6%   -   78.5%             6             56,050,534           5.7%            7.5042%          1.33            78.1%
     78.6%   -   79.5%            10            117,560,091          12.0%            7.4075%          1.32            78.9%
     79.6%   -   80.5%            15            109,937,789          11.2%            7.2070%          1.29            79.9%
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          252           $982,557,380         100.0%            7.5577%          1.40X           72.2%
                               =====================================================================================================



MAXIMUM CUT-OFF DATE LTV RATIO:    80.5%
MINIMUM CUT-OFF DATE LTV RATIO:    12.6%
WTD. AVG. CUT-OFF DATE LTV RATIO:  72.2%

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE


                                                                                          WEIGHTED
                                   NUMBER OF                           PERCENTAGE OF       AVERAGE                        WEIGHTED
                                   MORTGAGED        CUT-OFF DATE        INITIAL NET       MORTGAGE        WEIGHTED         AVERAGE
                                     REAL             PRINCIPAL        MORTGAGE POOL      INTEREST         AVERAGE      CUT-OFF DATE
PROPERTY TYPE                     PROPERTIES           BALANCE            BALANCE           RATE          U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail                                60            $366,763,318           37.3%           7.5221%          1.35x           73.3%
Multifamily                          141             342,613,617           34.9%           7.6303%          1.40            73.8%
Office                                20             101,617,509           10.3%           7.4407%          1.45            68.5%
Mixed Use                             21              88,183,803            9.0%           7.3832%          1.53            67.8%
Industrial                            19              54,146,262            5.5%           7.7427%          1.35            71.8%
Self Storage                           5              12,983,209            1.3%           7.3975%          1.41            64.7%
Hotel                                  1               8,943,852            0.9%           8.2800%          1.67            71.4%
Manufactured Housing                   5               7,305,811            0.7%           7.7016%          1.49            65.3%
                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              272            $982,557,380          100.0%           7.5577%          1.40X           72.2%
                                  ==================================================================================================







                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE


                                                                                              WEIGHTED
                                          NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          MORTGAGED      CUT-OFF DATE       INITIAL NET       MORTGAGE     WEIGHTED        AVERAGE
                                            REAL          PRINCIPAL        MORTGAGE POOL      INTEREST      AVERAGE     CUT-OFF DATE
PROPERTY TYPE     PROPERTY SUB-TYPE      PROPERTIES        BALANCE            BALANCE           RATE       U/W DSCR       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
RETAIL
                  Anchored(1)                32         $277,661,289          28.3%            7.4626%       1.33x          74.4%
                  Unanchored                 28           89,102,029           9.1%            7.7073%       1.41           69.9%
                                         -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      60         $366,763,318          37.3%            7.5221%       1.35X          73.3%
                                         ===========================================================================================



(1) INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (2)


                                                                           WEIGHTED      WEIGHTED         WEIGHTED
                                                                            AVERAGE       AVERAGE          AVERAGE
                             NUMBER OF                     PERCENTAGE OF   REMAINING     REMAINING        REMAINING       WEIGHTED
       RANGE OF              UNDERLYING    CUT-OFF DATE     INITIAL NET     LOCKOUT       LOCKOUT        LOCKOUT PLUS      AVERAGE
   REMAINING TERMS TO        MORTGAGE        PRINCIPAL     MORTGAGE POOL     PERIOD    PLUS YM PERIOD   PREMIUM PERIOD    MATURITY
STATED MATURITY (YEARS)        LOANS          BALANCE         BALANCE       (YEARS)       (YEARS)           (YEARS)      (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------------
    1.50  -   4.99               5         $  3,117,409         0.3%           2.4          4.1               4.1            4.4
    5.00  -   6.99              30           39,790,749         4.0%           1.7          5.6               5.7            6.6
    7.00  -   7.99              77           27,173,560         2.8%           1.9          6.5               6.5            7.4
    8.00  -   8.99              24           69,623,798         7.1%           7.2          8.2               8.2            8.7
    9.00  -   9.49               4           57,746,734         5.9%           8.8          8.8               8.8            9.1
    9.50  -   9.99             104          750,772,864        76.4%           9.4          9.5               9.5            9.8
   10.00  -  10.99               2           19,000,000         1.9%           9.8          9.8               9.8           10.0
   11.00  -  11.99               2            8,370,736         0.9%          11.5         11.5              11.5           11.8
   12.00  -  20.00               4            6,961,530         0.7%           6.3         16.1              16.1           16.5
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        252         $982,557,380       100.0%           8.7          9.1               9.2            9.5
                             =======================================================================================================



(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2) THE LOCKOUT PERIOD FOR ASSET # 43, R.E. MICHEL COMPANY, INC. POOLED MORTGAGE LOAN INCLUDES A TWENTY FOUR MONTH PERIOD DURING WHICH THE MORTGAGE LOAN MAY BE PREPAID WITH A YIELD MAINTENANCE CHARGE.





                              PREPAYMENT OPTION (2)


                                                                          WEIGHTED        WEIGHTED          WEIGHTED
                                                                           AVERAGE         AVERAGE           AVERAGE
                              NUMBER OF                   PERCENTAGE OF   REMAINING       REMAINING         REMAINING     WEIGHTED
                              UNDERLYING  CUT-OFF DATE     INITIAL NET     LOCKOUT         LOCKOUT        LOCKOUT PLUS     AVERAGE
                               MORTGAGE    PRINCIPAL      MORTGAGE POOL     PERIOD      PLUS YM PERIOD   PREMIUM PERIOD   MATURITY
   PREPAYMENT OPTION            LOANS       BALANCE          BALANCE       (YEARS)         (YEARS)           (YEARS)     (YEARS) (1)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             114      $891,665,965       90.7%           9.4             9.4               9.4           9.7
Lockout / Yield Maintenance      121        79,165,459        8.1%           2.2             7.6               7.6           7.9
Yield Maintenance                  2         4,639,901        0.5%           0.0             9.5               9.5           9.8
Lockout                           10         4,462,937        0.5%           1.4             1.4               1.4           6.8
Penalty                            2         1,706,671        0.2%           0.0             0.0               1.7           6.8
Yield Maintenance / Penalty        2           646,576        0.1%           0.0             5.9               6.3           6.6
Lockout / Penalty                  1           269,870        0.0%           1.4             1.4               5.9           6.5
                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          252      $982,557,380      100.0%           8.7             9.1               9.2           9.5
                            =======================================================================================================




(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2) THE LOCKOUT PERIOD FOR ASSET # 43, R.E. MICHEL COMPANY, INC. POOLED MORTGAGE LOAN INCLUDES A TWENTY FOUR MONTH PERIOD DURING WHICH THE MORTGAGE LOAN MAY BE PREPAID WITH A YIELD MAINTENANCE CHARGE.

                    MORTGAGE POOL PREPAYMENT PROFILE (1) (2)


                                   NUMBER OF
                                   UNDERLYING
                MONTHS SINCE        MORTGAGE         OUTSTANDING    % OF POOL        YIELD         PREPAYMENT   % OF POOL
     DATE       CUT-OFF DATE         LOANS           BALANCE (MM)     LOCKOUT     MAINTENANCE       PREMIUM        OPEN      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
    DEC-01           0                252              $982.6         98.82%         1.01%           0.17%         0.00%     100.0%

    DEC-02          12                252              $973.6         98.18%         1.46%           0.17%         0.19%     100.0%

    DEC-03          24                251              $963.7         94.67%         4.69%           0.03%         0.61%     100.0%

    DEC-04          36                251              $953.1         91.71%         7.66%           0.03%         0.61%     100.0%

    DEC-05          48                251              $941.5         91.78%         7.57%           0.03%         0.63%     100.0%

    DEC-06          60                247              $926.0         91.88%         7.49%           0.03%         0.60%     100.0%

    DEC-07          72                246              $908.4         92.36%         6.25%           0.06%         1.33%     100.0%

    DEC-08          84                207              $859.7         95.20%         3.61%           0.00%         1.20%     100.0%

    DEC-09          96                136              $824.1         97.68%         1.32%           0.00%         1.00%     100.0%

    DEC-10         108                115              $723.3         94.90%         1.23%           0.00%         3.86%     100.0%

    DEC-11         120                  6              $ 11.1         66.77%        33.23%           0.00%         0.00%     100.0%

    DEC-12         132                  6              $ 10.5         69.35%        30.65%           0.00%         0.00%     100.0%

    DEC-13         144                  4              $  2.7          0.00%       100.00%           0.00%         0.00%     100.0%

    DEC-14         156                  2              $  2.1          0.00%        99.88%           0.00%         0.12%     100.0%

    DEC-15         168                  1              $  1.6          0.00%       100.00%           0.00%         0.00%     100.0%
------------------------------------------------------------------------------------------------------------------------------------



(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE HYPER-AMORTIZATION LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

(2) THE LOCKOUT PERIOD FOR ASSET # 43, R.E. MICHEL COMPANY, INC. POOLED MORTGAGE LOAN INCLUDES A TWENTY FOUR MONTH PERIOD DURING WHICH THE MORTGAGE LOAN MAY BE PREPAID WITH A YIELD MAINTENANCE CHARGE.

            SUB-POOL NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                    WEIGHTED
                          NUMBER OF                          PERCENTAGE OF          AVERAGE                              WEIGHTED
                          UNDERLYING        CUT-OFF DATE      INITIAL NET           MORTGAGE          WEIGHTED            AVERAGE
       RANGE OF            MORTGAGE          PRINCIPAL       MORTGAGE POOL          INTEREST          AVERAGE          CUT-OFF DATE
       U/W DSCRS            LOANS             BALANCE           BALANCE               RATE            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     1.20x  -  1.25          11            $ 80,700,743           8.2%               7.5737%            1.23x              75.5%
     1.25   -  1.30          24             257,952,594          26.3%               7.4918%            1.29               76.6%
     1.30   -  1.35          33             186,979,952          19.0%               7.3272%            1.32               75.5%
     1.35   -  1.40          17             133,793,975          13.6%               7.5190%            1.38               70.1%
     1.40   -  6.04x         41             272,928,471          27.8%               7.5059%            1.58               67.0%
                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     126            $932,355,734          94.9%               7.4739%            1.39X              72.5%
                          ==========================================================================================================




MAXIMUM U/W DSCR:      6.04X
MINIMUM U/W DSCR:      1.20X
WTD. AVG. U/W DSCR:    1.39X


                SUB-POOL NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS


                                                                                    WEIGHTED
                           NUMBER OF                         PERCENTAGE OF          AVERAGE                              WEIGHTED
                          UNDERLYING       CUT-OFF DATE       INITIAL NET           MORTGAGE          WEIGHTED            AVERAGE
  RANGE OF CUT-OFF DATE    MORTGAGE          PRINCIPAL       MORTGAGE POOL          INTEREST          AVERAGE          CUT-OFF DATE
  LOAN-TO-VALUE RATIOS      LOANS             BALANCE           BALANCE               RATE            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     12.6%  -  55.0%          7            $ 14,741,422           1.5%               7.2315%            2.03x              45.6%
     55.1%  -  65.0%         11             127,688,850          13.0%               7.9167%            1.55               62.2%
     65.1%  -  67.5%         10             108,419,505          11.0%               7.1372%            1.46               66.4%
     67.6%  -  70.0%         11              45,108,375           4.6%               7.9343%            1.38               68.9%
     70.1%  -  72.5%         17              80,717,774           8.2%               7.6469%            1.37               71.7%
     72.6%  -  75.0%         24             158,665,689          16.1%               7.4394%            1.35               74.2%
     75.1%  -  77.5%         17             114,563,004          11.7%               7.3980%            1.31               76.7%
     77.6%  -  78.5%          5              55,820,608           5.7%               7.4960%            1.33               78.1%
     78.6%  -  79.5%          9             116,692,719          11.9%               7.3975%            1.32               78.9%
     79.6%  -  80.5%         15             109,937,789          11.2%               7.2070%            1.29               79.9%
                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     126            $932,355,734          94.9%               7.4739%            1.39X              72.5%
                          ==========================================================================================================




MAXIMUM CUT-OFF DATE LTV RATIO:    80.5%
MINIMUM CUT-OFF DATE LTV RATIO:    12.6%
WTD. AVG. CUT-OFF DATE LTV RATIO:  72.5%




            SUB-POOL NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE


                                                                                    WEIGHTED
                           NUMBER OF                         PERCENTAGE OF           AVERAGE                             WEIGHTED
                           MORTGAGED       CUT-OFF DATE       INITIAL NET           MORTGAGE          WEIGHTED            AVERAGE
                             REAL            PRINCIPAL       MORTGAGE POOL          INTEREST          AVERAGE          CUT-OFF DATE
PROPERTY TYPE             PROPERTIES          BALANCE           BALANCE               RATE            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail                       52            $363,748,921          37.0%               7.5043%            1.34x              73.5%
Multifamily                  47             304,967,311          31.0%               7.4639%            1.38               74.5%
Office                       15             100,176,510          10.2%               7.4097%            1.45               68.5%
Mixed Use                     7              82,998,933           8.4%               7.2523%            1.54               67.8%
Industrial                   17              53,504,649           5.4%               7.7153%            1.35               71.9%
Self Storage                  5              12,983,209           1.3%               7.3975%            1.41               64.7%
Hotel                         1               8,943,852           0.9%               8.2800%            1.67               71.4%
Manufactured Housing          2               5,032,349           0.5%               7.0138%            1.53               67.9%
                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     146            $932,355,734          94.9%               7.4739%            1.39X              72.5%
                          ==========================================================================================================


            SUB-POOL NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                   WEIGHTED
                         NUMBER OF                          PERCENTAGE OF           AVERAGE                              WEIGHTED
                        UNDERLYING          CUT-OFF DATE     INITIAL NET           MORTGAGE          WEIGHTED             AVERAGE
         RANGE OF        MORTGAGE             PRINCIPAL     MORTGAGE POOL          INTEREST          AVERAGE           CUT-OFF DATE
        U/W DSCRS         LOANS               BALANCE          BALANCE               RATE            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     1.20x  -   1.29        38             $ 16,721,469         1.7%                8.9091%            1.24x               66.6%
     1.30   -   1.39        18                9,353,111         1.0%                9.4995%            1.35               71.2%
     1.40   -   1.49        17                5,268,763         0.5%                8.9279%            1.45               66.4%
     1.50   -   1.59        13                5,346,171         0.5%                9.1925%            1.53               67.1%
     1.60   -   1.69        11                3,209,685         0.3%                8.6982%            1.64               65.2%
     1.70   -   1.79         4                1,189,139         0.1%                9.2723%            1.74               65.3%
     1.80   -   3.69x       25                9,113,308         0.9%                9.2795%            2.37               61.7%
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    126             $ 50,201,646         5.1%                9.1136%            1.56X               66.5%
                         ===========================================================================================================



MAXIMUM U/W DSCR:     3.69X
MINIMUM U/W DSCR:     1.20X
WTD. AVG. U/W DSCR:   1.56X






                SUB-POOL NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS


                                                                                  WEIGHTED
                          NUMBER OF                        PERCENTAGE OF           AVERAGE                                WEIGHTED
                         UNDERLYING         CUT-OFF DATE    INITIAL NET           MORTGAGE             WEIGHTED            AVERAGE
  RANGE OF CUT-OFF DATE   MORTGAGE           PRINCIPAL     MORTGAGE POOL          INTEREST             AVERAGE          CUT-OFF DATE
   LOAN-TO-VALUE RATIOS    LOANS              BALANCE         BALANCE               RATE               U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
     27.5%  -   55.0%       14             $ 5,038,015         0.5%                9.1482%              2.02x               40.3%
     55.1%  -   65.0%       35              10,480,344         1.1%                9.0650%               1.54               61.7%
     65.1%  -   67.5%       16               5,737,475         0.6%                9.0354%               1.57               66.0%
     67.6%  -   70.0%       14               6,173,933         0.6%                8.8832%               1.51               68.5%
     70.1%  -   72.5%       14               7,367,389         0.7%                9.0810%               1.48               71.2%
     72.6%  -   75.0%       15               6,247,084         0.6%                9.0583%               1.45               73.8%
     75.1%  -   77.5%       16               8,060,107         0.8%                9.4881%               1.50               76.3%
     77.6%  -   78.5%        1                 229,927         0.0%                9.5000%               1.38               77.9%
     78.6%  -   78.9%        1                 867,372         0.1%                8.7500%               1.27               78.9%
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    126             $50,201,646         5.1%                9.1136%               1.56X              66.5%
                         ===========================================================================================================



MAXIMUM CUT-OFF DATE LTV RATIO:    78.9%
MINIMUM CUT-OFF DATE LTV RATIO:    27.5%
WTD. AVG. CUT-OFF DATE LTV RATIO:  66.5%




            SUB-POOL NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE


                                                                                   WEIGHTED
                           NUMBER OF                        PERCENTAGE OF           AVERAGE                              WEIGHTED
                           MORTGAGED        CUT-OFF DATE     INITIAL NET           MORTGAGE             WEIGHTED         AVERAGE
                             REAL            PRINCIPAL      MORTGAGE POOL          INTEREST             AVERAGE        CUT-OFF DATE
PROPERTY TYPE             PROPERTIES          BALANCE         BALANCE                RATE               U/W DSCR        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                   94           $ 37,646,305         3.8%                8.9782%               1.58x           68.0%
Mixed Use                     14              5,184,869         0.5%                9.4792%               1.42            67.2%
Retail                         8              3,014,397         0.3%                9.6684%               1.74            51.5%
Manufactured Housing           3              2,273,462         0.2%                9.2240%               1.40            59.5%
Office                         5              1,440,999         0.1%                9.5941%               1.57            64.3%
Industrial                     2                641,613         0.1%               10.0282%               1.27            62.2%
                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      126           $ 50,201,646         5.1%                9.1136%               1.56X           66.5%
                          ==========================================================================================================


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT


Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6


For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                            DISTRIBUTION DATE STATEMENT

                                  Table of Contents
STATEMENT SECTIONS                                               PAGE(s)

Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables          7 - 9
Mortgage Loan Detail                                                10
Principal Prepayment Detail                                         11
Historical Detail                                                   12
Delinquency Loan Detail                                             13
Specially Serviced Loan Detail                                   14 - 15
Modified Loan Detail                                                16
Liquidated Loan Detail                                              17


     Depositor
Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY  10010
Contact: General Information Number
Phone Number: (212) 325-2000

     Master Servicer
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO  64105
Contact: Brad Hauger
Phone Number: (816) 292-8629

     Special Servicer
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO  64105
Contact: Brad Hauger
Phone Number: (816) 292-8629


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6


For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                        CERTIFICATE DISTRIBUTION DETAIL

Class\      CUSIP          Pass-Through                   Original            Beginning         Principal
Component                      Rate                        Balance             Balance         Distribution
-----------------------------------------------------------------------------------------------------------
A-1                         0.000000%                       0.00                 0.00              0.00
A-2                         0.000000%                       0.00                 0.00              0.00
B                           0.000000%                       0.00                 0.00              0.00
C                           0.000000%                       0.00                 0.00              0.00
D                           0.000000%                       0.00                 0.00              0.00
E                           0.000000%                       0.00                 0.00              0.00
F                           0.000000%                       0.00                 0.00              0.00
G                           0.000000%                       0.00                 0.00              0.00
H                           0.000000%                       0.00                 0.00              0.00
J                           0.000000%                       0.00                 0.00              0.00
K                           0.000000%                       0.00                 0.00              0.00
L                           0.000000%                       0.00                 0.00              0.00
M                           0.000000%                       0.00                 0.00              0.00
N                           0.000000%                       0.00                 0.00              0.00
O                           0.000000%                       0.00                 0.00              0.00
P                           0.000000%                       0.00                 0.00              0.00
NW-SUB                      0.000000%                       0.00                 0.00              0.00
GT2                         0.000000%                       0.00                 0.00              0.00
-------------------------------------------------------------------------------------------------------
Totals                                                      0.00                 0.00              0.00



Class       Interest       Prepayment  Realized Loss/        Total             Ending            Current
          Distribution      Premium   Additional Trust    Distribution         Balance        Subordination
                                        Fund Expenses                                            Level (1)
-----------------------------------------------------------------------------------------------------------
A-1           0.00           0.00           0.00            0.00                 0.00             0.00
A-2           0.00           0.00           0.00            0.00                 0.00             0.00
B             0.00           0.00           0.00            0.00                 0.00             0.00
C             0.00           0.00           0.00            0.00                 0.00             0.00
D             0.00           0.00           0.00            0.00                 0.00             0.00
E             0.00           0.00           0.00            0.00                 0.00             0.00
F             0.00           0.00           0.00            0.00                 0.00             0.00
G             0.00           0.00           0.00            0.00                 0.00             0.00
H             0.00           0.00           0.00            0.00                 0.00             0.00
J             0.00           0.00           0.00            0.00                 0.00             0.00
K             0.00           0.00           0.00            0.00                 0.00             0.00
L             0.00           0.00           0.00            0.00                 0.00             0.00
M             0.00           0.00           0.00            0.00                 0.00             0.00
N             0.00           0.00           0.00            0.00                 0.00             0.00
O             0.00           0.00           0.00            0.00                 0.00             0.00
P             0.00           0.00           0.00            0.00                 0.00             0.00
NW-SUB        0.00           0.00           0.00            0.00                 0.00             0.00
GT2           0.00           0.00           0.00            0.00                 0.00             0.00
------------------------------------------------------------------------------------------------------
Totals        0.00           0.00           0.00            0.00                 0.00             0.00



                                            Original             Beginning
                     Pass-Through           Notional              Notional
Class     CUSIP         Rate                 Amount                Amount
---------------------------------------------------------------------------

A-CP                   0.000000               0.00                  0.00
A-X                    0.000000               0.00                  0.00


                                                              Ending
                 Interest     Prepayment     Total           Notional
Class          Distribution    Premium    Distribution        Amount
---------------------------------------------------------------------

A-CP               0.00        0.00          0.00              0.00
A-X                0.00        0.00          0.00              0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                                                     CERTIFICATE FACTOR DETAIL

 Class/                                Beginning       Principal      Interest       Prepayment    Realized Loss/         Ending
Component          CUSIP                Balance      Distribution   Distribution      Premium     Additional Trust        Balance
---------------------------------------------------------------------------------------------------------------------------------
A-1                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
B                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
C                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
D                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
E                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
F                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
G                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
H                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
J                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
K                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
L                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
M                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
N                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
O                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
P                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
NW-SUB                                0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
GT2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000

                               Beginning                                                        Ending
                                Notional             Interest             Prepayment           Notional
Class       CUSIP                Amount            Distribution             Premium             Amount
-------------------------------------------------------------------------------------------------------

A-CP                           0.00000000            0.00000000           0.00000000         0.00000000
A-X                            0.00000000            0.00000000           0.00000000         0.00000000


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                         RECONCILIATION DETAIL

ADVANCE SUMMARY
P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P&I                                           0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections


MASTER SERVICING FEE SUMMARY
Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees on Delinquent Payments Received                  0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00

                                                CERTIFICATE INTEREST RECONCILIATION

                                                                       Distributable   Additional                   Remaining Unpaid
                  Accrued         Net Aggregate     Distributable      Certificate      Trust                         Distributable
                Certificate         Prepayment       Certificate         Interest        Fund        Interest          Certificate
 Class            Interest       Interest Shortfall   Interest          Adjustment     Expenses    Distribution         Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-2                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
B                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
C                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
D                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
E                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
F                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
G                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
H                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
J                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
K                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
L                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
M                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
N                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
O                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
P                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
NW-SUB              0.00                0.00            0.00              0.00           0.00           0.00              0.00
GT2                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-CP                0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-X                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals              0.00                0.00            0.00              0.00           0.00           0.00              0.00

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                      OTHER REQUIRED INFORMATION

Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Servicing Fee                                           0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Stand-by Fee                                                      0.00
Aggregate Trust Fund Expenses                                               0.00

Specially Serviced Loans not Delinquent
Number of Outstanding Loans                                                    0
Aggregate Unpaid Principal Balance                                          0.00


Appraisal Reduction Amount

                              Appraisal     Cumulative          Most Recent
Loan                          Reduction        ASER              App. Red.
Number                         Amount         Amount               Date
---------------------------------------------------------------------------






----------------------------------------------------------------------------
Total

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                           RATINGS DETAIL

                          Original Ratings            Current Ratings (1)
                       -----------------------      -----------------------
Class      CUSIP       Fitch    Moody's    S&P      Fitch    Moody's   S&P
----------------------------------------------------------------------------
  A-1
  A-2
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   O
   P
 NW-SUB
  GT2
  A-CP
  A-X

NR   - Designates that the class was not rated by the above agency at the time of original issuance.
X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                        SCHEDULED BALANCE

                                                                              % of
           Scheduled                        # of             Scheduled         Agg.      WAM                        Weighted
            Balance                         Loans             Balance          Bal.      (2)             WAC        Avg DSCR(1)
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

             Totals

                                                   STATE(3)

                                                           % of
                        # of              Scheduled         Agg.      WAM                        Weighted
        State           Props              Balance          Bal.      (2)            WAC         Avg DSCR(1)
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

       Totals


See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                           DEBT SERVICE COVERAGE RATIO

       Debt Service             # of            Scheduled         % of                                Weighted
      Coverage Ratio            Loans            Balance           Agg.     WAM             WAC      Avg DSCR(1)
                                                                   Bal.     (2)
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

           Totals


                                                PROPERTY TYPE (3)

            Property            # of           Scheduled          % of                                  Weighted
              Type             Props            Balance            Agg.       WAM            WAC       Avg DSCR(1)
                                                                   Bal.       (2)
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------

           Totals


                                                    NOTE RATE

             Note               # of            Scheduled         % of                                 Weighted
             Rate               Loans            Balance           Agg.       WAM           WAC       Avg DSCR(1)
                                                                   Bal.       (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                                    SEASONING

                                # of            Scheduled           % of                              Weighted
            Seasoning          Loans             Balance            Agg.      WAM          WAC        Avg DSCR(1)
                                                                              Bal.         (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

       Anticipated            # of              Scheduled         % of                                 Weighted
     Remaining Term(2)        Loans              Balance           Agg.      WAM             WAC      Avg DSCR(1)
                                                                   Bal.      (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)

         Remaining               # of            Scheduled        % of                                Weighted
        Stated Term              Loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

        Remaining                # of            Scheduled        % of                                Weighted
    Amortization Term            Loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                              AGE OF MOST RECENT NOI

       Age of Most            # of              Scheduled         % of                                 Weighted
       Recent NOI             Loans              Balance           Agg.     WAM            WAC        Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                   MORTGAGE LOAN DETAIL

       Loan                Property                                          Interest          Principal          Gross
      Number      ODCR      Type(1)    City                  State           Payment            Payment           Coupon
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------

Totals



       Loan      Anticipated                      Neg.           Beginning             Ending                  Paid
      Number      Repayment       Maturity       Amort           Scheduled           Scheduled                 Thru
                    Date            Date         (Y/N)            Balance              Balance                 Date
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

Totals



      Loan               Appraisal               Appraisal            Res              Mod
     Number              Reduction               Reduction           Strat.            Code
                           Date                   Amount              (2)              (3)
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------

Totals

(1) Property Type Code

MF- Multi-Family
RT- Retail
HC- Health Care
IN- Industrial
WH- Warehouse
MH- Mobile Home Park
OF- Office
MU- Mixed Use
LO- Lodging
SS- Self Storage
OT- Other

(2) Resolution Strategy Code

1- Modification
2- Foreclosure
3- Bankruptcy
4- Extension
5- Note Sale
6- DPO
7- REO
8- Resolved
9- Pending Return to Master Server
10- Deed In Lieu of Foreclosure
11- Full Payoff
12- Reps and Warranties
13- Other or TBD

(3) Modification Code

1- Maturity Date Extension
2- Amortization Change
3- Principal Write-Off
4- Combination

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                    PRINCIPAL PREPAYMENT DETAIL

                                          Principal Prepayment Amount                           Prepayment Penalties
                 Offering Document    --------------------------------------       -------------------------------------------------
Loan Number       Cross-Reference     Payoff Amount       Curtailment Amount       Percentage Premium       Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   Totals


Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                          HISTORICAL DETAIL

                                                           Delinquencies
------------------------------------------------------------------------------------------------------------------------------------
Distribution           30-59 Days            60-89 Days        90 Days or More      Foreclosure          REO           Modifications
   Date             #   Balance           #   Balance        #     Balance       #     Balance      #    Balance    #     Balance
------------------------------------------------------------------------------------------------------------------------------------



                       Prepayments
------------------------------------------------------
Distribution          Curtailments       Payoff
   Date               #      Amount      #      Amount
------------------------------------------------------


                 Rate and Maturities
---------------------------------------------------
Distribution      Next Weighted Avg.            WAM
   Date           Coupon        Remit
---------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                                          DELINQUENCY LOAN DETAIL

                 Offering          # of              Paid         Current           Outstanding   Status of
Loan Number      Document         Months            Through        P & I              P & I        Mortgage
             Cross-Reference      Delinq.            Date         Advances           Advances**     Loan(1)
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
Totals


                     Resolution                                           Current          Outstanding     Bankruptcy     REO
Loan Number           Strategy            Servicing      Foreclosure     Servicing          Servicing         Date        Date
                       Code(2)          Transfer Date       Date          Advances          Advances
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Totals


(1) Status of Mortgage Loan

A- Payment Not Received But Still in Grace Period
B- Late Payment But Less Than 1 Month Delinquent
0- Current
1- One Month Delinquent
2- Two Months Delinquent
3- Three or More Months Delinquent
4- Assumed Scheduled Payment (Performing Matured Loan)
7- Foreclosure
9- REO

(2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Master Servicer
   - Full Payoff
   - Reps and Warranties
11 - Other or TBD

**Outstanding P & I Advances include the current period advance.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering          Servicing  Resolution
Distribution    Loan        Document          Transfer    Strategy       Scheduled     Property                 Interest    Actual
  Date         Number    Cross-Reference        Date       Code(1)        Balance       Type(2)        State      Rate      Balance
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



                  Net                                                  Remaining
Distribution   Operating      NOI                 Note    Maturity   Amortization
  Date           Income       Date      DSCR      Date     Date          Term
---------------------------------------------------------------------------------


----------------------------------------------------------------------------------

(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                              SPECIALLY SERVICED LOAN DETAIL - PART 2
                                                                                                          Other
                          Offering         Resolution     Site                                             REO
Distribution    Loan      Document          Strategy    Inspection                 Appraisal  Appraised  Property
  Date         Number  Cross-Reference       Code(1)      Date       Phase 1 Date     Date      Value    Revenue   Comment
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------


(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                              MODIFIED LOAN DETAIL
               Offering
 Loan          Document      Pre-Modification   Modification     Modification
Number      Cross-Reference     Balance            Date           Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  Totals

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                  LIQUIDATED LOAN DETAIL

         Final Recovery      Offering                                                        Gross Proceeds     Aggregate
 Loan    Determination       Document       Appraisal  Appraisal     Actual       Gross        as a % of       Liquidation
Number       Date         Cross-Reference      Date      Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------------------------
Cumulative Total



            Net           Net Proceeds                   Repurchased
 Loan    Liquidation       as a % of        Realized      by Seller
Number    Proceeds       Actual Balance       Loss          (Y/N)
---------------------------------------------------------------------


---------------------------------------------------------------------

---------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.)

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------


                                                CLASS A-1 CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................



Weighted average life (in years)..........


                                                CLASS A-2 CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................


Weighted average life (in years)..........


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:



                                                CLASS B CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................



Weighted average life (in years)..........


                                                CLASS C CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................



Weighted average life (in years)..........


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                                                CLASS D CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................





Weighted average life (in years)..........


                                                   CLASS E CERTIFICATES
FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................





Weighted average life (in years)..........


                      [This page intentionally left blank]

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES



     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class A-1, Class A-2, Class B, Class C, Class D and Class E, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                      [This page intentionally left blank]

                      [This page intentionally left blank]

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

--------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series loans secured by first and junior liens on, of offered certificates will--

o    have its own series designation;

o    consist of one or more classes with various payment characteristics;

o    evidence beneficial ownership interests in a trust established by us; and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------
                               THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 10, 2001.

                                TABLE OF CONTENTS

                                                                           Page
                                                                          ------

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3

SUMMARY OF PROSPECTUS.........................................................4

RISK FACTORS.................................................................11

CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................27

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................27

USE OF PROCEEDS..............................................................28

DESCRIPTION OF THE TRUST ASSETS..............................................28

YIELD AND MATURITY CONSIDERATIONS............................................51

DESCRIPTION OF THE CERTIFICATES..............................................56

DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................64

DESCRIPTION OF CREDIT SUPPORT................................................73

LEGAL ASPECTS OF MORTGAGE LOANS..............................................75

FEDERAL INCOME TAX CONSEQUENCES..............................................86

STATE AND OTHER TAX CONSEQUENCES............................................119

ERISA CONSIDERATIONS........................................................119

LEGAL INVESTMENT............................................................122

PLAN OF DISTRIBUTION........................................................123

LEGAL MATTERS...............................................................125

FINANCIAL INFORMATION.......................................................125

RATING......................................................................125

GLOSSARY....................................................................127

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE................................   Credit Suisse First Boston Mortgage
                                             Securities Corp. Our principal
                                             offices are located at Eleven
                                             Madison Avenue, New York, New York
                                             10010, telephone number (212)
                                             325-2000. We are a wholly-owned
                                             subsidiary of Credit Suisse First
                                             Boston Management Corporation,
                                             which in turn is a wholly-owned
                                             subsidiary of Credit Suisse First
                                             Boston, Inc. See "Credit Suisse
                                             First Boston Mortgage Securities
                                             Corp."
THE SECURITIES BEING OFFERED..............   The securities that will be offered
                                             by this prospectus and the related
                                             prospectus supplements consist of
                                             commercial/multifamily mortgage
                                             pass-through certificates. These
                                             certificates will be issued in
                                             series, and each series will, in
                                             turn, consist of one or more
                                             classes. Each class of offered
                                             certificates must, at the time of
                                             issuance, be assigned an investment
                                             grade rating by at least one
                                             nationally recognized statistical
                                             rating organization. Typically, the
                                             four highest rating categories,
                                             within which there may be
                                             sub-categories or gradations to
                                             indicate relative standing, signify
                                             investment grade. See "Rating."

                                             Each series of offered certificates
                                             will evidence beneficial ownership
                                             interests in a trust established by
                                             us and containing the assets
                                             described in this prospectus and
                                             the related prospectus supplement.
THE OFFERED CERTIFICATES MAY BE
   ISSUED WITH OTHER CERTIFICATES.........   We may not publicly offer all the
                                             commercial/multifamily mortgage
                                             pass-through certificates
                                             evidencing interests in one of our
                                             trusts. We may elect to retain some
                                             of those certificates, to place
                                             some privately with institutional
                                             investors or to deliver some to the
                                             applicable seller as partial
                                             consideration for the related
                                             mortgage assets. In addition, some
                                             of those certificates may not
                                             satisfy the rating requirement for
                                             offered certificates described
                                             under "--The Securities Being
                                             Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing
                                             agreement or other similar
                                             agreement or collection of
                                             agreements will govern, among other
                                             things--

                                             o the issuance of each series of
                                               offered certificates;

                                             o the creation of and transfer of
                                               assets to the related trust; and

                                             o the servicing and administration
                                               of those assets.

                                             The parties to the governing
                                             document(s) for a series of offered
                                             certificates will always include us
                                             and a trustee. We will be
                                             responsible for establishing the
                                             trust relating to each series of
                                             offered certificates. In addition,
                                             we will transfer or arrange for the
                                             transfer of the initial trust
                                             assets to that trust. In general,
                                             the trustee for a series of offered
                                             certificates will be responsible
                                             for, among other things, making
                                             payments and preparing and
                                             disseminating various reports to
                                             the holders of those offered
                                             certificates.

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage loans, the parties to the
                                             governing document(s) will also
                                             include--

                                             o a master servicer that will
                                               generally be responsible for
                                               performing customary servicing
                                               duties with respect to those
                                               mortgage loans that are not
                                               defaulted or otherwise
                                               problematic in any material
                                               respect; and
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                                             o a special servicer that will
                                               generally be responsible for
                                               servicing and administering those
                                               mortgage loans that are defaulted
                                               or otherwise problematic in any
                                               material respect and real estate
                                               assets acquired as part of the
                                               related trust with respect to
                                               defaulted mortgage loans.

                                             The same person or entity, or
                                             affiliated entities, may act as
                                             both master servicer and special
                                             servicer for any trust.

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage-backed securities, the
                                             parties to the governing
                                             document(s) may also include a
                                             manager that will be responsible
                                             for performing various
                                             administrative duties with respect
                                             to those mortgage-backed
                                             securities. If the related trustee
                                             assumes those duties, however,
                                             there will be no manager.

                                             In the related prospectus
                                             supplement, we will identify the
                                             trustee and any master servicer,
                                             special servicer or manager for
                                             each series of offered certificates
                                             and their respective duties. See
                                             "Description of the Governing
                                             Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................   The trust assets with respect to
                                             any series of offered certificates
                                             will, in general, include mortgage
                                             loans. Each of those mortgage loans
                                             will constitute the obligation of
                                             one or more persons to repay a
                                             debt. The performance of that
                                             obligation will be secured by a
                                             first or junior lien on, or
                                             security interest in, the
                                             ownership, leasehold or other
                                             interest(s) of the related borrower
                                             or another person in or with
                                             respect to one or more commercial
                                             or multifamily real properties. In
                                             particular, those properties may
                                             include-

                                             o rental or cooperatively-owned
                                               buildings with multiple dwelling
                                               units;

                                             o retail properties related to the
                                               sale of consumer goods and other
                                               products, or related to providing
                                               entertainment, recreational or
                                               personal services, to the general
                                               public;

                                             o office buildings;

                                             o hospitality properties;

                                             o casino properties;

                                             o health care-related facilities;

                                             o industrial facilities;

                                             o warehouse facilities,
                                               mini-warehouse facilities and
                                               self-storage facilities;

                                             o restaurants, taverns and other
                                               establishments involved in the
                                               food and beverage industry;

                                             o manufactured housing communities,
                                               mobile home parks and
                                               recreational vehicle parks;

                                             o recreational and resort
                                               properties;

                                             o arenas and stadiums;

                                             o churches and other religious
                                               facilities;

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                                             o parking lots and garages;

                                             o mixed use properties;

                                             o other income-producing
                                               properties; and/or

                                             o unimproved land.

                                             The mortgage loans underlying a
                                             series of offered certificates may
                                             have a variety of payment terms.
                                             For example, any of those mortgage
                                             loans--

                                             o may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that is fixed over its term,
                                               that resets on one or more
                                               specified dates or that otherwise
                                               adjusts from time to time;

                                             o may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that may be converted at the
                                               borrower's election from an
                                               adjustable to a fixed interest
                                               rate or from a fixed to an
                                               adjustable interest rate;

                                             o may provide for no accrual of
                                               interest;

                                             o may provide for level payments to
                                               stated maturity, for payments
                                               that reset in amount on one or
                                               more specified dates or for
                                               payments that otherwise adjust
                                               from time to time to accommodate
                                               changes in the mortgage interest
                                               rate or to reflect the occurrence
                                               of specified events;

                                             o may be fully amortizing or,
                                               alternatively, may be partially
                                               amortizing or nonamortizing, with
                                               a substantial payment of
                                               principal due on its stated
                                               maturity date;

                                             o may permit the negative
                                               amortization or deferral of
                                               accrued interest;

                                             o may prohibit some or all
                                               voluntary prepayments or require
                                               payment of a premium, fee or
                                               charge in connection with those
                                               prepayments;

                                             o may permit defeasance and the
                                               release of real property
                                               collateral in connection with
                                               that defeasance;

                                             o may provide for payments of
                                               principal, interest or both, on
                                               due dates that occur monthly,
                                               bi-monthly, quarterly,
                                               semi-annually, annually or at
                                               some other interval; and/or

                                             o may have two or more component
                                               parts, each having
                                               characteristics that are
                                               otherwise described in
                                               this prospectus as being
                                               attributable to separate and
                                               distinct mortgage loans.

                                             Most, if not all, of the mortgage
                                             loans underlying a series of
                                             offered certificates will be
                                             secured by liens on real properties
                                             located in the United States, its
                                             territories and possessions.
                                             However, some of those mortgage
                                             loans may be secured by liens on
                                             real properties located outside the
                                             United States, its territories and
                                             possessions, provided that foreign
                                             mortgage loans do not represent
                                             more than 10% of the related
                                             mortgage asset pool, by balance.

                                             We do not originate mortgage loans.
                                             However, some or all of the
                                             mortgage loans included in one of
                                             our trusts may be originated by our
                                             affiliates.

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                                       6

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                                            Neither we nor any of our affiliates
                                            will guarantee or insure repayment
                                            of any of the mortgage loans
                                            underlying a series of offered
                                            certificates. Unless we expressly
                                            state otherwise in the related
                                            prospectus supplement, no
                                            governmental agency or
                                            instrumentality will guarantee or
                                            insure repayment of any of the
                                            mortgage loans underlying a series
                                            of offered certificates. See
                                            "Description of the Trust
                                            Assets--Mortgage Loans."

                                            The trust assets with respect to any
                                            series of offered certificates may
                                            also include mortgage
                                            participations, mortgage
                                            pass-through certificates,
                                            collateralized mortgage obligations
                                            and other mortgage-backed
                                            securities, that evidence an
                                            interest in, or are secured by a
                                            pledge of, one or more mortgage
                                            loans of the type described above.
                                            We will not include a
                                            mortgage-backed security among the
                                            trust assets with respect to any
                                            series of offered certificates
                                            unless--

                                            o the security has been registered
                                              under the Securities Act of 1933,
                                              as amended; or

                                            o we would be free to publicly
                                              resell the security without
                                              registration.

                                            See "Description of the Trust
                                            Assets--Mortgage-Backed
                                            Securities."

                                            We will describe the specific
                                            characteristics of the mortgage
                                            assets underlying a series of
                                            offered certificates in the related
                                            prospectus supplement.

                                            In general, the total outstanding
                                            principal balance of the mortgage
                                            assets transferred by us to any
                                            particular trust will equal or
                                            exceed the initial total outstanding
                                            principal balance of the related
                                            series of certificates. In the event
                                            that the total outstanding principal
                                            balance of the related mortgage
                                            assets initially delivered by us to
                                            the related trustee is less than the
                                            initial total outstanding principal
                                            balance of any series of
                                            certificates, we may deposit or
                                            arrange for the deposit of cash or
                                            liquid investments on an interim
                                            basis with the related trustee to
                                            cover the shortfall. For 90 days
                                            following the date of initial
                                            issuance of that series of
                                            certificates, we will be entitled to
                                            obtain a release of the deposited
                                            cash or investments if we deliver or
                                            arrange for delivery of a
                                            corresponding amount of mortgage
                                            assets. If we fail, however, to
                                            deliver mortgage assets sufficient
                                            to make up the entire shortfall, any
                                            of the cash or, following
                                            liquidation, investments remaining
                                            on deposit with the related trustee
                                            will be used by the related trustee
                                            to pay down the total principal
                                            balance of the related series of
                                            certificates, as described in the
                                            related prospectus supplement.
SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or
                                            another specified person or entity
                                            may be permitted, at our or its
                                            option, but subject to the
                                            conditions specified in that
                                            prospectus supplement, to acquire
                                            from the related trust particular
                                            mortgage assets underlying a series
                                            of certificates in exchange for-

                                            o cash that would be applied to pay
                                              down the principal balances of
                                              certificates of that series; and/
                                              or

                                            o other mortgage loans or
                                              mortgage-backed securities that--

                                               1. conform to the description of
                                                  mortgage assets in this
                                                  prospectus; and

                                               2. satisfy the criteria set forth
                                                  in the related prospectus
                                                  supplement.
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                                       7

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                                             In addition, if so specified in the
                                             related prospectus supplement, the
                                             related trustee may be authorized
                                             or required, to apply collections
                                             on the mortgage assets underlying a
                                             series of offered certificates to
                                             acquire new mortgage loans or
                                             mortgage-backed securities that--

                                             o conform to the description of
                                               mortgage assets in this
                                               prospectus; and

                                             o satisfy the criteria set forth in
                                               the related prospectus
                                               supplement.

                                            No replacement of mortgage assets or
                                            acquisition of new mortgage assets
                                            will be permitted if it would result
                                            in a qualification, downgrade or
                                            withdrawal of the then-current
                                            rating assigned by any rating agency
                                            to any class of affected offered
                                            certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............  An offered certificate may entitle the holder to receive-

                                             o a stated principal amount;

                                             o interest on a principal balance
                                               or notional amount, at a fixed,
                                               variable or adjustable pass-
                                               through rate;

                                             o specified, fixed or variable
                                               portions of the interest,
                                               principal or other amounts
                                               received on the related mortgage
                                               assets;

                                             o payments of principal, with
                                               disproportionate, nominal or no
                                               payments of interest;

                                             o payments of interest, with
                                               disproportionate, nominal or no
                                               payments of principal;

                                             o payments of interest or principal
                                               that commence only as of a
                                               specified date or only after the
                                               occurrence of specified events,
                                               such as the payment in full of
                                               the interest and principal
                                               outstanding on one or more other
                                               classes of certificates of the
                                               same series;

                                             o payments of principal to be made,
                                               from time to time or for
                                               designated periods, at a rate
                                               that is--

                                               1. faster and, in some cases,
                                                  substantially faster, or

                                               2. slower and, in some cases,
                                                  substantially slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                             o payments of principal to be made,
                                               subject to available funds, based
                                               on a specified principal payment
                                               schedule or other methodology; or

                                             o payments of all or part of the
                                               prepayment or repayment premiums,
                                               fees and charges, equity
                                               participations payments or other
                                               similar items received on the
                                               related mortgage assets.

                                             Any class of offered certificates
                                             may be senior or subordinate to one
                                             or more other classes of
                                             certificates of the same series,
                                             including a non-offered class of
                                             certificates of that series, for
                                             purposes of some or all payments
                                             and/or allocations of losses.

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                                       8


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                                             A class of offered certificates may
                                             have two or more component parts,
                                             each having characteristics that
                                             are otherwise described in this
                                             prospectus as being attributable to
                                             separate and distinct classes.

                                             We will describe the specific
                                             characteristics of each class of
                                             offered certificates in the related
                                             prospectus supplement. See
                                             "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............   Some classes of offered
                                             certificates may be protected in
                                             full or in part against defaults
                                             and losses, or select types of
                                             defaults and losses, on the related
                                             mortgage assets through the
                                             subordination of one or more other
                                             classes of certificates of the same
                                             series or by other types of credit
                                             support. The other types of credit
                                             support may include a letter of
                                             credit, a surety bond, an insurance
                                             policy, a guarantee, a credit
                                             derivative or a reserve fund. We
                                             will describe the credit support,
                                             if any, for each class of offered
                                             certificates in the related
                                             prospectus supplement.

                                             The trust assets with respect to
                                             any series of offered certificates
                                             may also include any of the
                                             following agreements--

                                             o guaranteed investment contracts
                                               in accordance with which moneys
                                               held in the funds and accounts
                                               established with respect to those
                                               offered certificates will be
                                               invested at a specified rate;

                                             o interest rate exchange
                                               agreements, interest rate cap or
                                               floor agreements, or other
                                               agreements and arrangements
                                               designed to reduce the effects of
                                               interest rate fluctuations on the
                                               related mortgage assets or on one
                                               or more classes of those offered
                                               certificates; or

                                             o currency exchange agreements or
                                               other agreements and arrangements
                                               designed to reduce the effects of
                                               currency exchange rate
                                               fluctuations with respect to the
                                               related mortgage assets and one
                                               or more classes of those offered
                                               certificates.

                                             We will describe the types of
                                             reinvestment, interest rate and
                                             currency related protection, if
                                             any, for each class of offered
                                             certificates in the related
                                             prospectus supplement.

                                             See "Risk Factors," "Description of
                                             the Trust Assets" and "Description
                                             of Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................   If the trust assets for a series of
                                             offered certificates include
                                             mortgage loans, then, as and to the
                                             extent described in the related
                                             prospectus supplement, the related
                                             master servicer, the related
                                             special servicer, the related
                                             trustee, any related provider of
                                             credit support and/or any other
                                             specified person may be obligated
                                             to make, or may have the option of
                                             making, advances with respect to
                                             those mortgage loans to cover--

                                             o delinquent scheduled payments of
                                               principal and/or interest, other
                                               than balloon payments;

                                             o property protection expenses;

                                             o other servicing expenses; or

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                                       9

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                                             o any other items specified in the
                                               related prospectus supplement.

                                             Any party making advances will be
                                             entitled to reimbursement from
                                             subsequent recoveries on the
                                             related mortgage loan and as
                                             otherwise described in this
                                             prospectus or the related
                                             prospectus supplement. That party
                                             may also be entitled to receive
                                             interest on its advances for a
                                             specified period. See "Description
                                             of the Certificates--Advances."

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage-backed securities, we will
                                             describe in the related prospectus
                                             supplement any comparable advancing
                                             obligations with respect to those
                                             mortgage-backed securities or the
                                             underlying mortgage loans.

OPTIONAL TERMINATION......................   We will describe in the related
                                             prospectus supplement any
                                             circumstances in which a specified
                                             party is permitted or obligated to
                                             purchase or sell any of the
                                             mortgage assets underlying a series
                                             of offered certificates. In
                                             particular, a master servicer,
                                             special servicer or other
                                             designated party may be permitted
                                             or obligated to purchase or sell--

                                             o all the mortgage assets in any
                                               particular trust, thereby
                                               resulting in a termination of the
                                               trust; or

                                             o that portion of the mortgage
                                               assets in any particular trust as
                                               is necessary or sufficient to
                                               retire one or more classes of
                                               offered certificates of the
                                               related series.

                                             See "Description of the
                                             Certificates--Termination."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES.......................   Any class of offered certificates
                                             will constitute or evidence
                                             ownership of-

                                             o regular interests or residual
                                               interests in a real estate
                                               mortgage investment conduit under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code of 1986; or

                                             o interests in a grantor trust
                                               under Subpart E of Part I of
                                               Subchapter J of the Internal
                                               Revenue Code of 1986.

                                              See "Federal Income Tax
                                              Consequences."

CERTAIN ERISA CONSIDERATIONS..............   If you are a fiduciary of an
                                             employee benefit plan or other
                                             retirement plan or arrangement, you
                                             should review with your legal
                                             advisor whether the purchase or
                                             holding of offered certificates
                                             could give rise to a transaction
                                             that is prohibited or is not
                                             otherwise permissible under
                                             applicable law. See "ERISA
                                             Considerations."

LEGAL INVESTMENT..........................   If your investment authority is
                                             subject to legal restrictions, you
                                             should consult your legal advisor
                                             to determine whether and to what
                                             extent the offered certificates
                                             constitute a legal investment for
                                             you. We will specify in the related
                                             prospectus supplement which classes
                                             of the offered certificates will
                                             constitute mortgage related
                                             securities for purposes of the
                                             Secondary Mortgage Market
                                             Enhancement Act of 1984, as
                                             amended. See "Legal Investment."

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                                       10

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
  ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
  THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.


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LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
  INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
  SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
  ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

     On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
  DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
  AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
  DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
  THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
  MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
  GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
  OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above, "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR
  OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1. was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

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


If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
  CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
  AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
  UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may-

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
  THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
  ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

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

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

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


     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Condominium Apartment Buildings. Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants,

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


particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

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

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include--

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include-

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

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

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

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


     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          o    conform to the description of mortgage assets in this prospectus;
               and

          o satisfy the criteria set forth in the related prospectus supplement.

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



     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
  PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

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


     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

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     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

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

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o a stated principal amount, which will be represented by its principal balance;

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


     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

          o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

          o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series; and

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

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of twelve 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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


ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

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


The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A." (Centrale de Livraison de Valeurs Mobilieres), a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers


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of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the


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DTC settlement date, but will not be available in the relevant Euroclear or
Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

   Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a


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series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balance loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and


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          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.


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     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

   Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate not less than, and not more than 1% greater than the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.


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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.


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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting; and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with


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the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER,
THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--


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     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;


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     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--


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     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;


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     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated


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to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.


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     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.


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     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be


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included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.


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     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--


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     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the


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outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;


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     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party;
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential


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liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.


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     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o FIRST, to the payment of court costs and fees in connection with the foreclosure;

     o    SECOND, to real estate taxes;

     o THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--


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     o    the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,


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Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

   Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--


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     o    given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

   The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates


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may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     o a mortgage in default or as to which default is reasonably foreseeable;


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     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--


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     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--


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     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;


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     o    a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and


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          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:


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     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would


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


result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.


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     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


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     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into


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account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate; increased by

     o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may


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not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates are sold, excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and


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     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and


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     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section


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475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.


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   Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--


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     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.


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     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.


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     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.


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     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;


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     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a current rate of 30.5% (which rate is scheduled to be reduced periodically through 2006) if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;


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will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or


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relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

   For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.


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     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;


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     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.


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


     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,


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then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by


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     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been


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


made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.


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   The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code.


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A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.


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     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose various requirements on--

     o    Plans; and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     o    sales, exchanges or leases of property;


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


     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan; or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.


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


Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     o    consider your general fiduciary obligations under ERISA; and


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


     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a state whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft;

     o    Sidley Austin Brown & Wood; or

     o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

   "Fannie Mae" means the Federal National Mortgage Association.

   "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

   "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the ERISA and Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.


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                               [PHOTO OF PROPERTY]

6. BILTMORE SQUARE MALL            ASHEVILLE, NC




                               [PHOTO OF PROPERTY]

5. ASHLAND TOWN CENTER             ASHLAND, KY




                               [PHOTO OF PROPERTY]

2G. HAMPTON FOREST APARTMENTS      GREENVILLE, SC




                               [PHOTO OF PROPERTY]

8. HORIZON POINTE SHOPPING         HENDERSON, NV
   CENTER

                               [PHOTO OF PROPERTY]

22. HARBOR CLUB DOWNS              PALM HARBOR, FL




                               [PHOTO OF PROPERTY]

4. ROCKLAND CENTER                 NANUET, NY




                               [PHOTO OF PROPERTY]

71. RIVIERA ESTATES MOBILE         CLEARWATER, FL
    HOME PARK




                               [PHOTO OF PROPERTY]

10. KEY LANDING APARTMENTS         BALTIMORE, MD

-------------------------------------------------------------------------------

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB2001-CK6.XLS". The spreadsheet file "CSFB2001-CK6.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
-------------------------------------------------------------------------------


---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.